Exhibit 10.1

HEARING DATE AND TIME: June 12, 2019 at 11 a.m. (Eastern Time)

OBJECTION DEADLINE: June 5, 2019 at 4:00 p.m. (Eastern Time)

BINDER & SCHWARTZ LLP

Eric B. Fisher

Neil S. Binder

Lindsay A. Bush

Lauren K. Handelsman

366 Madison Avenue, 6th Floor

New York, New York 10017

Telephone: (212) 510-7008

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:
Chapter 11
MOTORS LIQUIDATION COMPANY, f/k/a
GENERAL MOTORS CORPORATION, et al.,	Case No. 09-50026 (MG)
(Jointly Administered)

Debtors.
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MOTORS LIQUIDATION COMPANY AVOIDANCE
ACTION TRUST, by and through the Wilmington Trust
Company, solely in its capacity as Trust Administrator and
Trustee,
Adversary Proceeding
Plaintiff,
Case No. 09-00504 (MG)

against

JPMORGAN CHASE BANK, N.A., et al.,

Defendants.
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MOTION OF MOTORS LIQUIDATION COMPANY AVOIDANCE

ACTION TRUST FOR ENTRY OF AN ORDER PURSUANT TO

SECTION 105 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019

APPROVING THE SETTLEMENT BETWEEN THE PARTIES

TABLE OF AUTHORITIES

Page(s)
Cases

HSBC Bank USA, Nat’l Ass’n v. Fane (In re MF Global Inc.), 466 B.R. 244 (Bankr. S.D.N.Y. 2012)	20

In re Adelphia Commc’ns Corp., 327 B.R. 143 (Bankr. S.D.N.Y. 2005)	20

In re Ambac Fin. Grp., Inc., 457 B.R. 299 (Bankr. S.D.N.Y. 2011)	20, 24

In re Motors Liquidation Co., 555 B.R. 355 (Bankr. S.D.N.Y. 2016)	19

In re Residential Cap., LLC, 497 B.R. 720 (Bankr. S.D.N.Y. 2013)	19

Motorola, Inc. v. Official Comm. of Unsecured Creditors and JPMorgan Chase Bank, N.A. (In re Iridium Operating LLC), 478 F.3d 452 (2d Cir. 2007)	4, 20

Nuevo Pueblo, LLC v. Napolitano (In re Nuevo Pueblo, LLC), 608 F. App’x 40 (2d Cir. 2015)	20

Official Comm. of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. (In re Motors Liquidation Co.), 777 F.3d 100 (2d Cir. 2015)	5, 6, 8

U.S.H. Corp. of New York v. U.S. Home Corp. (In re U.S.H. Corp. of New York), 223 B.R. 654 (Bankr. S.D.N.Y. 1998)	24

Statutes

11 U.S.C. § 105	1

11 U.S.C. § 502	2

28 U.S.C. § 1334	1

28 U.S.C. § 1409	1

28 U.S.C. § 157	1

Rules

Fed. R. Bank. P. 2002	24

Fed. R. Bank. P. 9019	1, 19, 24

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Pursuant to section 105(a) of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Wilmington Trust Company, solely in its capacity as trust administrator and trustee (“Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “AAT”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan (as confirmed, the “Plan”), Bankr. Dkt. No. 9836,1 requests entry of an order, substantially in the form attached hereto as Exhibit A (the “Approval Order”): (i) approving the global settlement agreement attached hereto as Exhibit B (the “Settlement Agreement”)2 that resolves all claims and cross-claims asserted in the above-captioned adversary proceeding (the “Term Loan Avoidance Action”); (ii) authorizing the AAT to take all actions necessary or appropriate to effectuate the Settlement Agreement; and (iii) granting such other and further relief as the Court deems proper.

JURISDICTION AND VENUE

1. The Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334; paragraph II of the order of the Court confirming the Plan, Bankr. Dkt. No. 9941 (the “Confirmation Order”); Article XI of the Plan; and Paragraph K and Sections 8.1(e) and 13.3 of the Fourth Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement attached hereto as Exhibit C (the “AAT Agreement”).

[1]

All references to the Bankruptcy Docket are to In re Motors Liquidation Company f/k/a General Motors Corporation, Case No. 09-50026. All references to the Adversary Docket are to Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A., Adv. Pro. No. 09-00504.

[2]

The signature pages for the non-JPMorgan Initial Required Term Lender Parties (as defined in the Settlement Agreement) have been omitted from Exhibit B. A list of the non-JPMorgan Initial Required Term Lender Parties, all of whom have signed the Settlement Agreement, can be found on pages 1 through 83 of Schedule 1 to the Settlement Agreement.

2. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. § 1409. The statutory predicates for the relief requested are section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019.

PRELIMINARY STATEMENT

3. The Settlement Agreement resolves all pending claims and cross-claims among all parties to the Term Loan Avoidance Action. After years of hard-fought litigation, the Trust Administrator, with the approval of the AAT’s monitor (the “Trust Monitor”), has concluded that this settlement is in the best interest of the AAT’s beneficiaries when evaluated in light of the risks, costs, and delay associated with continued prosecution of the Term Loan Avoidance Action.

4. The AAT was created with the sole objective of prosecuting the Term Loan Avoidance Action to realize value for the AAT’s beneficiaries, which include the United States Department of the Treasury and Export Development Canada (the “DIP Lenders”) and the unsecured creditors of Old GM (defined below). The proposed settlement presents an opportunity for the AAT to realize its objective by resolving the Term Loan Avoidance Action on terms that will provide significant value for its beneficiaries and avoid the risks of further litigation.

5. Under the proposed settlement, the AAT will receive $231 million (the “AAT Settlement Payment”) which will allow for a substantial distribution to its beneficiaries after repayment of its lenders and other expenses. In consideration for this payment, the AAT will dismiss with prejudice all claims asserted by the AAT against the hundreds of defendants in the Term Loan Avoidance Action (each a “Term Lender” and collectively the “Term Lenders”) and release any potential claims against the Term Lenders and Simpson Thacher & Bartlett LLP (“STB”). Further, consistent with Section 502(h) of the Bankruptcy Code, the AAT Agreement,

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and the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement attached hereto as Exhibit D (the “GUC Trust Agreement”), the Term Lenders will have allowed claims as unsecured creditor beneficiaries of both the Motors Liquidation Company General Unsecured Creditors Trust (the “GUC Trust”) and the AAT, in an aggregate amount for each trust equal to the AAT Settlement Payment.

6. The proposed settlement also resolves all related disputes between and among (a) JPMorgan Chase Bank, N.A. (“JPMorgan”), in its individual capacity and as administrative agent for the Term Loan (as defined below); (b) the Term Lenders other than JPMorgan (the “Non-JPMorgan Term Lenders”); (c) STB, which served as JPMorgan’s counsel in connection with an unrelated financing transaction with Old GM (the “Synthetic Lease”); and (d) the GUC Trust. Among the claims that will be resolved are all pending and potential cross-claims of the Non-JPMorgan Term Lenders against JPMorgan. The proposed settlement also resolves disputes between the GUC Trust and JPMorgan regarding payment of JPMorgan’s defense costs for the Term Loan Avoidance Action. All parties—the AAT, most of the Non-JPMorgan Term Lenders, JPMorgan, STB, and the GUC Trust—will provide full and final releases for all matters relating to the Term Loan Avoidance Action, the actions commenced by the AAT against certain Term Lenders in Delaware Court of Chancery (the “Delaware Actions”), the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1 (defined below), and all related transactions.

7. The proposed settlement would allow the parties to avoid what could be years of further litigation in this Court and appellate courts, as well as the associated risks and costs of continued litigation. Although the AAT has diligently and zealously litigated the Term Loan Avoidance Action to date, including through a number of appeals and a representative assets trial, significant litigation remains to be completed.

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8. The AAT and the Term Lenders continue to dispute the classification and value of approximately 100,000 assets. Absent approval of this settlement, a second trial will be held by the Court in the near future that will address remaining disputes regarding valuation methodology, classification of certain assets as fixtures or non-fixtures, and multiple other issues regarding the Term Lenders’ collateral. An additional trial would require tremendous effort by the parties and their respective expert teams, including drafting affirmative and rebuttal expert reports, conducting expert depositions, submitting pre-trial and possibly further summary judgment briefing to the Court, and conducting the trial.

9. Absent a post-trial settlement, the additional trial in this action still would not fully and finally resolve the Term Loan Avoidance Action, leaving the asset classification of tens of thousands of assets still in dispute and requiring even further proceedings. Further, absent a post-trial settlement, the parties anticipate appeals that would require ultimate resolution by the Second Circuit.

10. Although there are pathways by which the AAT could recover more than the $231 million AAT Settlement Payment by litigating the Term Loan Avoidance Action to conclusion, there are also potential outcomes that would yield a lesser recovery. JPMorgan and the Term Lenders continue to maintain that the Term Loan was over-secured and that the AAT therefore is not entitled to any recovery. Were the Term Lenders to prevail on this position, the AAT would be unable to repay its funders and its beneficiaries would receive no recovery at all.

11. In light of these considerations, and the significant and certain value to be realized by the AAT’s beneficiaries under the proposed settlement, the Trust Administrator, with the approval of the Trust Monitor, has concluded that the proposed settlement is in the best interest of the AAT’s beneficiaries and has decided to enter into the Settlement Agreement.

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12. For all the reasons discussed herein, the proposed settlement is fair and equitable, satisfies the factors set forth in Motorola, Inc. v. Official Comm. of Unsecured Creditors and JPMorgan Chase Bank, N.A. (In re Iridium Operating LLC), 478 F.3d 452, 462 (2d Cir. 2007), and does not fall below the lowest point in the range of reasonableness. Accordingly, the AAT respectfully requests that the Court approve the Settlement Agreement.

BACKGROUND

I.	OLD GM FILES FOR BANKRUPTCY, THE TERM LOAN IS PAID OFF, AND THE COMMITTEE COMMENCES THE TERM LOAN AVOIDANCE ACTION

13. In 2006, General Motors Corporation (“Old GM”) obtained a syndicated secured term loan (the “Term Loan”) of approximately $1.5 billion from the Term Lenders, pursuant to a term loan agreement (the “Term Loan Agreement”). Official Comm. of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. (In re Motors Liquidation Co.), 777 F.3d 100, 101 (2d Cir. 2015) (“Second Circuit 2015 Decision”).

14. In connection with the Term Loan, the Term Lenders were granted a security interest in a large number of Old GM’s assets located at forty-two Old GM facilities (the “Collateral”). Id. Among other filings to perfect the Term Lenders’ security interest in the Collateral, JPMorgan caused the filing of a UCC-1 financing statement with the Delaware Secretary of State that covered machinery and equipment constituting Collateral at the forty-two Old GM facilities (the “Delaware UCC-1”). Id.

15. On June 1, 2009 (the “Petition Date”), Old GM and certain of its subsidiaries filed voluntary bankruptcy petitions and sought the Court’s approval to sell substantially all of the operating assets of Old GM and certain of its affiliates to a Government-sponsored entity (“New GM”) in an expedited sale under Section 363 of the Bankruptcy Code (the “363 Sale”). In connection with its bankruptcy filing, the Court issued an order (the “DIP Order”)

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authorizing Old GM to obtain $33 billion in post-petition financing (the “DIP Financing”). Bankr. Dkt. No. 2529. A portion of the DIP Financing was used by Old GM to repay the Term Lenders in full, ahead of other creditors of Old GM, on the assumption that their claims arising under the Term Loan Agreement were fully secured. Bankr. Dkt. No. 2529 ¶ 19(a).

16. However, shortly before entry of the DIP Order, the Official Committee of Unsecured Creditors of Motors Liquidation Company f/k/a General Motors Corporation (the “Committee”) learned that the Term Lenders’ security interests, in fact, may not all have been perfected as of the Petition Date due to the filing of a termination statement relating to the Delaware UCC-1 (the “2008 Termination Statement”) months before the Petition Date. Second Circuit 2015 Decision, 777 F.3d at 102. Accordingly, the DIP Order, while conditionally approving repayment of the Term Loan, preserved the right of the Committee to investigate and bring actions based upon the purported perfection of the security interests related to the Term Loan. Bankr. Dkt. No. 2529 ¶ 19(d). Subject to the carveout in the DIP Order, the Term Lenders were repaid in full on June 30, 2009 (the “Term Loan Repayment”).

17. Following its investigation, the Committee commenced the Term Loan Avoidance Action on July 31, 2009 to recover amounts alleged to have been improperly paid by Old GM to the Term Lenders (the “Transfers”), based on the erroneous assumption that the Term Lenders’ security interests were fully perfected and the Term Loan fully secured. Adv. Pro. Dkt. No. 1.

II.	THE PLAN IS CONFIRMED AND THE TERM LOAN AVOIDANCE ACTION IS TRANSFERRED TO THE AAT

18. JPMorgan and the Committee agreed to litigate the issue of whether the 2008 Termination Statement terminated the Term Lenders’ security interest in the Collateral covered solely by the Delaware UCC-1 (“Phase I”) before litigating other issues in the case; the Court approved proceeding in that manner. See, e.g., Adv. Pro. Dkt. Nos. 10, 17, & 82.

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19. By August 2010, approximately one year after commencement of the Term Loan Avoidance Action, the Committee and JPMorgan had fully briefed Phase I cross-motions for summary judgment. See Adv. Pro. Dkt. No. 23.

20. On March 29, 2011, the Court entered the Confirmation Order confirming the Plan for Old GM’s liquidation. Bankr. Dkt. No. 9941. Pursuant to Section 6.5 of the Plan, the AAT was established to liquidate and distribute its non-administrative assets, which consist entirely of the proceeds, if any, of the Term Loan Avoidance Action. See also AAT Agreement § 2.2 (providing “[t]he sole purpose of the Trust is to liquidate and distribute its assets”). The AAT Agreement provides that the AAT was created “for the benefit of the Trust Beneficiaries and, to the extent received by the Trust, to distribute the Distributable Trust Assets to the Trust Beneficiaries in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement.” Id. ¶ E (Background). The AAT’s beneficiaries are the DIP Lenders and the holders of Allowed General Unsecured Claims (as defined in the AAT Agreement). Id. §§ 1.1(bbbbb) & (jj). On December 15, 2011, prosecution of the Term Loan Avoidance Action was transferred to the AAT. Plan § 6.5.

III.	THE AAT AND JPMORGAN LITIGATE PHASE I OF THE TERM LOAN AVOIDANCE ACTION CONCERNING THE EFFECTIVENESS OF THE 2008 TERMINATION STATEMENT

21. On March 1, 2013, the Court denied the Committee’s motion for partial summary judgment and granted summary judgment in favor of JPMorgan, ruling that the filing of the 2008 Termination Statement was not effective and the security interests covered by the Delaware UCC-1 remained perfected as of the Petition Date. Adv. Pro. Dkt. No. 71.

22. The AAT appealed the decision to the Second Circuit. Adv. Pro. Dkt. No. 76. On January 21, 2015, after the Delaware Supreme Court answered a Delaware UCC question that had been certified to it by the Second Circuit, the Second Circuit reversed the Court’s grant of summary judgment and remanded the matter to the Court with instructions to enter partial summary judgment in favor of the AAT. Second Circuit 2015 Decision, 777 F.3d at 105-06.

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23. On June 12, 2015, the Court entered partial summary judgment in favor of the AAT as to the termination of the Delaware UCC-1. Adv. Pro. Dkt. No. 96. Thereafter, the AAT filed an amended complaint and proceeded to serve it upon the Term Lenders. See, e.g., Adv. Pro. Dkt. Nos. 91 & 94. Numerous Term Lenders moved to dismiss the amended complaint, and the Court denied those motions, Adv. Pro. Dkt. No. 643.

IV.	THE PARTIES LITIGATE PHASE II OF THE TERM LOAN AVOIDANCE ACTION

24. The parties then litigated the second phase (“Phase II”) of the Term Loan Avoidance Action. The focus of Phase II was (a) determining the extent to which the Term Lenders had a surviving perfected security interest in nearly two hundred thousand assets (“Surviving Collateral”) as a result of the filing of 26 UCC-1 “fixture filings” in counties where disputed assets were located, and (b) deciding the proper method for valuing the Surviving Collateral. See Adv. Pro. Dkt. No. 1015 at 1.

25. In May 2016, the Court determined that it would hold a trial (the “Representative Assets Trial”) to determine if forty “Representative Assets” constituted collateral in which the Term Lenders had a perfected security interest and what principles should be applied in valuing those assets. Adv. Pro. Dkt. No. 547 at 2. The Representative Assets Trial also addressed three additional issues regarding the scope of the Term Lenders’ collateral: (a) whether a Representative Asset that was subject to a capital lease constituted Surviving Collateral; (b) whether the AAT was time-barred from challenging whether the Term Lenders had a perfected security interest in the fixtures at GM’s Lansing Delta Township facility; and (c) whether the Term Lenders had a perfected security interest in the fixtures at GM’s Powertrain Pontiac Engineering facility. See Adv. Pro. Dkt. No. 1015 at 28.

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26. In the summer and fall of 2016, the parties engaged in extensive discovery. Thirty-five fact witnesses were deposed, and more than 200,000 documents were produced. Twenty-nine expert reports were exchanged, and eighteen experts were deposed.

27. The parties visited the three GM facilities where the majority of Representative Assets were located, and the parties visited two of the facilities a second time with the Court.

28. In the leadup to trial, the parties filed voluminous pretrial briefs and eight motions in limine. Adv. Pro. Dkt. Nos. 864, 868-74, 900, & 903.

29. The Representative Assets Trial commenced on April 24, 2017, and testimony concluded on May 5, 2017. The parties then submitted proposed findings of fact and conclusions of law to the Court. Adv. Pro. Dkt. Nos. 993 & 994. Closing arguments were heard by the Court on June 5, 2017. On September 26, 2017, the Court issued its decision on the Representative Assets Trial (the “Phase II Decision”). Adv. Pro. Dkt. No. 1015.

30. The Phase II Decision addressed whether each Representative Asset constituted Surviving Collateral in which the Term Lenders had a perfected lien and set forth the principles that guided the Court’s determinations. The Phase II Decision also determined the methodology to be applied in valuing the Representative Assets and decided the three additional issues presented to the Court concerning the scope of the Term Lenders’ collateral. The Court explained that “[t]he parties agreed that after the issuance of this Opinion, they would attempt to settle as to the remaining disputed assets,” recognizing that a negotiated resolution was desirable in light of the effort that would be required to adjudicate each disputed asset. Id. at 1.

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31. On October 10, 2017, the AAT sought leave for an interlocutory appeal from the portion of the Phase II Decision concerning the valuation methodology to be applied to assets that Old GM sold to New GM. Case No. 17 Civ. 8712 (S.D.N.Y.), Dkt. No. 1. The Term Lenders opposed the AAT’s motion and, alternatively, cross-moved for interlocutory appeal. Id., Dkt. Nos. 10-11. On September 7, 2018, the District Court denied the AAT’s motion for leave to take an interlocutory appeal. Id., Dkt. No. 19.

V.	MEDIATION AND LITIGATION OF PHASE III OF THE TERM LOAN AVOIDANCE ACTION

32. Following the Phase II Decision, the parties engaged in an intensive mediation effort to apply the principles from the Phase II Decision to their remaining disputes. The AAT, JPMorgan (represented by Wachtell, Lipton, Rosen & Katz and Kelley Drye & Warren LLP), and certain other Term Lenders (represented by Munger, Tolles & Olson LLP; Jones Day; Davis Polk & Wardwell LLP; Kasowitz Benson Torres LLP; and Hahn & Hessen LLP) (such law firms representing JPMorgan and these certain Term Lenders, collectively, the “Defendants Steering Committee Counsel”), STB, the GUC Trust, and other interested parties participated in three mediation sessions aimed at a global resolution of the Term Loan Avoidance Action. See, e.g., Adv. Pro. Dkt. No. 1053 at 2-3.

33. In parallel with the global mediation efforts, the AAT and the Defendants Steering Committee Counsel also worked towards reaching consensus on the classification and valuation of discrete categories of assets and participated in five in-person mediation sessions focused on those disputed categories. Adv. Pro. Dkt. Nos. 1055 & 1072. Additionally, the parties participated in numerous discussions and conference calls with the mediators in an effort to narrow and resolve issues. The Trust Monitor and Trust Administrator participated in each global mediation session and were kept apprised of all of the other mediation efforts. See Declaration of Arthur J. Gonzalez, dated May 8, 2019 (the “Gonzalez Declaration”) ¶ 4.

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34. On July 3, 2018, the parties informed the Court that they had been unable to reach a global resolution of the Term Loan Avoidance Action. Adv. Pro. Dkt. No. 1055. The parties also notified the Court that they had reached discrete agreements as to the classification and valuation of certain of the previously disputed assets, without prejudice to their rights to challenge the Phase II Decision on appeal. Adv. Pro. Dkt. Nos. 1072 & 1072-1. As a result of the parties’ discrete agreements reached in mediation, the AAT’s maximum potential recovery before the Court (absent potential outcomes on appeal and excluding prejudgment interest) is approximately $600 million. Adv. Pro. Dkt. No. 1072-1.

35. On September 7, 2018, the parties identified for the Court issues they viewed as appropriate for summary judgment and additional issues that, if resolved at trial, could materially facilitate reaching a global settlement. Adv. Pro. Dkt. No. 1075 at 3-6. On September 14, 2018, the Court established a briefing schedule for certain summary judgment motions, and a discovery and trial schedule for certain issues remaining to be resolved at trial (the “Phase III Trial”). Adv. Pro. Dkt. No. 1080 at 6-8, as amended by Adv. Pro. Dkt. No. 1094. The schedule contemplated that the Phase III Trial would address: (i) the appropriate methodology for valuing assets that were purchased by New GM out of plants left with Old GM; (ii) the appropriate methodology for valuing assets at two GM plants that the AAT contends were to be idled; (iii) whether two GM plants were specialized facilities under Ohio fixture law; (iv) the fixture classification of 11 additional representative assets; (v) the scope of the Term Lenders’ security interest in certain Saturn equipment and assets designated as construction work in progress and the appropriate valuation methodology for those categories of assets; and (vi) whether the Term Lenders had a security interest in assets subject to certain capital leases. Adv. Pro. Dkt. No. 1080 at 4-5, as amended by Adv. Pro. Dkt. No. 1112.

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36. The parties then briefed a number of motions: the Term Lenders’ motion seeking to estop the AAT from arguing for application of certain orderly liquidation values calculated by KPMG to assets left behind with Old GM; cross-motions for partial summary judgment concerning the correct application of Louisiana law in determining what constitutes the Term Lenders’ collateral at a GM facility in Shreveport, Louisiana; and the AAT’s motion for partial summary judgment to dismiss the Term Lenders’ earmarking defense. Adv. Pro. Dkt. Nos. 1081, 1089, 1116, & 1128. The Court has issued decisions denying the Term Lenders’ estoppel motion, granting the AAT’s motion for partial summary judgment regarding the application of Louisiana law and denying the Term Lenders’ motion regarding the same, and granting the AAT’s motion for partial summary judgment for dismissal of the Term Lenders’ earmarking defense. Adv. Pro. Dkt. Nos. 1145, 1166, & 1167.

37. The AAT also moved for summary judgment seeking a determination that the Second Circuit’s ruling that the Delaware UCC-1 had been terminated was effective as to all of the Non-JPMorgan Term Lenders. Adv. Pro. Dkt. No. 1085. The Court heard oral argument on the motion on January 25, 2019 and had not decided the motion before the parties requested a stay of the proceedings on February 1, 2019.

VI.	ANTICIPATED FURTHER LITIGATION AND THE UNCERTAINTY OF THE OUTCOME

38. From the fall of 2018 through February 2019, the parties engaged in additional discovery, serving document and testimonial subpoenas on multiple third parties, conducting fact depositions, reviewing produced documents, and conducting five additional site visits to current and former GM facilities. The parties also collectively disclosed 30 experts who would potentially testify at the Phase III Trial.

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39. While the litigation continued, the parties also participated in further mediation efforts, meeting in-person for all-day sessions on January 21, 2019, and again on January 30, 2019. Those sessions bore fruit in the early hours of January 31, 2019, when the parties reached an agreement in principle on the terms of the proposed settlement now before the Court.

40. On February 1, 2019, the AAT informed the Court that the AAT, JPMorgan, the Defendants Steering Committee Counsel, and the GUC Trust had reached an agreement in principle to fully resolve the Term Loan Avoidance Action. Adv. Pro. Dkt. No. 1168. The Court granted the requested stay of all deadlines to allow the parties to focus on finalizing their settlement. Adv. Pro. Dkt. No. 1169.

41. Absent approval of the proposed settlement, the parties would be required to return to their preparations for the Phase III Trial, including the exchange of initial and rebuttal expert reports, taking and defending expert depositions, and the filing of motions in limine and other pre-trial briefing. The Phase III trial itself is projected to require approximately two weeks and would then likely be followed by the submission of proposed findings of fact and conclusions of law.

42. In addition, absent approval of the proposed settlement, the cross-claims that certain Term Lenders have asserted against JPMorgan would also proceed. Although some cross-claim discovery has been conducted, additional discovery has been subject to a stay, see Adv. Pro. Dkt. No. 855 at 4-5, and the Court had previously extended the deadline for other Term Lenders to assert cross-claims against JPMorgan, see, e.g., Adv. Pro. Dkt. No. 1153. Should the proposed settlement not be approved, litigation of the cross-claims would proceed simultaneously with the Phase III proceedings. See Adv. Pro. Dkt. No. 1163.

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43. The Court’s eventual decision on the issues to be addressed at the Phase III Trial (the “Phase III Decision”) would resolve some, but not all, of the remaining issues. The Court scheduled a 30-day period after entry of the Phase III Decision for the parties to engage in expedited mediation to reach a global resolution of the claims asserted in the Term Loan Avoidance Action, if possible. Adv. Pro. Dkt. No. 1080 at 8. In the event that future mediation were to be unsuccessful, the Court scheduled a 60-day period after entry of the Phase III Decision for the parties to complete additional discovery, with a third trial addressing the assets that remain disputed on a category-by-category, rolling basis, to commence 90 days from the Phase III Decision (the “Final Trial”). Adv. Pro. Dkt. No. 1080 at 8-9.

44. Like the Phase III Trial, preparing for and participating in the Final Trial would be a substantial undertaking for the parties. The parties would likely require additional discovery and expert analysis. With tens of thousands of assets in dispute in the Phase III Trial and likely many thousands of assets still in dispute in advance of the Final Trial, the outcome of this litigation is uncertain, and the costs would be substantial.

45. As discussed above, the maximum recovery for the AAT, pursuant to the Phase II Decision (absent a successful appeal of certain rulings and an award of prejudgment interest), is approximately $600 million. Adv. Pro. Dkt. No. 1072-1. Should the AAT not prevail on its claims regarding every remaining dispute, its recovery will be less than $600 million, in an amount either greater or less than the AAT Settlement Payment. The Term Lenders continue to maintain that the Term Loan is over-secured and that the AAT is not entitled to any recovery.

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VII.	THE SETTLEMENT AGREEMENT[3]

46. The proposed settlement is a global resolution of all claims, asserted or that could be asserted, against all parties with potential exposure arising from the filing of the 2008 Termination Statement. The parties to the Settlement Agreement include the substantial majority of the parties to the Term Loan Avoidance Action—the AAT, most of the Non-JPMorgan Term Lenders, and JPMorgan—as well as the GUC Trust and STB (the “Parties”).

47. At the core of the proposed settlement is the payment of $231 million to the AAT to resolve its claims in the Term Loan Avoidance Action. Settlement Agreement § 1.

48. The proposed settlement also provides for the allowance of Resolved Allowed General Unsecured Claims (as defined in the AAT Agreement) against the AAT in favor of certain Term Lenders and JPMorgan in the aggregate amount of $231 million, and provides that the AAT shall allocate these claims among the Term Lenders who become Parties to the Settlement Agreement in accordance with Schedule 1 of the Settlement Agreement (the “Term Lender Parties”) and treat these claims in accordance with the terms of the AAT Agreement. Id. § 4(d).

49. The GUC Trust is a signatory and necessary party to the Settlement Agreement for two reasons. First, pursuant to the DIP Order, the GUC Trust reimbursed certain costs of JPMorgan associated with defending the Term Loan Avoidance Action, and the GUC Trust and JPMorgan dispute the scope of the GUC Trust’s obligations in that regard. See Settlement Agreement at 3 (Recitals). Specifically, the GUC Trust contends that it has a right to recoup these payments to JPMorgan, and JPMorgan asserts that it is entitled to retain the payments and

[3]	To the extent there is any conflict between this summary and the Settlement Agreement itself, the Settlement Agreement will govern in all respects.

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also to be reimbursed for additional defense costs that have been incurred and continue to accrue. Id. Second, the proposed settlement provides for the allowance of Resolved Allowed General Unsecured Claims (as defined in the GUC Trust Agreement) against the GUC Trust in favor of certain Term Lenders and JPMorgan in the aggregate amount of $231 million, and provides that the GUC Trust shall allocate these claims among the Term Lender Parties in accordance with Schedule 1 to the Settlement Agreement and treat these claims in accordance with the terms of the GUC Trust Agreement. Id. § 4(c).

50. STB is a signatory and necessary party to the Settlement Agreement due to its potential exposure related to its representation of JPMorgan in connection with the Synthetic Lease.

51. The Settlement Agreement provides for the following broad, general releases among the Parties and Non-Parties to the Settlement Agreement: (i) the AAT and the GUC Trust will fully release JPMorgan, the other Term Lenders, all counter-parties to transactions (a “Net Proceeds Transaction”) whereby a Term Lender transferred, in whole or in part, its right to receive the proceeds of the Term Loan Repayment (“Net Proceeds Counter-Parties”), STB, and STB’s professional liability insurers (the “STB Insurers”) from all actions related in any way to the Term Loan Avoidance Action, the Delaware Actions, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services, or legal advice related to any of the foregoing (the “Released Matters”), Settlement Agreement §§ 3(a), (b); (ii) JPMorgan and the other Term Lenders will fully release the AAT, the GUC Trust, the other Term Lenders (including dissolved Term Lenders and, in the case of JPMorgan, other non-party Term Lenders), STB, and the STB Insurers from all Released Matters, id. §§ 3(d), (e); and (iii) STB will fully release the Term Lenders, the AAT, and the GUC Trust from all Released Matters, id. § 3(e).

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52. Further, there will be a mutual release among the DIP Lenders, JPMorgan, and STB. See id. § 1. The private funders of the AAT—Cynthiana LLC and Earlham LLC and LW Holdco VI LLC (collectively, the “Capital Providers”)—will also fully release JPMorgan and STB. Id.

53. The Settlement Agreement provides for the order approving the proposed settlement to incorporate a bar order provision: “Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters.” Id. § 4(f).

54. As of May 10, 2019, the AAT, the GUC Trust, STB, JPMorgan, and all of the clients represented by the Defendants Steering Committee Counsel that are still in existence (except for such clients who received in the aggregate no more than $10,000,000 and as agreed to by JPMorgan and STB) have executed the Settlement Agreement. Id. § 1.

55. The Settlement Agreement provides that five business days prior to the hearing on this motion, all remaining clients represented by the Defendants Steering Committee Counsel (except as agreed to by JPMorgan and STB) and any additional Term Lenders that elect to do so will execute the Settlement Agreement. Id. §§ 1 & 11.

56. Two business days before the hearing on this motion, each party who is funding the $231 million AAT Settlement Payment—according to the separate confidential agreements that allocate responsibility for that payment—shall cause its respective share of the payment to be deposited into a law firm trust account. Id. §§ 1 & 5(a).

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57. After an order by this Court approving the Settlement Agreement becomes a final non-appealable order, the AAT, the GUC Trust, STB, and each law firm that is a member of the Defendants Steering Committee Counsel on behalf of its client(s) is required to confirm within three business days that all final closing conditions for the Settlement Agreement have been met. Id. §§ 1, 9(a) & 9(b).

58. Upon confirmation that the final closing conditions are met, (i) the AAT Settlement Payment will be wired from the law firm trust accounts to the AAT; (ii) the AAT will cause executed stipulations of dismissal with prejudice to be filed in this Court and in Delaware Chancery Court, where the Delaware Actions are pending, and to be served on all relevant parties; (iii) JPMorgan will cause executed stipulations of dismissal of all cross-claims to be filed in this Court and served on all relevant parties; (iv) the AAT will circulate the Capital Provider releases and the DIP Lender release; and (v) STB shall circulate a duly executed release between STB and each STB Insurer extinguishing all actions by the STB Insurers in connection with the Released Matters. Id. §§ 1 & 2.

59. In addition to the terms summarized above, the Settlement Agreement contains other provisions, including but not limited to those concerning conditions to consummating the Settlement Agreement and those concerning termination events, rights, and procedures. The Court is respectfully referred to the Settlement Agreement for the particulars of these terms.

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VIII.	THE ANTICIPATED DISTRIBUTION TO AAT BENEFICIARIES

60. If the Court approves the proposed settlement and the AAT receives the AAT Settlement Payment, the AAT will first repay its funders, including the DIP Lenders, and the Capital Providers. AAT Agreement §§ 5.1(d)(i)-(iii). The AAT also will fund the Segregated Account (as defined in the AAT Agreement), which amounts will be distributed to the holders of Allowed General Unsecured Claims at the same time as the initial distribution of settlement proceeds. Id. § 5.1(d)(iv).

61. Thereafter, the AAT plans to seek approval from the Court to distribute the proceeds of the settlement to its beneficiaries, as required by the AAT Agreement. AAT Agreement ¶ K. All remaining funds held by the AAT, less costs and expenses for the AAT’s operations, id. § 5.5(b), will be distributed to the AAT’s beneficiaries, id. § 5.1(d)(v). The DIP Lenders are entitled to receive thirty percent (30%) and holders of the Allowed General Unsecured Claims are entitled to receive the amount in the Segregated Account plus seventy percent (70%) of the funds distributed to the AAT’s beneficiaries. Id. § 1.1(e).

BASIS FOR REQUESTED RELIEF

I.	THE SETTLEMENT AGREEMENT SHOULD BE APPROVED BY THIS COURT PURSUANT TO BANKRUPTCY RULE 9019

62. The Settlement Agreement should be approved under Bankruptcy Rule 9019, which provides that the Court “may approve a compromise or settlement.” The decision to approve a particular settlement under Rule 9019 lies within the sound discretion of the Court. In re Residential Capital, LLC, 497 B.R. 720, 750 (Bankr. S.D.N.Y. 2013). And this discretion should be exercised “in light of the general public policy favoring settlements.” In re Residential Capital, LLC, 497 B.R. at 749 (quotations omitted).

63. The bankruptcy court “must determine that a settlement under Bankruptcy Rule 9019 is fair, equitable, and in the best interests of the estate before it may approve a settlement.” In re Motors Liquidation Co., 555 B.R. 355, 365 (Bankr. S.D.N.Y. 2016). The settlement proposed need not constitute the best possible outcome for the settling party, and the bankruptcy

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court need not conduct an independent investigation into the reasonableness of the settlement. See In re Adelphia Commc’ns Corp., 327 B.R. 143, 159 (Bankr. S.D.N.Y. 2005); see also HSBC Bank USA, Nat’l Ass’n v. Fane (In re MF Global Inc.), 466 B.R. 244, 247 (Bankr. S.D.N.Y. 2012) (stating “the court is not required to go so far as to conduct a trial on the terms to approve a settlement”). Instead, the bankruptcy court must “canvass the issues and see whether the settlement falls below the lowest point in the range of reasonableness.” Nuevo Pueblo, LLC v. Napolitano (In re Nuevo Pueblo, LLC), 608 F. App’x 40, 42 (2d Cir. 2015) (quotations omitted).

64. The Second Circuit has set forth the following seven interrelated factors (the “Iridium Factors”) to evaluate whether a proposed settlement is fair and equitable:

(1) the balance between the litigation’s possibility of success and the settlement’s future benefits; (2) the likelihood of complex and protracted litigation, with its attendant expense, inconvenience, and delay; (3) the paramount interests of creditors; (4) whether other parties in interest support the settlement; (5) the competency and experience of counsel supporting, and the experience and knowledge of the bankruptcy court judge reviewing the settlement; (6) the nature and breadth of releases to be obtained by officers and directors; and (7) the extent to which the settlement is the product of arm’s length bargaining.

In re Ambac Fin. Grp., Inc., 457 B.R. 299, 303 (Bankr. S.D.N.Y. 2011) (citing In re Iridium Operating LLC, 478 F.3d at 462).

65. Approval of the Settlement Agreement is justified under the Iridium Factors.

II.	THE IRIDIUM FACTORS WEIGH IN FAVOR OF APPROVING THE SETTLEMENT

A. The First Two Iridium Factors Favor Approval of the Settlement

66. The first two Iridium Factors—(1) the balance between the litigation’s likelihood of success and the settlement’s benefits and (2) the likelihood of complex and protracted litigation—are easily met.

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67. The complex and protracted nature of continued litigation overwhelmingly favors the proposed global resolution of the action. As set forth in Section VI, supra, in the absence of a settlement at this stage in the litigation, there will be significant additional litigation and the resulting expenses and burdens of such additional litigation. Further litigation will continue for a significant period of time, will deplete any ultimate recovery by the AAT, and will expose the AAT’s beneficiaries to the added delay and uncertainty of litigation.

68. There is at least one trial, and potentially two, left to be heard by the Court concerning the AAT’s claims against the Term Lenders, followed by likely appeals. Absent approval of the proposed settlement, the Court will need to decide the AAT’s motion for summary judgment as to the defense of certain Term Lenders regarding the effectiveness of the 2008 Termination Statement, and the case will proceed to trial on the Phase III issues. Extensive expert discovery, including up to 30 expert depositions, will proceed in advance of the Phase III Trial. The issues to be tried in Phase III involve complex and novel questions about valuation methodology, premise of value, and interpretation and application of multiple states’ laws regarding what constitutes a “fixture” for purposes of identifying the defendants’ Surviving Collateral.

69. And even with the tremendous effort required to litigate Phase III, it is unlikely that the Phase III Decision will resolve the entire case. The Phase III Trial will specifically address 11 more representative assets, but tens of thousands of assets could still remain in dispute after the Phase III Trial. Absent a negotiated resolution after the Court’s Phase III Decision, the additional Final Trial would be required. Although the Court has yet to decide the process by which it would determine the classification and valuation of each of the remaining disputed assets, the Final Trial would unavoidably require additional asset-by-asset discovery and expert testimony, as well as substantial resources expended by the parties and the Court.

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70. Moreover, even if the case were to be litigated to a decision following the Final Trial, the parties would likely pursue appeals. Any appeal would not only delay recovery to the AAT’s beneficiaries but also raise the possibility of continued proceedings before this Court, deferring final resolution of the case even further into the future.

71. In addition to delaying the resolution of this action and any recovery by the AAT, continued litigation would also decrease the potential recovery to the AAT’s beneficiaries, who recover only after the litigation funders are paid. See Section VIII, supra. Continued litigation will require the AAT to draw down further on its available litigation funding. Thus, even if the AAT ultimately succeeded through litigation in obtaining a recovery in an amount greater than the proposed AAT Settlement Payment, the costs associated with continuing to litigate could diminish the amount available for the AAT’s beneficiaries.

72. In comparison to the uncertain and costly litigation path, the Settlement Agreement provides the AAT’s beneficiaries with prompt, certain, and significant recoveries. Under the Settlement Agreement, the AAT receives a lump sum payment of $231 million to repay its funders in full and distribute substantial proceeds to its beneficiaries. The certainty of an immediate, significant recovery for the beneficiaries of the AAT justifies a settlement amount that is less than the maximum total recovery potentially achievable, but also more than the recovery that the AAT would receive in a number of possible litigation outcomes.

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B. The Paramount Interest of the Creditors and Other Interested Parties Favors Approval of the Settlement Agreement

73. The third and fourth Iridium Factors—the paramount interests of creditors and whether other interested parties support the settlement—also favor approving the settlement.

74. The Settlement Agreement provides a significant recovery for the unsecured creditors and the DIP Lenders that are the beneficiaries of the AAT and eliminates the costs and delay of further litigation.

75. As mandated by Section 11.3(I)(a)(i) of the AAT Agreement, the Trust Monitor has considered the proposed settlement and concluded that it is in the best interest of the AAT’s beneficiaries. Gonzalez Decl. ¶ 5.

76. Moreover, key interested parties support the proposed settlement. The GUC Trust participated in the negotiation of the Settlement Agreement and is a party to it. The DIP Lenders and the Capital Providers have executed releases of their claims against the Settlement Agreement’s signatories in connection therewith. Finally, other interested parties will have the opportunity to be heard in connection with this motion. At the time of this motion, the AAT is not aware of anyone who is opposed to the settlement.

C. The Settlement Agreement Satisfies the Remaining Iridium Factors

77. With respect to the sixth Iridium Factor, the nature and breadth of releases, the Settlement Agreement provides for releases that are reasonable in light of the scope of the Term Loan Avoidance Action. The releases cover the rights, claims, and causes of action relating to the Term Loan Avoidance Action, the Delaware Actions, the Synthetic Lease, the Term Loan Agreement, and the Delaware UCC-1. These releases are necessary to achieve complete and final resolution of all of the claims asserted in this case. See In re Ambac Fin. Grp., Inc., 457 B.R. at 307 (releases acceptable because they were an integral and necessary aspect of settlement).

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78. Further, the notices required by the Settlement Agreement, outlined below, are reasonably calculated to ensure that all claimholders of the AAT and the GUC Trust, along with any other parties of interest, will be aware of this motion in advance of the hearing and prior to the bar order taking effect. See generally U.S.H. Corp. of New York v. U.S. Home Corp. (In re U.S.H. Corp. of New York), 223 B.R. 654, 658 (Bankr. S.D.N.Y. 1998). This notice provision is adequate and reasonable for this motion and the relief requested herein, including the bar order, and complies with Bankruptcy Rule 2002.

79. With respect to the fifth and seventh Iridium Factors, the global settlement is the product of arm’s-length, good faith negotiations over the course of more than a year. Counsel for the AAT has been aggressively prosecuting the Term Loan Avoidance Action since 2009 and is closely familiar with the issues that remain to be litigated, the pathways to recovery available to the AAT, and the likelihood of success on each of the issues that remain in dispute.

80. In conclusion, the proposed settlement should be approved because it is fair and equitable to the AATs’ beneficiaries, falls well within the range of reasonableness, and allows the AAT to realize significant value for its beneficiaries.

NOTICE

81. As set forth in the Settlement Agreement, notice of this motion will be given within five days of its filing to (a) the potential beneficiaries of the AAT, including the holders of Allowed General Unsecured Claims (as defined in the AAT Agreement); (b) the DIP Lenders; (c) the Capital Providers; (d) the Office of the United States Trustee for the Southern District of New York; (e) counsel to the Signatory Plaintiffs, as such term is defined in the settlement agreement by and among the Signatory Plaintiffs and the GUC Trust, dated as of February 1,

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2019; (f) JPMorgan; (g) the Defendants Steering Committee Counsel; (h) all other Term Lender counsel of record; (i) any other Term Lender recipient of the Term Loan Repayment at the electronic or physical address provided to JPMorgan, as agent, by the Term Lender as of June 30, 2009 (or such other address, if any, as provided by such Term Lender to JPMorgan thereafter in connection with the Term Loan Avoidance Action); (j) any Net Proceeds Counter-Party to a Net Proceeds Transaction with JPMorgan; and (k) any Net Proceeds Counter-Party to a Net Proceeds Transaction with a Non-JPMorgan Term Lender, provided that such Net Proceeds Counter-Party is known to the employee or representative of such Non-JPMorgan Term Lender who is responsible for supervising the defense of the Term Loan Avoidance Action. Settlement Agreement § 4(g). Further, this motion shall be filed on the bankruptcy docket in the chapter 11 cases and will be published in The New York Times and Investor’s Business Daily. Id. § 4(h).

CONCLUSION

WHEREFORE, the AAT respectfully requests that the Court enter an order substantially in the form of the Approval Order attached as Exhibit A: (i) approving the Settlement Agreement; (ii) authorizing the AAT to take all actions necessary or appropriate to effectuate the Settlement Agreement; and (iii) granting such other and further relief as may be necessary.

Dated:	New York, New York	Respectfully submitted,
May 13, 2019

BINDER & SCHWARTZ LLP

/s/ Eric B. Fisher
Eric B. Fisher
Neil S. Binder
Lindsay A. Bush
Lauren K. Handelsman
366 Madison Avenue, 6th Floor
New York, New York 10017
Tel: (212) 510-7008

Attorneys for the Motors Liquidation
Company Avoidance Action Trust

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Exhibit A

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------------------------------------------------------------------------x
In re:
Chapter 11
MOTORS LIQUIDATION COMPANY, f/k/a
GENERAL MOTORS CORPORATION, et al.,	Case No. 09-50026 (MG)
(Jointly Administered)
Debtors.
------------------------------------------------------------------------------------------------------------------------x
MOTORS LIQUIDATION COMPANY AVOIDANCE
ACTION TRUST, by and through the Wilmington Trust
Company, solely in its capacity as Trust Administrator and
Trustee,	Adversary Proceeding
Plaintiff,	Case No. 09-00504 (MG)
against
JPMORGAN CHASE BANK, N.A., et al.,
Defendants.
-----------------------------------------------------------------------------------------------------------------------x

ORDER PURSUANT TO SECTIONS 105 AND 1142 OF THE BANKRUPTCY

CODE AND BANKRUPTCY RULE 9019 APPROVING

THE SETTLEMENT AGREEMENT AND RELATED RELIEF

Upon the motion (the “Motion”) of Motors Liquidation Company Avoidance Action Trust (the “AAT”) pursuant to Bankruptcy Code sections 105(a) and 1142 and Bankruptcy Rule 9019 dated May 13, 2019 for approval of the settlement agreement (the “Settlement Agreement”) dated as of April 10, 2019, entered into among the AAT, the Motors Liquidation Company GUC Trust (the “GUC Trust”), each of the defendants in the Term Loan Avoidance Action that are listed on Schedule 1 to the Settlement Agreement (including any dissolved defendant on behalf of which its former manager or other related Person executed the Settlement Agreement), including, without limitation, JPMorgan Chase Bank, N.A., in its individual capacity and as administrative agent (in both such capacities, “JPMorgan”) under a Term Loan Agreement dated as of November 29, 2006 and amended from time to time (the “Term Loan Agreement”), and Simpson Thacher & Bartlett LLP (each a “Party,” and collectively, the “Parties”)1; and the joinder to the Motion by the GUC Trust dated                  ; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and upon consideration of the Declaration of Arthur J. Gonzalez dated May 8, 2019; and due and proper notice of the Settlement Agreement having been given, and no other or further notice being necessary; and the Court having reviewed the Settlement Agreement; and after due deliberation and for good cause shown,

THE COURT FINDS2:

A. The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.

B. The Settlement Agreement and the actions contemplated thereby, including the releases and bar order given therein, meet the standards established by the Second Circuit for the approval of a compromise and settlement in bankruptcy, and are reasonable, fair and equitable and supported by adequate consideration.

C. The Settlement Agreement and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the AAT.

[1]	The Settlement Agreement is annexed as Exhibit B to the Motion. Capitalized terms used in this Order without definition have the meanings ascribed thereto in the Settlement Agreement.
[2]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion is GRANTED and the Settlement Agreement is APPROVED.

2. Any and all objections to the Motion or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits.

3. The AAT and the GUC Trust are authorized to take all necessary steps pursuant to the terms and conditions of the Settlement Agreement to effectuate the Settlement Agreement and the other Settlement Documents, including without limitation, execution, delivery and performance of the Settlement Agreement and the other Settlement Documents, allowance of the Allowed TL Claims, and effectuation of the releases, bar order and the covenants not to sue incorporated in the Settlement Agreement, the other Settlement Documents and/or this Order.

4. As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to (a) the potential beneficiaries of the AAT, including the holders of Allowed General Unsecured Claims (as defined in the AAT Agreement); (b) the DIP Lenders; (c) the Capital Providers; (d) the Office of the United States Trustee for the Southern District of New York; (e) counsel to the Signatory Plaintiffs, as such term is defined in the settlement agreement by and among the Signatory Plaintiffs and the GUC Trust, dated as of February 1, 2019; (f) JPMorgan; (g) the Defendants Steering Committee Counsel; (h) all other Term Lender counsel of record; (i) any other Term Lender recipient of the Term Loan Repayment at the electronic or physical address provided to JPMorgan, as agent, by the Term Lender as of June 30, 2009 (or such other address, if any, as

3

provided by such Term Lender to JPMorgan thereafter in connection with the Term Loan Avoidance Action); (j) any Net Proceeds Counter-Party to a Net Proceeds Transaction with JPMorgan; (k) any Net Proceeds Counter-Party to a Net Proceeds Transaction with a Non-JPMorgan Term Lender Party, provided that such Net Proceeds Counter-Party is known to the employee or representative of such Non-JPMorgan Term Lender Party who is responsible for supervising the defense of the Term Loan Avoidance Action; (l) additional publication notice of the Motion has been published in The New York Times and Investor’s Business Daily, as set forth in the Settlement Agreement; and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

5. The Fee Examiner shall be given the maximum immunity permitted by law from civil actions for all acts taken or omitted in the performance of her duties. In addition to such immunity, no action may be commenced against the Fee Examiner in connection with Fee Examiner matters except in this Court and only with the prior approval of this Court, which retains exclusive jurisdiction.

6. This Order is a final order within the meaning of 28 U.S.C. § 158(a).

7. Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters.

8. JPMorgan is authorized in its capacity as administrative agent pursuant to Section 8.05 of the Term Loan Agreement to grant the releases by the Term Lenders contemplated by the Settlement Agreement.

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9. For the avoidance of doubt, nothing in this Order shall preclude: (i) claims by the Parties to the Settlement Agreement or Settlement Documents to enforce any obligations created therein; (ii) claims by the Parties to the Settlement Agreement to enforce this Order; or (iii) claims by JPMorgan and the non-JPMorgan Term Lender Parties to pursue, receive or retain distributions on the Allowed TL Claims allocated in Schedule 1 of the Settlement Agreement.

10. The AAT Settlement Payment is (i) being made to the AAT to settle the Term Loan Avoidance Action against the Term Lenders, (ii) a partial repayment of the Term Loan Repayment on behalf of the Term Lenders, and (iii) a recovery by the AAT of the proceeds of the Term Loan Avoidance Action.

11. The claims arising in favor of the Term Lenders as a result of the AAT Settlement Payment are allowed claims against the GUC Trust and the AAT pursuant to Bankruptcy Code section 502(h), and are “Term Loan Avoidance Action Claims” under and as defined in the GUC Trust Agreement and the AAT Agreement, respectively.

12. The failure to specifically include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Settlement Agreement, and all actions required for its implementation, be approved in its entirety.

13. If the Final Closing Conditions are not met, then this Order shall be deemed to be nullified and void ab initio in all respects.

14. This Order shall be immediately effective and enforceable upon entry.

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15. The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

IT IS SO ORDERED.

Dated:	, 2019
New York, New York

MARTIN GLENN
United States Bankruptcy Judge

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Exhibit B

EXECUTION VERSION

SETTLEMENT AGREEMENT

PREAMBLE

This SETTLEMENT AGREEMENT dated as of April 10, 2019 (the “Settlement Agreement”) is entered into by and among the Motors Liquidation Company Avoidance Action Trust (the “AAT”), the Motors Liquidation Company GUC Trust (the “GUC Trust”), each of the defendants in the Term Loan Avoidance Action (including, without limitation, any other Person that is a successor to, designee, assignee or former manager of, or other Person related to a Term Lender defendant that becomes a Party as contemplated by Section 11(c)) that is listed on Schedule 1 hereto (each a “Term Lender Party,” and collectively, the “Term Lender Parties”), including, without limitation, JPMorgan Chase Bank, N.A., in its individual capacity and as administrative agent (in both such capacities, “JPMorgan”) under a Term Loan Agreement dated as of November 29, 2006 and amended from time to time (the “Term Loan Agreement”), and Simpson Thacher & Bartlett LLP (“STB”) (each a “Party,” and collectively, the “Parties”). Reference is made to Section 1 below for the meaning of certain capitalized terms used herein without definition.

RECITALS

WHEREAS, pursuant to the Term Loan Agreement, JPMorgan and a syndicate of lenders (each such lender, together with its successors and assigns, a “Term Lender”) made General Motors Corporation (“Old GM”) an approximately $1.5 billion seven-year term loan (the “Term Loan”) that, pursuant to a collateral agreement dated as of November 29, 2006, was secured by, among other things, equipment and fixtures in certain of Old GM’s and Saturn Corporation’s United States manufacturing facilities (the “Collateral”), which security interest was perfected by the filing of multiple UCC-1 financing statements and fixture filings;

WHEREAS, commencing on June 1, 2009 (the “Petition Date”), Old GM and certain of its successors and affiliates, including Motors Liquidation Company, MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on the Petition Date, the Debtors also filed a motion seeking approval to sell substantially all of their assets to a Government-sponsored entity in an expedited sale under Section 363 of the Bankruptcy Code (the “363 Sale”);

WHEREAS, on June 25, 2009, the Bankruptcy Court entered the Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (A) Approving a DIP Credit Facility and Authorizing the Debtors to Obtain Post-Petition Financing Pursuant Thereto, (B) Granting Related Liens and Super-Priority Status, (C) Authorizing the Use of Cash Collateral and (D) Granting Adequate Protection to Certain Pre-Petition Secured Parties (the “DIP Order”);

WHEREAS, the DIP Order, among other things, approved $18.3 billion of debtor-in-possession financing from the United States Department of Treasury and Export Development Canada (jointly, the “DIP Lenders”), authorized Old GM to repay the Term Loan in full, and expressly preserved the right of the Official Committee of Unsecured Creditors (the “Committee”) to both investigate and bring actions with respect to the perfection of the Term Lenders’ first priority liens;

WHEREAS, on June 30, 2009, Old GM paid $1,481,656,507.70 to JPMorgan, in its capacity as administrative agent under the Term Loan Agreement, which funds JPMorgan thereafter distributed to the Term Lenders of record as of June 30, 2009 in full payment of all amounts then outstanding under the Term Loan Agreement (the “Term Loan Repayment”);

WHEREAS, on July 5, 2009, the Bankruptcy Court approved the 363 Sale and entered a modified final DIP financing order, revised to address the Debtors’ financing needs during the post-363 Sale “wind-down” of the Debtors’ chapter 11 case (“Wind-Down Financing Order”);

WHEREAS, the 363 Sale closed on July 10, 2009;

WHEREAS, on July 31, 2009, the Committee initiated an adversary proceeding, and, pursuant to an order of the Bankruptcy Court, served JPMorgan but not the other Term Lenders, seeking to avoid the Term Loan Repayment based on the alleged termination of a Delaware UCC-1 financing statement (the “Delaware UCC-1”), which avoidance action is styled Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A. et al., Adv. Proc. No. 09-00504 (Bankr. S.D.N.Y.) (the “Term Loan Avoidance Action”), and which termination was contested by JPMorgan as unauthorized and ineffective;

WHEREAS, on March 29, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Chapter 11 Plan (the “Plan”);

WHEREAS, the effective date of the Plan was March 31, 2011, and the Plan provided for, among other things, establishing the AAT;

WHEREAS, on December 15, 2011, prosecution of the Term Loan Avoidance Action was transferred from the Committee to the AAT;

WHEREAS, on January 21, 2015, the United States Court of Appeals for the Second Circuit held that the Delaware UCC-1 had been effectively terminated (at least as to JPMorgan) and, accordingly, did not perfect the Term Lenders’ security interest with respect to any of the Collateral purported to be covered thereby as of the Petition Date;

WHEREAS, on May 20, 2015, the AAT, as successor to the Committee, filed an amended complaint against JPMorgan and other Term Lenders seeking, among other things, to avoid the Term Loan Repayment to the extent the amount of the Term Loan Repayment exceeded the value of the Collateral as to which the security interest remained perfected by other UCC-1 financing statements and fixture filings;

WHEREAS, certain Term Lender Parties (the “Cross-Claimants”) thereafter filed or agreed to toll the statute of limitations for cross-claims against JPMorgan (the “Cross-Claims”) seeking, among other things, to recover from JPMorgan any amount that the AAT ultimately recovers from the Cross-Claimants in the Term Loan Avoidance Action and their respective costs of defending the Term Loan Avoidance Action;

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WHEREAS, on September 26, 2017, after a two-week trial, the Bankruptcy Court issued an opinion with respect to certain of the disputes in the Term Loan Avoidance Action;

WHEREAS, in the ensuing months, the AAT, those of the Term Lender Parties that are represented by Wachtell, Lipton, Rosen & Katz; Kelley Drye & Warren LLP; Munger, Tolles & Olson LLP; Jones Day; Davis Polk & Wardwell LLP; Kasowitz Benson Torres LLP; and Hahn & Hessen LLP (such law firms together, the “Defendants Steering Committee Counsel”), and other Parties and Persons engaged in a series of mediation sessions in an attempt to reach a global resolution of all disputes and potential disputes among them arising out of and/or related to the Term Loan Avoidance Action, including without limitation the Cross-Claims and the Delaware Actions;

WHEREAS, on February 1,2019, AAT Counsel and the Defendants Steering Committee Counsel notified the Bankruptcy Court that the Parties they represent had reached an agreement in principle that will resolve all of the disputes in and related to the Term Loan Avoidance Action, including without limitation the Cross-Claims and the Delaware Actions, subject to definitive settlement documentation and Bankruptcy Court approval;

WHEREAS, on February 1, 2019, the Bankruptcy Court entered an Order Staying All Deadlines in the Term Loan Avoidance Action to “allow the parties to focus on finalizing the settlement agreement until further notice from the Court,” Case No. 09-00504-mg at Dkt. 1169;

WHEREAS, pursuant to the DIP Order and the Wind-Down Financing Order, the GUC Trust reimbursed certain costs incurred by JPMorgan, in its capacity as administrative agent under the Term Loan Agreement, in defending the Term Loan Avoidance Action;

WHEREAS, the GUC Trust used funds provided by the DIP Lenders to reimburse those costs incurred by JPMorgan in defending the Term Loan Avoidance Action;

WHEREAS, the DIP Lenders and the GUC Trust assert that they may have claims against JPMorgan for repayment of those reimbursements, and JPMorgan asserts that it may be entitled to reimbursement from the GUC Trust in respect of additional costs of defense; and

WHEREAS, the Parties desire to provide for the global resolution of all of their disputes and potential disputes by entering into this Settlement Agreement on the terms and conditions set forth below, including the mutual releases with the DIP Lenders described below;

NOW, THEREFORE, in consideration of the above recitals and the promises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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TERMS AND CONDITIONS

1. Defined Terms. In this Settlement Agreement, the following terms shall have the following respective meanings:

“AAT” has the meaning set forth in the Preamble.

“AAT Administrator” means Wilmington Trust Company in its capacity as trust administrator and trustee under the AAT Agreement (together with any successor appointed under the terms of the AAT Agreement).

“AAT Agreement” means the Fourth Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement, dated as of February 25, 2019, as it may be amended from time to time, by and among Wilmington Trust Company, as trust administrator and trustee of the Motors Liquidation Company Avoidance Action Trust, and Arthur J. Gonzalez, as trust monitor.

“AAT Counsel” means Binder & Schwartz LLP.

“AAT Proposed Orders of Dismissal” means, together, (i) a duly executed proposed order of dismissal with prejudice of all of the AAT’s claims in the Term Loan Avoidance Action in the form of Exhibit B to this Settlement Agreement, and (ii)joint stipulations of dismissal with prejudice of all of the AAT’s claims in the Delaware Actions in the form of Exhibit C to this Settlement Agreement.

“AAT Settlement Account” means the following account:

Account Name:	AAT Distributable Trust Assets Acct.

Bank Name and Address:	Wilmington Trust Company
1100 N. Market Street Wilmington, Delaware 19890-0100

ABA / Routing Number:	031100092

Account Number:

“AAT Settlement Funding Agreements” has the meaning set forth in Section 5(a).

“AAT Settlement Payment” means the sum of $231,000,000 (two hundred and thirty-one million dollars) to be paid to the AAT on behalf of the Term Lender Parties in accordance with Section 2.

“Actions” means all claims, including without limitation indemnification and subrogation claims, objections to claims, causes of action, avoidance actions, setoff challenges, debts, obligations, rights, suits, damages, actions, interests, remedies, fees, costs, expenses and liabilities, whether asserted or unasserted, known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, accrued or unaccrued, state or federal, currently existing or hereafter arising, in law, contract, equity or otherwise, including without limitation all claims for prepetition, postpetition, postconfirmation, prejudgment and postjudgment interest and all appeal rights.

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“Additional Defense Costs” means, to the extent allowed in accordance with Section 11, (i) for any Required Term Lender Party, the reasonable and actual attorney fees, expert fees, and other litigation costs incurred as of December 31, 2018 by an outside law firm that is not a member of the Defendants Steering Committee Counsel on behalf of such Required Term Lender Party in connection with the Term Loan Avoidance Action or the Delaware Actions, and (ii) for each Additional Term Lender Party, any reasonable and actual attorney fees, expert fees, and other litigation costs incurred as of December 31, 2018 by outside counsel that filed a pleading on behalf of such Additional Term Lender Party in connection with the Term Loan Avoidance Action or the Delaware Actions prior to December 31, 2018.

“Additional Term Lender Parties” means Term Lenders that are not Defendants Steering Committee Clients but have become Term Lender Parties pursuant to Section 11.

“Additional Term Lender Party Deadline” means the Business Day that is five (5) Business Days prior to the date on which the first scheduled Approval Hearing is scheduled to start.

“Agreed Allocation” has the meaning set forth in Section 4(e).

“Allowed AAT Claims” has the meaning set forth in Section 4(d).

“Allowed GUC Trust Claims” has the meaning set forth in Section 4(c).

“Allowed TL Claims” means the Allowed GUC Trust Claims and Allowed AAT Claims.

“Approval Hearing” means the hearing in the Bankruptcy Court with respect to the Approval Motion.

“Approval Motion” has the meaning set forth in Section 4(b)(i).

“Approval Order” shall mean an order in the form of the Proposed Approval Order entered by the Bankruptcy Court approving this Settlement Agreement or, if applicable, such an order in different form that has become the Approval Order pursuant to Section 4(i).

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” has the meaning set forth in the Recitals.

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“Business Day” means any day that (i) is not a Saturday or Sunday and (ii) is a day on which banks are open for business in New York City.

“Capital Providers” has the meaning set forth in the AAT Agreement.

“Capital Provider Release” means a release by a Capital Provider in the form of Exhibit F to this Settlement Agreement.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Closing Certificate” has the meaning set forth in Section 9(b).

“Collateral” has the meaning set forth in the Recitals.

“Committee” has the meaning set forth in the Recitals.

“Confidential Material” means the AAT Settlement Funding Agreements, any Proof of Funding, the identity of each Payor and each Payor’s respective contribution toward the AAT Settlement Payment.

“Confirmation Order” has the meaning set forth in the Recitals.

“Consent Group” means the AAT, the GUC Trust, STB, and each law firm that is a member of the Defendants Steering Committee Counsel on behalf of its client or clients.

“Court Order” has the meaning set forth in Section 4(i).

“Cross-Claimants” has the meaning set forth in the Recitals.

“Cross-Claims” has the meaning set forth in the Recitals.

“Debtors” has the meaning set forth in the Recitals.

“Defendants Steering Committee Client” means any Term Lender that is or was represented by Defendants Steering Committee Counsel.

“Defendants Steering Committee Counsel” has the meaning set forth in the Recitals.

“Defense Costs” means the Initial Defense Costs and the Additional Defense Costs.

“Delaware Actions” means the actions commenced by the AAT against Oaktree Loan Fund, L.P. and SSS Funding II, LLC in the Delaware Court of Chancery, styled Motors Liquidation Company Avoidance Action Trust v. Oaktree Loan Fund, L.P., C.A. No. 12191-VCS (Del. Ch.), and Motors Liquidation Company Avoidance Action Trust v. SSS Funding II, LLC, C.A. No. 12248-VCS (Del. Ch.).

“Delaware UCC-1” has the meaning set forth in the Recitals.

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“DIP Lender Release” means a mutual release among the DIP Lenders, JPMorgan and STB in the form of Exhibit E to this Settlement Agreement.

“DIP Lenders” has the meaning set forth in the Recitals.

“DIP Order” has the meaning set forth in the Recitals.

“Dissolved DSC Term Lender” means a Dissolved Term Lender that, at the time of the Term Loan Repayment, was affiliated with a Defendants Steering Committee Client or its manager.

“Dissolved Term Lender” means any Term Lender that is no longer extant as of the Effective Time.

“Effective Time” means the time and date on which the wire transfer(s) contemplated by Section 2(a) are completed and the AAT has received confirmation of such wire transfer(s).

“Fee Examiner” means Diana Goldberg Adams, who shall be responsible for determining disputes over invoices for Additional Defense Costs submitted by Term Lender Parties pursuant to Section 11(e).

“Fee Examiner Fee” means the Fee Examiner’s flat fee payment of $30,000.

“Final Execution Date” means the Additional Term Lender Party Deadline or, if applicable, such later Business Day that has become the Final Execution Date pursuant to Section 8(b).

“Final Closing Conditions” has the meaning set forth in Section 9(a).

“Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the applicable subject matter (a) which has not been reversed, stayed, modified, or amended, and as to which any right to appeal or seek certiorari, review, reargument, stay, or rehearing has expired, and as to which no appeal or petition for certiorari, review, reargument, stay, or rehearing is pending, or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay, or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay, or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay, or rehearing was sought or (ii) the time to appeal further or seek certiorari, review, reargument, stay, or rehearing has expired and no such further appeal or petition for certiorari, review, reargument, stay, or rehearing is pending.

“GUC Trust” has the meaning set forth in the Preamble.

“GUC Trust Administrator” means Wilmington Trust Company, in its capacity as trust administrator and trustee under the GUC Trust Agreement (together with any successor appointed under the terms of the GUC Trust Agreement).

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“GUC Trust Agreement” means the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of July 30, 2015, as it may be amended from time to time, among Wilmington Trust Company, as trust administrator and trustee of the Motors Liquidation Company GUC Trust, and FTI Consulting, Inc., as trust monitor.

“Initial Defense Costs” means, for each Required Term Lender Party, the reasonable and actual attorney fees, expert fees, and other litigation costs incurred as of December 31, 2018 by Defendants Steering Committee Counsel on behalf of such Required Term Lender Party in connection with the Term Loan Avoidance Action.

“Initial Execution Date” means the date on which (i) this Settlement Agreement shall have been executed and delivered by each of the AAT, the GUC Trust, STB, JPMorgan, and the other Initial Required Term Lenders; and (ii) the AAT Settlement Funding Agreements shall have been executed and delivered by each signatory thereto and be in full force and effect.

“Initial Required Term Lenders” means all of the extant Defendants Steering Committee Clients, except for extant Defendants Steering Committee Clients that received in the aggregate no more than $10,000,000 (or such greater amount and/or such other Term Lenders as may be agreed by each of JPMorgan and STB in its sole discretion) of the Term Loan Repayment or interest payments that were sought to be recovered in the Term Loan Avoidance Action.

“Initial Required Term Lender Parties” means, collectively, (i) the Initial Required Term Lenders and (ii) any other Person that delivers an executed signature page on or before the Initial Execution Date that is a successor to, designee, assignee or former manager of, or other Person related to either an Initial Required Term Lender or a Dissolved DSC Term Lender, all as set forth on Schedule 1 hereto.

“JPMorgan” has the meaning set forth in the Preamble.

“Law Firm Trust Account” means a law firm trust account of STB, counsel for an STB Insurer, or another Party designated by the Consent Group into which a Payor shall deposit its respective share of the AAT Settlement Payment.

“Net Proceeds Counter-Party” means any Person, including such Person’s successors and assigns, that (i) is not a Term Lender and (ii) is a counter-party to a Net Proceeds Transaction with any Term Lender that closed or settled on or after June 30, 2009.

“Net Proceeds Transaction” means a net proceeds claim transfer transaction whereby a Term Lender transferred, in whole or in part, its right to receive the proceeds of the Term Loan Repayment.

“New York Court” has the meaning set forth in Section 19.

“Non-JPMorgan Term Lender Parties” means all of the Term Lender Parties except for JPMorgan.

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“Non-Party” means any Person that is not a Party.

“Non-Party Releases” means the Capital Provider Releases, the DIP Lender Release and the STB Insurer Release.

“Non-Party Term Lender” means a Term Lender that is not a Party to this Settlement Agreement.

“Notice of Termination” has the meaning set forth in Section 10(b).

“Old GM” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Payors” means the Persons funding the AAT Settlement Payment pursuant to the AAT Settlement Funding Agreements.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a government or political subdivision or any agency, department or instrumentality thereof.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” has the meaning set forth in the Recitals.

“Pre-Hearing Conditions” has the meaning set forth in Section 8(a).

“Previously Reimbursed Fees and Expenses” means the $31,533,170 heretofore paid by Old GM and the GUC Trust to reimburse JPMorgan and its attorneys for fees and expenses relating to the Term Loan Avoidance Action.

“Proof of Funding” means account statements showing that funds in an aggregate amount equal to the AAT Settlement Payment (i) are on deposit in Law Firm Trust Account(s), and (ii) are being held in cash or cash equivalents.

“Proposed Approval Order” has the meaning set forth in Section 4(b)(i).

“Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Delaware Actions, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation. However, Released Matters do not include the following: (i) any Action to enforce any rights under this Settlement Agreement, other Settlement Documents, the AAT Settlement Funding Agreements, or the Approval Order, and (ii) any Action by a Term Lender Party to pursue, receive or retain distributions on the Allowed TL Claims in accordance with the allocation set forth on Schedule 1.

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“Remaining Required Term Lender” means any extant Defendants Steering Committee Client that did not execute the Settlement Agreement by the Initial Execution Date, except for any such extant Defendants Steering Committee Client as may be agreed by each of JPMorgan and STB in its sole discretion.

“Remaining Required Term Lender Parties” means, collectively, (i) the Remaining Required Term Lenders and (ii) any other Person (other than an Initial Required Term Lender Party) that is a successor to, designee, assignee or former manager of, or other Person related to either a Remaining Required Term Lender or a Dissolved DSC Term Lender, provided that such Person delivers an executed signature page on or before the Final Execution Date, all as set forth on Schedule 1 hereto.

“Request” has the meaning set forth in Section 13(b).

“Required Term Lender Party” means any of the Initial Required Term Lender Parties or the Remaining Required Term Lender Parties, all as set forth on Schedule 1 hereto.

“Required Term Lender Party Group” means the Required Term Lender Parties that are represented by the same member or members of the Defendants Steering Committee Counsel.

“Settlement Agreement” has the meaning set forth in the Preamble.

“Settlement Document” means this Settlement Agreement or any document, agreement, proposed order, stipulation, notice, release or other writing contemplated to be executed or delivered pursuant hereto or in connection herewith; provided that neither the AAT Settlement Funding Agreements nor the Non-Party Releases shall be deemed a Settlement Document.

“STB” has the meaning set forth in the Preamble.

“STB Insurer” means each of the insurers participating in STB’s 2008 professional liability insurance program as set forth on Schedule 2 hereto.

“STB Insurer Release” means a release agreement between STB and each of the STB Insurers that, at the Effective Time, shall automatically extinguish any and all Actions by the STB Insurers in connection with Released Matters, including without limitation any such Actions in the nature of subrogation.

“Synthetic Lease” means the financing arrangement between Old GM, JPMorgan Chase Bank, N.A., as administrative agent, and a group of financial institutions that, beginning on October 31, 2001, provided Old GM with approximately $300 million in financing, secured by liens on certain real estate properties that became subject to the financing over time.

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“Term Lender” has the meaning set forth in the Recitals.

“Term Lender Parties” has the meaning set forth in the Preamble.

“Term Lenders’ Stipulation of Dismissal” means a joint stipulation of dismissal with prejudice of all of the pending claims, counterclaims, cross-claims and third-party claims of JPMorgan and the Cross-Claimants in the Term Loan Avoidance Action in the form of Exhibit D to this Settlement Agreement.

“Term Loan” has the meaning set forth in the Recitals.

“Term Loan Avoidance Action” has the meaning set forth in the Recitals.

“Term Loan Agreement” has the meaning set forth in the Preamble.

“Term Loan Repayment” has the meaning set forth in the Recitals.

“Termination Event” has the meaning set forth in Section 10(a).

“363 Sale” has the meaning set forth in the Recitals.

“Trust Account Funding Date” means the Business Day that is two (2) Business Days prior to the date on which the first scheduled Approval Hearing is scheduled to start.

“Trusts” means the AAT and the GUC Trust.

“Wind-Down Financing Order” has the meaning set forth in the Recitals.

2. Wiring of AAT Settlement Payment; Filing of Dismissals.

(a) Subject to subsection 2(b), upon email distribution of the fully executed Closing Certificate to all members of the Consent Group or their counsel, each Party to this Settlement Agreement that is a party to an AAT Settlement Funding Agreement shall take such action as is required on its part by such AAT Settlement Funding Agreement to authorize the AAT Settlement Payment to be immediately transferred and delivered to the AAT for itself and its beneficiaries by wire transfer of immediately available funds from the Law Firm Trust Account(s) to the AAT Settlement Account in accordance with the AAT Settlement Funding Agreements.

(b) If the fully executed Closing Certificate is distributed to all members of the Consent Group or their counsel after 12:00 Noon (New York City Time), or on a day that is not a Business Day, the wire transfer(s) contemplated by the immediately preceding subsection 2(a) shall take place on the immediately succeeding Business Day.

(c) Promptly after the Effective Time,

(i) the AAT shall (x) cause the duly executed AAT Proposed Orders of Dismissal to be filed in the applicable courts and served on all applicable Parties, and (y) distribute by email to all members of the Consent Group or their counsel each of the duly executed Capital Provider Releases and DIP Lender Release;

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(ii) JPMorgan shall cause the duly executed Term Lenders’ Stipulation of Dismissal to be filed in the Bankruptcy Court and served on all applicable Parties; and

(iii) STB shall distribute by email to all members of the Consent Group or their counsel the duly executed STB Insurer Release.

3. Releases.

(a) Releases by the AAT; Agreement Not to Sue. Automatically at the Effective Time, the AAT, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party, Term Lender, Net Proceeds Counter-Party and the STB Insurers, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters. For the avoidance of doubt:

(i) The AAT confirms and agrees that it will commence no further Actions against JPMorgan, any of the Term Lenders, any of the Net Proceeds Counter-Parties, STB or the STB Insurers, or any of their respective predecessors, successors or assigns, or any of their respective past, present or future direct or indirect parents, subsidiaries, affiliates or any of their respective property, or any of their respective past, present or future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accounts, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees or representatives or any of their respective property relating to amounts that were paid on account of the Term Loan (including, without limitation, principal, interest, litigation expenses and attorneys’ fees) or any other Released Matter, other than any Action solely as it relates to the enforcement or breach of the Settlement Documents or the Approval Order;

(ii) The AAT confirms and agrees that it will not object to or otherwise challenge the Allowed AAT Claims or the Allowed GUC Trust Claims, will not pursue any efforts to reconstitute or otherwise revive any Dissolved Term Lender, and will not attempt to recover any funds from any Net Proceeds Counter-Party concerning any of the Released Matters; and

(iii) The AAT confirms and agrees that it accepts the AAT Settlement Payment in full and complete satisfaction of any and all Actions concerning the Released Matters against JPMorgan, the Term Lenders, the Net Proceeds Counter-Parties, STB and the STB Insurers, whether or not such Actions have been asserted or are otherwise held by the AAT at the Effective Time.

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(b) Releases by the GUC Trust; Agreement Not to Sue: Automatically at the Effective Time, the GUC Trust, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party, Term Lender, Net Proceeds Counter-Party and the STB Insurers, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters. For the avoidance of doubt:

(i) The GUC Trust confirms and agrees that it will commence no Actions against any of the Term Lenders, any of the Net Proceeds Counter-Parties, STB or the STB Insurers, or any of their respective predecessors, successors or assigns, or any of their respective past, present or future direct or indirect parents, subsidiaries, affiliates or any of their respective property, or any of their respective past, present or future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accounts, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees or representatives or any of their respective property relating to amounts that were paid on account of the Term Loan (including principal, interest, litigation expenses and attorneys’ fees) or any other Released Matter, other than any Action solely as it relates to the enforcement or breach of the Settlement Documents or the Approval Order; and

(ii) The GUC Trust confirms and agrees that it will not object to or otherwise challenge the Allowed GUC Trust Claims or the Allowed AAT Claims, and will not commence any Action to recover the Previously Reimbursed Fees and Expenses.

(c) Releases by JPMorgan:

(i) Automatically at the Effective Time, JPMorgan, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party, the Non-Party Term Lenders, the Dissolved Term Lenders and the STB Insurers, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors,

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employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters.

(ii) Automatically at the Effective Time, JPMorgan, acting in its capacity as administrative agent pursuant to Section 8.05 of the Term Loan Agreement, on behalf of itself and the other Term Lenders (including, without limitation, the Term Lender Parties, the Non-Party Term Lenders, the Dissolved Term Lenders, and any Term Lenders that are in the process of dissolving), hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party and the STB Insurers, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters. JPMorgan does not represent or warrant the extent of its authority to bind any Term Lenders to any provision of this Settlement Agreement pursuant to Section 8.05 of the Term Loan Agreement, and shall have no liability if such authority does not bind any Person (other than JPMorgan) to any provision of this Settlement Agreement.

(iii) JPMorgan confirms and agrees that it will not seek any reimbursement of fees or expenses from the DIP Lenders in addition to the Previously Reimbursed Fees and Expenses.

(d) Releases by the Non-JPMorgan Term Lender Parties:

(i) Automatically at the Effective Time, each Non-JPMorgan Term Lender Party, on behalf of itself, and on behalf of its past, present and future representatives, agents, managers and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party, the Dissolved Term Lenders and the STB Insurers, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters.

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(ii) Each Non-JPMorgan Term Lender Party confirms and agrees that it will not seek any reimbursement of fees or expenses from the DIP Lenders.

(e) Releases by STB: Automatically at the Effective Time, STB, on behalf of itself and on behalf of its past, present and future representatives, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each and every other Party and the Dissolved Term Lenders, each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters.

(f) Waiver of Certain Rights. All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the Actions described in this Section. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE DEBTOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(g) Preservation of Setoff Rights. If, in contravention of the provisions of the Approval Order, a Non-Party (including, without limitation, a Non-Party Term Lender or a Dissolved Term Lender, but excluding any Non-Party who is a signatory to a Non-Party Release) asserts a Released Matter against a Party or any Person who is released pursuant to Section 3(a), (b), (c), (d) or (e) by virtue of its relationship to a Party, then such Party or other Person against whom the Released Matter is asserted may assert a Released Matter against such Non-Party as a setoff (in addition to any other defenses, claims or remedies it may have), notwithstanding the release by such Party or other Person of Released Matters pursuant to Section 3(a), (b), (c), (d) or (e).

4.	Bankruptcy Court Approval; Allowance of Claims.

(a) Effectiveness of Rights and Obligations. The rights and obligations of the Parties to this Settlement Agreement are subject to Bankruptcy Court approval, except to the extent that this Settlement Agreement provides that action by a Party is required to be completed prior to the Effective Time.

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(b) Approval Motion and Proposed Approval Order; Amended Schedule 1.

(i) Promptly following the Initial Execution Date and in any event not later than three (3) Business Days thereafter, the AAT shall file (x) a motion that shall describe the terms and implementation of this Settlement Agreement in form and substance reasonably acceptable to the Consent Group (the “Approval Motion”), provided that the members of the Consent Group other than the AAT shall have no consent rights with respect to the form or substance of those portions of the Approval Motion regarding the AAT’s legal positions and other analyses in respect of the Term Loan Avoidance Action, and (y) a related proposed order in the form of Exhibit A hereto (the “Proposed Approval Order”), pursuant to Bankruptcy Code Sections 105 and 1142 and Bankruptcy Rule 9019, seeking approval of the Settlement Agreement and entry of the related proposed order. The GUC Trust shall separately join in the Approval Motion to the extent necessary to obtain authorization for its entry into the Settlement Agreement and the other actions on its part contemplated by the Settlement Agreement.

(ii) As soon as reasonably practicable following the Final Execution Date and in any event not later than three (3) Business Days thereafter, JPMorgan shall re-file this Settlement Agreement as amended to include (x) an amended Schedule 1 (in form and substance satisfactory to the Defendants Steering Committee Counsel) calculated in accordance with Section 4(e) to give effect to any Term Lenders that have become Additional Term Lender Parties pursuant to Section 11, any allocation information received on or before the Final Execution Date that was not reflected in a prior Schedule 1 and/or the failure of any Defendants Steering Committee Clients to become Parties, and (y) the duly executed signature pages of any Additional Term Lender Parties in the form of Exhibit I. Thereafter, JPMorgan shall re-file any further amended Schedule 1 (in form and substance satisfactory to the Defendants Steering Committee Counsel) as may be necessary to reflect the resolution of any disputed Defense Costs pursuant to Section 11(e). The last filed Schedule 1 shall be filed no later than thirty (30) calendar days after entry of the Approval Order and shall replace all prior versions of Schedule 1.

(c) Allowed GUC Trust Claims.

(i) The Parties acknowledge and agree that the AAT Settlement Payment (x) is being made to the AAT to settle the Term Loan Avoidance Action against the Term Lenders, (y) is a partial repayment of the Term Loan Repayment on behalf of the Term Lenders, and (z) is a recovery by the AAT of the proceeds of the Term Loan Avoidance Action. The claims arising in favor of the Term Lenders as a result of the AAT Settlement Payment are “Term Loan Avoidance Action Claims” under and as defined in the GUC Trust Agreement.

(ii) Automatically at the Effective Time, there shall be allowed against the GUC Trust, in favor of the Term Lender Parties, Resolved Allowed General Unsecured Claims (as defined in the GUC Trust Agreement) in the aggregate amount of $231,000,000 (two hundred and thirty-one million dollars), corresponding to the AAT Settlement Payment paid on behalf of the Term Lender Parties (the “Allowed GUC Trust Claims”). The Allowed GUC Trust Claims shall be allocated among the Term Lender Parties as set forth in Schedule 1. The GUC Trust shall treat the Allowed GUC Trust Claims in accordance with the GUC Trust Agreement, including, without limitation, Sections 3.4(a), 5.1(c), 5.3 and 5.4 thereof, and the Approval Order.

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(d) Allowed AAT Claims.

(i) The Parties acknowledge and agree that the AAT Settlement Payment (x) is being made to the AAT to settle the Term Loan Avoidance Action against the Term Lenders, (y) is a partial repayment of the Term Loan Repayment on behalf of the Term Lenders, and (z) is a recovery by the AAT of the proceeds of the Term Loan Avoidance Action. The claims arising in favor of the Term Lender Parties as a result of the AAT Settlement Payment are allowed claims against the AAT pursuant to Bankruptcy Code section 502(h), and are “Term Loan Avoidance Action Claims” under and as defined in the AAT Agreement.

(ii) Automatically at the Effective Time, there shall be allowed against the AAT, in favor of the Term Lender Parties, Resolved Allowed General Unsecured Claims (as defined in the AAT Agreement) in the aggregate amount of $231,000,000 (two hundred and thirty-one million dollars), corresponding to the AAT Settlement Payment paid on behalf of the Term Lender Parties (the “Allowed AAT Claims”). The Allowed AAT Claims shall be allocated among the Term Lender Parties as set forth in Schedule 1. The AAT shall treat the Allowed AAT Claims in accordance with the terms of the AAT Agreement, including, without limitation, Sections 3.4(a), 5.1(c), 5.3 and 5.4 thereof, and the Approval Order.

(e) Agreed Allocation. The Allowed TL Claims shall be allocated in accordance with Schedule 1, which shall be calculated as follows (the “Agreed Allocation”):

(i) No Term Lender shall share in any of the Allowed TL Claims unless it is a Term Lender Party. Nothing in this subsection prohibits a Term Lender Party from assigning its right to recover its share of the Allowed TL Claims to its manager or other Person, including, without limitation, counsel to such Term Lender Party, in accordance with the GUC Trust Agreement.

(ii) JPMorgan and the other Term Lender Parties agree to share the Allowed TL Claims equally in proportion to their Defense Costs (giving effect to the receipt by JPMorgan of the Previously Reimbursed Fees and Expenses), provided that in no event shall JPMorgan’s recovery be reduced below 59.8% of the Allowed TL Claims on account of claims for Additional Defense Costs. To effectuate this agreement, JPMorgan and the other Term Lender Parties agree to allocate the Allowed TL Claims as set forth in subsections 4(e)(iii)-(iv) below.

(iii) As of the Initial Execution Date, and subject to any adjustments that may become necessary pursuant to Section 4(e)(iv), JPMorgan shall be entitled to 62.5% of each of the Allowed TL Claims, and the other Required Term Lender Parties shall collectively be entitled to 37.5% thereof.

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(iv) As of the Final Execution Date and thereafter,

(x) JPMorgan shall be entitled to 62.5% of each of the Allowed TL Claims, except that if any Additional Defense Costs have been allowed pursuant to Section 11, then JPMorgan’s percentage share of each of the Allowed TL Claims shall decrease in proportion to its reduced percentage share of the total Defense Costs of all of the Term Lender Parties, provided that in no event shall JPMorgan be entitled to less than 59.8% of each of the Allowed TL Claims.

(y) The Non-JPMorgan Term Lender Parties that are then Parties to this Settlement Agreement, including without limitation the Additional Term Lender Parties, shall collectively be entitled to 37.5% of each of the Allowed TL Claims, except that if any Additional Defense Costs have been allowed pursuant to Section 11, then the Non-JPMorgan Term Lender Parties’ collective percentage share of the Allowed TL Claims shall increase in proportion to their increased collective percentage share of the total Defense Costs of all of the Term Lender Parties, provided that in no event shall the Non-JPMorgan Term Lender Parties be collectively entitled to more than 40.2% of each of the Allowed TL Claims.

(f) Bar Order. The Proposed Approval Order shall incorporate the following bar order provision: “Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters.”

(g) Notice of Approval Motion. Within five (5) Business Days after the filing of the Approval Motion,

(i) The AAT, at its own expense, shall provide notice of the Approval Motion to (x) each of its beneficiaries, (y) the DIP Lenders, the Capital Providers and all of its other sources of funding, and (z) the U.S. Trustee;

(ii) The GUC Trust, at its own expense, shall provide notice of the Approval Motion to (x) its unitholders; (y) counsel to the “Signatory Plaintiffs,” as such term is defined in the settlement agreement by and among the Signatory Plaintiffs and the GUC Trust, dated as of February 1, 2019; and (z) all parties requesting notice in the Chapter 11 Cases pursuant to the Bankruptcy Court’s CM/ECF system;

(iii) JPMorgan, at its own expense, shall provide notice of the Approval Motion via ECF or other means permitted by Section 12 to: (w) the Defendants Steering Committee Counsel; (x) all other Term Lender counsel of record; (y) any other Term Lender recipient of the Term Loan Repayment at the electronic or physical address provided to JPMorgan, as agent, by the Term Lender as of June 30, 2009 (or such other address, if any, as provided by such Term Lender to JPMorgan thereafter in connection with the Term Loan Avoidance Action); and (z) any Net Proceeds Counter-Party to a Net Proceeds Transaction with JPMorgan; and

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(iv) Each Non-JPMorgan Term Lender Party that is represented by a member of the Defendants Steering Committee Counsel, at its own expense, shall provide notice of the Approval Motion to any Net Proceeds Counter-Party to a Net Proceeds Transaction with such Non-JPMorgan Term Lender Party, provided that such Net Proceeds Counter-Party is known to the employee or representative of such Non-JPMorgan Term Lender Party who is responsible for supervising the defense of the Term Loan Avoidance Action.

(h) Additional Notices. Publication notice substantially in the form of Exhibit H shall be published in The New York Times and Investor’s Business Daily on two publication days at least two weeks prior to the Approval Hearing, and the cost of such publication notice shall be borne by STB.

(i) Modification to Proposed Approval Order. If the Bankruptcy Court enters an order (the “Court Order”) that varies from the form of Proposed Approval Order, the Consent Group shall have ten (10) Business Days to determine whether to consent to the Court Order. The Court Order shall become effective and be deemed the Approval Order for all purposes of this Settlement Agreement if (x) the Consent Group consents to the Court Order, or (y) with respect to any varying provisions of the Court Order that solely modify the benefits afforded to or the obligations of each of the Non-JPMorgan Term Lender Parties in an equivalent manner, the Defendants Steering Committee Counsel consent to the Court Order.

5.	AAT Settlement Payment; Settlement Documents; Non-Party Releases.

(a) No later than the Initial Execution Date, the Payors shall execute and provide to STB and/or JPMorgan confidential agreements (the “AAT Settlement Funding Agreements”) whereby the Payors shall agree as follows:

(i) Each Payor will be obligated to fund its share of the AAT Settlement Payment totaling in the aggregate $231,000,000 (two hundred and thirty-one million dollars) in accordance with and subject to the terms and conditions of this Settlement Agreement;

(ii) Each Payor commits that, by no later than the Trust Account Funding Date, it shall cause its respective share of the AAT Settlement Payment to be received and deposited in cash or cash equivalents into a Law Firm Trust Account, and shall not withdraw the deposited funds unless (x) 180 calendar days have elapsed since the Trust Account Funding Date and no Approval Order has been entered, or (y) the Settlement Agreement has been terminated pursuant to Section 10 of this Settlement Agreement; provided, however, that if the Approval Hearing has been adjourned pursuant to Section 8(b) because the Pre-Hearing Condition set forth in subsection 8(a)(i) will not be satisfied on or before the Additional Term Lender Party Deadline, the 180-day period shall commence on the Final Execution Date;

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(iii) Each Payor authorizes the law firm holding its respective share of the AAT Settlement Payment to deliver Proof of Funding regarding its respective share of the AAT Settlement Payment to Defendants Steering Committee Counsel and AAT Counsel; and

(iv) Each Payor authorizes the law firm holding its respective share of the AAT Settlement Payment, upon the law firm’s receipt of a fully executed Closing Certificate from STB and/or JPMorgan, to immediately transfer and deliver its share of the AAT Settlement Payment to the AAT Settlement Account by wire transfer of immediately available funds in accordance with Section 2 of this Settlement Agreement.

(b) No later than three (3) Business Days following the Initial Execution Date:

(i) The AAT shall distribute to all members of the Consent Group or their counsel a duly executed copy of this Settlement Agreement and confirm by email to all members of the Consent Group or their counsel that it has (x) received duly executed AAT Proposed Orders of Dismissal, (y) received a duly executed DIP Lender Release, and (z) received a duly executed Capital Provider Release from every Capital Provider;

(ii) STB and JPMorgan shall confirm by email to all members of the Consent Group or their counsel that a duly executed copy of each of the AAT Settlement Funding Agreements has been distributed to every member of the Defendants Steering Committee Counsel; and

(iii) STB shall confirm by email to all members of the Consent Group or their counsel that it has entered into the STB Insurer Release with all of the STB Insurers.

(c) Upon the Trust Account Funding Date, the Payors or their designees shall deliver Proof of Funding to STB and every member of the Defendants Steering Committee Counsel. No later than one (1) Business Day following receipt of Proof of Funding, JPMorgan shall confirm such receipt by email to the AAT or AAT Counsel and make such Proof of Funding available for inspection by AAT Counsel.

(d) No later than three (3) Business Days following the Final Execution Date, JPMorgan shall confirm by email to all members of the Consent Group or their counsel that it has received the duly executed Term Lenders’ Stipulation of Dismissal.

(e) Each Term Lender Party confirms and agrees that:

(i)

to the extent that, prior to executing this Settlement Agreement, it obtained reimbursement of fees, expenses or damages relating to the Term Loan Avoidance Action from any Non-Party, including but not limited to insurers or Net Proceeds Counter-Parties, it has delivered or will deliver to JPMorgan and STB prior to the Final Execution Date a release, in form and substance satisfactory to each of JPMorgan and STB, by such Non-Party of any Actions arising from, related in any way to, or in connection with the Released Matters; and

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(ii)

after executing this Settlement Agreement, it will not seek reimbursement (apart from the Allowed TL Claims) of fees, expenses or damages relating to the Term Loan Avoidance Action from any Non-Party, including but not limited to insurers or Net Proceeds Counter-Parties, and will forego any such claims previously asserted, unless, prior to the Final Execution Date, it delivers to JPMorgan and STB a release, in form and substance satisfactory to each of JPMorgan and STB, by such Non-Party of any Actions arising from, related in any way to, or in connection with the Released Matters.

(f) JPMorgan and STB each agree that to the extent a Non-Party provides JPMorgan and STB with a release contemplated by Section 5(e), JPMorgan and STB each hereby fully, finally and forever generally release, waive and discharge such Non-Party from any Actions arising from, related in any way to, or in connection with the Released Matters. Such release shall be immediately effective at the Effective Time.

6.	Representations and Warranties.

(a) General Representations and Warranties. To induce each other Party to enter into and perform its obligations under this Settlement Agreement, each Party, for itself, represents, warrants and acknowledges, as of the Initial Execution Date (for all Parties other than the Remaining Required Term Lender Parties and any Additional Term Lender Parties) and as of the Final Execution Date (for all Parties), as follows:

(i) Due Existence. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company, or other power and authority to execute and deliver this Settlement Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party and perform its obligations under this Settlement Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party, and to consummate the transactions contemplated herein and therein.

(ii) Authority. Other than approval of the Bankruptcy Court contemplated by Section 4 hereof, the execution, delivery and performance by it under this Settlement Agreement and the other Settlement Documents to which it is contemplated to be a party and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary action on its part, and no other actions or proceedings on its part are necessary to authorize and approve this Settlement Agreement or the other Settlement Documents to which it is contemplated to be a party or any of the transactions contemplated herein or therein.

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(iii) Validity. This Settlement Agreement and the other Settlement Documents, as applicable, have been duly executed and delivered by it and constitute its legal, valid, and binding agreement, enforceable against it in accordance with their terms.

(iv) No Conflict. Its execution, delivery, and performance (when such performance is due) of this Settlement Agreement does not and shall not (x) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its or their subsidiaries’ certificates of incorporation or bylaws or other organizational documents, or (y) conflict with, result in a breach of, or constitute a default under any material contractual obligations to which it or any of its subsidiaries is a party.

(v) No Reliance. This Settlement Agreement has been negotiated by it and its respective legal counsel, and legal or equitable principles that might require the construction of this Settlement Agreement or any of its provisions against the Party responsible for drafting this Settlement Agreement will not apply in any construction or interpretation of this Settlement Agreement. It acknowledges and agrees that it has been represented by its own counsel and advisors in connection with this Settlement Agreement, has conducted its own investigations of the relevant facts and circumstances, and is not relying on any representations or warranties of any other Party except for the representations and warranties expressly set forth herein.

(vi) No Assignment. It is not aware of any transaction in which it has sold, assigned, transferred or otherwise disposed of (other than by release or pursuant to a Net Proceeds Transaction) any Action purported to be released by such Party pursuant to Section 3, or, for the avoidance of doubt, any Action that, if not for any such sale, assignment, transfer or other disposition, would be released by Section 3; and it will not sell, assign, transfer or otherwise dispose of (other than by release), any Action purported to be released by such Party pursuant to Section 3, or, for the avoidance of doubt, any Action that, if not for any such sale, assignment, transfer or other disposition, would be released by Section 3. If it is required to give notice pursuant to Section 4(g)(iii) or (iv), its counter-party to any Net Proceeds Transaction referred to in the preceding sentence is a Net Proceeds Counter-Party that shall receive notice of the Approval Motion pursuant to Section 4(g)(iii) or (iv) or is a Party.

(b) Additional Representations, Warranties and Acknowledgments.

(i) To induce each other Party to enter into and perform its obligations under this Settlement Agreement, each Required Term Lender Party, for itself, represents, warrants, and acknowledges, as of the Initial Execution Date, as follows:

(a) Threatened Non-Party Actions. It is not aware of any threatened Action by any non-Party relating to any of the Released Matters.

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(b) Net Proceeds Transactions. Its employee or representative responsible for supervising the defense of the Term Loan Avoidance Action is not aware of any Net Proceeds Counter-Party with which it has entered into a Net Proceeds Transaction other than the Net Proceeds Counter-Parties to which it will provide notice of the Approval Motion under Section 4(g).

(ii) To the extent that funds for the AAT Settlement Payment are provided by Persons other than the Term Lender Parties, each of the Required Term Lender Parties and STB agrees and acknowledges that those funds are being paid to the AAT on behalf of and at the direction of the Term Lender Parties to fully resolve, among other things, the potential liabilities of the Term Lenders to the AAT.

(iii) Each of JPMorgan and STB, for itself, represents that on or before the Initial Execution Date (x) it has received the AAT Settlement Funding Agreements (or copies thereof) contemplated by Section 5(a), (y) it has executed each AAT Settlement Funding Agreement to which it is a party and each AAT Settlement Funding Agreement has been executed on behalf of all other parties thereto by individuals purporting to be authorized to sign on behalf of such other parties, and (z) to the best of its knowledge, each AAT Settlement Funding Agreement is in full force and effect.

7.	Covenants.

(a) The Parties shall use good faith efforts to implement this Settlement Agreement and the transactions and other Settlement Documents and agreements contemplated hereby. Without limiting the generality of the foregoing, all of the Parties shall, or shall cause their attorneys to, timely execute the proposed orders and stipulations required to be delivered to all members of the Consent Group or their counsel in accordance with Section 5.

(b) The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent possible and subject to the terms of this Settlement Agreement) in respect of (i) the implementation of the terms set forth in this Settlement Agreement, and (ii) the consummation of the transactions contemplated by this Settlement Agreement.

8.	Pre-Hearing Conditions.

(a) This Settlement Agreement shall be subject to the following additional conditions (the “Pre-Hearing Conditions”):

(i) This Settlement Agreement shall have been duly executed and delivered by every Remaining Required Term Lender; and

(ii) No litigation or proceeding shall be pending before any court that may adversely affect any Party’s ability to enter into the Settlement Agreement (and the other Settlement Documents) or perform its obligations thereunder.

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(b) If it appears that the Pre-Hearing Condition set forth in subsection 8(a)(i) immediately above will not be satisfied on or before the Additional Term Lender Party Deadline, the Consent Group may request the Court to adjourn the Approval Hearing. If the Approval Hearing is adjourned, the Final Execution Date for all purposes of this Settlement Agreement shall be the Business Day that is five (5) Business Days prior to the date on which the Approval Hearing is then scheduled to start.

9.	Final Closing Conditions; Effective Time.

(a) The Effective Time shall not occur unless and until the following additional conditions are satisfied (the “Final Closing Conditions”):

(i) The Approval Order shall have been entered by the clerk of the Bankruptcy Court on the docket of the Chapter 11 Cases and shall have become a Final Order;

(ii) The funds required to make the AAT Settlement Payment shall have been deposited in the Law Firm Trust Account(s);

(iii) The distributions and confirmations required by Sections 5(b) and (d) shall have been made;

(iv) No Termination Event shall have occurred and be continuing; and

(v) No litigation or proceeding shall be pending before any court that may adversely affect any Party’s ability to perform its obligations under the Settlement Agreement (and the other Settlement Documents).

(b) Within three (3) Business Days after the satisfaction of the last of the Final Closing Conditions to occur, each member of the Consent Group shall execute and deliver to Wachtell, Lipton, Rosen & Katz via email a certificate confirming that each Final Closing Condition has been satisfied or duly waived (the “Closing Certificate”), which Closing Certificate shall be in the form of Exhibit G to this Settlement Agreement. Upon receipt of signature pages from each member of the Consent Group, Wachtell, Lipton, Rosen & Katz shall distribute the fully executed Closing Certificate to the email address for each member of the Consent Group that is set forth on such member’s signature page to the Closing Certificate.

(c) If all of the Final Closing Conditions are met and any member of the Consent Group has failed to execute the Closing Certificate, each of the AAT, the GUC Trust, JPMorgan, the Required Term Lender Parties, and STB shall be entitled to bring a motion in the Bankruptcy Court to compel the execution of the Closing Certificate by any required signatory.

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10.	Termination.

(a) The occurrence of any of the following shall be a termination event (each, a “Termination Event”):

(i) The breach by any Party of any agreement, representation, warranty, or covenant of such Party set forth in this Settlement Agreement or any Settlement Document which would result in any Party (without its consent) not obtaining the full payment, full allowed claim, complete release or bar order intended to be provided by this Settlement Agreement; or

(ii) The Bankruptcy Court or any regulatory authority or any other court of competent jurisdiction enters an order denying the Approval Motion or otherwise denies or modifies the benefits afforded to or the obligations of any Party thereunder (unless such Party consents to such denial or modification within ten (10) Business Days or, in the case of any denial or modification that affects the Non-JPMorgan Term Lender Parties in an equivalent manner, the Defendants Steering Committee Counsel consents thereto within ten (10) Business Days).

(b) Upon the occurrence of a Termination Event, any non-breaching Party adversely affected by the relevant breach in the case of clause (a)(i) of this Section, and any Party adversely affected by the relevant modification or denial in the case of clause (a)(ii) of this Section, shall have the right to deliver a notice of termination (a “Notice of Termination”) to each other Party.

(c) Immediately upon the receipt by all Parties of a Notice of Termination, all Parties’ obligations under this Settlement Agreement (other than specific provisions expressly intended to survive termination) and all Non-Party Releases shall be terminated, and all Parties and Non-Parties shall be released from all commitments, undertakings, agreements, and obligations arising from or under this Settlement Agreement, and thereby returned to the status quo ante; provided that in the case of a termination resulting from a breach by any Party, all non-breaching Parties shall retain all rights and remedies to recover damages from the breaching Party or obtain specific enforcement against the breaching Party in respect of such breach.

(d) If this Settlement Agreement is terminated for any reason, nothing in this Settlement Agreement shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses, and, in the event of termination, the Parties expressly reserve any and all of their respective rights, remedies, claims, and defenses.

(e) If this Settlement Agreement is terminated for any reason, this Settlement Agreement will have no precedential or evidentiary effect in any proceeding other than a proceeding with respect to validity, effectuation, and enforcement of this Settlement Agreement.

(f) Notwithstanding anything herein to the contrary, no Party shall be responsible or otherwise liable for any other Party or Person’s failure to perform any of its obligations under the Settlement Documents or the AAT Settlement Funding Agreements. For the avoidance of doubt, if a Termination Event occurs because of a default by a Party or Person under the AAT Settlement Funding Agreements, no non-defaulting Party is responsible for such a default.

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11.	Execution by Term Lender Parties; Defense Costs.

(a) Execution by Required Term Lender Parties.

(i) The Initial Required Term Lender Parties shall be the only Term Lender Parties as of the Initial Execution Date. After the Initial Execution Date and on or before the Final Execution Date, any Remaining Required Term Lender may become a Remaining Required Term Lender Party by providing JPMorgan its duly executed and completed signature page in the form of Exhibit I hereto.

(ii) The Required Term Lender Parties shall be entitled to Allowed TL Claims in respect of their Initial Defense Costs in accordance with the Agreed Allocation. Prior to the Initial Execution Date, each law firm that is a member of the Defendants Steering Committee Counsel shall have provided JPMorgan with the aggregate Initial Defense Costs incurred by each such law firm. By no later than the Final Execution Date, each such law firm shall have instructed JPMorgan as to how its Initial Defense Costs should be allocated among the Required Term Lender Parties represented by each such law firm.

(iii) Prior to the Initial Execution Date, Schedule 1 shall reflect the Allowed TL Claims of each Required Term Lender Party Group on an aggregate basis. If, prior to the fifth Business Day prior to the Initial Execution Date, any law firm that is a member of the Defendants Steering Committee Counsel has instructed JPMorgan as to the allocation among the Required Term Lender Parties in its Required Term Lender Party Group of the Initial Defense Costs incurred by such law firm, JPMorgan shall distribute within three Business Days after the Initial Execution Date by email to all members of the Consent Group or their counsel an amended Schedule 1 reflecting such additional allocation information, which shall be the version of Schedule 1 filed with the Approval Motion.

(iv) Additional allocation and Defense Cost information not previously reflected in Schedule 1 will be included in the amendment(s) to Schedule 1 filed in accordance with Section 4(b)(ii). JPMorgan shall have no obligation to revise Schedule 1 to reflect allocation information submitted to it after the Final Execution Date.

(b) Execution by Additional Term Lender Parties. After the Initial Execution Date and on or before the Additional Term Lender Party Deadline, any Term Lender that is not a Required Term Lender Party may become an Additional Term Lender Party by providing JPMorgan its duly executed and completed signature page in the form of Exhibit I hereto. The notice of the Approval Motion provided to the Term Lenders shall notify them of the opportunity to (i) become an Additional Term Lender Party and (ii) obtain an allocation of each of the Allowed TL Claims as set forth in Section 11(d).

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(c) Other Persons as Parties. A Person that is a successor to, designee, assignee or former manager of, or other Person related to a Term Lender or Dissolved Term Lender defendant may become a Party to this Settlement Agreement by executing and delivering, within the timeframe applicable to such Term Lender pursuant to Section 11(a) or (b), a signature page in the form of Exhibit I hereto (i) to signify such Person’s agreement to be bound to this Settlement Agreement and (ii) to become the holder of Allowed TL Claims and/or receive distributions in respect of Allowed TL Claims to which such Term Lender is otherwise entitled.

(d) Additional Defense Costs. Any Term Lender Party may seek an allocation to it of each of the Allowed TL Claims in respect of its Additional Defense Costs by submitting on or before the Additional Term Lender Party Deadline copies of invoices for its proposed Additional Defense Costs to the Defendants Steering Committee Counsel, which invoices shall set forth in reasonable detail the specific legal services performed by its counsel on a task basis, the amount of time allocated to each individual task and a breakdown of any expenses. The Defendants Steering Committee Counsel shall keep such invoices confidential and shall not disclose them to any Person except the Fee Examiner pursuant to Section 11(e). Submission of invoices to the Defendants Steering Committee Counsel or the Fee Examiner shall not constitute a waiver of the attorney-client or any other privilege applicable to the information contained in such invoices.

(e) Disputes Regarding Additional Defense Costs. In the event that, on or before the third (3rd) Business Day following the date of entry of the Approval Order, any of the Defendants Steering Committee Counsel objects in writing (including sending a copy of the objection and the proposed Additional Defense Costs to the Fee Examiner) to any proposed Additional Defense Costs submitted by any Term Lender Party, including without limitation on the ground that such proposed Additional Defense Costs are not reasonable, such Term Lender Party and the objecting member of the Defendants Steering Committee Counsel shall attempt to resolve consensually such dispute.

(i) If consensually resolved, subject to the approval of the other members of the Defendants Steering Committee Counsel, the resolved amount shall be allowed as such Term Lender Party’s Additional Defense Costs.

(ii) If such Term Lender Party and the objecting member of the Defendants Steering Committee Counsel are unable to resolve consensually such dispute on or before the tenth (10th) calendar day following the date of entry of the Approval Order, or if the other members of the Defendants Steering Committee do not consent to the proposed resolution of such dispute on or before the tenth (10th) calendar day following the date of entry of the Approval Order, then the amount, if any, to be allowed for such Term Lender Party’s Additional Defense Costs shall be determined by the Fee Examiner within twenty (20) calendar days following the entry of the Approval Order. The Fee Examiner shall promptly send her determination to the Defendants Steering Committee Counsel and the relevant Term Lender Party. Absent a showing of fraud, the Fee Examiner’s determination shall be binding and final on all of the Term Lender Parties and the Defendants Steering Committee Counsel.

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(f) Payment of Fee Examiner Fee. JPMorgan shall pay the Fee Examiner Fee to the Fee Examiner within five (5) Business Days after entry of the Approval Order.

(g) No Repayment from the DIP Lenders. No Term Lender Party shall seek or be entitled to payment or reimbursement of or on account of its Defense Costs or other litigation costs from the DIP Lenders.

12. Notices. With the exception of the notices required by Section 4(h), all notices hereunder shall be deemed given if in writing and delivered by electronic mail, courier, or U.S. mail to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the AAT, the GUC Trust, JPMorgan or STB, to the addresses of that Party and its counsel set forth on that Party’s signature page to this Settlement Agreement;

(b) if to any other Party, to the addresses of that Party and, if applicable, its counsel set forth on that Party’s signature page to this Settlement Agreement;

(c) if to a Non-Party Term Lender, to the last known address of such Non-Party Term Lender according to JPMorgan’s books and records pursuant to Section 4(g)(iii)(y);

(d) if to a Net Proceeds Counter-Party, to the last known address of such Net Proceeds Counter-Party according to the books and records of the Term Lender Party that is responsible for notifying such Net Proceeds Counter-Party pursuant to Section 4(g);

(e) if to an STB Insurer, to the address listed for such STB Insurer on Schedule 2;

(f) if to the beneficiaries of the AAT, to the last known address of the holders of the Initial Allowed General Unsecured Claims (as defined in the AAT Agreement) as reflected on the books and records of the GUC Trust Administrator;

(g) if to the U.S. Treasury, to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopy: (202) 927-9225

with a copy to: OFSChiefCounselNotices@treasury.gov

with a copy to:

David S. Jones

Deputy Chief, Civil Division

United States Attorney’s Office for the Southern District of New York

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86 Chambers St., Third Floor

New York, NY 10007

Email: david.jones6@usdoj.gov

(h) if to Export Development Canada, to:

Export Development Canada

150 Slater Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

                 Asset Management/Covenants Officer

Telecopy: 613-598-2514

                  613-598-3186

with a copy to:

Michael L. Schein

Vedder Price P.C.

1633 Broadway, 31st Floor

New York, NY 10019

Email: mschein@vedderprice.com

(i) if to the AAT Capital Providers, to:

Cynthiana LLC

2711 Centerville Road

Wilmington, DE 19808

Fax Number: (302) 636-5454

Email: info@litfinsolutions.com

Attn: Cynthiana LLC Manager

Earlham LLC

2711 Centerville Road

Wilmington, DE 19808

Fax Number: (302) 636-5454

Email: info@litfinsolutions.com

Attn: Earlham LLC Manager

LW Holdco VI LLC

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

Fax Number: (646) 389-1032

Email: weinstein@lakewhillans.com

Attn: Boaz Weinstein

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(j) if to a GUC Trust beneficiary or unitholder, to such address as appears on the books and records of the GUC Trust Administrator, or such other address as may be designated from time to time by notice given in accordance with the provision of this Section 12.

13.	Confidentiality.

(a) The Confidential Material shall be kept strictly confidential and may not be disclosed by any Party or its counsel to any Person other than (i) managers, partners, directors, officers, employees, legal counsel, accountants, auditors, tax advisors, regulators, insurers, or reinsurers of such Party or its affiliates who have a need to know such information and only to the extent such Party has made reasonable efforts to advise such person or entity to maintain confidentiality in accordance with the terms hereof; (ii) as necessary in connection with prosecuting or defending Actions regarding rights under this Settlement Agreement, any Settlement Documents or the AAT Settlement Funding Agreements; (iii) to the extent deemed necessary by counsel representing a Party or any affiliate thereof to protect the interests of such Party or affiliate in connection with either defending a derivative action against the board of directors of such Party or any affiliate thereof or responding to a shareholder demand on such Party or affiliate, in a manner calculated to maintain the confidentiality of such materials to the fullest extent possible; (iv) as required by court order or other compulsory judicial process or as required by any regulatory agency or self-regulatory organization; or (v) to the Bankruptcy Court, upon its request and in a manner calculated to maintain confidentiality of such materials to the fullest extent possible.

(b) If any Party receives compulsory judicial process or other request (collectively, a “Request”) to provide information regarding the Confidential Material, or otherwise intends to provide information regarding the Confidential Material pursuant to Section 13(a)(ii), (iii) or (iv), such Party shall promptly notify STB and every member of the Defendants Steering Committee Counsel in writing of such Request or such intent so that STB or any member of the Defendants Steering Committee Counsel may have an opportunity to oppose such disclosure, except that notwithstanding anything in this Agreement to the contrary, Term Lenders may disclose Confidential Material to their regulators or in response to a shareholder demand on such Term Lender or any affiliate thereof, in each case without notice to any Party.

(c) Nothing in this Agreement is intended to or shall preclude any Party from disclosing in any way it deems appropriate its own contribution (or absence of contribution) or the contribution (or absence of contribution) of any of its insurers toward the AAT Settlement Payment.

(d) The rights and obligations under this Section 13 shall survive termination of the Settlement Agreement.

14. Headings; References. The headings contained in this Settlement Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Settlement Agreement or of any term or provision hereof. Unless otherwise specified, (a) all references to Sections, the Preamble, or Recitals in this Agreement refer to Sections, the Preamble, or Recitals of this Agreement, and (b) the terms hereof, herein, herewith or the like refer to this Agreement in its entirety.

30

15. Entire Agreement. The Settlement Documents and the AAT Settlement Funding Agreements constitute the entire contract among the Parties relative to the subject matter hereof. The Settlement Documents supersede any previous agreements or understandings among the Parties, express or implied, with respect to the subject matter hereof.

16. Amendments. Unless otherwise stated herein, this Settlement Agreement and the provisions hereof may not be amended, supplemented, waived or otherwise modified without the prior written consent of each of the Parties (or, in the case of any change that solely modifies the benefits afforded to or the obligations of each of the Non-JPMorgan Term Lender Parties in an equivalent manner, the consent of the Defendants Steering Committee Counsel), nor may any Party seek to terminate this Settlement Agreement except in respect of a Termination Event.

17. No Admissions. Nothing in this Settlement Agreement, the other Settlement Documents, the AAT Settlement Funding Agreements or any negotiations or proceedings in connection herewith or therewith shall be claimed to be evidence of an admission by any Party or DIP Lender or their affiliates of any liability, violation of law, or wrongdoing whatsoever, or the truth or untruth, or merit or lack of merit, of any claim or defense of any Party, including, without limitation, the over- or under-collateralization of the obligations under the Term Loan Agreement and the claims and defenses at issue in the Cross-Claims. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. None of this Settlement Agreement, the other Settlement Documents, the AAT Settlement Funding Agreements or the negotiations or proceedings in connection herewith or therewith may be used in any proceeding against any Party or its affiliates for any purpose except with respect to the validity, effectuation, and enforcement of this Settlement Agreement. The waiver by any Party of any breach of this Settlement Agreement, the Settlement Documents, or the AAT Settlement Funding Agreements shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous of this Settlement Agreement.

18. Counterparts; Signatures. This Settlement Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Settlement Agreement may be executed and delivered manually, by facsimile transmission or by email transmission.

19. Governing Law; Jurisdiction. THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and any appellate court from such court, in any proceeding arising out of or relating to this Settlement Agreement, or for recognition or enforcement of any judgment resulting from any such proceeding, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in the Bankruptcy Court. In the event that the Bankruptcy Court does not have jurisdiction to hear and/or determine any such matter, each Party

31

hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, the “New York Court”) with respect to any such matter. Each Party hereby knowingly, voluntarily, intentionally, irrevocably and unconditionally waives, to the full extent it may legally and effectively do so, (a) any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to the Settlement Agreement in the Bankruptcy Court or the New York Court, as applicable, specified above, (b) the defense of an inconvenient forum to the maintenance of such proceeding in any such court, and (c) the right to object, with respect to such proceeding, that such court does not have jurisdiction over such Party.

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement or caused this Settlement Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

32

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST,
by Wilmington Trust Company, as Trust Administrator and Trustee

Address:	1100 North Market St.
Wilmington DE 19890

By:	/s/ Beth Andrews
Its duly authorized representative
Name:	Beth Andrews
Title:	Vice President

Counsel:	Eric B. Fisher Binder & Schwartz LLP 366 Madison Avenue, 6th Floor New York, NY 10017 Email: efisher@binderschwartz.com

MOTORS LIQUIDATION COMPANY GUC TRUST,
by Wilmington Trust Company, as Trust Administrator and Trustee

Address:	1100 North Market St.
Wilmington DE 19890

By:	/s/ Russell L. Crane
Its duly authorized representative
Name:	Russell L. Crane
Title:	Assistant Vice President

Counsel:

Kristin K. Going

Drinker Biddle & Reath LLP

1500 K Street, N.W.

Washington, DC 20005

Email: Kristin.Going@dbr.com

Marita S. Erbeck

Drinker Biddle & Reath LLP

600 Campus Dr.

Florham Park, NJ 07932

Email: Marita.Erbeck@dbr.com

JPMORGAN CHASE BANK, N.A., in its individual capacity and as Administrative Agent

Address:	4 New York Plaza, 19th Floor
New York, NY 10004

By:	/s/ Susan E. Atkins
Its duly authorized representative
Name:	Susan E. Atkins
Title:	Managing Director

Counsel:	Harold S. Novikoff
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Email: HSNovikoff@wlrk.com

John M. Callagy
Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Email: JCallagy@kelleydrye.com

SIMPSON THACHER & BARTLETT LLP

Address:	425 Lexington Avenue
New York, NY 10017

By:	/s/ Paul Curnin
Its duly authorized representative
Name:	Paul Curnin
Title:	Partner

Counsel:	Michael J. Garvey
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Email: mgarvey@stblaw.com

Non-JPMorgan Initial

Required Term Lender Party

Signature Pages

Intentionally Omitted

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
JPMorgan Chase Bank, N.A. c/o Gabriel Torres 4 New York Plaza, 19th Floor New York, NY 10004 Email: gabriel.torres@jpmchase.com	Wachtell Lipton Rosen & Katz c/o Harold S. Novikoff 51 West 52nd Street New York, NY 10019 Email: HSNovikoff@wlrk.com Kelley Drye & Warren LLP c/o John M. Callagy 101 Park Avenue New York, NY 10178 Email: jcallagy@kelleydrye.com	$144,375,000.00

Arrowgrass Master Fund Ltd. c/o Andrew Trowbridge Arrowgrass Capital Partners LLP 3rd Floor, 10 Portman Square Marylebone, London, W1H6AZ United Kingdom Email: andrew.trowbridge@arrowgrass.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$124,952.89

Baltic Funding, LLC c/o Jason Stone Bank of America 50 Rockefeller Plaza, 7th Floor New York, NY 10020 Email: jason.stone@bankofamerica.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$257,045.29

Bank of America, N.A. c/o Jason Stone Bank of America 50 Rockefeller Plaza, 7th Floor New York, NY 10020 Email: jason.stone@bankofamerica.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$20,584.81

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Barclays Bank PLC c/o Fiona M. Fallon Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Email: fiona.m.fallon@barclayscapital.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$193,022.18

Bismarck CBNA Loan Funding LLC c/o James S. Goddard Citi 388 Greenwich Street, 17th Floor New York, NY 10013 Email: james.goddard@citi.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$0.02

Carbonado LLC c/o Hayward H. Smith NatWest Markets 600 Washington Boulevard Stamford, CT 06901 Email: hayward.smith@natwestmarkets.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$1,194.36

Citibank, N.A. c/o James S. Goddard Citi 388 Greenwich Street, 17th Floor New York, NY 10013 Email: james.goddard@citi.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$367,462.31

Citigroup Financial Products Inc. c/o James S. Goddard Citi 388 Greenwich Street, 17th Floor New York, NY 10013 Email: james.goddard@citi.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$367,462.31

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Deutsche Bank AG c/o Eric Herbst DB USA Core Corporation 5201 Gate Parkway Jacksonville, FL 32256 Email: eric.herbst@db.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$121,231.59

Diamond Springs Trading LLC c/o Jason Stone Bank of America 50 Rockefeller Plaza, 7th Floor New York, NY 10020 Email: jason.stone@bankofamerica.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$455.41

Goldman Sachs-ABS Loans 2007 Ltd. c/o Stephanie Goldstein Goldman Sachs 200 West Street New York, NY 10282 Email: stephanie.goldstein@gs.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$53,397.75

Goldman Sachs Lending Partners LLC c/o Stephanie Goldstein Goldman Sachs 200 West Street New York, NY 10282 Email: stephanie.goldstein@gs.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$374,184.37

Grand Central Asset Trust, WAM Series c/o Fiona M. Fallon Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Email: fiona.m.fallon@barclayscapital.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$58,939.98

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Loan Funding XI LLC c/o James S. Goddard Citi 388 Greenwich Street, 17th Floor New York, NY 10013 Email: james.goddard@citi.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$0.02

MacKay Short Duration Alpha Fund c/o Joseph-Henri Diatta Nomura Bank (Luxembourg) S.A. P.O. Box 289–L-2012 Luxembourg Email: joseph-henri.diatta@nomura.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$80,883.84

Marathon CLO I Ltd. c/o Nate Johnson Marathon Asset Management, LP One Bryant Park, 38th Floor New York, NY 10036 Email: njohnson@marathonfund.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$49,361.16

Marathon CLO II Ltd c/o Nate Johnson Marathon Asset Management, LP One Bryant Park, 38th Floor New York, NY 10036 Email: njohnson@marathonfund.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$66,791.36

Marathon Financing I, B.V. c/o Nate Johnson Marathon Asset Management, LP One Bryant Park, 38th Floor New York, NY 10036 Email: njohnson@marathonfund.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$671,425.62

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Meritage Fund LLC f/k/a Meritage Fund Ltd. c/o Chief Compliance Officer Meritage Group LP One Ferry Building, Suite 375 San Francisco, CA 94111 Email: Meritage-cco@meritagegroup.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$17,476.15

Merrill Lynch Capital Services, Inc. c/o Jason Stone Bank of America 50 Rockefeller Plaza, 7th Floor New York, NY 10020 Email: jason.stone@bankofamerica.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$31,926.86

Morgan Stanley Senior Funding Inc. c/o Rebecca Winters Morgan Stanley 1633 Broadway, 30th Floor New York, NY 10019 Email: rebecca.winters@morganstanley.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$464,156.40

Muzinich & Company (Ireland) Ltd. for the Account of Muzinich Loan Fund Plus f/k/a Muzinich & Company (Ireland) Ltd. for the Account of Extra Yield $ Loan Fund c/o Adam Kaufman Muzinich & Co., Inc. 450 Park Avenue New York, NY 10022 Email: akaufman@muzinich.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$149,058.05

The Royal Bank of Scotland plc c/o Hayward H. Smith NatWest Markets 600 Washington Boulevard Stamford, CT 06901 Email: hayward.smith@natwestmarkets.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$516,809.88

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Arch Reinsurance Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	$2,779,541 [This is the aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients]

Bill & Melinda Gates Foundation Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Building Trades United Pension Trust Fund c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Carillon Reams Core Plus Bond Fund (formerly Frontegra Columbus Core Plus Bond Fund) c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Carpenters Pension Fund of Illinois c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Caterpillar Inc. Master Retirement Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Columbus Unconstrained Bond Fund (formerly Reams Unconstrained Bond Fund) c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Connecticut General Life Insurance Company In Respect of Its Separate Account 4828CP c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Cummins Inc. and Affiliates Collective Investment Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Dallas Employee Retirement Fund c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Debello Investors LLC c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Eighth District Electrical Pension Fund c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Emerson Electric Co. Retirement Master Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Employees’ Retirement System of Baltimore County c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Employees’ Retirement System of the City of Milwaukee c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Foothill CLO I, Ltd c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Gulf Stream - Compass CLO 2007 Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Gulf Stream - Sextant CLO 2007-1 Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Halliburton Company Employee Benefit Master Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Health Forward Foundation, f/k/a Health Care Foundation of Greater Kansas City c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
ILWU/PMA Pension Plan c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Indiana Public Retirement System c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Indiana State Police Pension Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Indiana University c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

J.C. Penney Corporation, Inc. Pension Plan Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Kraft Heinz Foods Company & Kraft Foods Master Retirement Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Kynikos Opportunity Fund II, L.P. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Kynikos Opportunity Fund International Limited c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Kynikos Opportunity Fund, L.P. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Los Angeles Fire and Police Pension Plan c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Master Trust for Certain Tax Qualified Bechtel Retirement Plans, f/k/a Master Trust for Certain Tax-Qualified Retirement Plans of Bechtel Corporation

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: Mpower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Master Trust Pursuant to the Retirement Plans of APL Limited & Subsidiaries c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Mather Foundation c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Montana Board of Investments c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Municipal Employees’ Retirement System of Michigan c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

New Orleans Carpenters Pension Plan f/k/a Louisiana Carpenters Regional Council Pension Plan

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Primus CLO II Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Prudential Retirement Insurance & Annuity Company, on behalf of Separate Account SA-1 8 c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Purdue University c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Raytheon Master Pension Trust, with respect to accounts Logan Floating Rate Portfolio, WAMCO 3131, and Logan Mid Grade Portfolio

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Retirement Board of the Park Employees’ and Retirement Board Employees’ Annuity and Benefit Fund of Chicago

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Santa Barbara County Employees’ Retirement System c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Seattle City Employees’ Retirement System c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Shinnecock CLO II Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Sonoma County Employees’ Retirement Association c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

St. Luke’s Health System Corporation, as successor to St. Luke’s Episcopal Health System Foundation

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

State of Indiana Major Moves Construction Fund c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Stichting Bewaarder Syntrus Achmea Global High Yield Pool f/k/a Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Stichting Pensioenfonds Hoogovens c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Stichting Pensioenfonds Metaal en Techniek c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Taxable Fixed Income Managers: Portfolio 1 [Series] f/k/a

Goldman Sachs GMS Core Plus Fixed Income Portfolio

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
The Board of Pensions of the Presbyterian Church (U.S.A.) c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

The Children’s Hospital of Philadelphia c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

The Duchossois Group Inc. Pension Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

The Rotary Foundation of Rotary International c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Twin Lake Total Return Partners LP f/k/a Talon Total Return Partners LP c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Twin Lake Total Return Partners QP LP f/k/a Talon Total Return QP Partners LP c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

University of Kentucky c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Ventura County Employees’ Retirement Association c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Vulcan Ventures Incorporated c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Wexford Catalyst Investors LLC c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Wexford Spectrum Investors LLC c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Ares Enhanced Loan Investment Strategy III, Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

Ares IIIR-IVR CLO Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Ares Management LLC 2000 Avenue of the Stars, 12th Floor Los Angeles, California 90067 Email: cnikolaus@aresmgmt.com on behalf of: • ARES VIR CLO LTD. • ARES XI CLO LTD. • Ares Enhanced Loan Investment Strategy IR, Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$354,531.62

Ares VR CLO Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Atrium IV c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$100,001.97

Atrium V c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$284,733.39

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Avery Point CLO, Limited c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$394,241.57

Bentham Syndicated Loan Fund c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$228,281.41

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Black Diamond CLO 2005-1 Adviser, L.L.C. c/o Sam Goldfarb One Sound Shore Drive, Suite 200 Greenwich, CT 06830 Email: sgoldfarb@bdcm.com on behalf of: Black Diamond CLO 2005-1 Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,685,580.65

Black Diamond CLO 2005-2 Adviser, L.L.C. c/o Sam Goldfarb One Sound Shore Drive, Suite 200 Greenwich, CT 06830 Email: sgoldfarb@bdcm.com on behalf of: Black Diamond CLO 2005-2 Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,355,987.75

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Black Diamond CLO 2006-1 Adviser, L.L.C. c/o Sam Goldfarb One Sound Shore Drive, Suite 200 Greenwich, CT 06830 Email: sgoldfarb@bdcm.com on behalf of: Black Diamond CLO 2006-1 (Cayman) Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,735,298.46

Black Diamond International Funding, Ltd. c/o Sam Goldfarb One Sound Shore Drive, Suite 200 Greenwich, CT 06830 Email: sgoldfarb@bdcm.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$3,402,693.50

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Board of Retirement of the San Diego County Employees Retirement Association Attn: Brant Will 2275 Rio Bonito Way, Suite 100 San Diego, CA 92108 Email: BWill@sdcera.org	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$20,734.99

Castle Garden Funding c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$228,281.41

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Chatham Light II CLO, Limited c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$295,834.94

Eaton Vance CDO IX, Ltd. c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$265,865.64

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance CDO VIII, Ltd. c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$461,443.63

Eaton Vance CDO X PLC c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$230,432.32

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance Floating Rate Income Trust c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$475,369.35

Eaton Vance Floating Rate Portfolio c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,214,506.55

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance International (Cayman Islands) Floating Rate Income Portfolio c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$172,202.26

Eaton Vance Limited Duration Income Fund c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$512,008.15

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance Management c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com on behalf of: Eaton Vance Institutional Senior Loan Fund	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,842,127.22

Eaton Vance Senior Debt Portfolio c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$731,413.93

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance Senior Floating Rate Trust c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$398,363.50

Eaton Vance Senior Income Trust c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$205,088.40

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Eaton Vance Short Duration Diversified Income Fund c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$105,975.23

Eaton Vance Variable Trust Floating Rate Income Fund c/o Chris Fortier Two International Place Boston, MA 02110 Email: CFortier@EatonVance.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$661,541.29

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
FCA US LLC Pension Investment Committee on behalf of the FCA US LLC Master Retirement Trust Attn: Robert Watson (or Jing Ling, Jeff Pickett, or Michael Groebe) 555 Chrysler Drive Auburn Hills, MI 48326 Email: robert.watson@fcagroup.com Email: jing.ling@fcagroup.com Email: jeff.pickett@fcagroup.com Email: michael.groebe@fcagroup.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$100,622.13

FIAM Floating Rate High Income Commingled Pool c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$188,351.05

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
FIAM High Yield Bond Commingled Pool c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,804.23

FIAM High Yield Fund, LLC c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$27,107.60

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$265,701.17

Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$584,215.42

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,793,951.80

Fidelity Advisor Strategic Income Fund, a series of Fidelity Advisor Series II, as successor in interest to Fidelity Strategic Income Fund, a series of Fidelity School Street Trust c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,326,813.16

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity American High Yield Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$4,440.04

Fidelity Canadian Asset Allocation Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$4,907.41

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Central Investment Portfolios LLC: Fidelity Floating Rate Central Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$3,764,216.77

Fidelity Central Investment Portfolios LLC: Fidelity High Income Central Fund 1 c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$701.06

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Central Investment Portfolios LLC: Fidelity High Income Central Fund 2 c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$151,194.95

Fidelity High Income Fund, a series of Fidelity Summer Street Trust, as successor in interest to Fidelity Advisor High Income Fund, a series of Fidelity Advisor Series I c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$934.74

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Income Fund: Fidelity Total Bond Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,402.12

Fidelity Puritan Trust: Fidelity Puritan Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$4,673.72

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fidelity Summer Street Trust: Fidelity Capital & Income Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$11,588,029.62

Fidelity Summer Street Trust: Fidelity High Income Fund c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,517,090.59

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
First Trust Advisors L.P. c/o First Trust Portfolios L.P. Attn: Amy Lum Assistant General Counsel 500 W. 5th Street, 8th Floor Austin, Texas 78701 Email: ALum@ftportfolios.com on behalf of: First Trust/Four Corners Senior Floating Rate Income Fund	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$267,081.23

First Trust Senior Floating Rate Income Fund II c/o First Trust Portfolios L.P. Attn: Amy Lum Assistant General Counsel 500 W. 5th Street, 8th Floor Austin, Texas 78701 Email: ALum@ftportfolios.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$790,222.18

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
General Electric Capital Corporation	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

General Electric Pension Trust c/o GE Capital Attn: Megan Easley 901 Main Avenue Norwalk, CT 06851 Email: Megan.Easley@ge.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$573,479.77

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
IBM Personal Pension Plan Trust C/o IBM Corporation Attn: Jihwan Kim 1 North Castle Drive Armonk, NY 10504 Email:jihwank@us.ibm.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$14,484.57

International Paper Company Commingled Investment Group Trust C/o Carol Tusch (or Mary Jane Palmer) 6400 Poplar Avenue Memphis, TN 38197 Email: carol.tusch@ipaper.com Email: MaryJane.Palmer@ipaper.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$39,355.93

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Iowa Public Employees’ Retirement System Attn: Keith Scholten (or Gregg Schochenmaier) 7401 Register Drive PO Box 9117 Des Moines, IA 50306-9117 Email: keith.scholten@ipers.org Email: gregg.schochenmaier@ipers.org	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$108,226.41

Jersey Street CLO, Ltd. c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$121,681.20

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Katonah III, Ltd. c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$13,223.39

Katonah IV, Ltd. c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$16,298.60

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Madison Park Funding I, Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

Madison Park Funding II, Ltd. c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$139,893.18

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Madison Park Funding III, Ltd. c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$139,893.18

Madison Park Funding V, Ltd.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$0.00

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Madison Park Funding VI, Ltd. c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$228,281.41

Madison Park Funding XXVI, Ltd. c/o Credit Suisse Asset Management, LLC Attn: Michael Chaisanguanthum Eleven Madison Avenue New York, NY 10010 Email: michael.chaisanguanthum@credit-suisse.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$228,281.41

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Marlborough Street CLO, Ltd. c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$115,492.35

Metropolitan West Asset Management, LLC Attn: Eric Hausner 865 S. Figueroa St., Suite 1800 Los Angeles, CA 90017 Email: Eric.Hausner@tcw.com on behalf of: METROPOLITAN WEST HIGH YIELD BOND FUND	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$349,485.43

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Charter Income Trust c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$141,457.65

MFS Intermarket Income Trust I c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$23,407.18

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Intermediate High Income Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$42,055.62

MFS Meridian Funds on behalf of Global High Yield Fund f/k/a MFS Meridian Funds on behalf of MFS Floating Rate Income Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$177.98

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Multimarket Income Trust c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$83,124.53

MFS Series Trust III on behalf of MFS Global High Yield Fund f/k/a MFS Series Trust II on behalf of MFS High Yield Opportunities Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$335,468.84

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Series Trust III on behalf of MFS High Income Fund f/k/a MFS Series Trust X on behalf of MFS Floating Rate High lncome Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$79,117.06

MFS Series Trust III on behalf of MFS High Income Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$594,369.74

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Series Trust VIII on behalf of MFS Strategic Income Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$63,091.85

MFS Series Trust XIII on behalf of MFS Diversified Income Fund c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$41,544.44

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Special Value Trust c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$30,906.53

MFS Variable Insurance Trust II on behalf of MFS High Yield Portfolio f/k/a High Yield Variable Account c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$30,603.78

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Variable Insurance Trust II on behalf of MFS High Yield Portfolio f/k/a MFS Variable Insurance Trust on behalf of MFS High Income Series c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$198,427.49

MFS Variable Insurance Trust II on behalf of MFS High Yield Portfolio c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$182,838.69

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
MFS Variable Insurance Trust II on behalf of MFS Strategic Income Portfolio f/k/a MFS Variable Insurance Trust on behalf of MFS Strategic Income Series c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$7,579.43

MFS Variable Insurance Trust II on behalf of MFS Strategic Income Portfolio c/o MFS Attn: Matthew Stowe 111 Huntington Avenue Boston, MA 02199 Email: MStowe@MFS.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$13,574.59

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Microsoft Global Finance Attn: Brad Faulhaber One Microsoft Way Redmond, WA 98052 Email: bradfa@microsoft.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$74,394.49

NAPIER PARK DISTRESSED DEBT OPPORTUNITY MASTER FUND LTD. Attn: Jeffrey Traum 280 PARK AVE, 3RD FLOOR NEW YORK, NY 10017 Email: legal@napierparkglobal.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$341,265.76

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Nash Point CLO Unlimited Company c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$623,959.56

Northern Trust Global Advisors, Inc., as Named Fiduciary to the Central States, Southeast, and Southwest Area Pension Fund Attn: John Serfling (or John Amberg) Northern Trust Investments, Inc. 50 South LaSalle Street, M-15 Chicago, Illinois 60603 Email: jls3@ntrs.com Email: jja11@ntrs.com	Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$16,463.46

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Oaktree Fund GP II, L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com on behalf of: Oaktree Loan Fund, L.P.	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$6,026,562.87

Oaktree High Yield Bond Fund, L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$83,768.12

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Oaktree High Yield Fund II, L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$293,978.68

Oaktree High Yield Plus Fund, L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,288,608.19

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Oaktree Loan Fund 2x (Cayman), L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$6,695,127.28

Oaktree Senior Loan Fund, L.P. C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$232,337.99

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
OCM High Yield Trust C/o Oaktree Capital Management, L.P. Attn: Martin Boskovich 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Email: mboskovich@oaktreecapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$184,922.07

Pacific Gas and Electric Company Postretirement Medical Plan Trust - Non-Management Employees and Retirees Attn: Ted Huntley (or Robin Reilly) P.O. Box 7442 San Francisco, CA 94120 Email: txh8@pge.com Email: rlra@pge.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$3,254.08

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
PG&E Corporation Retirement Master Trust Attn: Ted Huntley (or Robin Reilly) P.O. Box 7442 San Francisco, CA 94120 Email: txh8@pge.com Email: rlra@pge.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$45,557.12

Race Point II CLO, Limited c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$435,449.35

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Race Point III CLO Public Unlimited Company c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$317,668.91

Race Point IV CLO, Ltd. c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$626,727.24

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Sankaty Special Situations I Grantor Trust c/o James Goldman 200 Clarendon Street Boston, MA 02116 Email: JGoldman@baincapital.com on behalf of: SSS Funding II LLC	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$351,803.71

State Teachers Retirement System of Ohio Attn: Mark Maxwell (or Ryan Collins) 275 East Broad Street Columbus, Ohio 43215 Email: MaxwellM@strsoh.org Email: CollinsR@strsoh.org	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$61,099.68

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
TCW Asset Management Company LLC Attn: Eric Hausner 865 S. Figueroa St., Suite 1800 Los Angeles, CA 90017 Email: Eric.Hausner@tcw.com on behalf of: • CRESCENT SENIOR SECURED FLOATING RATE LOAN FUND, LLC • MOMENTUM CAPITAL FUND LTD • TCW HIGH INCOME PARTNERS, LTD. • TCW SENIOR SECURED LOAN FUND, L.P. • VITESSE CLO, LTD. • VELOCITY CLO, LTD. • WEST BEND MUTUAL INSURANCE COMPANY • RGA Reinsurance Company	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$1,397,946.54

Texas County & District Retirement System Attn: Sandra Bragg (or Ann McGeehan) 901 Mopac S., Barton Oaks Plaza IV, Ste. 500 Austin, TX 78746 Email: sandra@tcdrs.org Email: ann@tcdrs.org	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$87,517.96

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
TMCT II, LLC Attn: William Steinhart, Jr. (or Mike Jenkins) 100 East Corson Street, Suite 200 Pasadena, CA 91103 Email: wstinehart@gibsondunn.com Email: MJenkins@lhmp.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$14,055.96

TMCT, LLC Attn: William Steinhart, Jr. (or Mike Jenkins) 100 East Corson Street, Suite 200 Pasadena, CA 91103 Email: wstinehart@gibsondunn.com Email: MJenkins@lhmp.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$13,976.82

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Transamerica Aegon High Yield Bond VP, a series of Transamerica Series Trust c/o Transamerica Attn: Rhonda Mills 1801 California Street, Suite 5200 Denver, CO 80202 Email: rhonda.mills@transamerica.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$350,030.83

Variable Insurance Products Fund: High Income Portfolio c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$3,271.61

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Variable Insurance Products Fund V: Strategic Income Portfolio c/o Fidelity Investments Attn: Colm Hogan Mail Code: V10F 245 Summer St. Boston MA 02210 Email: Colm.Hogan@FMR.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$138,809.58

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Wells Fargo Bank, N.A.

Attn: Joel Brighton, Legal Department

MAC: D1130-161

Two Wells Fargo Center

301 S. Tryon St., Suite 1615

Charlotte, NC 28202

Email: joel.brighton@wellsfargo.com

on behalf of:

•  Wells Fargo Principal Investments, LLC

•  Wells Fargo High Yield Bond Fund, a series of Wells Fargo Funds Trust

•  Wells Fargo Income Opportunities Fund

•  Wells Fargo Multi-Sector Income Fund

•  Wells Fargo Utilities and High Income Fund

•  High Yield Bond Fund, a series of 525 Market Street Fund LLC

•  Wells Fargo & Company Master Pension Trust

•  Wells Fargo Core Plus Bond Fund, a series of Wells Fargo Funds Trust

•  Los Angeles Department Water and Power Employees’ Retirement, Disability and Death Benefit Insurance Plan

	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,493,630.92

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Western Asset Management Company, LLC Attn: Adam Wright, Legal Department 385 East Colorado Blvd. Pasadena, CA 91101 Email: Adam.Wright@westernasset.com on behalf of: • Mt. Wilson CLO II, Ltd. • Legg Mason ClearBridge Capital & Income Fund • Western Asset Floating Rate High Income Fund, LLC	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$2,087,462.13

Westpath Benefits and Investments Attn: Constance Christian (or Frank Holsteen or Rashed Khan) 1901 Chestnut Avenue Glenview, IL 60025 Email: cchristian@wespath.org Email: fholsteen@wespath.org Email: rkhan@wespath.org	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$41,467.56

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
BBT Master Fund, L.P. BBT Fund, L.P. SRI Fund, L.P. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$137,561.72

BlackRock Corporate High Yield Fund, Inc. BlackRock Debt Strategies Fund, Inc. BlackRock Floating Rate Income Strategies Fund Inc. BlackRock High Yield Bond Portfolio, a series of BlackRock Funds II High Yield Bond Portfolio BlackRock Senior Income Series II BlackRock Senior Income Series IV R3 Capital Partners Master L.P. BGIS Income Strategies Portfolio c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$317,944.55

California State Teachers’ Retirement System c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$107,983.77

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Delaware Strategic Income Fund, a series of Delaware Group Government Fund (fka Delaware Core Plus Bond Fund); Delaware Corporate Bond Fund, a series of Delaware Group Income Funds; Delaware Diversified Income Fund, a series of Delaware Group Adviser Funds; Delaware Investments Dividend and Income Fund, Inc.; Delaware Wealth Builder Fund, a series of Delaware Group Equity Fund V (fka Delaware Dividend Income Fund); Macquarie Core Bond Portfolio, a series of Delaware Pooled Trust (fka The Core Plus Fixed Income Portfolio); Macquarie High Yield Bond Portfolio, a series of Delaware Pooled Trust (fka The High-Yield Bond Portfolio); Delaware Enhanced Global Dividend and Income Fund; Delaware Extended Duration Bond Fund, a series of Delaware Group Income Funds; Delaware High-Yield Opportunities Fund, a series of Delaware Group Income Funds (on its own behalf and as successor to Delaware Delchester Fund, a series of Delaware Group Income Funds); Delaware VIP Diversified Income Series, a series of Delaware VIP Trust; Delaware VIP High A17 Yield Series, a series of Delaware VIP Trust; Optimum Fixed Income Fund, a series of Optimum Fund Trust

c/o Kasowitz Benson Torres LLP

Attn: Andrew K. Glenn

1633 Broadway

New York, NY 10019

Email: aglenn@kasowitz.com

	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$614,546.58

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Fortress Credit Investments I Ltd. Fortress Credit Investments II Ltd. Drawbridge Special Opportunities Fund LP Drawbridge Special Opportunities Fund Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$990,543.73

Four Corners CLO II Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$27,494.11

Four Corners CLO III Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$27,494.21

Guggenheim High Yield Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$47,653.07

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Guggenheim Portfolio Company X, LLC GPC 69 LLC c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$145,244.77

Houston Police Officers’ Pension System c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$7,949.00

Illinois Municipal Retirement Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$45,106.92

JHF II Floating Rate Income Fund JHF II High Yield Bond Fund JHVIT Floating Rate Income Trust JHVIT High Yield Bond Trust c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$1,419,873.28

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Lord Abbett Investment Trust - Lord Abbett High Yield Fund Lord Abbett Investment Trust - Lord Abbett Floating Rate Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$72,847.21

LVIP Delaware Bond Fund, a series of Lincoln Variable Insurance Products Trust LVIP JPMorgan Retirement lncome Fund (the successor to LVIP Delaware Foundation® Conservative Allocation Fund, a series of Lincoln Variable Insurance Products Trust and the LVIP Delaware Managed Fund) c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$1,444.80

Mason Capital, Ltd. Mason Capital, LP c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$1,204,660.71

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Missouri State Employees’ Retirement System c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$23,983.68

Neuberger Berman High Yield Strategies Fund Inc. (f/k/a Lehman Brothers First Trust Income Opportunity Fund) Neuberger Berman High Income Bond Fund (f/k/a Lehman Brothers High Income Bond Fund) c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$122,065.35

New York Life Insurance Company on behalf of itself, its subsidiaries, and any fund, account, pool, or investment vehicle owned, managed or advised by New York Life Insurance Company, including but not limited to MacKay New York Life Insurance Company (Guaranteed Products), New York Life lnsurance Company Guaranteed Products, New York Life Insurance Company (Guaranteed Products), New York Life Insurance Company GP – Portable Alpha, and MacKay Shields Core Plus Alpha Fund Ltd c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$41,026.32

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
North Dakota State Investment Board c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$9,550.20

PIMCO 1464 - Freescale Semiconductor Inc. Retirement Savings c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$67,482.48

PIMCO Income Strategy Fund PIMCO Income Strategy Fund II Red River HYPi, L.P. PIMCO Cayman Trust: PIMCO Cayman Bank Loan Fund Stocks PLUS, Sub-Fund B, LLC PIMCO Funds: PIMCO Total Return Fund PIMCO Funds: Private Account Portfolio Series High Yield Portfolio PIMCO Funds: Global Investors Series plc, Global Investment Grade Credit Fund GIS Global Investment Grade Credit Fund Fairway Loan Funding Company Mayport CLO, Ltd. Portola CLO, Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$131,057.68

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Plumbers & Pipefitters National Pension Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$72,374.00

Putnam Floating Rate Income Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$42,362.49

Russell Investment Company Russell Strategic Bond Fund Russell Institutional Funds LLC Russell Core Bond Fund Russell Investment Company plc Russell U.S. Bond Fund Russell Investment Company plc on behalf of its sub-fund The Global Strategic Yield Fund, and its successor funds, and Multi- Style, Multi-Manager Fund plc on behalf of its sub-fund, The Global Strategic Yield Fund Russell Trust Company Russell Multi-Manager Bond Fund c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$57,791.05

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Solus Core Opportunities Master Fund Sola Ltd Ultra Master Ltd c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$96,900.74

Taconic Capital Partners 1.5 L.P. Taconic Market Dislocation Fund II L.P. Taconic Market Dislocation Master Fund II L.P. Taconic Opportunity Fund L.P. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$2,337,485.31

The Lincoln National Life Insurance Company Separate Account 12 The Lincoln National Life Insurance Company Separate Account 20 c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$22,280.86

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Initial Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Thrivent Financial for Lutherans Thrivent High Yield Fund, a series of Thrivent Mutual Funds Thrivent High Yield Portfolio, a series of Thrivent Series Fund, Inc. Thrivent Income Fund, a series of Thrivent Mutual Funds Thrivent Income Portfolio, a series of Thrivent Series Fund, Inc. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$423,366.47

Virginia Retirement System c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$118,080.65

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Grand Central Asset Trust, SIL Series c/o Fiona M. Fallon Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Email: fiona.m.fallon@barclayscapital.com	Davis Polk & Wardwell LLP c/o Elliot Moskowitz 450 Lexington Avenue New York, NY 10017 Email: elliot.moskowitz@davispolk.com	$214.38

Carlyle High Yield Par IX Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Coca-Cola Company Retirement & Master Trust c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Golden Tree Loan Opportunities III, Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Golden Tree Loan Opportunities IV, Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Hewett’s Island CLO IV c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Hewett’s Island CLO V Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Hewett’s Island CLO VI Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Oak Hill Credit Opportunities Financing Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Oak Hill Credit Opportunities Master Fund, Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Oak Hill Credit Partners II Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Oak Hill Credit Partners III Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Oak Hill Credit Partners IV Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Oak Hill Credit Partners V Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

OHA Capital Solution Financing (Offshore), Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
OHA Capital Solution Financing (Onshore), Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

OHA Park Avenue CLO I Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

OHSF Financing Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

OHSF II Financing Ltd. c/o Hahn & Hessen LLP Attn: Mark T. Power 488 Madison Avenue New York, NY 10022 email: MPower@hahnhessen.com	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Inter-Local Pension Fund of the Graphic Communications Conference of the International Brotherhood of Teamsters c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*

Stichting Pensioenfonds van de Metalektro f/k/a Stichting Bedrijfstakpensioenfonds Voor De Metalektro

c/o Hahn & Hessen LLP

Attn: Mark T. Power

488 Madison Avenue

New York, NY 10022

email: MPower@hahnhessen.com

	Hahn & Hessen LLP c/o Mark T. Power 488 Madison Avenue New York, NY 10022 Email: Mpower@hahnhessen.com	[The aggregate share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Hahn & Hessen LLP on behalf of all of its clients is listed above]

Caterpillar lnc. Pension Master Trust Attn: Asha Mehrotra 510 Lake Cook Rd., Suite 100 Deerfield, IL 60015 Email: Mehrotra_Asha_T@cat.com	Jones Day c/o Christopher DiPompeo 51 Louisiana Ave., N.W. Washington, D.C. 20001 Email: cdipompeo@jonesday.com Munger, Tolles & Olson LLP c/o Nicholas Fram 560 Mission St., 27th Floor San Francisco, CA 94105 Email: nicholas.fram@mto.com	$25,629.14

Genesis CLO 2007-1 Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$42,917.63

Golden Knight II CLO, Ltd. c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$0.00

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 1

Remaining Required Term Lender Party (or its Designee), Address and Email	Counsel, Address and Email	Pro Rata Share of Allowed GUC Trust Claims*
Teachers’ Retirement System of Oklahoma c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com

[The pro rata share of Allowed GUC Trust Claims in respect of Initial Defense Costs incurred by Kasowitz Benson Torres LLP on behalf of Teachers’ Retirement System of Oklahoma is currently included with the Pro Rata Share of Allowed GUC Trust Claims listed above for Lord Abbett Investment Fund - Lord Abbett High Yield Fund and Lord Abbett Investment Trust - Lord Abbett Floating Rate Fund]

Fire & Police Employees’ Retirement System of the City of Baltimore c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$20,408.28

SF-3 Segregated Portfolio c/o Kasowitz Benson Torres LLP Attn: Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: aglenn@kasowitz.com	Kasowitz Benson Torres LLP c/o Andrew K. Glenn 1633 Broadway New York, NY 10019 Email: Aglenn@kasowitz.com	$370.41

	Total:	$231,000,000.00

*	The pro rata shares of the Allowed AAT Claims and Allowed GUC Trust Claims are the same.

Schedule 2

STB Insurer	Address
AIG Excess Liability Insurance International Limited	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Arch Reinsurance Ltd.	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Bar Vermont Risk Retention Group, Inc	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Beazley Syndicate at Lloyd’s (Reinsurer)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Brit Syndicate 2987/Brit Insurance Limited	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Columbia Casualty Company (CNA)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

1

Schedule 2

STB Insurer	Address
Endurance Specialty Insurance Ltd.	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

General Security Indemnity Company of Arizona (Scor Re)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Hiscox Syndicate at Lloyd’s (Reinsurer)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Interstate Fire & Casualty Company	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Lexington Insurance Company (UK)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Lexington Insurance Company (US)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

2

Schedule 2

STB Insurer	Address
Liberty Mutual Insurance Europe	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Max Bermuda Ltd.	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Nautilus Insurance Company (Berkley)	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

St. Paul Surplus Lines Insurance Company	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

Swiss Re International SE	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

XL Insurance (Bermuda) Ltd.	Mendes & Mount LLP c/o Kevin G. Flynn 750 Seventh Avenue New York, NY 10019 Email: kevin.flynn@mendes.com

3

EXHIBIT A

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK ------------------------------------------------------------------------x
In re:	Chapter 11
MOTORS LIQUIDATION COMPANY, f/k/a
GENERAL MOTORS CORPORATION, et al.,	Case No. 09-50026 (MG)
(Jointly Administered)
Debtors. ------------------------------------------------------------------------x
MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,
Adversary Proceeding

Plaintiff,	Case No. 09-00504 (MG)

against

JPMORGAN CHASE BANK, N.A., et al.,

Defendants. ------------------------------------------------------------------------x

ORDER PURSUANT TO SECTIONS 105 AND 1142 OF THE BANKRUPTCY

CODE AND BANKRUPTCY RULE 9019 APPROVING

THE SETTLEMENT AGREEMENT AND RELATED RELIEF

Upon the motion (the “Motion”) of Motors Liquidation Company Avoidance Action Trust (the “AAT”) pursuant to Bankruptcy Code sections 105(a) and 1142 and Bankruptcy Rule 9019 dated April     , 2019 for approval of the settlement agreement (the “Settlement Agreement”) dated as of April 10, 2019, entered into among the AAT, the Motors Liquidation Company GUC Trust (the “GUC Trust”), each of the defendants in the Term Loan Avoidance Action that are listed on Schedule 1 to the Settlement Agreement (including any dissolved defendant on behalf of which its former manager or other related Person executed the Settlement Agreement), including, without limitation, JPMorgan Chase Bank, N.A., in its individual capacity and as administrative agent (in both such capacities, “JPMorgan”) under a Term Loan Agreement dated as of November 29, 2006 and amended from time to time (the “Term Loan Agreement”), and Simpson Thacher & Bartlett LLP (each a “Party,” and collectively, the “Parties”)1; and the joinder to the Motion by the GUC Trust dated                     ; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and upon consideration of the Declaration of Arthur J. Gonzalez dated April     , 2019; and due and proper notice of the Settlement Agreement having been given, and no other or further notice being necessary; and the Court having reviewed the Settlement Agreement; and after due deliberation and for good cause shown,

THE COURT FINDS2:

A.    The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.

B.    The Settlement Agreement and the actions contemplated thereby, including the releases and bar order given therein, meet the standards established by the Second Circuit for the approval of a compromise and settlement in bankruptcy, and are reasonable, fair and equitable and supported by adequate consideration.

[1]	The Settlement Agreement is annexed as Exhibit to the Motion. Capitalized terms in this Order without definition have the meanings ascribed thereto in the Settlement Agreement.
[2]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2

C.    The Settlement Agreement and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the AAT.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.    The Motion is GRANTED and the Settlement Agreement is APPROVED.

2.    Any and all objections to the Motion or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits.

3.    The AAT and the GUC Trust are authorized to take all necessary steps pursuant to the terms and conditions of the Settlement Agreement to effectuate the Settlement Agreement and the other Settlement Documents, including without limitation, execution, delivery and performance of the Settlement Agreement and the other Settlement Documents, allowance of the Allowed TL Claims, and effectuation of the releases, bar order and the covenants not to sue incorporated in the Settlement Agreement, the other Settlement Documents and/or this Order.

4.    As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to (a) the potential beneficiaries of the AAT, including the holders of Allowed General Unsecured Claims (as defined in the AAT Agreement); (b) the DIP Lenders; (c) the Capital Providers; (d) the Office of the United States Trustee for the Southern District of New York; (e) counsel to the Signatory Plaintiffs, as such term is defined in the settlement agreement by and among the Signatory Plaintiffs and the GUC Trust, dated as of February 1, 2019; (f) JPMorgan; (g) the Defendants Steering Committee Counsel; (h) all other Term Lender counsel of record; (i) any other Term Lender recipient of the Term Loan Repayment at the electronic or physical address provided

3

to JPMorgan, as agent, by the Term Lender as of June 30, 2009 (or such other address, if any, as provided by such Term Lender to JPMorgan thereafter in connection with the Term Loan Avoidance Action); (j) any Net Proceeds Counter-Party to a Net Proceeds Transaction with JPMorgan; (k) any Net Proceeds Counter-Party to a Net Proceeds Transaction with a Non-JPMorgan Term Lender Party, provided that such Net Proceeds Counter-Party is known to the employee or representative of such Non-JPMorgan Term Lender Party who is responsible for supervising the defense of the Term Loan Avoidance Action; (1) additional publication notice of the Motion has been published in The New York Times and Investor’s Business Daily, as set forth in the Settlement Agreement; and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

5.    The Fee Examiner shall be given the maximum immunity permitted by law from civil actions for all acts taken or omitted in the performance of her duties. In addition to such immunity, no action may be commenced against the Fee Examiner in connection with Fee Examiner matters except in this Court and only with the prior approval of this Court, which retains exclusive jurisdiction.

6.    This Order is a final order within the meaning of 28 U.S.C. § 158(a).

7.    Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters.

4

8.    JPMorgan is authorized in its capacity as administrative agent pursuant to Section 8.05 of the Term Loan Agreement to grant the releases by the Term Lenders contemplated by the Settlement Agreement.

9.    For the avoidance of doubt, nothing in this Order shall preclude: (i) claims by the Parties to the Settlement Agreement or Settlement Documents to enforce any obligations created therein; (ii) claims by the Parties to the Settlement Agreement to enforce this Order; or (iii) claims by JPMorgan and the non-JPMorgan Term Lender Parties to pursue, receive or retain distributions on the Allowed TL Claims allocated in Schedule 1 of the Settlement Agreement.

10.    The AAT Settlement Payment is (i) being made to the AAT to settle the Term Loan Avoidance Action against the Term Lenders, (ii) a partial repayment of the Term Loan Repayment on behalf of the Term Lenders, and (iii) a recovery by the AAT of the proceeds of the Term Loan Avoidance Action.

11.    The claims arising in favor of the Term Lenders as a result of the AAT Settlement Payment are allowed claims against the GUC Trust and the AAT pursuant to Bankruptcy Code section 502(h), and are “Term Loan Avoidance Action Claims” under and as defined in the GUC Trust Agreement and the AAT Agreement, respectively.

12.    The failure to specifically include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Settlement Agreement, and all actions required for its implementation, be approved in its entirety.

13.    If the Final Closing Conditions are not met, then this Order shall be deemed to be nullified and void ab initio in all respects.

14.    This Order shall be immediately effective and enforceable upon entry.

5

15.    The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

IT IS SO ORDERED.

Dated:             , 2019

  New York, New York

MARTIN GLENN
United States Bankruptcy Judge

6

EXHIBIT B

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

:
In re:	:	Chapter 11 Case
:
MOTORS LIQUIDATION COMPANY, et al.,	:	Case No. 09-50026 (MG)
:
Debtors.	: :	(Jointly Administered)
MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee, Plaintiff, vs.	: : : : : : :	Adversary Proceeding Case No. 09-00504 (MG)
:
:
JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent for Various Lenders Party to the Term Loan Agreement described herein, et al., Defendants.	: : :
:
:
:

[PROPOSED] ORDER OF DISMISSAL

WHEREAS, the Motors Liquidation Company Avoidance Action Trust (the “AAT”) has negotiated and agreed to a settlement of its claims in the above-captioned action (the “Action”);

NOW, THEREFORE, IT IS HEREBY ORDERED, that:

1.    The AAT’s claims in the Action are dismissed with prejudice and without costs except as provided and in accordance with the settlement agreement settling all claims in the Action (the “Settlement Agreement”).

2.    The Settlement Agreement shall not be admissible in any proceeding, except to enforce the terms of the Settlement Agreement.

Dated:             , 2019

BINDER & SCHWARTZ LLP

By:
Eric B. Fisher
Neil S. Binder
Lindsay A. Bush
Lauren K. Handelsman
Tessa B. Harvey
Lisa C. Lightbody
366 Madison Avenue, 6th Floor
New York, New York 10017
Telephone: (212) 510-7008
Facsimile: (212) 510-7008

Attorneys for the Motors Liquidation Company Avoidance Action Trust

SO ORDERED this              day of             , 2019.

Martin Glenn
United State Bankruptcy Judge

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,	) ) ) ) )
Plaintiff,	)	C.A. No. 12191-VCS
v.	)
)
OAKTREE LOAN FUND, L.P.,	)
)
Defendant.	)
)

STIPULATION AND [PROPOSED] ORDER

OF DISMISSAL WITH PREJUDICE

Plaintiff Motors Liquidation Company Avoidance Action Trust, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee, and Oaktree Loan Fund, L.P., by and through Oaktree Loan Fund GP, L.P., solely in its capacity as Trustee, hereby stipulate and agree, pursuant to Rule 41(a)(1)(ii), and subject to the approval of the Court, to the dismissal with prejudice of the above-captioned action and all claims asserted therein.

The parties shall bear their own fees and costs.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/
OF COUNSEL: Eric B. Fisher Neil S. Binder Lindsay A. Bush Lauren K. Handelsman BINDER & SCHWARTZ LLP 366 Madison Avenue, 6th Floor New York, New York 10017 (212) 510-7008

Elena C. Norman (#4780)

Richard J. Thomas (#5073)

Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Plaintiff Motors Liquidation Company Avoidance Action Trust, by and through Wilmington Trust Company, solely in its capacity as the Trust Administrator and Trustee

ROSS ARONSTAM & MORITZ LLP

OF COUNSEL:	/s/

Erin L. Burke

JONES DAY

555 South Flower Street

Fiftieth Floor

Los Angeles, California 90071

(213) 243-2692

C. Kevin Marshall

JONES DAY

51 Louisiana Avenue, N.W.

Washington, D.C. 20001-2113

(202) 879-3851

David E. Ross (Bar No. 5228)

Benjamin Z. Grossberg (Bar No. 5615)

100 S. West Street, Suite 400

Wilmington, Delaware 19801

(302) 576-1600

Attorneys for Defendant Oaktree Loan Fund GP, L.P, solely in its capacity as Trustee of and for Defendant Oaktree Loan Fund, L.P.

Dated:

SO ORDERED this            day of            , 2019

Vice Chancellor Joseph R. Slights III

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee, Plaintiff, v. SSS FUNDING II, LLC, Defendant.	)
)
)
)
	)	C.A. No. 12248-VCS
)
)
)
)
)
)
)

STIPULATION AND [PROPOSED] ORDER

OF DISMISSAL WITH PREJUDICE

Plaintiff Motors Liquidation Company Avoidance Action Trust, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee, and SSS Funding II, LLC, by and through Sankaty Special Situations I, L.P., solely in its capacity as Receiver, hereby stipulate and agree, pursuant to Rule 41(a)(1)(ii), and subject to the approval of the Court, to the dismissal with prejudice of the above-captioned action and all claims asserted therein.

The parties shall bear their own fees and costs.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

OF COUNSEL:	/s/
Elena C. Norman (#4780) Richard J. Thomas (#5073)
Eric B. Fisher Neil S. Binder Lindsay A. Bush Lauren K. Handelsman BINDER & SCHWARTZ LLP 366 Madison Avenue, 6th Floor New York, New York 10017 (212) 510-7008

Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Plaintiff Motors Liquidation Company Avoidance Action Trust, by and through Wilmington Trust Company, solely in its capacity as the Trust Administrator and Trustee

OF COUNSEL:	ROSS ARONSTAM & MORITZ LLP /s/

Erin L. Burke

JONES DAY

555 South Flower Street

Fiftieth Floor

Los Angeles, California 90071

(213) 243-2692

C. Kevin Marshall

JONES DAY

51 Louisiana Avenue, N.W.

Washington, D.C. 20001-2113

(202) 879-3851

David E. Ross (Bar No. 5228)

Benjamin Z. Grossberg (Bar No. 5615)

100 S. West Street, Suite 400

Wilmington, Delaware 19801

(302) 576-1600

Attorneys for Sankaty Special Situations I, L.P., solely in its capacity as Receiver for Defendant SSS Funding II, LLC

Dated:

SO ORDERED this            day of            , 2019

Vice Chancellor Joseph R. Slights III

EXHIBIT D

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case

MOTORS LIQUIDATION COMPANY, et al.,	Case No. 09-50026 (MG)

Debtors.	(Jointly Administered)

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,	Adversary Proceeding Case No. 09-00504 (MG)

Plaintiff,
vs.

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent for Various Lenders Party to the Term Loan Agreement described herein, et al.,

Defendants.

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

WHEREAS, the undersigned parties to the above-captioned action (the “Action”) have negotiated and agreed to a settlement of their claims and cross-claims in the Action:

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, that:

1.    All claims and cross-claims by the undersigned parties are dismissed with prejudice and without costs except as provided and in accordance with the settlement agreement settling all claims in the Action (the “Settlement Agreement”).

2.    The Settlement Agreement shall not be admissible in any proceeding, except to enforce the terms of the Settlement Agreement.

Dated:	, 2019

WACHTELL, LIPTON, ROSEN & KATZ

By:
Marc Wolinsky Harold S. Novikoff Amy R. Wolf 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1000 Facsimile: (212) 403-2000 Email: MWolinsky@wlrk.com

KELLEY DRYE & WARREN LLP

John M. Callagy Nicholas J. Panarella Martin A. Krolewski 101 Park Avenue New York, New York 10178 Telephone: (212) 808-7800 Facsimile: (212) 808-7897 Email: JCallagy@kelleydrye.com

JONES DAY

C. Lee Wilson 250 Vesey Street New York, New York 10281 Telephone: (212) 326-3885 Facsimile: (212) 755-7306 Email: CLWilson@jonesday.com

Attorneys for Defendant and Cross-Claim Defendant JPMorgan Chase Bank, N.A.

MUNGER, TOLLES & OLSON LLP

By:
John W. Spiegel Bradley R. Schneider Matthew A. Macdonald 350 South Grand Avenue, 50th Floor Los Angeles, CA 90071 Telephone: (213) 683-9100 Email: john.spiegel@mto.com

JONES DAY

Bruce Bennett Erin Burke 555 South Flower Street, 50th Floor Los Angeles, CA 90071 Telephone: (213) 489-3939 Email: bbennett@jonesday.com

Gregory Shumaker Christopher DiPompeo 51 Louisiana Avenue, N.W. Washington, D.C. 20001 Telephone: (202) 879-3939 Email: gshumaker@jonesday.com

Attorneys for the Term Loan Lenders as listed in Appendix A to the Consent Motion to Withdraw [Dkt. 753]

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP

By:
Andrew K. Glenn Michelle Genet Bernstein Frank DiCarlo 1633 Broadway New York, NY10019 Tel: (212) 506-1700 Email: aglenn@kasowitz.com

Attorneys for the Ad Hoc Group of Cross-Claiming Term Lenders listed in Appendix A to Dkt. 334 and the Ad Hoc Supplemental Group of Answering Term Lenders listed in Appendix A to Dkt. 690

ENTWISTLE & CAPPUCCI LLP

By:
Joshua K. Porter 299 Park Avenue, 20th Floor
New York, NY 10171
Tel: (212) 894-7282
Email: jporter@entwistle-law.com

Attorneys for Teachers’ Retirement System of the State of lllinois and TCW Illinois State Board of lnvestments

BARONE MOONEY NEWMAN & FOREMAN

By:
Cindy Newman 343 Thornall Street, Suite 650
Edison, New Jersey 08837
Tel: (732) 494-0050
Email: Cindy.Newman@csaa.com

Attorneys for Wells Cap Mgmt—13923601

EXHIBIT E

MUTUAL RELEASES BY AND AMONG UNITED STATES DEPARTMENT OF

TREASURY ON BEHALF OF THE DIP LENDERS; JPMORGAN CHASE BANK, N.A.;

AND SIMPSON THACHER & BARTLETT LLP

The United States Department of Treasury (“Treasury”), on behalf of itself and, in Treasury’s capacity as Required Lender, Export Development Canada (collectively, the “DIP Lenders”), in each case on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge JPMorgan Chase Bank, N.A. (“JPMorgan”), Simpson Thacher & Bartlett LLP (“STB”) and each of their respective predecessors, successors and assigns, past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, if any, from and in respect of all Released Matters, as defined below.

JPMorgan and STB, in each case on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge each of the DIP Lenders and each of their respective predecessors, successors and assigns, past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, if any, from and in respect of all Released Matters, as defined below.

All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the Actions described in this Release. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE DEBTOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

For purposes of this release, the following terms shall have the following respective meanings:

“AAT Agreement” means the Motors Liquidation Company Avoidance Action Trust Agreement dated as of March 30, 2011 (as amended and restated from time to time).

“Actions” means all claims, including without limitation indemnification and subrogation claims, objections to claims, causes of action, avoidance actions, setoff challenges, debts, obligations, rights, suits, damages, actions, interests, remedies, fees, costs, expenses and liabilities, whether asserted or unasserted, known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, accrued or unaccrued, state or federal, currently existing or hereafter arising, in law, contract, equity or otherwise, including without limitation all claims for prepetition, postpetition, postconfirmation, prejudgment and postjudgment interest and all appeal rights.

“Delaware UCC-1” means the Delaware UCC-1 financing statement that was deemed terminated by the United States Court of Appeals for the Second Circuit in In re Motors Liquidation Co., 777 F.3d 100 (2d Cir. 2015).

“GUC Trust Agreement” means the Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 (as amended and restated from time to time).

“Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation. For the avoidance of doubt, Released Matters do not include any Action to enforce any rights or claims against persons or entities other than the DIP Lenders, JPMorgan and STB under the AAT Agreement, the GUC Trust Agreement or the Settlement Agreement. Nor shall this agreement or the definition of Released Matters bar any Governmental Unit (as defined in Bankruptcy Code Section 101(27)) from pursuing any police or regulatory action, or from pursuing any claim arising from the exercise or enforcement of any safety, police or regulatory power or authority against any debtor or non-debtor (together, the “Police or Regulatory Actions and Claims”). Police or Regulatory Actions and Claims include, but are not limited to, any criminal, civil or administrative enforcement of any law, regulation, rule or other regulatory obligation, such as liabilities arising under tax laws (including the Internal Revenue Code), environmental laws, civil fraud or false claim laws, securities laws, criminal laws, and any statutory or common-law claims associated with any fraud on or misstatement made to a Governmental Unit; and further include the assessment and collection of any judgments, fines, taxes, penalties, or other monetary recoveries, as well as the pursuit and imposition of any non-monetary relief, associated with the exercise of these police or regulatory powers except in respect of the claims asserted in the Term Loan Avoidance Action.

“Required Lender” refers to Treasury, and has the meaning stated in Section 8.1 of the Wind-Down Agreement.

“Settlement Agreement” means the Settlement Agreement dated as of April    , 2019 to which JPMorgan and STB are parties governing the settlement of the Term Loan Avoidance Action.

“Synthetic Lease” means the financing arrangement between General Motors Corporation, JPMorgan as administrative agent, and a group of financial institutions that, beginning on October 31, 2001, provided General Motors Corporation with approximately $300 million in financing, secured by liens on certain real estate properties that became subject to the financing over time.

“Term Loan Agreement” means the Term Loan Agreement dated as of November 29, 2006 and amended from time to time, among General Motors Corporation, Saturn Corporation, JPMorgan as administrative agent, and a syndicate of lenders.

“Term Loan Avoidance Action” means the action that is captioned Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A. et al., Adv. Pro No. 09-00504 (Bankr. S.D.N.Y.).

“Wind-Down Agreement” means the agreement titled “$1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement” approved by the United States Bankruptcy Court for the Southern District of New York by an order (Dkt. No. 2969) in In re Motors Liquidation Co., Case No. 09-50026-MG (Bankr. S.D.N.Y. July 5, 2009).

United States Department of Treasury, on behalf of itself and Export Development Canada		JPMorgan Chase Bank, N.A., in its individual capacity and as Administrative Agent

By:		By:
	Its duly authorized representative		Its duly authorized representative

Name:		Name:

Title:		Title:

Dated:		Dated:

Simpson Thacher & Bartlett LLP

By:
Its duly authorized representative

Name:

Title:

Dated:

EXHIBIT F

RELEASE BY CYNTHIANA LLC

Cynthiana LLC, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge JPMorgan Chase Bank, N.A. (“JPMorgan”) and Simpson Thacher & Bartlett LLP, and each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters, as defined below.

All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the Actions described in this Release. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE DEBTOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

For purposes of this release, the following terms shall have the following respective meanings:

“Actions” means all claims, including without limitation indemnification and subrogation claims, objections to claims, causes of action, avoidance actions, setoff challenges, debts, obligations, rights, suits, damages, actions, interests, remedies, fees, costs, expenses and liabilities, whether asserted or unasserted, known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, accrued or unaccrued, state or federal, currently existing or hereafter arising, in law, contract, equity or otherwise, including without limitation all claims for prepetition, postpetition, postconfirmation, prejudgment and postjudgment interest and all appeal rights.

“Delaware UCC-1” means the Delaware UCC-1 financing statement that was deemed terminated by the United States Court of Appeals for the Second Circuit in In re Motors Liquidation Co., 777 F.3d 100 (2d Cir. 2015).

“Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation.

“Synthetic Lease” means the financing arrangement between General Motors Corporation, JPMorgan as administrative agent, and a group of financial institutions that, beginning on October 31, 2001, provided General Motors Corporation with approximately $300 million in financing, secured by liens on certain real estate properties that became subject to the financing over time.

“Term Loan Agreement” means the Term Loan Agreement dated as of November 29, 2006 and amended from time to time, among General Motors Corporation, Saturn Corporation, JPMorgan as administrative agent, and a syndicate of lenders.

“Term Loan Avoidance Action” means the action that is captioned Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A. et al., Adv. Pro No. 09-00504 (Bankr. S.D.N.Y.).

This Release shall be construed in accordance with, and this Release and all matters arising out of or relating in any way whatsoever to it (whether in contract, tort or otherwise) shall be governed by, the laws of the State of New York (without reference to any conflict of law principles or choice of law doctrine that would have the effect of causing this Release to be construed in accordance with or governed by the law of any other jurisdiction).

Cynthiana LLC

By:
Its duly authorized representative

Name:

Title:

Dated:

RELEASE BY EARLHAM LLC

Earlham LLC, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge JPMorgan Chase Bank, N.A. (“JPMorgan”) and Simpson Thacher & Bartlett LLP, and each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters, as defined below.

All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the Actions described in this Release. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE DEBTOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

For purposes of this release, the following terms shall have the following respective meanings:

“Actions” means all claims, including without limitation indemnification and subrogation claims, objections to claims, causes of action, avoidance actions, setoff challenges, debts, obligations, rights, suits, damages, actions, interests, remedies, fees, costs, expenses and liabilities, whether asserted or unasserted, known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, accrued or unaccrued, state or federal, currently existing or hereafter arising, in law, contract, equity or otherwise, including without limitation all claims for prepetition, postpetition, postconfirmation, prejudgment and postjudgment interest and all appeal rights.

“Delaware UCC-1” means the Delaware UCC-1 financing statement that was deemed terminated by the United States Court of Appeals for the Second Circuit in In re Motors Liquidation Co., 777 F.3d 100 (2d Cir. 2015).

“Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation.

“Synthetic Lease” means the financing arrangement between General Motors Corporation, JPMorgan as administrative agent, and a group of financial institutions that, beginning on October 31, 2001, provided General Motors Corporation with approximately $300 million in financing, secured by liens on certain real estate properties that became subject to the financing over time.

“Term Loan Agreement” means the Term Loan Agreement dated as of November 29, 2006 and amended from time to time, among General Motors Corporation, Saturn Corporation, JPMorgan as administrative agent, and a syndicate of lenders.

“Term Loan Avoidance Action” means the action that is captioned Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A. et al., Adv. Pro No. 09-00504 (Bankr. S.D.N.Y.).

This Release shall be construed in accordance with, and this Release and all matters arising out of or relating in any way whatsoever to it (whether in contract, tort or otherwise) shall be governed by, the laws of the State of New York (without reference to any conflict of law principles or choice of law doctrine that would have the effect of causing this Release to be construed in accordance with or governed by the law of any other jurisdiction).

Earlham LLC

By:
Its duly authorized representative

Name:

Title:

Dated:

RELEASE BY LW HOLDCO VI LLC

LW Holdco VI LLC, on behalf of itself and on behalf of its past, present and future representatives, beneficiaries, monitors, trustees, agents, and predecessor and successor entities, hereby does and shall be deemed to fully, finally and forever generally release, waive and discharge JPMorgan Chase Bank, N.A. (“JPMorgan”) and Simpson Thacher & Bartlett LLP, and each of their respective predecessors, successors and assigns, each of their respective past, present and future direct and indirect parents, subsidiaries, affiliates and all of their respective property, and each of their respective past, present and future partners, members, officers, directors, employees, divisions, branches, control persons, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, collateral managers, equity holders, noteholders, agents, trustees and representatives and all of their respective property, from and in respect of all Released Matters, as defined below.

All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the Actions described in this Release. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE DEBTOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

For purposes of this release, the following terms shall have the following respective meanings:

“Actions” means all claims, including without limitation indemnification and subrogation claims, objections to claims, causes of action, avoidance actions, setoff challenges, debts, obligations, rights, suits, damages, actions, interests, remedies, fees, costs, expenses and liabilities, whether asserted or unasserted, known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, accrued or unaccrued, state or federal, currently existing or hereafter arising, in law, contract, equity or otherwise, including without limitation all claims for prepetition, postpetition, postconfirmation, prejudgment and postjudgment interest and all appeal rights.

“Delaware UCC-1” means the Delaware UCC-1 financing statement that was deemed terminated by the United States Court of Appeals for the Second Circuit in In re Motors Liquidation Co., 777 F.3d 100 (2d Cir. 2015).

“Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation.

“Synthetic Lease” means the financing arrangement between General Motors Corporation, JPMorgan as administrative agent, and a group of financial institutions that, beginning on October 31, 2001, provided General Motors Corporation with approximately $300 million in financing, secured by liens on certain real estate properties that became subject to the financing over time.

“Term Loan Agreement” means the Term Loan Agreement dated as of November 29, 2006 and amended from time to time, among General Motors Corporation, Saturn Corporation, JPMorgan as administrative agent, and a syndicate of lenders.

“Term Loan Avoidance Action” means the action that is captioned Motors Liquidation Company Avoidance Action Trust v. JPMorgan Chase Bank, N.A. et al., Adv. Pro No. 09-00504 (Bankr. S.D.N.Y.).

This Release shall be construed in accordance with, and this Release and all matters arising out of or relating in any way whatsoever to it (whether in contract, tort or otherwise) shall be governed by, the laws of the State of New York (without reference to any conflict of law principles or choice of law doctrine that would have the effect of causing this Release to be construed in accordance with or governed by the law of any other jurisdiction).

LW Holdco VI LLC

By:
Its duly authorized representative

Name:

Title:

Dated:

EXHIBIT G

CLOSING CERTIFICATE

The undersigned parties certify that each of the Final Closing Conditions set forth in Section 9 of the Settlement Agreement has been satisfied or duly waived.

Dated:

BINDER & SCHWARTZ LLP		WACHTELL, LIPTON, ROSEN & KATZ

By:		By:
	Eric B. Fisher	Marc Wolinsky
	Neil S. Binder	Harold S. Novikoff
	Lindsay A. Bush	Amy R. Wolf
	Lauren K. Handelsman	51 West 52nd Street
	Tessa B. Harvey	New York, New York 10019
	Lisa C. Lightbody	Telephone: (212) 403-1000
	366 Madison Avenue, 6th Floor	Email: MWolinsky@wlrk.com
	New York, New York 10017	KELLEY DRYE & WARREN LLP
Telephone: (212) 510-7008
Email: efisher@binderschwartz.com

	Attorneys for the Motors Liquidation Company Avoidance Action Trust	John M. Callagy
Nicholas J. Panarella

Martin A. Krolewski
DRINKER BIDDLE & REATH LLP		101 Park Avenue
New York, New York 10178
By:		Telephone: (212) 808-7800
	Kristin K. Going	Email: JCallagy@kelleydrye.com
Marita Erbeck
	1500 K Street, N.W. Suite 1100	JONES DAY
Washington, D.C. 20005
	Telephone: (202) 842-8800	C. Lee Wilson
	Email: Kristin.Going@dbr.com	250 Vesey Street
New York, New York 10281
	Attorneys for the Motors Liquidation Company GUC Trust	Telephone: (212) 326-3885
Email: CLWilson@jonesday.com

Attorneys for Defendant and Cross-Claim Defendant JPMorgan Chase Bank, N.A.

JONES DAY	DAVIS POLK & WARDWELL LLP

By:	By:
Bruce Bennett Erin Burke 555 South Flower Street, 50th Floor Los Angeles, CA 90071 Telephone: (213) 489-3939 Email: bbennett@jonesday.com	Elliot Moskowitz Marc J. Tobak M. Nick Sage 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Email: elliot.moskowitz@davispolk.com
Gregory Shumaker Christopher DiPompeo 51 Louisiana Avenue, N.W. Washington, D.C. 20001 Telephone: (202) 879-3939 Email: gshumaker@jonesday.com	Attorneys for certain Term Loan Lender Defendants identified on Exhibit 1 to Dkt. No. 788

MUNGER, TOLLES & OLSON LLP	HAHN & HESSEN LLP

John W. Spiegel	By:
Bradley R. Schneider Matthew A. Macdonald 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 Telephone: (213) 683-9100 Email: john.spiegel@mto.com	Mark T. Power Allison M. Ladd 488 Madison Avenue New York, New York 10022 Telephone: (212) 478-7200 Email: mpower@hahnhessen.com

Attorneys for the Term Loan Lenders as listed in Appendix A to the Consent Motion to Withdraw [Dkt. 753]	Attorneys for certain Term Loan Investor Defendants identified on Exhibit 1 to Dkt. No. 788

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP	SIMPSON THACHER & BARTLETT LLP

By:	By:
Andrew K. Glenn Michelle Genet Bernstein Frank DiCarlo 1633 Broadway New York, NY10019 Tel: (212) 506-1700 Email: aglenn@kasowitz.com	Paul C. Curnin Sandeep Qusba Michael J. Garvey 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000 Email: pcurnin@stblaw.com

Attorneys for the Ad Hoc Group of Cross-Claiming Term Lenders listed in Appendix A to Dkt. No. 908

EXHIBIT H

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

In re:

MOTORS LIQUIDATION COMPANY, f/k/a GENERAL MOTORS CORPORATION, et al.,	Chapter 11
Case No. 09-50026 (MG) (Jointly Administered)
Debtors.
MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,	Adversary Proceeding

Plaintiff,	Case No. 09-00504 (MG)

against

JPMORGAN CHASE BANK, N.A., et al.,

Defendants.

NOTICE OF PROPOSED SETTLEMENT AND OF SETTLEMENT HEARING

On, April [    ], 2019, the Motors Liquidation Company Avoidance Action Trust (“AAT”) filed a motion seeking approval of a proposed global settlement agreement (the “Settlement Agreement”) resolving all claims and cross-claims in the Term Loan Avoidance Action (the “Action”). The Action was filed in July 2009 in connection with the bankruptcy of General Motors Corporation (“GM”) to avoid liens and recover an approximately $1.5 billion repayment made to the lenders of a syndicated secured term loan made to GM pursuant to a November 29, 2006 agreement (the “Term Loan”). If approved by the Bankruptcy Court, the Settlement Agreement would result in a payment of $231,000,000 to be distributed in accordance with the Fourth Amended Avoidance Action Trust Agreement. The parties to the Settlement include the AAT, the Motors Liquidation Company GUC Trust, JPMorgan Chase Bank, N.A., participating lenders in the Term Loan, and Simpson Thacher & Bartlett LLP.

If you believe you have legal claims related in any way to the Term Loan or the Action, the Settlement Agreement may affect your rights because it provides for entry of an order of the Bankruptcy Court (“Approval Order”) that bars any and all claims against the parties to the Settlement Agreement and other related persons arising from or related in any way to the subject matter of the Action. The Approval Order will provide as follows: “Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters.” “Released Matters” means any and all Actions described in, arising from, related in any way to, or in connection with the Term Loan Avoidance Action, the Delaware Actions, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions, financing statements, collateral, services or legal advice related to any of the foregoing, including, without limitation, any such Action with respect to fees, expenses, prejudgment interest, or valuation. Capitalized terms not defined herein are defined in the Settlement Agreement.

If you are a defendant in the Action, you may be able to become a party to the Settlement Agreement and qualify to recover a portion of any fees and expenses you incurred defending the Action, subject to and in accordance with the provisions of the Settlement Agreement.

The Bankruptcy Court (Glenn, J.) will hold a hearing, currently scheduled for [DATE] at [TIME], at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York, 10004, to determine whether to approve the Settlement Agreement.

The Settlement Agreement and AAT’s motion seeking approval of the Settlement Agreement can be found at [www.motorsliquidationdocket.com/adversary_JPM.php3].

2

EXHIBIT I

TERM LENDER SIGNATURE PAGE

By signing and completing this Term Lender Signature Page in the spaces provided below, the signing Term Lender will become a party to the Settlement Agreement dated as of April 10, 2019 (the “Settlement Agreement”) among the Motors Liquidation Company Avoidance Action Trust, the Motors Liquidation Company GUC Trust, certain of the defendants in the Motors Liquidation Company Term Loan Avoidance Action, JPMorgan Chase Bank, N.A., in its individual capacity and as administrative agent under a Term Loan Agreement dated as of November 29, 2006, and Simpson Thacher & Bartlett LLP, and be deemed to have made the representations and warranties set forth therein.

Term Lender Party Name:

Address:

By:
Its duly authorized representative

Name:

Title:

Exhibit C

Execution Version

FOURTH AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY

AVOIDANCE ACTION TRUST AGREEMENT

This FOURTH AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST AGREEMENT, dated as of February 25, 2019 (as it may be amended from time to time, this “Trust Agreement”), by and among Wilmington Trust Company, as trust administrator and trustee (together with any successor appointed under the terms hereof, the “Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Trust”) for the benefit of the Trust Beneficiaries (as defined below), and Arthur J. Gonzalez, as trust monitor (together with any predecessor or successor appointed under the terms hereof, the “Trust Monitor”) of the Trust, amends and restates in its entirety the Third Amended and Restated Trust Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”), dated March 18, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

W I T N E S S E T H:

WHEREAS, the Trust Administrator and the Trust Monitor are party to the Motors Liquidation Company Avoidance Action Trust Agreement, dated as of March 30, 2011, by and among Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession, Wilmington Trust Company, as Trust Administrator, and FTI Consulting, Inc., as Trust Monitor (the “Original Trust Agreement”); and

WHEREAS, each of the Debtors has, prior to the date hereof, ceased to operate and dissolved; and

WHEREAS, the Original Trust Agreement was amended and restated in its entirety, with the approval of the Bankruptcy Court (as defined below), pursuant to that certain Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement dated as of May 11, 2012 by and between the Trust Administrator and the Trust Monitor (the “First Amended and Restated Trust Agreement”); and

WHEREAS, there was a dispute between the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”) and the DIP Lenders (defined below) as to entitlements to Avoidance Action Proceeds, which dispute was resolved by mutual agreement (the “Litigation Settlement”) pursuant to which (a) the DIP Lenders provided the Litigation Cost Advance (as defined below), (b) the DIP Lenders shall be entitled to be repaid the Litigation Cost Advance out of Distributable Trust Assets (as defined below) and (c) the DIP Lenders shall be entitled to receive thirty percent (30%) of all remaining Distributable Trust Assets and, subject to the terms of this Trust Agreement, the holders of Allowed General Unsecured Claims (or Units) shall be entitled to receive seventy percent (70%) of all remaining Distributable Trust Assets, with each such distribution to be made at or about the same time and on a pari passu basis, as set forth more fully in that certain Stipulation and Agreed Order (I) Settling Disputed Entitlements of Debtor-in-Possession Lenders and Official Committee of Unsecured Creditors to Potential Term Loan Avoidance Action Proceeds, and (II) Modifying Avoidance Action Trust Agreement to Implement Settlement, executed by the Committee, the DIP Lenders and the Trust and dated July 14, 2016 (the “Settlement Agreement”); and

WHEREAS, the Trust Administrator and the Trust Monitor determined that the Avoidance Action Trust Administrative Cash and Supplemental Avoidance Action Trust Cash (each defined below) held at that time by the Trust was insufficient to satisfy projected fees, costs and expenses of the Trust, and, as an integral part of the Litigation Settlement, the DIP Lenders agreed to provide the Litigation Cost Advance to the Trust on the terms set forth in that certain agreement, dated July 14, 2016, executed by the Trust and the DIP Lenders (the “Litigation Cost Advance Agreement”), which included, among other things, that the DIP Lenders would provide the Litigation Cost Advance to fund the prosecution of the Avoidance Action; and

WHEREAS, on July 15, 2016, the Trust, jointly with the Committee, filed a motion with the Bankruptcy Court (the “9019 Motion”) seeking approval of the Settlement Agreement and the Litigation Cost Advance Agreement; and

WHEREAS, on August 24, 2016, the Bankruptcy Court entered an order approving the 9019 Motion (the “9019 Order”); and

WHEREAS, pursuant Section 13.13(b) of the First Amended and Restated Trust Agreement, the 9019 Motion and the 9019 Order, the Trust Administrator petitioned and received from the Bankruptcy Court approval to amend and restate in its entirety the First Amended and Restated Trust Agreement; and

WHEREAS, the First Amended and Restated Trust Agreement was amended and restated in its entirety pursuant to that certain Second Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement dated as of August 25, 2016, by and between the Trust Administrator and the Trust Monitor (the “Second Amended and Restated Trust Agreement”); and

WHEREAS, one of the preconditions to the DIP Lenders’ provision of the Litigation Cost Advance was the Trust’s agreement, as reflected in Section 6.1(d)(1) of the Second Amended and Restated Trust Agreement, that any additional litigation funding provided to the Trust would be (i) junior and subordinate to the Litigation Cost Advance and any other amounts owed to the DIP Lenders on account of prior funding of the Trust and (ii) subject to a form of subordination acceptable to the DIP Lenders in all respects; and

WHEREAS, on or about June 29, 2017, the Trust Administrator and the Trust Monitor determined that the Avoidance Action Trust Administrative Cash and Supplemental Avoidance Action Trust Cash held by the Trust remained insufficient to satisfy projected fees, costs and expenses of the Trust; and

WHEREAS, with the consent of the DIP Lenders, the Trust Administrator and Trust Monitor entered into a Capital Provision Agreement, dated June 2, 2017 (the “CE Capital Provision Agreement”), with Delaware limited liability companies Cynthiana LLC and Earlham LLC (together, the “CE Capital Providers”), pursuant to which the CE Capital Providers agreed to provide up to $15,000,000 in additional funding to the Trust (the “CE Supplemental Capital”) as Other Supplemental Cash; and

WHEREAS, pursuant to Section 6.1(d)(i) of the Second Amended and Restated Trust Agreement, entry into that certain Subordination Agreement (the “CE Subordination Agreement”), dated as of June 2, 2017, by and among the DIP Lenders, the CE Capital Providers, and the Trust, was a precondition of the DIP Lenders’ consent to the CE Capital Providers’ provision of the CE Supplemental Capital to the Trust; and

WHEREAS, on June 7, 2017, the Trust moved for entry of an order, pursuant to sections 105 and 1142 of title 11 of the United States Code: (1) approving the amendment and restatement of the Second Amended Avoidance Action Trust Agreement, (2) authorizing the Avoidance Action Trust to enter into the CE Capital Provision Agreement and to grant a lien to the CE Capital Providers, and (3) authorizing the Avoidance Action Trust and Avoidance Action Trust Administrator to use $1,750,759.93 of the Holdback to fund necessary fees, costs and expenses of the Avoidance Action Trust (the “CE Capital Provision Motion”); and

WHEREAS, on June 29, 2017, the Bankruptcy Court entered an order granting the CE Capital Provision Motion (the “CE Capital Provision Order”); and

WHEREAS, pursuant Section 13.13(b) of the Second Amended and Restated Trust Agreement, the CE Capital Provision Motion and the CE Capital Provision Order, the Trust Administrator petitioned and received from the Bankruptcy Court approval to amend and restate in its entirety the Second Amended and Restated Trust Agreement; and

WHEREAS, the Second Amended and Restated Trust Agreement was amended and restated in its entirety pursuant to that certain Third Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement dated as of June 29, 2017, by and between the Trust Administrator and the Trust Monitor (the “Third Amended and Restated Trust Agreement”); and

WHEREAS, on or about the date hereof, for all of the reasons set forth in the LW Capital Provision Motion (as defined below), the Trust Administrator and the Trust Monitor have determined that the Avoidance Action Trust Administrative Cash and Supplemental Avoidance Action Trust Cash currently held by the Trust are likely to be insufficient to satisfy projected fees, costs and expenses of the Trust; and

WHEREAS, with the consent of the DIP Lenders and the CE Capital Providers, the Trust Administrator and Trust Monitor entered into a Capital Provision Agreement, dated January 21, 2019 (the “LW Capital Provision Agreement”), with LW Holdco VI LLC, a Delaware limited liability company (the “LW Capital Provider,” and together with the DIP Lenders and the CE Capital Providers, the “Capital Providers”), pursuant to which the LW Capital Provider agreed to provide up to $10,000,000 in additional funding to the Trust (the “LW Supplemental Capital,” and together with the CE Supplemental Capital, the “Supplemental Capital”) as Other Supplemental Cash; and

WHEREAS, pursuant to Section 6.1(d)(i) of the Third Amended and Restated Trust Agreement, entry into that certain Subordination Agreement, dated as of January 24, 2019 (the

“LW Subordination Agreement”), by and among the DIP Lenders, the LW Capital Provider and the Trust, the form of which was approved by the CE Capital Providers, is a precondition of the DIP Lenders’ consent to the LW Capital Provider’s provision of the LW Supplemental Capital to the Trust; and

WHEREAS, on February 4, 2019, the Trust moved for entry of an order, pursuant to sections 105 and 1142 of title 11 of the United States Code: (1) approving the amendment and restatement of the Third Amended Avoidance Action Trust Agreement, and (2) authorizing the Avoidance Action Trust to enter into the LW Capital Provision Agreement and to grant a lien to the LW Capital Provider (the “LW Capital Provision Motion”); and

WHEREAS, on February 25, 2019, the Bankruptcy Court entered an order granting the LW Capital Provision Motion (the “LW Capital Provision Order”); and

WHEREAS, pursuant Section 13.13(b) of the Third Amended and Restated Trust Agreement, the LW Capital Provision Motion and the LW Capital Provision Order, the Trust Administrator petitioned and received from the Bankruptcy Court approval to amend and restate in its entirety the Third Amended and Restated Trust Agreement.

NOW, THEREFORE, in accordance with Section 13.13(b) of the Third Amended and Restated Trust Agreement and the LW Capital Provision Agreement, the Third Amended and Restated Trust Agreement is hereby amended and restated as follows:

Background

A. Beginning on June 1, 2009, the Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

B. On or about August 31, 2010, the Debtors filed their Plan and Disclosure Statement in the Bankruptcy Court. The Debtors filed an amended Plan and Disclosure Statement on December 7, 2010. The Debtors filed a second amended Plan on March 18, 2011.

C. The Disclosure Statement was approved by the Bankruptcy Court on December 8, 2010.

D. On or about March 29, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

E. The Plan provides for the creation of the Trust as a post-confirmation successor to MLC within the meaning of Section 1145(a) of the Bankruptcy Code, to hold and administer the Avoidance Action Trust Assets for the benefit of the Trust Beneficiaries and, to the extent received by the Trust, to distribute the Distributable Trust Assets to the Trust Beneficiaries in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement.

F. The Plan also provides that the Trust Administrator may determine to hold and administer Other Debtor Residual Trust Assets, if any, for the benefit of the DIP Lenders.

G. The Trust was created, with respect to the Avoidance Action Trust Assets, on behalf of, and for the benefit of, the Trust Beneficiaries, and, with respect to the Other Debtor Residual Trust Assets, if any, on behalf of, and for the benefit of, the DIP Lenders.

H. The Trust Administrator shall have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Avoidance Action Trust Assets, including the power to: (i) prosecute for the benefit of the Trust Beneficiaries, through counsel and other professionals selected by the Trust Administrator, the Term Loan Avoidance Action and any other causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Avoidance Action Trust Assets; (iii) distribute the Distributable Trust Assets, if any, to the Trust Beneficiaries in accordance with the Plan, the Confirmation Order and this Trust Agreement; (iv) expend the Avoidance Action Trust Administrative Cash, the Avoidance Action Trust SEC Reporting Cash (if applicable), and the Supplemental Avoidance Action Trust Cash to cover fees and expenses of the Trust, including payment of taxes and the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets); (v) enter into any contracts or agreements necessary or desirable to facilitate the implementation of the provisions of this Trust Agreement, including but not limited to loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust; and (vi) sell or grant liens on the Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets) pursuant to the terms of this Trust Agreement for the purposes of implementing the provisions of this Trust Agreement and the 9019 Order, including but not limited to funding the fees and expenses of the Trust.

I. The Trust Administrator shall also have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Other Debtor Residual Trust Assets, if any, including the power to: (i) prosecute for the benefit of the DIP Lenders, through counsel and other professionals selected by the Trust Administrator, any causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Other Debtor Residual Trust Assets; (iii) distribute the Distributable Other Debtor Residual Trust Assets, if any, to the DIP Lenders in accordance with the Plan, the Confirmation Order and this Trust Agreement; and (iv) expend the Other Debtor Residual Trust Administrative Cash to cover fees and expenses of the Trust, including payment of the fees and expenses of the Trust Professionals, in respect thereof.

J. The Trust Administrator shall otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan and/or the Confirmation Order, or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Articles VI, VIII and XI hereof regarding the rights and powers of the Trust Monitor.

K. The Trust is subject to the continuing jurisdiction of the Bankruptcy Court, whose approval is required to pay or distribute money or property to, or on behalf of, a Trust Beneficiary, except as expressly provided in this Trust Agreement.

L. The Trust (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) that is treated as a “grantor trust” for federal and applicable state and local income tax purposes.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Trust Administrator and the Trust Monitor agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Definitions. Whenever used in this Trust Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a) “9019 Motion” has the meaning set forth in the preamble to this Trust Agreement.

(b) “9019 Order” has the meaning set forth in the preamble to this Trust Agreement.

(c) “Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Aggregate Maximum Amount” means the sum of the Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, as set forth in the applicable GUC Trust Report as the Aggregate Maximum Amount as of a given date.

(e) “Agreed Allocation” means the DIP Lenders shall be entitled to receive thirty percent (30%), and holders of Allowed General Unsecured Claims (or Units) shall be entitled to receive seventy percent (70%), with each such distribution to be made at or about the same time and on a pari passu basis.

(f) “Allowed General Unsecured Claims” means, collectively, (i) the Initial Allowed General Unsecured Claims and (ii) the Resolved Allowed General Unsecured Claims.

(g) “Avoidance Action Proceeds” means the proceeds of the Term Loan Avoidance Action.

(h) “Avoidance Action Trust Administrative Cash” means the Trust Cash (other than the Supplemental Avoidance Action Trust Cash and the Avoidance Action Trust SEC Reporting Cash), including the fifteen million ($15,000,000) Litigation Cost Advance and the $1.6 million initially received from the DIP Lenders by the Debtors on the Avoidance Action Trust Transfer Date, held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, other than in respect of the Other Debtor Residual Trust Assets.

(i) “Avoidance Action Trust Assets” means, collectively, (i) the Term Loan Avoidance Action transferred to the Trust, (ii) the Avoidance Action Proceeds, (iii) the Avoidance Action Trust Administrative Cash, (iv) the Avoidance Action Trust SEC Reporting Cash; (v) the Supplemental Avoidance Action Trust Cash; (vi) the Litigation Cost Advance; (vii) the CE Supplemental Capital and (viii) the LW Supplemental Capital.

(j) “Avoidance Action Trust SEC Reporting Costs” means any costs, fees or expenses incurred by the Trust that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto).

(k) “Avoidance Action Trust SEC Reporting Cash” has the meaning set forth in Section 2.3(e) of this Trust Agreement.

(l) “Avoidance Action Trust Transfer Date” means the date selected by the Debtors on which the Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Cash and the Avoidance Action Proceeds) are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(m) “Bankruptcy Code” has the meaning set forth in the preamble to this Trust Agreement.

(n) “Bankruptcy Court” has the meaning set forth in Background paragraph A.

(o) “Budget” has the meaning set forth in Section 6.3.

(p) “calendar quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided, however, that the calendar quarter that contains the Avoidance Action Trust Transfer Date shall be the period commencing on the Avoidance Action Trust Transfer Date and concluding on the date on which the relevant calendar quarter would naturally end in accordance with the foregoing.

(q) “CE Capital Providers” has the meaning set forth in the preamble to this Trust Agreement.

(r) “CE Capital Providers’ Entitlement” means the funds to which the CE Capital Providers are entitled pursuant to the Capital Provision Agreement.

(s) “CE Capital Providers Funding Account” means that segregated account, in the name of the Trust, established at Wilmington Trust Company, in which the Trust shall hold the CE Supplemental Capital. For the avoidance of doubt, the CE Capital Providers Funding Account shall contain Other Supplemental Cash as defined in this Trust Agreement.

(t) “CE Capital Provision Agreement” has the meaning set forth in the preamble to this Trust Agreement, as the same may be amended, restated, supplemented or modified from time to time after the date hereof.

(u) “CE Capital Provision Motion” has the meaning set forth in the preamble to this Trust Agreement.

(v) “CE Capital Provision Order” has the meaning set forth in the preamble to this Trust Agreement.

(w) “CE Supplemental Capital” has the meaning set forth in the preamble to this Trust Agreement.

(x) “Capital Provider” and “Capital Providers” have the meanings set forth in the preamble to this Trust Agreement.

(y) “Certificate of Trust” means the certificate of trust of the Trust as required by Section 3810 of the Delaware Act.

(z) “Chapter 11 Cases” has the meaning set forth in Background paragraph A.

(aa) “Claim Conflict Resolution” has the meaning set forth in Section 3.6.

(bb) “Confidential Party” and “Confidential Parties” have the meanings set forth in Section 13.12.

(cc) “Confirmation Order” has the meaning set forth in Background paragraph D.

(dd) “Current Total Amount” means as of a given date, the sum of (A) the Total Allowed Amount as of such date and (B) the Aggregate Maximum Amount as of such date, as set forth in the applicable GUC Trust Report as the Current Total Amount as of a given date.

(ee) “Debtors” has the meaning set forth in the preamble to this Trust Agreement.

(ff) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §3801 et seq.

(gg) “DIP Credit Agreement Claims” means all Claims arising under the DIP Credit Agreement and Orders approving the DIP Credit Agreement dated June 25, 2009 and July 5, 2009.

(hh) “DIP Lender Advances” means an amount equal to (i) the amounts of Cash advanced directly or indirectly by MLC and the DIP Lenders to fund the costs and expenses associated with realizing the proceeds of the Term Loan Avoidance Action, including, without limitation, any such amounts expended to fund the costs and expenses of professionals retained by the defendants in the Term Loan Avoidance Action, (ii) without duplication, the amount of the Avoidance Action Trust Administrative Cash, and (iii) without duplication, the Litigation Cost Advance.

(ii) “DIP Lender Distributable Trust Assets” means the assets distributable to the DIP Lenders, in accordance with the Agreed Allocation and the Settlement Agreement.

(jj) “DIP Lenders” means the U.S. Treasury and Export Development Canada, as lenders under the DIP Credit Agreement.

(kk) “Disputed General Unsecured Claims” means the General Unsecured Claims against the Debtors that are Disputed (as defined in the Plan) as of the Initial GUC Record Date, until a time when such claims become Resolved General Unsecured Claims or are otherwise resolved pursuant to the claims resolution procedures contained in the Plan.

(ll) “Distributable Other Debtor Residual Trust Assets” means the Other Debtor Residual Assets Proceeds, if any, together with any earnings (including interest) thereon.

(mm) “Distributable Other Debtor Residual Trust Cash” means any Cash or cash equivalents included in the Distributable Other Debtor Residual Trust Assets.

(nn) “Distributable Trust Assets” means the Avoidance Action Proceeds together with any earnings (including interest) thereon.

(oo) “Distributable Trust Cash” means any Cash or cash equivalents included in the Distributable Trust Assets.

(pp) “Distribution Date” means the date of any distribution made by the Trust Administrator to the Trust Beneficiaries pursuant to this Trust Agreement, whether to the DIP Lenders pursuant to Section 5.1(d) or on account of Allowed General Unsecured Claims and/or Units.

(qq) “Distribution Threshold” means $10,000,000.

(rr) “Excess Distributable Trust Assets” means Distributable Trust Assets that the Trust Administrator, with the approval of the Trust Monitor, determines shall be distributed following the Initial GUC Distribution Date.

(ss) “Excess GUC Distributable Trust Assets Determination Date” has the meaning set forth in Section 5.4(a).

(tt) “Excess GUC Distributable Trust Assets” has the meaning set forth in Section 5.4(c).

(uu) “Final Recovery Date” has the meaning set forth in Section 5.1(a).

(vv) “First Amended and Restated Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(ww) “Funding Account” means that segregated account, in the name of the Trust, established at a bank reasonably acceptable to the Trust and the DIP Lenders, in which the Trust shall hold the Litigation Cost Advance.

(xx) “GUC Beneficiaries” means the holders of Allowed General Unsecured Claims or Units received in respect of such claims.”

(yy) “GUC Distributable Trust Assets” means: (i) the Segregated Account Assets; and (ii) the assets distributable to the holders of Allowed General Unsecured Claims in accordance with the Agreed Allocation and the Settlement Agreement.

(zz) “GUC Trust Advances” means the Distributable Trust Assets distributable to the holders of Allowed General Unsecured Claims, in an amount equal to the aggregate amount of GUC Trust Supplemental Cash received from the GUC Trust pursuant to Section 2.3(f)(i) hereof, together with any earnings (including interest) thereon, minus the aggregate amount of Cash held in the Segregated Account on the date of measurement.

(aaa) “GUC Trust Reports” means the reports prepared by the GUC Trust Administrator each quarter as provided in the GUC Trust Agreement, which shall be delivered to the Trust Administrator pursuant to the terms of the GUC Trust Agreement.

(bbb) “GUC Trust Supplemental Cash” has the meaning set forth in Section 2.3(f)(i).

(ccc) “Holdback” has the meaning set forth in Section 6.1(b).

(ddd) “Incompetency” means, with respect to any Person, the incompetency of such Person if such Person is a natural person.

(eee) “Initial Allowed General Unsecured Claims” has the meaning set forth in Section 5.2(a).

(fff) “Initial GUC Distribution Date” has the meaning set forth in Section 5.2(a).

(ggg) “Initial GUC Record Date” has the meaning set forth in Section 5.2(a).

(hhh) “IRS” means the Internal Revenue Service.

(iii) “LW Capital Provider” has the meaning set forth in the preamble to this Trust Agreement.

(jjj) “LW Capital Provider’s Entitlement” means the funds to which the LW Capital Provider is entitled pursuant to the LW Provider Capital Provision Agreement.

(kkk) “LW Capital Provider Funding Account” means that segregated account, in the name of the Trust, established at Wilmington Trust Company, in which the Trust shall hold the LW Supplemental Capital.

(lll) “LW Capital Provision Agreement” has the meaning set forth in the preamble to this Trust Agreement, as the same may be amended, restated, supplemented or modified from time to time after the date hereof.

(mmm) “LW Capital Provision Motion” has the meaning set forth in the preamble to this Trust Agreement.

(nnn) “LW Capital Provision Order” has the meaning set forth in the preamble to this Trust Agreement.

(ooo) “LW Supplemental Capital” has the meaning set forth in the preamble to this Trust Agreement.

(ppp) “Litigation Cost Advance” means the fifteen million dollars ($15,000,000) to be provided by the DIP Lenders pursuant to the Litigation Cost Advance Agreement and the Settlement Agreement and subject to a deposit account control agreement acceptable to the DIP Lenders and the Trust.

(qqq) “Litigation Cost Advance Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(rrr) “Litigation Settlement” has the meaning set forth in the preamble to this Trust Agreement.

(sss) “Maximum Amount” means the maximum amount of any Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim, calculated in accordance with the GUC Trust Agreement and as set forth in the applicable GUC Trust Report as the Maximum Amount of any Claim or group of Claims as of a given date.

(ttt) “MLC” has the meaning set forth in the preamble to this Trust Agreement.

(uuu) “Original Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(vvv) “Other Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Avoidance Actions other than the Term Loan Avoidance Action (and any related unsecured claims).

(www) “Other Debtor Residual Assets” means any assets of MLC remaining at such time as the Debtors shall be liquidated, other than the Term Loan Avoidance Action and the Term Loan Avoidance Action Administrative Cash and any other assets of MLC whose disposition is specifically provided for under the Plan or the Confirmation Order.

(xxx) “Other Debtor Residual Accepted Assets” means Other Debtor Residual Assets accepted by the Trust Administrator for transfer to the Trust pursuant to Section 2.3(b).

(yyy) “Other Debtor Residual Assets Proceeds” means any proceeds realized in respect of the Other Debtor Residual Accepted Assets.

(zzz) “Other Debtor Residual Trust Administrative Cash” means the Cash, if any, held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, but only in respect of the Other Debtor Residual Trust Assets, which Cash may be obtained by transfer to the Trust by the Debtors, from the DIP Lenders (in their sole discretion) or from the proceeds of the Other Debtor Residual Accepted Assets.

(aaaa) “Other Debtor Residual Trust Assets” means, if any, collectively, (i) the Other Debtor Residual Accepted Assets transferred to the Trust, (ii) the Other Debtor Residual Assets Proceeds and (iii) the Other Debtor Residual Trust Administrative Cash.

(bbbb) “Other Debtor Residual Assets Transfer Date” means the date selected by the Debtors on which the Other Debtor Residual Assets Transfer, if any, are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(cccc) “Other Supplemental Cash” means any Cash received by the Trust pursuant to Section 6.1(d) hereof from the sale of, or granting of liens on, all or a portion of the Term Loan Avoidance Action or any other property held by the Trust (other than the Other Debtor Residual Trust Assets), or from any source other than the GUC Trust, including the CE Supplemental Capital and the LW Supplemental Capital.

(dddd) “Permissible Investments” means investments in any of the following:

(i) Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii) Marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii) Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-l;

(iv) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-l;

(v) Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trust Administrator or an Affiliate provides investment advice or other services;

(vi) Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(vii) Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

(eeee) “Plan” has the meaning set forth in the preamble to this Trust Agreement.

(ffff) “Resolved Allowed General Unsecured Claims” means, collectively, (I) the Disputed General Unsecured Claims that are allowed after the Initial GUC Record Date in accordance with the claims resolution procedures administered under the Plan (to the extent so resolved); (II) the Term Loan Avoidance Action Claims, to the extent and in the amount collected by the Trust against the respective defendants in the underlying litigation (including by way of settlement); and (III) the Other Avoidance Action Claims, to the extent and in the amount collected against the respective defendants in the underlying litigations (including by way of settlement). For the avoidance of doubt, unless and until a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim becomes a Resolved Allowed General Unsecured Claim, the holders of such claim shall not receive any distribution from the Trust.

(gggg) “Resolved Allowed General Unsecured Claims Determination Date” has the meaning set forth in Section 5.3(a).

(hhhh) RESERVED

(iiii) RESERVED

(jjjj) “SEC” means the Securities and Exchange Commission.

(kkkk) “Second Amended and Restated Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(llll) “Secretary of State” means the Office of the Secretary of State of the State of Delaware.

(mmmm) “Segregated Account” has the meaning set forth in Section 2.3(f)(i).

(nnnn) “Segregated Account Assets” means the Cash held in the Segregated Account.

(oooo) “Settlement Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(pppp) “Supplemental Avoidance Action Trust Cash” means the GUC Trust Supplemental Cash and the Other Supplemental Cash.

(qqqq) “Supplemental Capital” has the meaning set forth in the preamble to this Trust Agreement.

(rrrr) “Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents.

(ssss) “Term Loan Avoidance Action” means the Avoidance Action commenced by the Creditors’ Committee against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders and agents, styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

(tttt) “Term Loan Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Term Loan Avoidance Action (or any related unsecured claims).

(uuuu) “Third Amended and Restated Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(vvvv) “Total Allowed Amount” means the sum of the amount of all Initial Allowed General Unsecured Claims plus the amount of all Resolved Allowed General Unsecured Claims, as set forth in the applicable GUC Trust Report.

(wwww) “Treasury Regulations” means the income tax regulations promulgated under the Tax Code, including any amended or successor income tax regulations thereto.

(xxxx) “Trust” has the meaning set forth in the preamble to this Trust Agreement.

(yyyy) “Trust Administrator” has the meaning set forth in the preamble to this Trust Agreement.

(zzzz) “Trust Administrator Parties” means the Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

(aaaaa) “Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(bbbbb) “Trust Beneficiaries” means the holders of the DIP Credit Agreement Claims and the holders of Allowed General Unsecured Claims (or Units received in respect of such claims).

(ccccc) “Trust Cash” means the Cash or cash equivalents included in the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, if any.

(ddddd) “Trust Monitor” has the meaning set forth in the preamble to this Trust Agreement.

(eeeee) “Trust Monitor Parties” means the Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(fffff) “Trust Professionals” means, collectively, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Trust Administrator to have the qualifications necessary or desirable to assist in the proper administration of the Trust and that are employed or retained by the Trust in such capacities.

(ggggg) “Unit Issuance Ratio” means the ratio of one Unit for each $1,000 in amount of Allowed General Unsecured Claims.

(hhhhh) “Units” means the units of beneficial interest issued by the Trust to holders of Allowed General Unsecured Claims.

(iiiii) “Unresolved Other Avoidance Action Claim” means an Other Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the respective Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(jjjjj) “Unresolved Term Loan Avoidance Action Claim” means a Term Loan Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the Term Loan Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(kkkkk) “Wind-Down Facility” means the $1.175 billion wind-down facility provided to the Debtors pursuant to the DIP Credit Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1. Creation of Trust. The Debtors and the Trust Administrator, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the Trust, in the form of a statutory trust under the Delaware Act, which shall bear the name “Motors Liquidation Company Avoidance Action Trust.” In connection with the exercise of the Trust Administrator’s power hereunder, the Trust Administrator may use this name or such variation thereof as the Trust Administrator sees fit. The Trust Administrator, as trustee of the Trust, is hereby authorized and directed to execute and file a Certificate of Trust for the Trust in the form attached hereto as Exhibit B.

2.2. Purpose of Trust. The sole purpose of the Trust is to liquidate and distribute its assets pursuant to the Plan in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

2.3. Transfer of Avoidance Action Trust Assets to the Trust.

(a) Effective upon the Avoidance Action Trust Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, the Avoidance Action Trust Assets (other than the Avoidance Action Trust SEC Reporting Cash, and the Supplemental Avoidance Action Trust Cash), as they exist on the Avoidance Action Trust Transfer Date, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Avoidance Action Trust Administrative Cash, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Avoidance Action Trust Administrative Cash except in accordance with the provisions of section 7.2 of the DIP Credit Agreement. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of such Avoidance Action Trust Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement. The Avoidance Action Trust Assets and all other property held from time to time by the Trust under this Trust Agreement (other than the Other Debtor Residual Trust Assets) and any earnings (including interest) thereon are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Trust Beneficiaries and the Capital Providers, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(b) To the extent any Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Cash) cannot be transferred to the Trust, because of a restriction on transferability under applicable non-bankruptcy law that is not superseded by

Bankruptcy Code Section 1123 or any other provision of the Bankruptcy Code, such assets shall be retained by the Debtors or any successor thereto including, without limitation, the GUC Trust. The proceeds of the sale of any such assets retained by the Debtors (or any successor thereto) shall be allocated to the Trust pursuant to the Plan as if such transfer had not been restricted under applicable non-bankruptcy law. The Trust Administrator may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any assets retained by the Debtors (or any successor thereto) pursuant to the Plan and Confirmation Order.

(c) On the Avoidance Action Trust Transfer Date, the Debtors shall also deliver, or cause to be delivered, to the Trust a complete list of all General Unsecured Claims, both Allowed and Disputed, reflected on the claims registry as of the Avoidance Action Trust Transfer Date, including the names and addresses of all holders of such General Unsecured Claims; whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed General Unsecured Claims.

(d) Effective upon the Other Debtor Residual Assets Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, such of the Other Debtor Residual Assets, as they exist on the Other Debtor Residual Assets Transfer Date, as the Trust Administrator, in its sole discretion but with the approval of the Trust Monitor, shall determine to accept, free and clear of any and all liens, claims, encumbrances and interests of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided that, for the avoidance of doubt, the Trust Administrator may determine not to accept the transfer to the Trust of any or all of the Other Debtor Residual Assets for any reason or for no reason. Any such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the Other Debtor Residual Accepted Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement, and notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Other Debtor Residual Accepted Assets. The Other Debtor Residual Trust Assets and all other property held from time to time by the Trust under this Trust Agreement in respect thereof, and any earnings (including interest) thereon, are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the DIP Lenders, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(e) (i) On the Avoidance Action Trust Transfer Date, the Debtors shall, pursuant to Section 2.3(e) of the GUC Trust Agreement, transfer Cash to the Trust in an amount of $500,000 (the “Avoidance Action Trust SEC Reporting Cash”). The Avoidance Action Trust SEC Reporting Cash shall be held by the Trust in a segregated account and shall be used solely for the satisfaction of Avoidance Action Trust SEC Reporting Costs. Any taxes imposed on the Trust in respect of the Avoidance Action Trust SEC Reporting Cash shall be satisfied from the income realized thereon.

(ii) The Trust Administrator shall only use Avoidance Action Trust SEC Reporting Cash to satisfy Avoidance Action Trust SEC Reporting Costs to extent there is no other available source of funds to satisfy such expenses (other than the Supplemental Avoidance Action Trust Cash), including, without limitation, any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii) If the Trust Administrator determines that (x) reports are not, and at no time will be, required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC or (y) the Trust has other available funds (as set forth in Section 2.3(e)(ii) hereof) which are sufficient to satisfy any current or future projected, fees, costs or expenses that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto), then the Trust shall transfer to the GUC Trust any Avoidance Action Trust SEC Reporting Cash that has not been applied as provided in this Section 2.3(e).

(iv) Any income earned on the Avoidance Action Trust SEC Reporting Cash, net of taxes paid thereon, shall be Avoidance Action Trust Administrative Cash.

(f) (i) From time to time, in accordance with a Final Order of the Bankruptcy Court if so required, the GUC Trust may deliver Cash to the Trust to be used solely for the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals) or the satisfaction of any federal, state or local taxes incurred by the Trust. Any Cash so delivered to the Trust shall be designated as “GUC Trust Supplemental Cash.” GUC Trust Supplemental Cash shall be held by the Trust in a segregated account (the “Segregated Account”), and shall be used solely for the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals), for the satisfaction of taxes incurred by the Trust or for distribution to holders of Allowed General Unsecured Claims pursuant to Section 5.l(d)(iv) hereof.

(ii) The Trust Administrator shall only use the GUC Trust Supplemental Cash to satisfy fees and expenses of the Trust and tax liabilities of the Trust to the extent that there is no other source of funds to satisfy such expenses (other than the Avoidance Action Trust SEC Reporting Cash, and other than through the sale or encumbrance of the Term Loan Avoidance Action or any other property of the Trust pursuant to Section 6.1(d) hereof), including, without limitation, Avoidance Action Trust Administrative Cash, and any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof. Any income earned on the GUC Trust Supplemental Cash, net of taxes paid thereon, shall be GUC Trust Supplemental Cash.

2.4. Appointment and Acceptance of Trust Administrator. The Trust Administrator shall be deemed to be appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) and is hereby appointed trustee of the Trust under the Delaware Act. The Trust Administrator hereby accepts such appointments, including trusteeship of the Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery by the Debtors to the Trust Administrator, (i) on behalf of the Trust, and for the benefit of the Trust Beneficiaries, of all of their respective right, title and interest in the Distributable Trust Assets, and (ii) on behalf of the Trust, and for the benefit of the DIP Lenders, of all of their respective right, title and interest in the Other Debtor Residual Trust Assets, upon and subject to the terms and conditions set forth in the Plan, the Confirmation Order and this Trust Agreement. The Trust Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Trust and not otherwise, and in accordance with applicable law, including the Delaware Act. The Trust Administrator shall have the authority to bind the Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Trust Administrator, and not individually.

2.5. Distribution of Distributable Trust Assets. The Trust Administrator shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order and this Trust Agreement, make timely distributions of the Distributable Trust Assets and the Distributable Other Debtor Residual Assets in accordance with the terms hereof and not unduly prolong the existence of the Trust. The Trust Administrator may incur and pay any reasonable and necessary expenses in connection with the administration of the Trust, including the fees and expenses of the Trust Professionals, provided, however, that all such expenditures (other than in respect of the Other Debtor Residual Trust Assets) shall be made in accordance with the Budget.

2.6. No Reversion to Debtors.

(a) In no event shall any part of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets revert to or be distributed to or for the benefit of any Debtor. All Distributable Trust Assets shall be applied as provided in Section 5.1(d), including to the satisfaction of Allowed General Unsecured Claims, including through distributions made in respect of the Units. All Distributable Other Debtor Residual Trust Assets shall be applied as provided in Article 5A.

(b) To the extent that after satisfaction in full of all of the costs and expenses of the administration of the Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the Trust incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement (or to which the Avoidance Action Trust Assets are otherwise subject), and after the affairs of the Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any Avoidance Action Trust Administrative Cash, the Trust Administrator is authorized to and shall distribute any such remaining Avoidance Action Trust Administrative Cash to the DIP Lenders in accordance with the terms of the DIP Credit Agreement and the Plan. To the extent any portion of such residue is not accepted by the respective DIP Lenders, the Trust Administrator shall (i) be authorized to distribute up to $100,000 of such remaining Avoidance Action Trust Administrative Cash to an organization described in Section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, or (ii) request an order from the Bankruptcy Court authorizing the Trust Administrator to distribute any such remaining Avoidance Action Trust Administrative Cash to such an organization, or authorizing such other disposition as recommended by the Trust Administrator and approved by the Bankruptcy Court.

(c) To the extent that after satisfaction in full of all of the costs and expenses of the administration of the Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the Trust incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement (or to which the Avoidance Action Trust Assets are otherwise subject), and after the affairs of the Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any GUC Trust Supplemental Cash, the Trust Administrator is authorized to and shall distribute any such remaining GUC Trust Supplemental Cash to the holders of Allowed General Unsecured Claims (as defined in the GUC Trust Agreement), regardless of whether such amount of GUC Trust Supplemental Cash is less than the Distribution Threshold, provided that, if the remaining GUC Trust Supplemental Cash is less than $100,000, the Trust Administrator shall (i) be authorized to distribute such remaining GUC Trust Supplemental Cash to an organization described in Section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, or (ii) request an order from the Bankruptcy Court authorizing the Trust Administrator to distribute any such remaining GUC Trust Supplemental Cash to such an organization, or authorizing such other disposition as recommended by the Trust Administrator and approved by the Bankruptcy Court.

ARTICLE III

TRUST BENEFICIARIES; UNITS

3.1. Rights of Beneficiaries.

(a) Except as provided in Section 2.6 hereof, the Trust Beneficiaries shall be the sole beneficiaries of the Trust (to the extent of the Avoidance Action Trust Assets) and the Distributable Trust Assets, and the Trust Administrator shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Plan, the Confirmation Order and this Trust Agreement, including those powers set forth in Articles VI and VIII hereof.

(b) The beneficial interest of a Trust Beneficiary in the Trust is hereby declared and shall be in all respects and for all purposes intangible personal property.

(c) Except as expressly provided herein, a Trust Beneficiary shall have no title or right to, or possession, management or control of, the Trust, or the Avoidance Action Trust Assets, or to any right to demand a partition or division of such assets or to require an accounting of the Trust Administrator or the Trust Monitor. The whole legal title to the Avoidance Action Trust Assets shall be vested in the Trust as a separate legal entity under the Delaware Act or, if necessary, in the Trust Administrator on behalf of the Trust and the sole beneficial interest of the Trust Beneficiaries shall be as set forth in this Trust Agreement.

3.2. Limited Liability. No provision of the Plan, the Confirmation Order or this Trust Agreement, and no mere enumeration herein of the rights or privileges of any Trust Beneficiary, shall give rise to any liability of such Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors or employees of any Debtor, or by any other Person. GUC Beneficiaries are deemed to receive the GUC Distributable Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement in exchange for their Allowed General Unsecured Claims or on account of their Units, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

3.3. No Control by Trust Beneficiaries. A Trust Beneficiary shall have no title to, or any right to possess, manage or control, the Avoidance Action Trust Assets, or any portion thereof or interest therein, except as expressly provided herein. No surviving spouse, heir or devisee of any deceased Trust Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or any other right, statutory or otherwise, in the Avoidance Action Trust Assets, but the whole title to all the Avoidance Action Trust Assets shall be vested in the Trust Administrator and the sole interest of the Trust Beneficiaries shall be the rights and benefits provided to such persons under this Trust Agreement.

3.4. Issuance of Units.

(a) The Trust shall issue Units to holders of Allowed General Unsecured Claims as provided in this Trust Agreement. On the Initial GUC Distribution Date, holders of Initial Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Initial Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit. Following the Initial GUC Distribution Date, holders of Resolved Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Resolved Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit. Units will represent the contingent right to receive, on a pro rata basis as provided in the Plan, the Confirmation Order and this Trust Agreement, Excess GUC Distributable Trust Assets. The Units shall be issued subject to all the terms and conditions of the Plan, the Confirmation Order and this Trust Agreement. References in this Trust Agreement to holders of Units shall be to the record holders of such Units.

(b) As provided in Section 7.5 hereof, the Trust Administrator may retain Units otherwise issuable pursuant to this section with respect to Allowed General Unsecured Claims that are subject to withholding, and the Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such withholding obligations.

(c) Notwithstanding the foregoing, if (i) as of the Initial GUC Distribution Date, the total amount of the Disputed General Unsecured Claims in the aggregate is less than 0.5% of the Current Total Amount, or (ii) the Initial GUC Distribution Date is determined by the Trust Administrator to also be the final Distribution Date, no Units shall be distributed and any GUC Distributable Trust Assets remaining after satisfaction of all Initial Allowed General Unsecured Claims and any other obligations of the Trust shall be disposed of as set forth in the last sentence of Section 2.6(c).

3.5. Ownership of Units; Transfers of Units.

(a) The interest of a Trust Beneficiary is in all respects personal property, and upon the death, insolvency or incapacity of an individual GUC Beneficiary, such GUC Beneficiary’s Units shall pass to the legal representative of such GUC Beneficiary.

(b) The Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator. The Units shall not be certificated and shall not be transferable, assignable, pledged or hypothecated in whole or in part, except by applicable laws of descent and distribution (in the case of a deceased individual GUC Beneficiary); by operation of law; in accordance with applicable Bankruptcy law; or as otherwise approved by the Bankruptcy Court. The Trust Administrator shall not be required to recognize any equitable or other claims to such interest by the transferee thereof, and the named GUC Beneficiary shall remain as such for all purposes hereunder.

3.6. Conflicting Claims to Units. If the Trust Administrator has actual knowledge of any conflicting claims or demands that have been made or asserted with respect to a Unit, or a beneficial interest therein, the Trust Administrator shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trust Administrator may elect to make no payment or distribution with respect to the Unit subject to the claims or demands involved, or any part thereof, and the Trust Administrator shall be entitled to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive and continuing jurisdiction over resolution of such conflicting claims or demands. The Trust Administrator shall not be or become liable to any party for either (i) its election to continue making distributions pursuant to its books and records, without regard to the conflicting claims or demands; or (ii) its election to cease payments or distributions with respect to the subject Unit. In the event that the Trust Administrator elects to cease payments, it shall be entitled to refuse to act until either (x) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (y) all differences have been resolved by a written agreement among all of such parties and the Trust Administrator, which agreement shall include a complete release of the Trust, the Trust Administrator Parties and the Trust Monitor Parties in form and substance reasonably satisfactory to the Trust Administrator and Trust Monitor (the occurrence of either (x) or (y), a “Claim Conflict Resolution”). Until a Claim Conflict Resolution is reached with respect to such conflicting claims or demands, the Trust Administrator shall hold in a segregated account any payments or distributions from the Trust to be made with respect to the Unit(s) at issue. Promptly after a Claim Conflict Resolution is reached, the Trust Administrator shall transfer the payments and distributions, if any, held in the segregated account, together with interest and income earned thereon, if any, in accordance with the terms of such Claim Conflict Resolution.

3.7. Distributions Relating to Note Claims and Eurobond Claims. The Trust shall distribute GUC Distributable Trust Assets and Units to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each beneficial holder of debt securities arising out of or relating to the Note Claims and Eurobond Claims with an amount of GUC Distributable Trust Assets and Units equal to the amount of GUC Distributable Trust Assets and Units such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder. For the avoidance of doubt, Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator in the names of the Indenture Trustees and the Fiscal and Paying Agents, as applicable, and not in the individual names of the beneficial holders of debt securities arising out of or relating to the Note Claims and Eurobond Claims.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1. Duration. The Trust shall become effective upon (x) the earlier to occur of the (i) Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, if any, and (y) the execution of this Trust Agreement and the filing of the Certificate of Trust with the Secretary of State and shall remain and continue in full force and effect until (a) all of the Distributable Trust Assets and all Distributable Other Debtor Residual Trust Assets, if any, have been distributed pursuant to the Plan and this Trust Agreement, (b) the Trust Administrator determines, in its discretion and with the approval of the Trust Monitor, that the administration of the Avoidance Action Trust Assets is not likely to yield sufficient additional Distributable Trust Assets or Distributable Other Debtor Residual Trust Assets to justify further pursuit, and (c) all other distributions required to be made by the Trust Administrator under the Plan and this Trust Agreement have been made, but in no event shall the Trust be dissolved later than three (3) years from the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, unless the Bankruptcy Court, upon motion within the six (6) month period prior to the third (3rd) anniversary of the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (such that, together with any prior extensions, the dissolution of the Trust shall occur no later than five (5) years from the date on which the Trust became effective, without a favorable private letter ruling from the IRS that any further extension would not adversely affect the status of the Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, as the case may be. If at any time the Trust Administrator determines, in reliance upon such professionals as the Trust Administrator may retain and with the approval of the Trust Monitor, that (x) the expense of administering the Trust so as to make a final distribution to the Trust Beneficiaries is likely to exceed the value of the Avoidance Action Trust Assets remaining in the Trust and (y) the expense of administering the Trust so as to make a final distribution to the DIP Lenders is likely to exceed the value of the Other Debtor Residual Trust Assets, if any, remaining in the Trust, the Trust Administrator may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the Trust, transfer the balance to the DIP Lenders and the holders of Allowed General Unsecured Claims (as defined in the GUC Trust Agreement), in accordance with the Agreed Allocation and the Settlement Agreement, or donate any balance to a charitable organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, and (iii) dissolve the Trust.

4.2. Dissolution of the Trust. Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trust Administrator unduly prolong the duration of the Trust, and the Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all Trust Beneficiaries, at all times endeavor to terminate the Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan. Upon final dissolution and wind-up of the Trust, the Trust Administrator shall file a certificate of cancellation for the Trust with the Secretary of State.

4.3. Continuance of Trust for Purposes of Winding Up. After the dissolution of the Trust and solely for the purpose of liquidating and winding up its affairs, the Trust Administrator shall continue to act in such capacity until its duties hereunder have been fully performed. The Trust Administrator shall retain the books, records and files that shall have been delivered to or created by the Trust Administrator until distribution or resolution of all the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any. At the Trust Administrator’s discretion, all of such books, records and files may be destroyed at any time following the later of (x) final distribution of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any, unless such books, records and files are necessary to fulfill the Trust Administrator’s obligations pursuant to Articles VI and VIII hereof and subject to any joint prosecution and common interests agreement(s) to which the Trust Administrator may be party, and (y) the date until which the Trust Administrator is required by applicable law to retain such books, records and files.

ARTICLE V

DISTRIBUTIONS TO TRUST BENEFICIARIES

5.1. General.

(a) Until such date as the Term Loan Avoidance Action shall have been completely and finally resolved in full against all defendants (including by way of settlement) and the Trust Administrator determines that all Avoidance Action Proceeds have been collected in respect thereof (such date, the “Final Recovery Date”), the Trust Administrator shall establish Distribution Dates no less frequently than once each calendar year and no more frequently than once a calendar quarter for the distribution of Distributable Trust Assets as provided in this Article V; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Trust Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines (i) that it is reasonably necessary to retain the Distributable Trust Assets to meet contingent liabilities and maintain the value of the Avoidance Action Trust Assets (such as, for example, in the event that the Trust Administrator determines that the Distributable Trust Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Trust Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) that it is necessary to retain the Distributable Trust Assets to pay reasonable incurred and anticipated expenses (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) or to satisfy liabilities incurred and anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement. Following the Final Recovery Date, distributions shall be made on a quarterly basis, as provided in this Article V.

(b) Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim unless and until such Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim.

(c) To the extent that a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim, distributions (if any) shall be made to the holder of such Allowed General Unsecured Claim in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement.

(d) The Distributable Trust Assets shall be distributed

(i) first, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, in the amount of the DIP Lender Advances;

(ii) second, to the CE Capital Providers, in the amount of the CE Capital Providers’ Entitlement;

(iii) third, to the LW Capital Provider, in the amount of the LW Capital Provider’s Entitlement;

(iv) fourth, to the Segregated Account in the amount of the GUC Trust Advances to be distributed to the holders of Allowed General Unsecured Claims; and

(v) fifth, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, and the holders of Allowed General Unsecured Claims, in accordance with the Agreed Allocation.

(e) On any Distribution Date following the Final Recovery Date on which the Trust does not hold sufficient Distributable Trust Assets, after taking into account any amounts necessary to satisfy the current and projected future fees and expenses of the Trust (including those of any Trust Professionals) pursuant to Section 6.1(b), to satisfy all Disputed General Unsecured Claims or other Claims that became Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date following which there was a distribution pursuant to Section 5.3(c), the Trust Administrator shall distribute all Distributable Trust Assets that remain in the Trust to the DIP Lenders and the holders of such Resolved Allowed General Unsecured Claims pro rata by Claim amount, in accordance with the Agreed Allocation. Following such distribution, any remaining unsatisfied portion of such Resolved Allowed General Unsecured Claims, together with all remaining Disputed General Unsecured Claims and other Claims (including any Term Loan Avoidance Action Claims and any Other Avoidance Action Claims) shall be forever barred from assertion against the Trust.

(f) Anything to the contrary herein notwithstanding but subject to Section 5.1(a), the Trust Administrator shall not make a distribution of Distributable Trust Assets on any Distribution Date pursuant to Sections 5.2 or 5.4, if the amount to be distributed pursuant thereto does not exceed the Distribution Threshold. In such case, any Distributable Trust Assets then available for distribution shall be held by the Trust and distributed on a subsequent Distribution Date when the amount of the Distributable Trust Assets to be distributed shall exceed the Distribution Threshold; Provided that if on the date determined by the Trust Administrator to be the final Distribution Date the Distributable Trust Assets do not exceed the Distribution Threshold, then such Distributable Trust Assets shall be disposed of as provided in the final sentence of Section 2.6(b) and in Section 2.6(c).

(g) For the avoidance of doubt, if the Trust fails to recover any Avoidance Action Proceeds or if the Avoidance Action Proceeds recovered by the Trust through the Final Recovery Date do not exceed the amount of DIP Lender Advances then no distributions shall be made hereunder in respect of any Allowed General Unsecured Claims.

(h) For the avoidance of doubt, if the Avoidance Action Proceeds recovered by the Trust through the Final Recovery Date exceed the amount of DIP Lender Advances but do not exceed the amount of the Segregated Account Assets, the Segregated Account Assets shall be distributed as GUC Distributable Trust Assets pursuant to Section 5.2(a) hereof.

5.2. Distribution to the DIP Lenders and to Holders of Initial Allowed General Unsecured Claims.

(a) Once (i) the DIP Lender Advances have been indefeasibly paid in full in cash, (ii) the CE Capital Providers’ Entitlement has been indefeasibly paid in full in cash, (iii) the LW Capital Provider’s Entitlement has been indefeasibly paid in full in cash, and (iv) the Segregated Account repaid up to the amount of the GUC Trust Advances, the Trust Administrator shall make distributions of the DIP Lender Distributable Trust Assets and the GUC Distributable Trust Assets, from time to time in accordance with Section 5.1(a). Prior to the first such distribution, the Trust Administrator shall establish a record date (the “Initial GUC Record Date”) for the holders of the General Unsecured Claims that are allowed as of the Initial GUC Record Date (the “Initial Allowed General Unsecured Claims”) who shall be entitled to participate in the first distribution of GUC Distributable Trust Assets, which date shall be the last day of the calendar quarter next preceding the date of such distribution (such Distribution Date, the “Initial GUC Distribution Date”). On the Initial GUC Distribution Date, the Trust Administrator shall distribute to each holder of an Initial Allowed General Unsecured Claim a distribution consisting of:

(1) an amount of GUC Distributable Trust Assets at the time available for distribution, in proportion to the amount of such Initial Allowed General Unsecured Claim as prescribed in subsection (d) below; and

(2) a number of Units as provided in Section 3.4.

(b) During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, and as promptly as practicable following the Final Recovery Date, as and to the extent that additional GUC Distributable Trust Assets become available for distribution from time to time as a result of additional recoveries by the Trust in the Term Loan Avoidance Action, the Trust Administrator shall, from time to time in accordance with Section 5.1(a), make additional distributions to the holders of Initial Allowed General Unsecured Claims, on a Distribution Date or Dates designated by the Trust Administrator for such purpose, in the amount prescribed in subsection (d) below. Subject to the proviso in Section 5.1(a), the Trust Administrator shall make such distributions no less frequently than once each calendar year and no more frequently than once each calendar quarter.

(c) The amount of GUC Distributable Trust Assets that the holder of an Initial Allowed General Unsecured Claim shall be entitled to receive pursuant to Section 5.2 (or, in the case of a holder of a Resolved Allowed General Unsecured Claim being treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) on any Distribution Date (including the Initial Distribution Date) shall be determined in accordance with the following formula:

D	=	(	A	)	x	G
C

Where—

D is the distribution that the holder of an Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) will be entitled to receive;

A is the amount of the Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c));

C is the Current Total Amount as of the last day of the calendar quarter next preceding the respective Distribution Date; and

G is the amount available for distribution determined as of the last day of the calendar quarter next preceding the respective Distribution Date, after taking account of any Holdback, or the application of such Holdback, pursuant to Section 6.1(b).

5.3. Distributions to Holders of Resolved Allowed General Unsecured Claims.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be made as of the last day of a calendar quarter, being a “Resolved Allowed General Unsecured Claims Determination Date”) whether any holders of Disputed General Unsecured Claims or other Claims have become holders of Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date or, in the case of the first such determination, since the Initial GUC Record Date. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Resolved Allowed General Unsecured Claims Determination Date, the Trust Administrator shall, subject to the proviso in Section 5.1(a), distribute to each holder of a Resolved Allowed General Unsecured Claim identified on such Resolved Allowed General Unsecured Claims Determination Date, if any:

(i) the pro rata amount of GUC Distributable Assets that the holder of such Resolved Allowed General Unsecured Claim would have received had such Resolved Allowed General Unsecured Claim been an Initial Allowed General Unsecured Claim, including the aggregate amount of Excess GUC Distributable Trust Assets that the holder would have received had it been the holder of Units referred to in clause (ii) below on each Excess GUC Distributable Trust Assets Determination Date occurring on or prior to the date of such distribution; provided that a holder of a Resolved Allowed General Unsecured Claim shall not receive pursuant to this clause (i) an amount of Excess GUC Distributable Assets distributed in respect of any prior Excess GUC Distributable Trust Assets Determination Date to the extent that it will be receiving such Excess GUC Distributable Assets as a distribution on the Units to be received by such holder pursuant to clause (ii) below; and

(ii) a number of Units as provided in Section 3.4.

(c) Once a holder of a Resolved Allowed General Unsecured Claim has received the distribution prescribed in the preceding subsection (b), such holder shall be treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim on all subsequent Distribution Dates established for purposes of Section 5.2(c).

(d) For the avoidance of doubt, it is intended that the distributions to be made to holders of Resolved Allowed General Unsecured Claims in accordance with this Section 5.3 shall provide such holders, as nearly as possible, with the exact same amount of distributions as if such holders had been holders of Initial Allowed General Unsecured Claims.

5.4. Distribution of Excess Distributable Trust Assets.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be as of the last day of a calendar quarter, being an “Excess Distributable Trust Assets Determination Date”) of the Excess Distributable Trust Assets as of such date, taking into account the extent to which Disputed General Unsecured Claims are disallowed or the Term Loan Avoidance Action or other Avoidance Actions are resolved in favor of the defendants therein. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Excess Distributable Trust Assets Determination Date, the Trust Administrator shall, subject to the proviso of Section 5.1(a), distribute the Excess Distributable Trust Assets, in each case determined as of the respective Excess Distributable Trust Assets Determination Date, to the DIP Lenders and the holders of Units outstanding on such Excess Distributable Trust Assets Determination Date (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date) in accordance with the Agreed Allocation.

(c) Any Excess Distributable Trust Assets allocable to the holders of Units outstanding on such Excess Distributable Trust Assets Determination Date (the “Excess GUC Distributable Trust Assets”), shall be distributed pro rata according to the following formula:

DU	=	(	UH	)	x	(SG – H)	x	[	TU	–	TU	]
			UO						CU		(CU+L)

Where—

DU	is the distribution of Excess GUC Distributable Trust Assets that a holder of Units will be entitled to receive;

UH	is the number of Units held by the holder;

UO	is the total number of Units outstanding (including Units distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date);

SG

is the sum of the amounts that are or were available for distribution to holders of Initial Allowed General Unsecured Claims (and holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(c)) on the relevant Distribution Date and each prior Distribution Date;

TU	is the Total Allowed Amount as of the Excess GUC Distributable Trust Assets Determination Date;

CU	is the Current Total Amount as of the Excess GUC Distributable Trust Assets Determination Date;

L

is the aggregate amount of all (i) Disputed General Unsecured Claims disallowed since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date), (ii) Unresolved Term Loan Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and (iii) all Unresolved Other Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and

H	is the amount, if any, of any holdback pursuant to Section 6.1 that was not otherwise deducted from the amounts available for distribution on a Distribution Date.

(d) Notwithstanding the foregoing, if the Trust Administrator becomes aware of previously unknown potential Allowed General Unsecured Claims, the Trust Administrator may, with the approval of the Trust Monitor, withhold distribution of Excess GUC Distributable Trust Assets to the holders of Units in an amount that the Trust Administrator, with the approval of the Trust Monitor, estimates to be the maximum amount reasonably allowable in respect of such previously unknown claims.

5.5.    Retention of Avoidance Action Trust Assets. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall at all times, to the extent practicable, retain

(a)    sufficient GUC Distributable Trust Assets as the Trust Administrator shall determine, with the approval of the Trust Monitor, as would be distributable (I) to all holders of Disputed General Unsecured Claims at the time outstanding as if all Disputed General Unsecured Claims were allowed at the Maximum Amount, but only until such Disputed General Unsecured Claims are resolved, (II) to the holders of all Resolved Allowed General Unsecured Claims at the time outstanding, to the extent not previously distributed, (III) in respect of any Unresolved Term Loan Avoidance Action Claims at the Maximum Amount thereof but only until the Term Loan Avoidance Action is dismissed by Final Order or such claims become Resolved Allowed General Unsecured Claims, and (IV) in respect of any Unresolved Other Avoidance Action Claims at the Maximum Amount thereof but only until such claims become Resolved Allowed General Unsecured Claims or the related other Avoidance Actions are dismissed by Final Order; and

(b)    sufficient Avoidance Action Trust Administrative Cash and Supplemental Avoidance Action Trust Cash as the Trust Administrator shall determine, with the approval of the Trust Monitor and subject to the Budget, is necessary (x) to pay the reasonable incurred or anticipated fees and expenses of the Trust (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) and (y) to satisfy other liabilities incurred or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

5.6.    Minimum Distributions. Notwithstanding anything to the contrary contained herein, no Cash payment in an amount less than $25 shall be made by the Trust Administrator to any holder of an Allowed General Unsecured Claim or Unit under any circumstance; provided that the Trust Administrator shall carry the entitlement of such holder of an Allowed General Unsecured Claim or Unit to such amount on its books and records, shall aggregate such amount with any subsequent amount to which such holder shall become entitled and shall make payment of such amount to such holder at such time as the amounts due such holder in the aggregate shall equal $25 or more; provided further that if any such amount shall be owing to a holder of an Allowed General Unsecured Claim or Unit as of the date determined by the Trust Administrator to be the final Distribution Date, such amount shall be disposed of as provided in the final sentence of Section 2.6(c).

5.7.    Distributions Not in Compliance with this Article. Subject to Section 5.3(d), in the event that the Trust Administrator determines in good faith that it is necessary or desirable in order to carry out the intent and purposes of the Plan, the Confirmation Order and this Trust Agreement to receive any assets or make any distribution in a manner that is not in technical compliance with this Trust Agreement, the Trust Administrator shall be permitted to receive assets or make, or cause to be made, distributions in such manner, but only with the approval of the Trust Monitor; provided, however, that no such distribution shall result in any holder of an Allowed General Unsecured Claim receiving a distribution in excess of the distribution that such holder would have received had such claim been an Initial Allowed General Unsecured Claim or shall discriminate among the holders of Units. Except as aforesaid, no payment or distribution of Avoidance Action Trust Assets shall be made to, or on behalf of, a Trust Beneficiary or any other person except in strict accordance with the terms of this Trust Agreement, the Plan, and the Confirmation Order, unless such payment or distribution shall have been approved by the Bankruptcy Court.

5.8.    No Accounting. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, nothing shall require the Trust Administrator to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Avoidance Action Trust Assets.

ARTICLE VA

DISTRIBUTIONS TO DIP LENDERS

If any Other Debtor Residual Accepted Assets shall be transferred to the Trust, the Trust Administrator shall make distributions to the DIP Lenders of Distributable Other Debtor Residual Assets, if any, from time to time (but no less frequently than once each calendar year), pro rata as their interests appear, as the Trust Administrator shall determine with the approval of the Trust Monitor or as the Trust Administrator shall be directed by a majority in interest of the DIP Lenders; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Other Debtor Residual Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines that it is necessary to retain the Distributable Other Debtor Residual Assets to (i) meet any contingent liabilities of the Trust or maintain the value of the Other Debtor Residual Trust Assets (such as for example, in the event that the Trust Administrator determines that the Distributable Other Debtor Residual Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Other Debtor Residual Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) pay reasonable incurred and/or anticipated expenses of the Trust (including any taxes imposed on the Trust or in respect of the Other Debtor Residual Trust Assets) or to satisfy liabilities incurred and/or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

ARTICLE VI

ADMINISTRATION OF THE TRUST

6.1.    Payment of Costs, Expenses and Liabilities (other than in respect of the Other Debtor Residual Accepted Assets).

(a)    Subject to the Budget, the Trust Administrator shall use the Avoidance Action Trust Administrative Cash:

(i)    to pay reasonable costs and expenses of the Trust that are incurred in connection with the administration thereof (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Avoidance Action Trust Assets and preservation of books and records);

(ii)    to satisfy other obligations or other liabilities incurred or assumed by the Trust (or to which the Avoidance Action Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of the Term Loan Avoidance Action the protection, preservation and distribution of the Avoidance Action Trust Assets; and

(iii)    to satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Avoidance Action Trust Administrative Cash.

(b)    (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash is not reasonably likely to be adequate to satisfy the current and projected future taxes, fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs) of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may, with the approval of the Trust Monitor, reserve an amount, or increase the amount previously reserved, of Distributable Trust Assets to satisfy such taxes, fees, costs and expenses (the “Holdback”). If at any time, the Trust Administrator determines that the Holdback is materially greater than the amount of the current and projected future taxes, fees, costs and expenses as aforesaid, the Trust Administrator shall, with the approval of the Trust Monitor, release from the Holdback the amount of such excess.

(ii)    To the extent necessary to satisfy the taxes, fees, costs and expenses on account of which the Holdback may be reserved, the Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.l(b)(iii), apply all or a portion of the Holdback to the satisfaction of such taxes, fees, costs and expenses.

(iii)    The application of the Trust Administrator seeking Bankruptcy Court approval to utilize Distributable Trust Assets shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days’ notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to use any Distributable Trust Assets.

(c)    If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback), is not reasonably likely to be adequate to satisfy the current and projected future taxes, fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs and the fees and expenses of Trust Professionals) of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may utilize the GUC Trust Supplemental Cash, without the need to seek or obtain approval of the Bankruptcy Court, to satisfy such fees and expenses.

(d)    (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback) and the GUC Trust Supplemental Cash, if any, is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities), the Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.l(d)(ii), sell or grant liens on the

Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets) and apply all or a portion of the proceeds of such sale or grant to the satisfaction of such fees, costs and expenses; provided that, except for the Trust’s incurrence of expenses in the ordinary course of the Trust’s business without any lien or right of setoff attached thereto, the Trust may not incur additional indebtedness, whether unsecured or secured by any interest (including a security interest) in the Term Loan Avoidance Action or Avoidance Action Proceeds without (x) the prior written consent of the DIP Lenders, (y) the prior written consent of the CE Capital Providers, if such incurrence would (1) create a lien senior to or pari passu with the lien securing the CE Capital Providers’ Entitlement, or (2) except as set forth in Section 2.7 of the CE Subordination Agreement, result in the subordination of any portion of the payment of the CE Capital Providers’ Entitlement pursuant to Section 5.1(d) of this Trust Agreement, and (z) the prior written consent of the LW Capital Provider, if such incurrence would (1) create a lien senior to or pari passu with the lien securing the LW Capital Provider’s Entitlement, or (2) except as set forth in Section 2.7 of the LW Subordination Agreement, result in the subordination of any portion of the payment of the LW Capital Provider’s Entitlement pursuant to Section 5.1(d) of this Trust Agreement. In the event that the Trust seeks other litigation funding, (A) the DIP Lenders shall be provided a right of first refusal to provide such funding, which right of first refusal must be exercised within thirty (30) days after being presented in writing the opportunity to provide such funding, and (B) such funding (even if provided by the DIP Lenders) shall be junior and subordinate to the Litigation Cost Advance, the amounts owed to the DIP Lenders on account of prior funding of the Trust, and the Supplemental Capital, and shall be subject to a form of subordination that is acceptable to the DIP Lenders, the CE Capital Providers and the LW Capital Provider in all respects, with such consent not to be unreasonably withheld. Upon any such sale or grant of liens pursuant to this Section 6.1(d), the resulting proceeds shall be designated as Other Supplemental Cash. Any income earned on the Other Supplemental Cash, net of taxes paid thereon, shall be Other Supplemental Cash.

(ii)    The application of the Trust Administrator seeking Bankruptcy Court approval to sell or grant liens pursuant to Section 6.l(d)(i) hereof shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days’ notice to the Trust Monitor, the DIP Lenders, the CE Capital Providers, the LW Capital Provider, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to sell or grant liens pursuant to Section 6.l(d)(i) hereof.

(e)    Notwithstanding that as a result of the utilization of Distributable Trust Assets pursuant to Section 6.1(b) the amount of GUC Distributable Trust Assets shall be less than the assets required to satisfy Claims in the amount of the Current Total Amount then outstanding, the Trust Administrator shall continue to satisfy Disputed General Unsecured Claims, any Unresolved Term Loan Avoidance Action Claims and any Unresolved Other Avoidance Action Claims that become Allowed General Unsecured Claims in the order they are resolved as otherwise provided in this Trust Agreement.

6.2.    Payment of Costs, Expenses and Liabilities in respect of the Other Debtor Residual Accepted Assets.

(a)    The Trust Administrator shall not be required to undertake any activity in respect of the Other Debtor Residual Accepted Assets, including for purposes of realizing upon such assets in order to make distributions of Distributable Other Debtor Residual Trust Assets to the DIP Lenders, unless there shall be available to the Trust Administrator Other Debtor Residual Trust Administrative Cash sufficient for such purposes.

(b)    If sufficient Other Debtor Residual Trust Administrative Cash shall be available to the Trust Administrator, then the Trust Administrator shall, as approved by the Trust Monitor or as directed by a majority in interest of the DIP Lenders:

(i)    pay reasonable costs and expenses of the Trust that are incurred in connection with the Other Debtor Residual Accepted Assets (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Other Debtor Residual Accepted Assets and preservation of books and records);

(ii)    satisfy other obligations or other liabilities incurred or assumed by the Trust in respect of the Other Debtor Residual Accepted Assets (or to which the Other Debtor Residual Accepted Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of any action to realize upon the Other Debtor Residual Accepted Assets and the protection, preservation and distribution of the Other Debtor Residual Accepted Assets; and

(iii)    satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Other Debtor Residual Trust Administrative Cash.

6.3.    Budget.

(a)     The Trust Administrator shall prepare and submit to the Trust Monitor, the DIP Lenders, the CE Capital Providers and the LW Capital Provider for approval a reasonably detailed annual plan and budget (the “Budget”) at least thirty (30) days prior to the commencement of each calendar year. Such annual plan and Budget shall set forth (on a quarterly basis) in reasonable detail: (A) the Trust Administrator’s anticipated actions to administer the Avoidance Action Trust Assets; and (B) the anticipated fees and expenses, including professional fees, associated with the administration of the Trust, a separate amount representing the anticipated fees and expenses of the Trust Monitor and detail as to how the Trust will budget and spend the Avoidance Action Trust Administrative Cash. Such Budget shall be updated and submitted to the Trust Monitor, the DIP Lenders, the CE Capital Providers and the LW Capital Provider for review on a quarterly basis, and each such quarterly update shall reflect the variances (with explanations) between (x) the Budget, (y) any updated Budget, and (z) the actual results for the same period. If the Trust identifies a need for or the incurrence of actual expenditures that materially differ from the relevant Budget, the Trust will notify the DIP Lenders, the CE Capital Providers and the LW Capital Provider as promptly as practicable, and no later than fifteen (15) days after identifying the issue. For the avoidance of doubt, the DIP Lenders, the CE Capital Providers and the LW Capital Provider may object in the Bankruptcy Court with respect to any quarterly update that materially changes the Budget and the Bankruptcy Court shall resolve such dispute. All actions by the Trust Administrator shall be consistent with the Budget (as updated). The Trust

Administrator may obtain any required approval of the Budget on reasonable negative notice (which shall be not less than 15 days after receipt of the Budget) and approval of the Budget shall not be unreasonably withheld. In the event of any dispute concerning the Budget (or the taking of actions consistent with the Budget), the Trust Administrator or the Trust Monitor may petition the Bankruptcy Court to resolve such dispute.

(b)    The Trust Administrator, with the approval of the Trust Monitor and the DIP Lenders may agree on a budget for activities in respect of the Other Debtor Residual Accepted Assets.

(c)    Notwithstanding any other provision of this Trust Agreement, the approval of the DIP Lenders shall not be required for any use of the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash.

6.4.    [Intentionally omitted.]

6.5.    Compliance with Laws. Any and all distributions of Avoidance Action Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

6.6.    Fiscal Year. Except for the first and last years of the Trust, the fiscal year of the Trust shall be the calendar year. For the first and last years of the Trust, the fiscal year of the Trust shall be such portion of the calendar year that the Trust is in existence.

6.7.    Books and Records.

(a)    The Trust Administrator shall maintain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the Trust Administrator.

(b)    The Trust Administrator shall maintain books and records relating to the assets, liabilities, income and expense of the Trust, all distributions made by the Trust and the payment of fees and expenses of, and satisfaction of claims against or assumed by, the Trust and the Trust Administrator, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and otherwise to comply with applicable provisions of law, including tax law.

(c)    The Trust Administrator shall maintain, or cause to be maintained, a register of holders of Units, from time to time outstanding, to the extent any Units are issued hereunder, in customary form.

6.8.    Cash Payments. All distributions of Distributable Trust Cash required to be made by the Trust Administrator may be made in Cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the Trust Administrator or, at the option of the Trust Administrator, by wire transfer from a United States domestic bank selected by the Trust Administrator or as otherwise required or provided in applicable agreements; provided, however, that cash payments to foreign persons may be made, at the option of the Trust Administrator, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

6.9.    Insurance. The Trust shall maintain customary insurance coverage for the protection of the Trust Administrator Parties and the Trust Monitor Parties and any such other persons serving as administrators and overseers of the Trust, on and after the Avoidance Action Trust Transfer Date, in all cases in accordance with the Budget. The Trust Administrator may also obtain such insurance coverage as it deems necessary and appropriate with respect to real and personal property which may become Avoidance Action Trust Assets, if any, in accordance with such Budget. To the extent that there is any incremental cost for customary insurance coverage covering the activities of the Trust Administrator Parties and the Trust Monitor Parties in respect of the Other Debtor Residual Accepted Assets, the Trust Administrator and the Trust Monitor shall not be required to undertake any such activities unless there is available sufficient Other Debtor Residual Trust Administrative Cash to fund such incremental cost.

ARTICLE VII

TAX MATTERS

7.1.    Tax Treatment.

(a)    For all U.S. federal and applicable state and local income tax purposes, all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) shall treat the Trust and the transfer of the Avoidance Action Trust Assets and the Other Debtor Residual Assets to the Trust in a manner consistent with the remainder of this Section 7.1.

(b)    If no Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC and the DIP Lender Distributable Trust Assets have not been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, then (subject to clause (c) below) the Trust Administrator shall treat the Trust as (A) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (including, if required, timely so electing), (B) if permitted under applicable law and at the election of the Trust Administrator, as a “complex trust,” or (C) as otherwise permitted pursuant to a private letter ruling from the IRS.

(c)    If Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC or the DIP Lender Distributable Trust Assets have been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, or otherwise upon determination of the DIP Lender Distributable Trust Assets (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) after the Avoidance Action Trust Transfer Date, the Trust (other than the Avoidance Action Trust Claims Reserve) shall be treated as a liquidating trust that is treated as a grantor trust and the Avoidance Action Trust Assets (upon the determination of the DIP Lender Distributable Trust Assets) and Other Debtor Residual Trust Assets (upon the transfer of Other Debtor Residual Assets to the Trust) shall be treated as (i) being transferred directly to the Trust Beneficiaries; provided, however, that to the extent Avoidance Action Trust Assets are allocable to Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such Avoidance Action Trust Assets shall be treated as being transferred to the Avoidance Action Trust Claims Reserve, followed by (ii) the transfer by such Trust Beneficiaries of the Avoidance Action Trust Assets (other than the Avoidance

Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and the Other Debtor Residual Trust Assets, as applicable, to the Trust in exchange for beneficial interests in the Trust. Accordingly, Trust Beneficiaries receiving beneficial interests in the Trust shall be treated as the grantors and owners of their respective share of the Avoidance Action Trust Assets (other than any Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and Other Debtor Residual Trust Assets, as applicable.

(d)    Any determination made pursuant to this Section 7.1 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, and (to the extent permitted by applicable law) state and local, income tax purposes. Accordingly, to the extent permitted by applicable law, all parties shall report consistently with the U.S. federal income tax treatment of the Trust by the Trust Administrator for state and local income tax purposes.

7.2.    Valuation of Assets. As soon as practicable after the Avoidance Action Trust Transfer Date, the Trust Administrator shall make a good-faith valuation of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for all U.S. federal and applicable state and local income tax purposes.

7.3.    Payment of Taxes. The Trust Administrator shall be responsible for payment, out of the Avoidance Action Trust Assets, of any taxes imposed on the Trust (other than in respect of the Other Debtor Residual Assets) or the Avoidance Action Trust Assets, including the Avoidance Action Trust Claims Reserve. The Trust Administrator shall be responsible for payment, out of the Other Debtor Residual Assets of any taxes imposed on the Trust in respect of the Other Debtor Residual Assets or on the Other Debtor Residual Assets. In the event, and to the extent, any Cash retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims in the Avoidance Action Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, or (ii) to the extent such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims subsequently have been resolved, deducted from any amounts otherwise distributable by the Trust Administrator as a result of the resolution of such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims.

7.4.    Tax Reporting.

(a)    The Trust Administrator shall file (or cause to be filed) Tax Returns for the Trust treating the Trust (except the Avoidance Action Trust Claims Reserve or as otherwise provided in Section 7.1(b) above) as a grantor trust pursuant to Treasury Regulation section 1.671- 4(a) and in accordance with the applicable provisions of this Section 7.4. The Trust Administrator also shall annually send to each Trust Beneficiary a separate statement setting forth such Trust Beneficiary’s share of items of income, gain, loss, deduction, or credit of the Trust (including, for the avoidance of doubt, earnings on the Avoidance Action Trust Administrative Cash, the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash and the Other Supplemental Cash) and shall instruct all Trust Beneficiaries to report such items on their respective U.S. federal income Tax Returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their U.S. federal income Tax Returns. The Trust Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Trust that are required by any governmental unit.

(b)    Allocations of the Trust’s taxable income among the Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Trust had distributed all of its other assets (valued at their tax book value and other than assets attributable to the Avoidance Action Trust Claims Reserve) to the Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Trust. Similarly, taxable loss of the Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Avoidance Action Trust Assets and Other Debtor Residual Trust Assets. The tax book value of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets for this purpose shall equal their fair market value on the Avoidance Action Trust Transfer Date and Other Debtor Residual Trust Assets Transfer Date, as applicable, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c)    The Trust Administrator shall (x) treat the Avoidance Action Trust Claims Reserve for U.S. federal income tax purposes as either (i) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 by timely so electing or (ii) a “complex trust,” provided, however, that if the Trust is treated as a “disputed ownership fund” or as a “complex trust” pursuant to Section 7.1(b) above, then the Avoidance Action Trust Claims Reserve shall be treated in the same manner, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. Any determination made pursuant to this Section 7.4 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.

7.5.    Tax Withholdings. The Trust Administrator shall withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, Treasury Regulations or other applicable requirements, including any provision of any foreign, state or local tax law, with respect to any payment or distribution to the Trust Beneficiaries. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Trust Beneficiaries for all purposes of this Trust Agreement. The Trust Administrator shall be authorized to collect such tax information from the Trust Beneficiaries (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Trust Agreement, or to comply with any applicable withholding or reporting requirement. The Trust Administrator may refuse to make a distribution to any Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is furnished; provided, however, that upon a Trust Beneficiary furnishing such information, the Trust Administrator shall make such distribution to which such Trust Beneficiary is entitled, without interest.

7.6.    Expedited Determination of Taxes. The Trust Administrator may request an expedited determination of taxes of the Trust, including the Avoidance Action Trust Claims Reserve, under Section 505(b) of the Bankruptcy Code for any or all Tax Returns filed for, or on behalf of, the Trust for any or all taxable periods (or part thereof) through the dissolution of the Trust.

7.7.    [Intentionally omitted.]

7.8.    Delivery of Statement of Transfers. If the Trust Administrator elects to treat (i) the Trust, pursuant to and to the extent provided in Section 7.1 above and/or (ii) the Avoidance Action Trust Claims Reserve as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9, then following the Avoidance Action Trust Transfer Date (but in no event later than February 15th of the calendar year following the Avoidance Action Trust Transfer Date), MLC shall provide a “§ 1.468B-9 Statement” to the Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

7.9.    Allocation of Distributions Between Principal and Interest. All deemed distributions (including deemed transfers pursuant to Section 7.l(b)(i)) in connection with the allowance of any Allowed General Unsecured Claim shall be allocated first to the principal amount of such Allowed General Unsecured Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed General Unsecured Claim, if any.

ARTICLE VIII

POWERS OF AND LIMITATIONS ON THE TRUST ADMINISTRATOR

8.1.    Powers of the Trust Administrator.

(I)    Other Than in Respect of the Other Debtor Residual Accepted Assets

(a)    Pursuant to the terms of the Plan and the Confirmation Order, the Trust Administrator shall have various powers, duties and responsibilities concerning the prosecution of and resolution of the Term Loan Avoidance Action, maximizing the property of the Trust, the disposition of the Avoidance Action Trust Assets and the administration of the Trust. In addition, the Trust Administrator shall coordinate with the GUC Trust Administrator to maximize efficiency in distributions to general unsecured creditors in any situation where such coordination would be beneficial.

(b)    The Trust Administrator shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order or this Trust Agreement and as otherwise provided by applicable law. Subject to the Plan, the Confirmation Order and other provisions herein, including the provisions relating to approvals of the Trust Monitor, the Trust Administrator shall be expressly authorized to undertake the following actions, in the Trust Administrator’s good faith judgment, in the best interests of the Trust Beneficiaries and in furtherance of the purpose of the Trust:

(i)    hold and manage the Avoidance Action Trust Assets;

(ii)    hold legal title to any and all rights of the Trust Beneficiaries in, to or arising from the Avoidance Action Trust Assets, for the benefit of the Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether, in the case of GUC Beneficiaries, their General Unsecured Claims are Allowed on or after the Avoidance Action Trust Transfer Date;

(iii)    prosecute and, if appropriate, sell, grant liens upon (subject to Section 6.1(d) hereof), settle and resolve, abandon and/or dismiss the Term Loan Avoidance Action;

(iv)    execute all agreements, instruments and other documents (including, without limitation, any loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust), and effect all other actions necessary or appropriate to dispose of the Avoidance Action Trust Assets;

(v)    monitor and enforce the implementation of the Plan insofar as relating to this Trust Agreement, the Avoidance Action Trust Assets or the Trust;

(vi)    calculate and implement distributions of the GUC Distributable Trust Assets obtained through the exercise of its power and authority as contemplated by the Plan, the Confirmation Order and this Trust Agreement and in accordance with the interests of the holders of Allowed General Unsecured Claims;

(vii)    retain, pay, oversee and direct the services of, and terminate Trust Professionals in accordance with Section 8.3 hereof to carry out its duties and obligations hereunder, in all cases in accordance with the Budget;

(viii)    pay the reasonable fees and expenses of the Trust Administrator and Trust Monitor, in all cases in accordance with the Budget;

(ix)    incur and pay all reasonable expenses, satisfy ordinary course liabilities and make all other payments reasonable and necessary to administer and dispose of the Avoidance Action Trust Assets, in all cases in accordance with the Budget;

(x)    invest monies received by the Trust, the Trust Administrator or otherwise held by the Trust or the Trust Administrator in accordance with Section 8.4 hereof;

(xi)    protect and enforce the rights to the Avoidance Action Trust Assets vested in the Trust Administrator by this Trust Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(xii)    vote any claim or interest held by the Trust in a case under the Bankruptcy Code and receive any distribution therefrom for the benefit of the Trust;

(xiii)    make all necessary filings in accordance with any applicable law, statute or regulation;

(xiv)    purchase customary insurance coverage in accordance with Section 6.9 hereof;

(xv)    assert and/or waive any applicable privileges (legal or otherwise) on behalf of the Trust, or with respect to the Avoidance Action Trust Assets held by the Debtors at any time (prepetition or postpetition);

(xvi)    maintain the books and records of the Trust;

(xvii)    open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the Avoidance Action Trust Assets, including but not limited to the accounts listed on Exhibit A hereto;

(xviii)    receive from the Debtors and administer the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof and file such reports as may be required pursuant to the applicable rules, regulations and interpretations of the SEC;

(xix)    receive from the GUC Trust and administer and utilize the GUC Trust Supplemental Cash in accordance with Section 2.3(f) hereof; and

(xx)    perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, this Trust Agreement, the Settlement Agreement, the Litigation Cost Advance Agreement, or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to realize, preserve and dispose of the Avoidance Action Trust Assets.

(c)    [Intentionally omitted.]

(d)    In all circumstances, the Trust Administrator shall act in the best interests of all Trust Beneficiaries and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the Trust Beneficiaries and consistent with the Budget. The Trust Administrator shall not take any action inconsistent with the purpose of the Trust, or take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

(e)    Notwithstanding any provision herein to the contrary, the Trust Administrator shall not serve on the board of directors, management committee or any similar governing body of any non-Debtor subsidiary of MLC, where the charter, limited liability company agreement, partnership agreement or other similar constituent document of such subsidiary does not provide for a liquidating purpose for such subsidiary. Except as otherwise provided in this Trust Agreement, the Trust Administrator will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder. Notwithstanding the foregoing, where the Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Trust Administrator will have the right to submit to the Bankruptcy Court or any other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the Trust Administrator with respect to this Trust Agreement, the Trust, or the Avoidance Action Trust Assets, including the administration and distribution of the Avoidance Action Trust Assets and the termination of the Trust. Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Trust Administrator.

(II)    In Respect of the Other Debtor Residual Accepted Assets

The Trust Administrator shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 8.1(I), mutatis mutandis. In all such circumstances, the Trust Administrator shall act in the best interests of DIP Lenders and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the DIP Lenders. For the avoidance of doubt, the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

8.2.    Limitations on the Trust Administrator. The Trust Administrator shall not be authorized to engage, in its capacity as Trust Administrator, in any trade or business with respect to the Avoidance Action Trust Assets or to take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust. The Trust Administrator shall take such actions consistent with the prompt orderly disposition of the Avoidance Action Trust Assets and the Other Debtor Residual Accepted Assets, if any, as required by applicable law and consistent with the treatment of the Trust (other than the Avoidance Action Trust Claims Reserve) as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust, to the extent such actions are permitted by this Trust Agreement. The Trust Administrator shall, in its capacity as Trust Administrator, be restricted to (x) the liquidation of the Trust on behalf, and for the benefit, of the Trust Beneficiaries and the distribution and application of Avoidance Action Trust Assets for the purposes set forth in, and the conservation and protection of the Avoidance Action Trust Assets and the administration thereof, and (y) the liquidation of the Trust on behalf, and for the benefit, of the DIP Lenders and the distribution and application of Other Debtor Residual Trust Assets for the purposes set forth in, and the conservation and protection of the Other Debtor Residual Trust Assets and the administration thereof, in each case in accordance with, the provisions of the Plan, the Confirmation Order and this Trust Agreement.

8.3.    Agents and Professionals.

(a)    The Trust Administrator on behalf of the Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain Trust Professionals,

on such terms as the Trust Administrator deems appropriate in accordance with the terms hereof and (other than in respect of the Other Debtor Residual Accepted Assets) in accordance with the Budget. None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the Trust Administrator solely on account of their service as a professional for such parties-in-interest prior to the Avoidance Action Trust Transfer Date or the Other Debtor Residual Assets Transfer Date, as the case may be.

(b)    After the Avoidance Action Trust Transfer Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Trust Administrator, the Trust Monitor, the DIP Lenders, the CE Capital Providers and the LW Capital Provider, including in such invoices a description of the work performed, the individuals who performed such work, the hourly rate of such person, plus an itemized statement of expenses for which payment is sought. Invoices submitted to the DIP Lenders, the CE Capital Providers and the LW Capital Provider may be in a form reasonably necessary to protect the attorney-client privilege. For the avoidance of doubt, any and all payments by the Trust from funds that (i) originated from the Litigation Cost Advance or the Supplemental Capital, or (ii) that are contained in the Funding Account, the CE Capital Providers Funding Account or the LW Capital Provider Funding Account shall be subject to this invoice disclosure requirement. No payment on account of such invoices shall be made until 15 days after presentation of the invoices to the DIP Lenders, the CE Capital Providers and the LW Capital Provider. After such period has passed, the Trust Administrator shall timely pay all such invoices that are not disputed by the Trust Administrator or the Trust Monitor. If any of the DIP Lenders, the CE Capital Providers or the LW Capital Provider have questions or concerns about any invoice submitted to the Trust, or about any other issue relating to the Trust’s finances or administration, they shall be entitled to discuss the matter with the Trust Monitor, as well as with the Trust Administrator and/or counsel for the Trust, as appropriate; and the Trust Monitor will consult with the DIP Lenders, the CE Capital Providers or the LW Capital Provider, as applicable, and give good faith consideration to any objection that the DIP Lenders, the CE Capital Providers and/or the LW Capital Provider raise before approval of payment by the Trust Administrator or non-objection by the Trust Monitor. The Trust Monitor, Trust Administrator, and/or counsel for the Trust, as appropriate, will engage in good faith discussions and attempt in good faith to provide information reasonably requested by any of the DIP Lenders, the CE Capital Providers or the LW Capital Provider. In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Trust Administrator or the affected Trust Professional may petition the Bankruptcy Court to resolve the dispute.

(c)    Except as permitted by Section 6.1(b), (c), and (d), and Section 2.3(e) and (f), all payments to Trust Professionals (other than in respect of Other Debtor Residual Trust Assets) shall be paid out of the Avoidance Action Trust Administrative Cash. Payments to Trust Professionals for activities in respect of the Other Debtor Residual Trust Assets shall be paid out of the Other Debtor Residual Trust Administrative Cash.

8.4.    Investment of Trust Cash.

(a)    The Trust Administrator shall establish segregated accounts for the Trust Cash as follows: (i) Distributable Trust Cash which shall be held in trust for the benefit of the Trust Beneficiaries; (ii) Distributable Other Debtor Residual Cash, which shall be held in trust for the benefit of the DIP Lenders and on which the DIP Lenders shall have a lien; (iii) Avoidance Action Trust Administrative Cash (excluding the Litigation Cost Advance) and Other Debtor Residual Trust Administrative Cash which shall be used to pay the administrative expenses of the Trust, on which the DIP Lenders shall have a lien; (iv) Avoidance Action Trust SEC Reporting Cash which shall be used to satisfy Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof; (v) GUC Trust Supplemental Cash which shall be used to satisfy current and projected fees and expenses of the Trust (including for the payment of Trust Professionals and any tax liabilities) in accordance with Section 2.3(f) hereof; (vi) Other Supplemental Cash, which shall be used to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities) in accordance with Section 6.1(d) hereof; (vii) Litigation Cost Advance, which shall be held in the Funding Account, which Funding Account shall be subject to a deposit account control agreement acceptable to the DIP Lenders and the Trust and on which the DIP Lenders shall have a first priority lien; (viii) the CE Supplemental Capital, which shall be held in the CE Capital Provider Funding Account, which upon the request of the CE Capital Providers shall be subject to a deposit account control agreement acceptable to the CE Capital Providers and the Trust; and (ix) the LW Supplemental Capital, which shall be held in the LW Capital Provider Funding Account, which upon the request of the LW Capital Provider shall be subject to a deposit account control agreement acceptable to the LW Capital Provider and the Trust.

(b)    The Trust Administrator shall invest the Trust Cash (including any earnings thereon or proceeds thereof) in the manner set forth in this Section 8.4, but shall otherwise be under no liability for interest or income on any monies received by the Trust hereunder and held for distribution or payment to the Trust Beneficiaries, except as such interest shall actually be received. Investment of any Trust Cash shall be administered in accordance with the general duties and obligations hereunder. The right and power of the Trust Administrator to invest the Trust Cash and the proceeds thereof, or any income earned by the Trust, shall be limited to investing such Trust Cash (pending distribution or disbursement in accordance with the Plan or this Trust Agreement) in Permissible Investments; provided, however, that such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(c)    For the avoidance of doubt, the Trust is not, and will not hold itself out as, an “investment company” as such term is understood under the Investment Company Act of 1940, and is prohibited from investing, reinvesting or trading in securities (other than making any Permissible Investments as contemplated by the Plan, the Confirmation Order and this Trust Agreement) or conducting any trade or business other than implementing the Plan and distributing Distributable Trust Assets under the Plan and this Trust Agreement.

8.5.    Communication with the GUC Trust Administrator. The Trust Administrator shall communicate with the GUC Trust Administrator to obtain such information regarding, as of a given date, (A) the holders and amounts of General Unsecured Claims, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims, Unresolved Other Avoidance Action Claims and Resolved Allowed General Unsecured Claims, (B) the respective

Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, (C) the Current Total Amount, (D) the Aggregate Maximum Amount, (E) any components of the foregoing and (E) any other information within the custody or control of the GUC Trust Administrator which shall be necessary or desirable in order for the Trust Administrator to timely make any calculation or determination hereunder to identify and make distributions to the GUC Beneficiaries and to maintain any books and records required to be maintained, or necessary or desirable for the Trust Administrator or the Trust Monitor to fulfill their respective functions, hereunder; provided, however, that the provision of such information shall be under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed.

8.6.    Termination. The duties, responsibilities and powers of the Trust Administrator will terminate when the Trust is dissolved and terminated pursuant to Article IV hereof and the Trust Administrator has performed all of its obligations under Section 4.3, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ cases before the Bankruptcy Court; provided, however, that Sections 9.4, 9.5 and 9.6 hereof shall survive such termination, dissolution and entry.

ARTICLE IX

ADDITIONAL MATTERS CONCERNING THE TRUST ADMINISTRATOR

9.1.    Reliance by Trust Administrator. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trust Administrator to be genuine and to have been signed or presented by the proper party or parties.

9.2.    Liability to Third Persons. To the fullest extent permitted by applicable law, the Trust Administrator Parties shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the Trust Administrator, to any Trust Professionals retained by the Trust Administrator in accordance with this Trust Agreement) in connection with the Avoidance Action Trust Assets, the Other Debtor Residual Trust Assets or the affairs of the Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a Final Order of the Bankruptcy Court to be due to their respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and all such persons shall look solely to the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for satisfaction of claims of any nature arising in connection with affairs of the Trust.

9.3.    Non-liability of Trust Administrator for Acts of Others. Except as provided herein, nothing contained in the Plan, the Confirmation Order or this Trust Agreement shall be deemed to be an assumption by the Trust Administrator of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Trust

Administrator to assume or accept any such liability, obligation or duty. Any successor Trust Administrator may accept and rely upon any accounting made by or on behalf of any predecessor Trust Administrator hereunder, and any statement or representation made as to the assets comprising the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. The Trust Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. Neither the Trust Administrator nor any successor Trust Administrator shall be liable for any act or omission of any predecessor Trust Administrator, nor have a duty to enforce any claims against any predecessor Trust Administrator on account of any such act or omission, unless directed in good faith to do so by the Trust Monitor.

9.4.    Exculpation. As of the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, to the fullest extent permitted by applicable law, the Trust Administrator Parties shall be and hereby are exculpated by all Persons, including holders of DIP Credit Agreement Claims, General Unsecured Claims and Units and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of their respective powers and duties conferred by the Plan, the Confirmation Order, this Trust Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except for actions or omissions to act that are determined by Final Order of the Bankruptcy Court to have arisen out of each such Trust Administrator Party’s own respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. No holder of a DIP Credit Agreement Claim, General Unsecured Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Trust Administrator Parties or the Trust, for making payments and distributions in accordance with the Plan, the Confirmation Order or this Trust Agreement or for implementing the provisions thereof. Any action taken or omitted to be taken with the express approval of the Bankruptcy Court and, in the case of action taken in respect of the Other Debtor Residual Accepted Assets, with the approval or at the direction of the DIP Lenders will conclusively be deemed not to constitute willful misconduct, gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty, or ultra vires acts; provided, however, that notwithstanding any provision herein to the contrary, the Trust Administrator shall not be obligated to comply with a direction of the Trust Monitor, whether or not express, which would result in a change to the distribution provisions of the Plan, the Confirmation Order or this Trust Agreement.

9.5.    Limitation of Liability. In no event shall the Trust Administrator Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

9.6.    Indemnity.

(a)    To the fullest extent permitted by applicable law, the Trust Administrator Parties shall be indemnified by the Trust from the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other

Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for any losses, claims, damages, liabilities and expenses occurring after the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, including reasonable attorneys’ fees, disbursements and related expenses which the Trust Administrator Parties may incur or to which the Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the Trust Administrator; provided, however, that the Trust shall not be liable to indemnify any Trust Administrator Party for any act or omission arising out of such Trust Administrator Party’s respective actions that are determined by a Final Order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. Notwithstanding any provision herein to the contrary, the Trust Administrator Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Trust Administrator Party in its capacity as such; provided, however, that the Trust Administrator Parties receiving such advances shall repay the amounts so advanced to the Trust immediately upon the entry of a final, non-appealable judgment or order finding that such Trust Administrator Parties were not entitled to any indemnity under the provisions of this Section 9.6. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) shall be satisfied as follows: (i) first from the Avoidance Action Trust Administrative Cash, (ii) second from the Distributable Trust Cash, if any; provided, however, that the use of Distributable Trust Cash as contemplated in clause (ii) of the foregoing shall be subject to the prior approval by the Bankruptcy Court, as provided in Section 6.1(b); (iii) third from the GUC Trust Supplemental Cash, if any; and (iv) fourth from the Other Supplemental Cash, if any. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 in respect of the Other Debtor Residual Accepted Assets and activities related thereto shall be satisfied as follows: (i) first from the Other Debtor Residual Trust Administrative Cash, and (ii) second from the Distributable Other Debtor Residual Trust Cash, if any.

(b)    Anything to the contrary in this Trust Agreement or in any other agreement notwithstanding, to the extent that the Avoidance Action Trust Administrative Cash, Distributable Trust Cash, GUC Trust Supplemental Cash or Other Supplemental Cash, or the Other Debtor Residual Trust Administrative Cash or Distributable Other Debtor Residual Trust Cash, as the case may be, shall be insufficient to fully indemnify the Trust Administrator Parties or to provide advances to the Trust Administrator Parties in accordance with Section 9.6(a), the Trust Administrator Parties shall be indemnified and shall be entitled to obtain advances, first from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and second from the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement), to the same extent as the GUC Trust Administrator Parties under Section 9.6 of the GUC Trust Agreement or any successor provision thereunder, as provided in Section 9.6 of the GUC Trust Agreement in effect on the date hereof.

(c)    The foregoing indemnities in respect of any Trust Administrator Party shall survive the termination of such Trust Administrator Party from the capacity for which they are indemnified.

9.7.    Compensation and Expenses.

(a)    The Trust Administrator shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(d) hereof). The Trust Administrator shall be entitled, without the need for approval of the Bankruptcy Court, to reimburse itself on a monthly basis (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash, as applicable, for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Budget and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and with the approval of the Trust Monitor.

(b)    The Trust Administrator shall receive compensation for its services in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Administrator and a majority in interest of the DIP lenders shall agree; provided that the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Administrator in its sole discretion.

9.8.    No Personal Financial Liability. No provision of the Plan, Confirmation Order or this Trust Agreement shall be construed as requiring the Trust Administrator to expend or risk its own funds or otherwise to incur any personal financial liability (x) in the performance of any of its duties thereunder or hereunder, including any situation where the Avoidance Action Trust Assets are insufficient to permit the administration of the Trust or distributions as contemplated herein or the payment of fees and expenses of the Trust Professionals, or (y) in the exercise of any of its rights or powers afforded hereunder or thereunder.

ARTICLE X

SUCCESSOR TRUST ADMINISTRATORS

10.1.    Resignation. The Trust Administrator may resign from the Trust by giving at least sixty (60) days’ prior written notice thereof to the Trust Monitor. Such resignation shall become effective on the later to occur of (x) the date specified in such written notice and (y) the effective date of the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.2.    Removal. The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Administrator, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court, provided that such removal shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof. The services of the Trust Administrator shall also terminate upon its bankruptcy, provided that such termination shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.3.    Effect of Resignation or Removal. The resignation, removal or bankruptcy of the Trust Administrator shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement or invalidate any action theretofore taken by the Trust Administrator. The exculpation, indemnity and limitation of liability provisions of Article X of this Trust Agreement shall survive the resignation, removal or bankruptcy of the Trust Administrator. All fees and expenses properly incurred by the Trust Administrator prior to the resignation, Incompetency, removal or bankruptcy of the Trust Administrator shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Monitor or (y) the successor Trust Administrator, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Administrator that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof). In the event of the resignation, removal or bankruptcy of the Trust Administrator, such Trust Administrator shall:

(a)    promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Trust Administrator or directed by the Bankruptcy Court to effect the termination of such Trust Administrator’s capacity under this Trust Agreement;

(b)    promptly deliver to the successor Trust Administrator all documents, instruments, records and other writings related to the Trust as may be in the possession of such Trust Administrator; and

(c)    otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trust Administrator.

10.4. Appointment of Successor. In the event of the resignation, removal, Incompetency or bankruptcy of the Trust Administrator, the Trust Monitor shall promptly appoint a successor Trust Administrator, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Monitor and until the successor Trust Administrator shall have delivered written acceptance of its appointment as described Section 10.5 below. If a successor Trust Administrator does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring Trust Administrator, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Administrator or any Trust Beneficiary, shall appoint a successor Trust Administrator.

10.5. Acceptance of Appointment by Successor Trust Administrator. Any successor Trust Administrator appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Monitor and, in case of the Trust Administrator’s resignation, to the resigning Trust Administrator. Thereupon, such successor Trust Administrator shall, without any further act, become vested with all the duties, powers, rights, obligations, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trust Administrator and shall be deemed appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B); provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act. The predecessor Trust Administrator shall duly assign, transfer and deliver to such successor Trust Administrator all Avoidance Action Trust Assets held by such predecessor Trust Administrator hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Trust Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Trust Administrator upon the trusts herein expressed, all the duties, powers, rights, obligations, title, discretion and privileges of the predecessor Trust Administrator.

10.6. Successor Entity to Trust Administrator. Any business entity into which the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.

ARTICLE XI

TRUST MONITOR

11.1. General.

(a) The Trust Monitor shall oversee the activities of the Trust Administrator as set forth in this Trust Agreement. In all circumstances, the Trust Monitor shall act in the best interests of all Trust Beneficiaries, in furtherance of the purpose of the Trust, and in accordance with this Trust Agreement.

(b) In furtherance of its rights and responsibilities under this Trust Agreement, the Trust Monitor shall have access, on reasonable advance notice and during regular business hours, to all such books and records of the Trust and the Trust Administrator, shall have the right to consult with all such professionals engaged by the Trust Administrator and shall participate in all such meetings of the Trust Administrator and the Trust Professionals as the Trust Monitor deems reasonably necessary or appropriate. Any documents shared between the Trust Administrator and the Trust Monitor shall be subject to joint privilege, and such sharing shall not be deemed to waive any attorney-client or work product privilege in respect of such documents.

(c) [Intentionally omitted.]

(d) Notwithstanding anything in this Section 11.1 or Section 11.2 hereof, the Trust Monitor shall not take (or fail to take) any action which will cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

11.2. Appointment and Removal of the Trust Monitor.

(a) Subject to Section 11.2(d), the Trust Monitor shall serve until the earlier of (w) the final distribution of all Distributable Trust Assets and the Distributable Other Debtor Residual Trust Assets, if any, (x) its resignation pursuant to subsection (b) of this Section 11.2, (y) its removal pursuant to subsection (c) of this Section 11.2 or (z) its bankruptcy or insolvency.

(b) The Trust Monitor may resign at any time by written notice of resignation to the Trust Administrator, a copy of which shall also be filed by the Trust Monitor with the Bankruptcy Court. Such resignation shall be effective no earlier than sixty (60) days from the date of such notice or such earlier time as a successor is appointed in accordance with the provisions of subsection (d) of this Section 11.2.

(c) The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Monitor, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court.

(d) In the event of the resignation, removal, bankruptcy or insolvency of the Trust Monitor, the Trust Administrator shall promptly appoint a successor Trust Monitor, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Administrator and until the successor Trust Monitor shall have delivered written acceptance of its appointment as described in clause (e) of this Section 11.2 below; and provided further that until a new Trust Monitor’s appointment is effective, the resigning Trust Monitor’s appointment shall remain in effect, and the resigning Trust Monitor shall fulfill all obligations and duties of the Trust Monitor. If a successor Trust Monitor does not take office within thirty (30) days after the resignation, removal, incompetency, bankruptcy or insolvency of the retiring Trust Monitor, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Monitor or any Trust Beneficiary, shall appoint a successor Trust Monitor.

(e) All fees and expenses properly incurred by the Trust Monitor prior to the resignation, Incompetency, removal or bankruptcy of the Trust Monitor shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Administrator or (y) the successor Trust Monitor, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Monitor that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof).

(f) Any successor Trust Monitor appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Administrator.

(g) Immediately upon effectiveness of the appointment of a successor Trust Monitor, all rights, powers, duties, authority, and privileges of the predecessor Trust Monitor hereunder will be vested in and undertaken by the successor Trust Monitor without any further act. The successor Trust Monitor shall not be liable personally for any act or omission of the predecessor Trust Monitor.

11.3. Approval of and Consultation with the Trust Monitor.

(I) Other Than in Respect of the Other Debtor Residual Accepted Assets

(a) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall submit to the Trust Monitor for its review and prior approval the following matters, in addition to any other matters that expressly require the approval of the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement:

(i) Any decision to settle or otherwise resolve the Term Loan Avoidance Action;

(ii) Any decision to refrain from making any distributions to the holders of Allowed General Unsecured Claims or Units, as the case may be, in accordance with this Trust Agreement, except as expressly permitted herein;

(iii) Any decision to retain and/or to terminate the retention of Trust Professionals (other than legal counsel retained to represent the Trust Administrator in connection with its role as Trust Administrator, which shall be in the Trust Administrator’s sole discretion);

(iv) The incurrence of any cost or expense of the Trust in excess of 10% of any individual line item therefor in the approved Budget, measured on a quarterly basis;

provided, however, that approval of the Trust Monitor shall not be required in the case of any cost or expense authorized by further order of the Bankruptcy Court;

(v) The Budget described in Section 6.3 hereof and any changes thereto;

(vi) Any amendment of this Trust Agreement as provided in Section 13.13 hereof; and

(vii) Any distribution that is not made in accordance with the provisions of Article V as contemplated by Section 5.7; provided, however, that any deviation from the provisions of Article V other than as contemplated by Section 5.7 shall also require approval of the Bankruptcy Court.

(b) In addition to any other matters that expressly require consultation with the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator shall consult with the Trust Monitor in advance of an application to the Bankruptcy Court to use, or to sell or borrow against, the Term Loan Avoidance Action or the Distributable Trust Assets in order to satisfy expenses of the Trust, as contemplated by Section 6.1(b) and Section 6.1(d) hereof.

(c) In the event of any disagreement between the Trust Administrator and the Trust Monitor regarding any matter requiring the approval or direction of the Trust Monitor under this Trust Agreement, the Trust Administrator and the Trust Monitor shall consult and negotiate diligently and in good faith to resolve such disagreement. If despite their good faith efforts, the Trust Administrator and the Trust Monitor are unable to resolve any disagreement, or the Trust Administrator cannot otherwise obtain approval or direction from the Trust Monitor as required by this Trust Agreement, the Trust Administrator may petition the Bankruptcy Court, with a copy to the Trust Monitor, requesting such approval or direction.

(II) In Respect of the Other Debtor Residual Accepted Assets

The Trust Monitor shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 11.3 (I), mutatis mutandis and to the extent applicable. For the avoidance of doubt, the Trust Monitor shall not be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

11.4. Exculpation and Indemnification; Limitation of Liability. To the fullest extent permitted by applicable law, the Trust Monitor Parties shall not be subject to personal liability, and shall be exculpated and indemnified, and shall have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the Trust Administrator Parties pursuant to Section 9.2, Section 9.4, Section 9.5, Section 9.6 and Section 10.3. In no event will the Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

11.5. Compensation and Expenses.

(a) The Trust Monitor shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash, in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(d) hereof). The Trust Monitor shall be entitled on a monthly basis, without the need for approval of the Bankruptcy Court, to direct the Trust Administrator to reimburse the Trust Monitor (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash, as applicable, for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement, consistent with the Budget prepared pursuant to Section 6.3 hereof and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement.

(b) The Trust Monitor shall receive compensation for its services than in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Monitor and a majority in interest of the DIP lenders shall agree; provided that the Trust Monitor shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Monitor in its sole discretion.

ARTICLE XII

ACTION BY MAJORITY OF HOLDERS OF UNITS

Holders of a majority of the Units or the DIP Lenders from time to time outstanding may petition the Bankruptcy Court to remove the Trust Administrator in accordance with Section 10.2 or to remove the Trust Monitor in accordance with Section 11.1, but in each case only for good cause shown. In determining whether the holders of a majority of the Units have concurred in any such petition, Units held by the Trust Administrator or the Trust Monitor or any of their respective Affiliates shall be disregarded.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1. Actions Taken on Other Than Business Day. In the event that any payment or act under the Plan, the Confirmation Order or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.2. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of law.

13.3. Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive and continuing jurisdiction over the Trust and the Trust Administrator, including the administration and activities of the Trust and the Trust Administrator; provided, however, that notwithstanding the foregoing, the Trust Administrator shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any claims or Causes of Action assigned to the Trust, including the Delaware Chancery Court, the Delaware Superior Court and the Delaware Supreme Court.

13.4. Third Party Beneficiary. Trust Beneficiaries (including the DIP Lenders in their capacities as such) are third party beneficiaries of this Trust Agreement. The Trust Administrator Parties (other than the Trust Administrator) are third party beneficiaries of the provisions of Section 9.2, Section 9.4 and Section 9.6 of this Trust Agreement. The Trust Monitor Parties (other than the Trust Monitor) are third party beneficiaries of the provisions of Section 11.4 of this Trust Agreement, and, to the extent incorporated therein, Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement. Except as aforesaid, there are no other third party beneficiaries of this Trust Agreement.

13.5. Severability. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.6. Notices. Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(A)	if to the Trust Administrator, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-1615

Phone: (302) 636-6000

Fax: (302) 636-4140

Attn: Corporate Trust Administration

With a copy to:

Binder & Schwartz LLP

366 Madison Avenue, 6th Floor

New York, NY 10017

Phone: (212) 510-7008

Attn: Eric B. Fisher

(B)	if to the Trust Monitor, to:

Arthur J. Gonzalez

New York University School of Law

40 Washington Square South

New York, NY 10012

(C)	if to any Trust Beneficiary, to:

(1)	in the case of a DIP Lender,

a.	if to the U.S. Treasury, to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial

Stability

Telecopier: (202) 927-9225

with a copy to:

OFSChiefCounselNotices@treasury.gov

b.	if to Export Development Canada, to:

Export Development Canada

151 Slater Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

Telecopy: 613-598-2514;

with a copy to:

Export Development Canada

151 Slater Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Asset Management/Covenants Officer

Telecopy: 613-598-3186

(2)	if to the CE Capital Providers, to:

Cynthiana LLC

2711 Centerville Road

Wilmington, DE 19808

Fax Number: (302) 636-5454

Email Address: info@litfinsolutions.com

Attn: Cynthiana LLC Manager

Earlham LLC

2711 Centerville Road

Wilmington, DE 19808

Fax Number: (302) 636-5454

Email Address: info@litfinsolutions.com

Attn: Earlham LLC Manager

(3)	if to the LW Capital Provider, to:

LW Holdco VI LLC

1350 Avenue of the Americas, 2nd Floor

New York, New York 10019

Fax Number: (646) 389-1032

Email Address: weinstein@lakewhillans.com

Attn: Boaz Weinstein

(4)	in the case of a holder of an Allowed General Unsecured Claim, to the last known address of such holder according to the Debtors’ Schedules and/or such holder’s proof of claim; and

(5)

in the case of holder of Units, to such address as appears on the books and records of the Trust Administrator, or such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.6.

13.7. Headings. The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

13.8. Plan. The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order. To the extent that the terms of sections 5.6 and 6.5 of the Plan are inconsistent with the terms set forth in this Trust Agreement with respect to the Trust, then the terms of the Trust Agreement shall govern. All other provisions of the Plan shall supersede the provisions of this Trust Agreement, including section 6.15 of the Plan, which provides that the restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply.

13.9. Ambiguities and Construction.

(a) The Trust created by this Trust Agreement (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) for U.S. federal and applicable state and local income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such U.S. federal and applicable state and local income tax laws, which amendments may apply retroactively.

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) all references herein to Articles, Sections and other subsections, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subsections of this Trust Agreement;

(v) the words “hereof,” “herein,” “hereunder” and similar words refer to this Trust Agreement as a whole and not to any particular provision, Article, Section or subsection of this Trust Agreement unless otherwise specified;

(vi) words importing persons shall include firms, associations, corporations and other entities;

(vii) any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii) “including” means including without limitation.

13.10. Entire Trust Agreement. This Trust Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

13.11. Cooperation. The Debtors shall turn over or otherwise make available to the Trust Administrator at no cost to the Trust or the Trust Administrator, all books and records reasonably required by the Trust Administrator to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the Trust Administrator in carrying out its duties hereunder, subject to the obligation to preserve the confidential nature of the Debtors’ books and records, as provided in Section 13.12.

13.12. Confidentiality. The Trust Administrator and the Trust Monitor, and their respective employees, members, agents, professionals and advisors, including the Trust Professionals (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the Avoidance Action Trust Assets relates or which is otherwise received from the Debtors by the Trust; provided, however, that such information may be disclosed if

(i) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or

(ii) such disclosure is required of the Confidential Parties pursuant to legal process, including subpoena or other court order or other applicable laws or regulations.

In the event that any Confidential Party is requested to divulge confidential information pursuant to clause (ii), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Trust Administrator (or the Trust Monitor in case the Trust Administrator is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Trust Administrator (or the Trust Monitor, as applicable) in making any such objection, including appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

13.13. Amendment and Waiver.

(a) The Trust Administrator, with the approval of the Trust Monitor, may amend or supplement this Trust Agreement without notice to or consent of the Bankruptcy Court or any Trust Beneficiary for the purpose of (x) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision; (y) evidencing and providing for the acceptance of the appointment of a successor Trust Administrator or Trust Monitor; or (z) making any other changes to this Trust Agreement that does not adversely affect the interests of the Trust Beneficiaries in any material respect.

(b) The Trust Administrator may amend or supplement this Trust Agreement for any other purpose, but only on petition to, and with the approval of, the Bankruptcy Court; provided that (x) no amendment or supplement to this Trust Agreement shall be inconsistent with the purpose and intent of the Trust to dispose of in an expeditious but orderly manner the Avoidance Action Trust Assets in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement, and (y) this Trust Agreement shall not be amended in a manner that is inconsistent with the Plan in the form confirmed by the Bankruptcy Court, subject to any post-confirmation modifications to the Plan pursuant to Section 1127 of the Bankruptcy Code.

(c) Any amendment to this Trust Agreement shall be filed with the Bankruptcy Court.

(d) No amendment shall be made to any provision of this Trust Agreement that materially and adversely affects the rights of the DIP Lenders, the CE Capital Providers or the LW Capital Provider without the written consent of the DIP Lenders, the CE Capital Providers or the LW Capital Provider, as applicable.

(e) The Trust Administrator shall file any amendment to the Certificate of Trust with the Secretary of State as may be required or permitted by the Delaware Act.

13.14. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

WILMINGTON TRUST COMPANY,
as Trust Administrator and trustee

By:	/s/ Beth Andrews
Name: Beth Andrews
Title: Vice President

— and — ARTHUR T. GONZALEZ,
as Trust Monitor

By:	/s/ Arthur J. Gonzalez
Name: Arthur J. Gonzalez
Title:

[Signature Page to Motors Liquidation Company Avoidance Action Trust Agreement]

Execution Version

Exhibit A

Cash Accounts:

AAT Approved Budget Cash Account

AAT Distributable Trust Assets Account

Avoidance Action Budget Sub Account

Avoidance Action Assets Sub Account

Avoidance Action Trust SEC Reporting Costs Account

CE Capital Providers Funding Account

LW Capital Provider Funding Account

Litigation Cost Advance Funding Account

Other Supplemental Cash Account

Segregated Account

Execution Version

Exhibit B

FORM OF

CERTIFICATE OF TRUST

OF

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST

THIS Certificate of Trust of Motors Liquidation Company Avoidance Action Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et m.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is Motors Liquidation Company Avoidance Action Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY,
as Trust Administrator and trustee

By:
Name:
Title:

Exhibit D

EXECUTION VERSION

SECOND AMENDED AND RESTATED MOTORS

LIQUIDATION COMPANY GUC TRUST AGREEMENT

This SECOND AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY GUC TRUST AGREEMENT, dated as of July 30, 2015 (as it may be amended from time to time, this “Trust Agreement”), by and among Wilmington Trust Company, as trust administrator and trustee (together with any successor appointed under the terms hereof, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) for the benefit of the general unsecured creditors of the Debtors (as defined below), and FTI Consulting, Inc., as trust monitor (together with any successor appointed under the terms hereof, the “GUC Trust Monitor”) of the GUC Trust, amends and restates in its entirety the First Amended Restated Trust Agreement (as defined below, and as subsequently amended). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) dated March 18, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

W I T N E S S E T H:

WHEREAS, the GUC Trust Administrator and the GUC Trust Monitor are party to the Motors Liquidation Company GUC Trust Agreement, dated as of March 30, 2011, by and among Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession, Wilmington Trust Company, as GUC Trust Administrator, and FTI Consulting, Inc., as GUC Trust Monitor (the “Original Trust Agreement”); and

WHEREAS, the Original Trust Agreement was amended pursuant to that certain amendment dated as of July 8, 2011 by and between the Debtors, the GUC Trust Administrator and the GUC Trust Monitor (the “First Amendment,” and the Original Trust Agreement as amended, the “First Amended Trust Agreement”), and such First Amendment was approved by the Bankruptcy Court (as defined below) on July 6, 2011; and

WHEREAS, each of the Debtors has, on or prior to December 15, 2011, ceased to operate and dissolved; and

WHEREAS, the First Amended Trust Agreement was amended pursuant to that certain second amendment, dated as of January 3, 2012 by and between the GUC Trust Administrator and the GUC Trust Monitor (the “Second Amendment,” and the First Amended Trust Agreement as amended, the “Second Amended Trust Agreement”), and such Second Amendment, because it served to rectify a defective and inconsistent provision of the First Amended Trust Agreement did not require the approval of the Bankruptcy Court; and

WHEREAS, the Second Amended Trust Agreement was amended and restated in its entirety pursuant to that certain Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 by and between the GUC Trust Administrator and the GUC Trust Monitor (the “First Amendment and Restatement,” and the Second Amended Trust Agreement as amended and restated, the “First Amended and Restated Trust Agreement”), and such First Amendment and Restatement, because it served to rectify defective and inconsistent provisions of the Second Amended Trust Agreement did not require the approval of the Bankruptcy Court; and

WHEREAS, the First Amended and Restated Trust Agreement was amended pursuant to that certain amendment dated as of June 29, 2012 by and between the GUC Trust Administrator and the GUC Trust Monitor (the “June 2012 Amendment”), and such June 2012 Amendment was approved by the Bankruptcy Court on June 29, 2012; and

WHEREAS, the First Amended Restated Trust Agreement (as amended by the June 2012 Amendment) was further amended pursuant to that certain second amendment, dated as of August 23, 2012 by and between the GUC Trust Administrator and the GUC Trust Monitor (the “August 2012 Amendment”), and such August 2012 Amendment, because it served to rectify a defective and inconsistent provision of the First Amended Restated Trust Agreement did not require the approval of the Bankruptcy Court; and

WHEREAS, on June 3, 2015, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, petitioned the Bankruptcy Court for authority to exercise and/or liquidate all or substantially all of the GUC Trust’s holdings of New GM Warrants, to liquidate all or substantially all of the GUC Trust’s holdings of New GM Common Stock, and to make conforming changes to the First Amended and Restated Trust Agreement, as subsequently amended (the “Liquidation Motion”); and

WHEREAS, on July 2, 2015, following notice and a hearing, the Bankruptcy Court entered an order approving the Liquidation Motion and authorizing the GUC Trust Administrator and the GUC Trust Monitor to execute an amendment to the First Amended and Restated Trust Agreement (as subsequently amended) that implements the relief requested in the Liquidation Motion (the “Liquidation Order”); and

WHEREAS, it is the intent of the parties hereto that this Trust Agreement amends and restates in its entirety the First Amended and Restated Trust Agreement (as subsequently amended); and

WHEREAS, this Trust Agreement, as it amends and restates the First Amended and Restated Trust Agreement (as subsequently amended), shall become effective upon execution by the appropriate signatories to this amended and restated Trust Agreement.

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NOW, THEREFORE, in accordance with Section 13.13(b) of the First Amended and Restated Trust Agreement (as subsequently amended), the First Amended and Restated Trust Agreement is hereby amended and restated as follows:

Background

A. Beginning on June 1, 2009, the Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of Title 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

B. On or about August 31, 2010, the Debtors filed their Plan and Disclosure Statement in the Bankruptcy Court. The Debtors filed an amended Plan and Disclosure Statement on December 7, 2010. The Debtors filed a second amended Plan on March 18, 2011.

C. The Disclosure Statement was approved by the Bankruptcy Court on December 8, 2010.

D. On or about March 29, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

E. The Plan provides for the creation of the GUC Trust as a post-confirmation successor to MLC within the meaning of Section 1145(a) of the Bankruptcy Code, and contemplates, together with the Liquidation Order, that the GUC Trust will hold and administer:

(i) the common stock of General Motors Company (“New GM Common Stock”) to be contributed to the GUC Trust under the Plan, including (x) any dividends declared thereon in the form of New GM Common Stock, whether prior to or on or after the Effective Date, (y) any additional shares of New GM Common Stock (the “Additional Shares”) to be issued in respect of General Unsecured Claims pursuant to the MSPA, together with any dividends declared thereon in the form of New GM Common Stock, whether prior to or on or after the Effective Date, and (z) any capital stock or other property or assets into which such New GM Common Stock may be converted or for which it may be exchanged (including by way of recapitalization, merger, consolidation, reorganization or otherwise) (the “GUC Trust Common Stock Assets”);

(ii) the two series of warrants, each entitling the holder to acquire one share of New GM Common Stock, one series with an exercise price of $10.00 per share (subject to adjustment) and an expiration date of July 10, 2016 (the “New GM $10.00 Warrants”) and the other with an exercise price of $18.33 per share (subject to adjustment) and an expiration date of July 10, 2019, (the “New GM $18.33 Warrants” and together with the New GM $10.00 Warrants, the “New GM Warrants” and, together with the New GM Common Stock, the “New GM Securities”) to be contributed to the GUC Trust under the Plan, as such warrants may from time to time be modified or adjusted in accordance with their terms (the “GUC Trust Warrant Assets” and, together with the GUC Trust Common Stock Assets, the “GUC Trust Securities Assets”);

(iii) any dividends on the GUC Trust Common Stock Assets, whether in the form of Cash, securities or other property other than New GM Common Stock, declared prior to the Effective Date (the “Initial GUC Trust Dividend Assets”) and any such dividends, including New GM Common Stock, declared on or after the Effective Date (the “Subsequent GUC Trust Dividend Assets,” and, together with the Initial GUC Trust Dividend Assets, “GUC Trust Dividend Assets”);

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(iv) Cash proceeds from the sale of fractional New GM Securities sold pursuant to Section 5.6 (the “Fractional Share Proceeds”);

(v) any net Cash proceeds from the sale of New GM Securities, pursuant to the Liquidation Order or otherwise, but excluding Cash proceeds constituting Other GUC Trust Administrative Cash (together with the GUC Trust Dividend Assets and the Fractional Share Proceeds, the “GUC Trust Distributable Cash” and, collectively with the GUC Trust Securities Assets, the “GUC Trust Distributable Assets”);

(vi) Cash for purposes of funding the administrative expenses of the GUC Trust, contributed to the GUC Trust from MLC on or about the Effective Date in accordance with the terms of the Plan (the “Wind-Down Budget Cash”); and

(vii) other sources of Cash (other than the Residual Wind-Down assets) for the purposes of funding the administrative expenses of the GUC Trust, including (i) Cash obtained upon the sale, pledge or redesignation, in whole or in part, of GUC Trust Distributable Assets reserved in the Additional Holdback, Reporting and Transfer Holdback and Protective Holdback and Taxes on Distribution Holdback pursuant to Sections 6.1(b), (c), (d), and (e), (ii) Cash received from the Debtors pursuant to Section 2.3(e) or (f) hereof, or (iii) Cash (other than GUC Trust Distributable Cash) otherwise obtained by the GUC Trust on or following the Effective Date (the “Other GUC Trust Administrative Cash” and together with the Wind-Down Budget Cash, the “GUC Trust Administrative Cash”),

(collectively, the “GUC Trust Assets”) and distribute the GUC Trust Distributable Assets to the GUC Trust Beneficiaries (as hereafter defined), in accordance with the terms of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement.

F. The GUC Trust is being created on behalf of, and for the benefit of, (i) the holders of General Unsecured Claims against the Debtors that are allowed as of the Initial Distribution Record Date (the “Initial Allowed General Unsecured Claims”) and (ii) (a) the holders of General Unsecured Claims against the Debtors that are Disputed (“Disputed General Unsecured Claims”) as of the Initial Distribution Record Date and that are allowed after the Initial Distribution Record Date in accordance with the claims resolution procedures administered under the Plan (to the extent so resolved); (b) the holders of the Term Loan Avoidance Action Claims, to the extent and in the amount collected by the Debtors or the Avoidance Action Trust against the respective defendants (including by way of settlement) in the underlying litigation; and (c) the holders of the Other Avoidance Action Claims, to the extent and in the amount collected against the respective defendants (including by way of settlement) in the underlying litigations (collectively, the “Resolved Allowed General Unsecured Claims” and, together with the Initial Allowed General Unsecured Claims, the “Allowed General Unsecured Claims”). The holders of Allowed General Unsecured Claims, and any holders of Units acquired, directly or indirectly, by transfer from holders of Allowed General Unsecured Claims, in their capacities as beneficiaries of the GUC Trust, are sometimes referred to as the “GUC Trust Beneficiaries.”

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G. The GUC Trust Administrator shall have all powers necessary to implement the provisions of this Trust Agreement and administer the GUC Trust, including the power to: (i) prosecute for the benefit of the GUC Trust Beneficiaries, through counsel and other professionals selected by the GUC Trust Administrator, any causes of action that may from time to time be held by the GUC Trust, (ii) resolve Disputed General Unsecured Claims against the Debtors; (iii) preserve and maintain the GUC Trust Assets; (iv) distribute the GUC Trust Distributable Assets to the GUC Trust Beneficiaries in accordance with the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement; (v) expend the GUC Trust Administrative Cash to cover fees and expenses of the GUC Trust; (vi) reserve and/or sell New GM Securities and convert the proceeds to Other GUC Trust Administrative Cash (vii) reserve and/or redesignate New GM Distributable Cash to Other GUC Trust Administrative Cash; and (viii) otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan, the Confirmation Order and/or the Liquidation Order, or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Articles VI, VIII and XI hereof regarding the rights and powers of the GUC Trust Monitor and, to the extent so provided, the approval of the Bankruptcy Court.

H. The GUC Trust is subject to the continuing jurisdiction of the Bankruptcy Court, whose approval is required to pay or distribute money or property to, or on behalf of, a GUC Trust Beneficiary, except as expressly provided in this Trust Agreement.

I. The GUC Trust is intended to qualify as a “disputed ownership fund” under Treasury Regulations section 1.468B-9.

J. The GUC Trust shall be responsible for administering the wind-down of the affairs of the Debtors.

K. If the Residual Wind-Down Assets are transferred to the GUC Trust, the GUC Trust Administrator shall be responsible for administering and distributing any Residual Wind-Down Assets transferred to the GUC Trust pursuant to the Plan, in each case subject to Section 6.13 and 8.1(c) of this Trust Agreement.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein the GUC Trust Administrator and the GUC Trust Monitor agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Definitions. Whenever used in this Trust Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a) “Additional Holdback” has the meaning set forth in Section 6.1(b).

(b) “Additional Shares” has the meaning set forth in Background paragraph E(i).

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(c) “Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Aggregate Maximum Amount” means the sum of the Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims.

(e) “Allowed General Unsecured Claims” has the meaning set forth in Background paragraph (F).

(f) “August 2012 Amendment” has the meaning set forth in the preamble to this Trust Agreement.

(g) “Bankruptcy Code” has the meaning set forth in the preamble to this Trust Agreement.

(h) “Bankruptcy Court” has the meaning set forth in Background paragraph A.

(i) “Budget” shall have the meaning set forth in Section 6.4 of this Trust Agreement.

(j) “calendar quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided, however, that if the Effective Date is not the first day of such a three-month period, the first calendar quarter, as used in this Trust Agreement, shall be deemed to include the relevant three-month period which includes the Effective Date (but only the portion of such period which begins on the Effective Date) as well as the next succeeding three month period, and the second calendar quarter, as used in this Trust Agreement, shall be the calendar quarter following immediately thereafter.

(k) “Certificate of Trust” means the certificate of trust of the GUC Trust as required by Section 3810 of the Delaware Act.

(l) “Chapter 11 Cases” has the meaning set forth in Background paragraph A.

(m) “Claim Conflict Resolution” has the meaning set forth in Section 3.7.

(n) “Confidential Party” has the meaning set forth in Section 13.12.

(o) “Confirmation Order” has the meaning set forth in Background paragraph D.

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(p) “Consenting Municipalities” has the meaning set forth in Section 2.3(g).

(q) “Converted Amount” means:

(i) with respect to New GM $10.00 Warrants, an amount of Cash equal to: the product of (A) the number of New GM $10.00 Warrants being converted multiplied by 0.71549, and (B) the weighted average sales price of all of the New GM Common Stock sold pursuant to the Liquidation Order (net of any applicable costs, fees, and expenses paid in respect thereof);

(ii) with respect to New GM $18.33 Warrants, an amount of Cash equal to: the product of (A) the number of New GM $18.33 Warrants being converted multiplied by 0.47849, and (B) the weighted average sales price of all of the New GM Common Stock sold pursuant to the Liquidation Order (net of any applicable costs, fees, and expenses paid in respect thereof); and

(iii) with respect to New GM Common Stock, an amount of Cash equal to the product of (A) the number of shares of New GM Common Stock being converted, and (B) the weighted average sales price of all of the New GM Common Stock sold pursuant to the Liquidation Order (net of any applicable costs, fees, and expenses paid in respect thereof).

(r) “Current Total Amount” means as of a given date, the sum of (A) the Total Allowed Amount as of such date and (B) the Aggregate Maximum Amount as of such date.

(s) “Debtors” has the meaning set forth in the preamble to this Trust Agreement.

(t) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

(u) “DIP Lenders” means the U.S. Treasury and EDC, as lenders under the DIP Credit Agreement.

(v) “Distribution Date” means the date of any distribution made by the GUC Trust Administrator to the GUC Trust Beneficiaries pursuant to this Trust Agreement, whether on account of either or both of Allowed General Unsecured Claims or Units.

(w) “Distribution Record Date” means the Confirmation Date.

(x) “Distribution Threshold” means:

(i) prior to entry of the Liquidation Order, an amount of Excess GUC Trust Distributable Assets equal to: (i) with respect to New GM Common Stock, 1 million shares of New GM Common Stock, (ii) with respect to the New GM $10.00 Warrants, warrants to acquire 909,091 shares of New GM Common Stock (subject to customary adjustment), (iii)

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with respect to the New GM $18.33 Warrants, warrants to acquire 909,091 shares of New GM Common Stock (subject to customary adjustment), (iv) with respect to Cash, $5 million, and (v) with respect to any other GUC Trust Distributable Assets, an amount determined by the GUC Trust Administrator and approved by the GUC Trust Monitor; and

(ii) following entry of the Liquidation Order, an amount of Excess GUC Trust Distributable Assets equal to: (i) with respect to Additional Shares, an amount of New GM Common Stock to be determined by the Bankruptcy Court upon the petition of the GUC Trust Administrator following the receipt of any Additional Shares, (ii) with respect to GUC Trust Distributable Cash, the sum of the Converted Amount of (A) 1 million shares of New GM Common Stock, (B) 909,091 New GM $10.00 Warrants, and (B) 909,091 New GM $18.33 Warrants, and (iii) with respect to any other GUC Trust Distributable Assets, an amount determined by the GUC Trust Administrator and approved by the GUC Trust Monitor.

(y) “DTC” means The Depository Trust Company.

(z) “Excess Distribution Record Date” means, with respect to any given calendar quarter other than the first calendar quarter, (i) if the Units are not freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, then the first date of such calendar quarter, which date shall constitute the record date for distributions pursuant to Section 5.4 hereof, or (ii) if the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, then a date as selected by the GUC Trust Administrator, which date shall be no later than the forty-fifth calendar day of such calendar quarter, which date shall constitute the record date for distributions pursuant to Section 5.4 hereof.

(aa) “Excess GUC Trust Distributable Assets” means (i) the amount of the GUC Trust Distributable Assets held by the GUC Trust, or the Debtors, as applicable (after providing for all distributions then required to be made in respect of Resolved Allowed General Unsecured Claims), minus (ii) the amount of the GUC Trust Distributable Assets (A) necessary for the satisfaction of Claims in the amount of the Aggregate Maximum Amount pursuant to Section 5.3(a)(i), (B) comprising the Additional Holdback, the Reporting and Transfer Holdback, the Protective Holdback and the Taxes on Distribution Holdback pursuant to Sections 6.1(b), (c), (d) and (e), and (C) remaining, if any, to be sold by the Debtors pursuant to Section 2.3(e) hereof.

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

(cc) “External Distribution Account” has the meaning set forth in Section 3.3(c).

(dd) “Fair Market Value” means, with respect to the New GM Securities on any given date, the closing price of the New GM Securities on the national securities exchange on which such New GM Securities trade on that date or, in the event that the New GM Securities are not traded on that date, the closing price on the

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immediately preceding trading date. If any of the New GM Securities are not traded on a national securities exchange, then “Fair Market Value” means, with respect to the New GM Securities on any given date, the fair market value of the New GM Securities as determined by the GUC Trust Administrator in good faith, and with the approval of the GUC Trust Monitor.

(ee) “First Amended and Restated Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(ff) “First Amended Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(gg) “First Amendment” has the meaning set forth in the preamble to this Trust Agreement.

(hh) “First Amendment and Restatement” has the meaning set forth in the preamble to this Trust Agreement.

(ii) “Fractional Share Proceeds” has the meaning set forth in Background paragraph E(iv).

(jj) “Global Unit Certificate” has the meaning set forth in Section 3.5(b).

(kk) “GUC Trust” has the meaning set forth in the preamble to this Trust Agreement.

(ll) “GUC Trust Administrative Cash” has the meaning set forth in Background paragraph (E)(vii).

(mm) “GUC Trust Administrator” has the meaning set forth in the preamble to this Trust Agreement.

(nn) “GUC Trust Administrator Parties” means the GUC Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

(oo) “GUC Trust Assets” has the meaning set forth in Background paragraph (E).

(pp) “GUC Trust Beneficiaries” has the meaning set forth in Background paragraph (F).

(qq) “GUC Trust Cash” means Cash or cash equivalents included in the GUC Trust Assets, including but not limited to any GUC Trust Administrative Cash and GUC Trust Distributable Cash, plus any Cash or cash equivalents included in the Residual Wind-Down Assets.

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(rr) “GUC Trust Common Stock Assets” has the meaning set forth in Background paragraph (E)(i).

(ss) “GUC Trust Distributable Assets” has the meaning set forth in Background paragraph (E)(v)

(tt) “GUC Trust Distributable Cash” has the meaning set forth in Background paragraph (E)(v).

(uu) “GUC Trust Dividend Assets” has the meaning set forth in Background paragraph (E)(iii).

(vv) “GUC Trust Funding Date” has the meaning set forth in Section 2.3(a).

(ww) “GUC Trust Monitor” has the meaning set forth in the preamble to this Trust Agreement.

(xx) “GUC Trust Monitor Parties” means the GUC Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(yy) “GUC Trust Reports” means reports prepared by the GUC Trust Administrator each calendar quarter, as provided in Section 6.2.

(zz) “GUC Trust Securities Assets” has the meaning set forth in Background paragraph (E)(ii).

(aaa) “GUC Trust Warrant Assets” has the meaning set forth in Background paragraph (E)(ii).

(bbb) “Holdback” has the meaning set forth in Section 2.6(d) of this Trust Agreement.

(ccc) “Incompetency” means, with respect to any Person, the incompetency of such Person if such Person is a natural person.

(ddd) “Initial Allowed General Unsecured Claims” has the meaning set forth in Background paragraph (F).

(eee) “Initial Distribution Record Date” means the Effective Date.

(fff) “Initial GUC Trust Dividend Assets” has the meaning set forth in Background paragraph (E)(iii).

(ggg) “IRS” means the Internal Revenue Service.

(hhh) “June 2012 Amendment” has the meaning set forth in the preamble to this Trust Agreement.

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(iii) “Liquidation Order” has the meaning set forth in the preamble to this Trust Agreement.

(jjj) “Liquidation Motion” has the meaning set forth in the preamble to this Trust Agreement.

(kkk) “Maximum Amount” means,

(A) with respect to any Disputed General Unsecured Claim, (x) the amount agreed to by the Debtors and/or the GUC Trust Administrator and the holder of such claim (which shall include any agreed capped amount pursuant to the ADR Procedures approved by the Bankruptcy Court); (y) the amount, if any, estimated or determined by the Bankruptcy Court in accordance with Bankruptcy Code Section 502(c); or (z) absent any such agreement, estimation or determination, the liquidated amount set forth in the proof of claim filed by the holder of such claim, or in the case of unliquidated claims, the amount estimated by the Debtors and/or the GUC Trust Administrator with the approval of the GUC Trust Monitor, and after final resolution of such Disputed General Unsecured Claim or dismissal of such Disputed General Unsecured Claim by Final Order, zero;

(B) with respect to any Unresolved Term Loan Avoidance Action Claim, (i) an amount equal to the maximum amount that the plaintiff is seeking to recover with respect to such Unresolved Term Loan Avoidance Action Claim (which shall be initially equal to $1.5 billion for all Unresolved Term Loan Avoidance Action Claims in the aggregate) and (ii) upon dismissal of the Term Loan Avoidance Action by Final Order or if such claim ceases to be an Unresolved Term Loan Avoidance Action Claim, an amount equal to zero; and

(C) with respect to any Unresolved Other Avoidance Action Claim, (x) if, on the date as of which the Maximum Amount is being measured, the respective Avoidance Action has not been commenced and/or identified in writing to the GUC Trust Administrator as potentially forthcoming by the proposed plaintiffs, an amount equal to zero, or (y) if, on the date as of which the Maximum Amount is being measured, such Avoidance Action has been commenced and/or identified in writing to the GUC Trust Administrator as potentially forthcoming by the proposed plaintiffs, (i) an amount estimated by the GUC Trust Administrator, with the approval of the GUC Trust Monitor, equal to the maximum amount reasonably recoverable by the plaintiffs with respect to such Unresolved Other Avoidance Action Claim and (ii) upon dismissal of such Avoidance Action by Final Order in its entirety against such defendant or if such claim ceases to be an Unresolved Other Avoidance Action Claim, an amount equal to zero.

(lll) “MLC” has the meaning set forth in the preamble to this Trust Agreement.

(mmm) “New GM $10.00 Warrant” has the meaning set forth in Background paragraph E(ii).

(nnn) “New GM $18.33 Warrant” has the meaning set forth in Background paragraph E(ii).

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(ooo) “New GM Common Stock” has the meaning set forth in Background paragraph (E)(i).

(ppp) “New GM Securities” has the meaning set forth in Background paragraph E(ii).

(qqq) “New GM Warrants” has the meaning set forth in Background paragraph (E)(ii).

(rrr) “No-Action Relief” has the meaning set forth in the preamble to this Trust Agreement.

(sss) “Original Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(ttt) “Other Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Avoidance Actions other than the Term Loan Avoidance Action (and any related unsecured claims).

(uuu) “Other GUC Trust Administrative Cash” has the meaning set forth in Background paragraph (E)(vii).

(vvv) “Permissible Investments” means investments in any of the following:

(i) Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii) Marketable debt securities, rated Aaa by Moody’s and/or AAA by S&P, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii) Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

(iv) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(v) Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the GUC Trust Administrator or an Affiliate provides investment advice or other services;

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(vi) Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(vii) Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

(www) “Plan” has the meaning set forth in the preamble to this Trust Agreement.

(xxx) “Protective Holdback” has the meaning set forth in Section 6.1(d).

(yyy) “Reporting and Transfer Costs” means any fees, costs or expenses incurred by

(i) the GUC Trust that are directly or indirectly related to (x) reports required to be filed by the GUC Trust with the SEC pursuant to Section 6.3 of this Trust Agreement or otherwise pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the GUC Trust with respect thereto), (y) the transfer, registration for transfer and certification of any Units (including, without limitation, the fees, costs and expenses of engaging a transfer agent) and (z) pursuant to Section 7.1 hereof, the application to the IRS for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of General Unsecured Claims with respect to the distribution of New GM Securities; provided that, for the avoidance of doubt, notwithstanding any other provision of this Trust Agreement, the fees, costs and expenses that the GUC Trust would be required to incur even in the absence of the provisions of Sections 3.5(b) and 6.3 of this Trust Agreement (including, without limitation, any fees, costs or expenses incurred pursuant to Section 6.2 of this Trust Agreement) shall be included in the Budget and shall not be deemed Reporting and Transfer Costs; and

(ii) the Creditors’ Committee (x) as named plaintiff in the Term Loan Avoidance Action, to the extent not constituting actual litigation expenses or otherwise payable from the Avoidance Action Trust Administrative Cash, and (y) with respect to the settlement or determination by Final Order of the proper Term Loan Avoidance Action Beneficiaries (including through any appeals).

(zzz) “Reporting and Transfer Holdback” has the meaning set forth in Section 6.1(c).

(aaaa) “Residual Wind-Down Claims” means the Administrative Expenses (but not including DIP Credit Agreement Claims and any claims related thereto), Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims (in each case whether Allowed or Disputed) remaining at such time as the Residual Wind-Down Assets are transferred to the GUC Trust pursuant to Section 2.7 of this Trust Agreement.

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(bbbb) “Residual Wind-Down Expenses” has the meaning set forth in Section 6.13.

(cccc) “Resolved Allowed General Unsecured Claims” has the meaning set forth in Background paragraph (F). For the avoidance of doubt, unless and until a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim becomes a Resolved Allowed General Unsecured Claim, there shall not be any distribution from the GUC Trust in respect of such claim.

(dddd) “SEC” means the Securities and Exchange Commission.

(eeee) “Second Amended Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(ffff) “Second Amendment” has the meaning set forth in the preamble to this Trust Agreement.

(gggg) “Secretary of State” means the Office of the Secretary of State of the State of Delaware.

(hhhh) “Subsequent GUC Trust Dividend Assets” has the meaning set forth in Background paragraph (E)(iii).

(iiii) “Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents.

(jjjj) “Taxes on Distribution” has the meaning set forth in Section 7.3.

(kkkk) “Taxes on Distribution Holdback” has the meaning set forth in Section 6.1(e)(i).

(llll) “Term Loan Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Term Loan Avoidance Action (or any related unsecured claims).

(mmmm) “Total Allowed Amount” means the sum of the amount of all Initial Allowed General Unsecured Claims plus the amount of all Resolved Allowed General Unsecured Claims.

(nnnn) “Treasury Regulations” means the income tax regulations promulgated under the Tax Code, including any amended or successor income tax regulations thereto.

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(oooo) “Trust Agreement” has the meaning specified in the preamble to this Trust Agreement.

(pppp) “Trust Professionals” means, collectively, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the GUC Trust Administrator to have the qualifications necessary or desirable to assist in the proper administration of the GUC Trust and that are employed or retained by the GUC Trust in such capacities.

(qqqq) “Trust Professional Maximum Amount” means the aggregate dollar amount allocated from the Wind-Down Budget Cash for each Indenture Trustee, Fiscal and Paying Agent and Trust Professional reflected on the Wind-Down Professional Fee Budget in the column labeled “Total.”

(rrrr) “Unit Issuance Ratio” means the ratio of one Unit for each $1,000 in amount of Allowed General Unsecured Claims.

(ssss) “Units” means the units of beneficial interest issued by the GUC Trust to holders of Allowed General Unsecured Claims.

(tttt) “Unresolved Other Avoidance Action Claim” means an Other Avoidance Action Claim that has not yet arisen because no determination (including by way of settlement) has been made in the respective Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(uuuu) “Unresolved Term Loan Avoidance Action Claim” means a Term Loan Avoidance Action Claim that has not yet arisen because no determination (including by way of settlement) has been made in the Term Loan Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(vvvv) “Wind-Down Budget Cash” has the meaning set forth in Background paragraph (E)(vi).

(wwww) “Wind-Down Professional Fee Budget” means the supporting schedule to Exhibit B of the Disclosure Statement, which provides the anticipated fees and expenses of the Indenture Trustees, Fiscal and Paying Agents and certain Trust Professionals on a per entity basis.

1.2. Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or

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other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Trust Agreement, and the words herein and words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or subdivision of this Trust Agreement. The term “including” shall mean “including, without limitation.”

ARTICLE II

DECLARATION OF TRUST

2.1. Creation of Trust. The Debtors and the GUC Trust Administrator, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the GUC Trust, in the form of a statutory trust under the Delaware Act, which shall bear the name “Motors Liquidation Company GUC Trust.” In connection with the exercise of the GUC Trust Administrator’s power hereunder, the GUC Trust Administrator may use this name or such variation thereof as the GUC Trust Administrator sees fit. The GUC Trust Administrator, as trustee of the GUC Trust, is hereby authorized and directed to execute and file a Certificate of Trust for the GUC Trust in the form attached hereto as Exhibit A.

2.2. Purpose of GUC Trust. The sole purpose of the GUC Trust is to implement the Plan on behalf, and for the benefit, of the GUC Trust Beneficiaries, to serve as a mechanism for distributing the GUC Trust Distributable Assets under the Plan and the Liquidation Order and in accordance with Treasury Regulations section 1.468B-9, paying all expenses incident thereto (including with respect to the fees and expenses of the Trust Professionals and other professionals retained by the GUC Trust) and, following the dissolution of the Debtors, to wind-down the Debtors’ affairs, with no objective to engage in the conduct of a trade or business.

2.3. Transfer of GUC Trust Assets to the GUC Trust.

(a) On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall transfer, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, the GUC Trust Assets (other than the New GM Securities and the Indenture Trustee/Fiscal and Paying Agent Reserve Cash) to the GUC Trust, free and clear of any and all liens, claims, encumbrances of all other entities to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c), on behalf of holders of General Unsecured Claims; provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Wind-Down Budget Cash, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Wind-Down Budget Cash except in accordance with the provisions of section 7.2 of the DIP Credit Agreement. After the Effective Date and from time to time thereafter through no later than December 15, 2011, and upon the written request of the GUC Trust Administrator specifying the number of New GM Securities to be transferred to the GUC Trust, the Debtors shall promptly transfer to the GUC Trust such New GM Securities and the corresponding GUC Trust Dividend Assets free and clear

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of all liens, claims, and encumbrances for the purposes of distributions pursuant to Sections 5.2, 5.3 or 5.4 hereof. All such New GM Securities transferred for purposes of distributions pursuant to Sections 5.2, 5.3 or 5.4 hereof shall be distributed by the GUC Trust to holders of Allowed General Unsecured Claims in accordance Sections 5.2, 5.3 and 5.4 hereof within thirty (30) days of the receipt thereof by the GUC Trust. On or after December 15, 2011, but by no later than December 29, 2011 (such date, the “GUC Trust Funding Date”), all remaining New GM Securities, Other GUC Trust Administrative Cash and other GUC Trust Assets held by the Debtors (including the Additional Shares) shall be transferred to the GUC Trust free and clear of all liens, claims, and encumbrances. To the extent that any such remaining New GM Securities so delivered would otherwise be distributed on the next Distribution Date because of Claims resolved (whether Allowed or disallowed) on or prior to the date such New GM Securities are received by the GUC Trust, such distribution shall be made no later than thirty (30) days after the receipt of such remaining New GM Securities by the GUC Trust. For the avoidance of doubt, (x) all references in this Trust Agreement to GUC Trust Distributable Assets held by or administered by the GUC Trust shall include all GUC Trust Distributable Assets (or the relevant subcategory thereof), whether held by the Debtors or by the GUC Trust, and (y) the New GM Securities necessary to satisfy the initial distribution on account of the Asbestos Trust Claim shall be reserved and distributed directly by the Debtors in accordance with the Plan and the proviso in Section 5.2(a) of this Trust Agreement. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the GUC Trust Assets to the GUC Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the GUC Trust pursuant to this Trust Agreement. The GUC Trust Assets and all other property held from time to time by the GUC Trust under this Trust Agreement and any earnings (including interest) thereon are to be managed, applied and disposed of by the GUC Trust Administrator in accordance with the terms hereof, the Plan, the Confirmation Order and the Liquidation Order for the benefit of the GUC Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Sections 2.6 and 2.7 of this Trust Agreement.

(b) To the extent any GUC Trust Assets held by the Debtors cannot be transferred to the GUC Trust, because of a restriction on transferability under applicable non-bankruptcy law that is not superseded by Bankruptcy Code Section 1123 or any other provision of the Bankruptcy Code, such assets shall be retained by the Debtors. The proceeds of sale of any such assets retained by the Debtors shall be allocated to the GUC Trust pursuant to the Plan as if such transfer had not been restricted under applicable non-bankruptcy law. The GUC Trust Administrator may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any assets retained by the Debtors pursuant to the Plan and Confirmation Order.

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(c) Within 3 Business Days of the entry of the Confirmation Order, the Debtors shall deliver to the GUC Trust (i) a complete list of all General Unsecured Claims, both Allowed and Disputed, reflected on the claims registry as of the Distribution Record Date, including the names and addresses of all holders of such General Unsecured Claims, whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed General Unsecured Claims, and (ii) a complete list of all known Avoidance Actions. Within 1 Business Day of the Effective Date, the Debtors shall deliver to the GUC Trust a list of any changes to the claims registry between the Distribution Record Date and the Effective Date.

(d) The GUC Trust Administrator shall take such action, when and as appropriate and in consultation with the GUC Trust Monitor, to determine whether the GUC Trust or the Debtors may be entitled pursuant to the MSPA to receive a distribution of Additional Shares (or any additional distribution of Additional Shares) as a result of the aggregate amount of Allowed General Unsecured Claims exceeding $35 billion, and, if the GUC Trust or the Debtors is so entitled, the GUC Trust Administrator or the Debtors, as applicable, shall take such steps as described in the MSPA to request the issuance of such Additional Shares by General Motors Company to the Debtors, or the GUC Trust, as applicable.

(e)

(i) On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall sell from the GUC Trust Distributable Assets, in one or more transactions, an amount of GUC Trust Distributable Assets the Cash proceeds of which, net of any applicable costs, fees, expenses and taxes payable in respect thereof, shall approximate $5.75 million. Such sale shall (in the aggregate) be made, to the extent practicable, from each asset type in a proportion to the total amount of such asset type comprising the GUC Trust Distributable Assets on the Effective Date that shall be the same as nearly as possible for each asset type. Any Cash proceeds of such sale or sales shall be deemed Other GUC Trust Administrative Cash designated for the satisfaction of Reporting and Transfer Costs. From time to time after the Effective Date through December 15, 2011, upon the written request of the GUC Trust Administrator specifying the amount of Cash to be transferred to the GUC Trust from the proceeds of such sale or sales, the Debtors shall promptly transfer such Cash to the GUC Trust free and clear of all liens, claims, and encumbrances; provided that the GUC Trust Administrator shall only request the transfer of such proceeds for the purpose of satisfaction of Reporting and Transfer Costs reasonably expected by the GUC Trust Administrator to be incurred by the GUC Trust prior to December 15, 2011. Any of such proceeds as shall remain with the Debtors on December 15, 2011 shall be transferred to the GUC Trust as provided in Section 2.3(a).

(ii) Notwithstanding anything herein to the contrary, the Debtors shall transfer directly to the Avoidance Action Trust on the Avoidance Action Trust Transfer Date (but prior to any transfer of New GM Securities to the GUC Trust on such date) $500,000 in Cash, such amount reducing amounts otherwise designated as Other GUC Trust Administrative Cash for the satisfaction of Reporting and Transfer Costs, and not from the DIP Lenders’ Collateral. Such funds shall be held by the Avoidance Action Trust in a segregated account and shall be used solely for the satisfaction of fees, costs or expenses that are directly or indirectly related to reports that may be required to be filed by the Avoidance Action Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Avoidance Action Trust with respect thereto).

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(f) From time to time after the Effective Date through December 15, 2011, upon the written request of the GUC Trust Administrator specifying the amount of Cash needed, the Debtors shall, in accordance with the provisions of Section 6.1 of this Trust Agreement, but only to the extent necessary to satisfy expenses reasonably expected by the GUC Trust Administrator to be incurred by the GUC Trust prior to December 15, 2011, sell New GM Securities (and transfer any corresponding GUC Trust Dividend Assets) pursuant to the liquidation of all or a portion of the Additional Holdback, the Reporting and Transfer Holdback, the Protective Holdback or the Taxes on Distribution Holdback. Any Cash proceeds of such a liquidation shall, in accordance with the provisions of Section 6.1 of this Trust Agreement, be deemed Other GUC Trust Administrative Cash designated for the satisfaction of the expenses for which the respective holdback was reserved and shall be promptly transferred by the Debtors to the GUC Trust free and clear of all liens, claims and encumbrances.

(g) To the extent that any governmental unit can demonstrate, to the satisfaction of the GUC Trust Administrator in its sole discretion, that such governmental unit is precluded by applicable law from accepting and owning New GM Securities, the GUC Trust Administrator may, but shall not be required to, at any time following the GUC Trust Funding Date, sell the New GM Securities that would otherwise be distributable to such governmental unit pursuant to Sections 5.2, 5.3 or 5.4 hereof free and clear of all liens, claims and encumbrances and distribute the proceeds of such sale net of any applicable costs, fees, expenses and taxes payable in respect thereof, to such governmental unit in lieu of any distribution of New GM Securities (such municipalities, the “Consenting Municipalities”). Prior to December 15, 2011, any such sale shall be made by the Debtors at the request of the GUC Trust Administrator, and the Cash proceeds thereof (net of any applicable costs, fees, expenses and taxes payable in respect thereof) transferred to the GUC Trust free and clear of all liens, claims and encumbrances. Beginning in the quarter ended September 30, 2015, the GUC Trust Administrator shall make direct distributions to Consenting Municipalities in accordance with this paragraph solely from GUC Trust Distributable Cash.

(h) On the GUC Trust Funding Date, the Debtors shall transfer to the GUC Trust, free and clear of all liens, claims and encumbrances, the Indenture Trustee/Fiscal and Paying Agent Reserve Cash. Upon such transfer, the Indenture Trustee/Fiscal and Paying Agent Reserve Cash shall be deemed Wind-Down Budget Cash; provided, however, for the avoidance of doubt, that the Indenture Trustee/Fiscal and Paying Agent Reserve Cash shall be used solely for the satisfaction of the costs, fees and expenses of Indenture Trustees and Fiscal and Paying Agents.

(i) Any sale of GUC Trust Securities Assets in accordance with this Section 2.3 shall be made in compliance with an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any equivalent securities law provisions under state law (it being understood that Section 1145 of the Bankruptcy Code is not available for such purposes).

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2.4. Appointment and Acceptance of GUC Trust Administrator. The GUC Trust Administrator shall be deemed to be appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) and is hereby appointed trustee of the GUC Trust under the Delaware Act. The GUC Trust Administrator hereby accepts such appointments, including the trusteeship of the GUC Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery by the Debtors to the GUC Trust Administrator, on behalf of the GUC Trust, and for the benefit, of the GUC Trust Beneficiaries, of all of their respective right, title and interest in the GUC Trust Distributable Assets, upon and subject to the terms and conditions set forth in the Plan, the Confirmation Order and this Trust Agreement. The GUC Trust Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the GUC Trust and not otherwise, and in accordance with applicable law, including the Delaware Act. The GUC Trust Administrator shall have the authority to bind the GUC Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as GUC Trust Administrator, and not individually.

2.5. Distribution of GUC Trust Distributable Assets. The GUC Trust Administrator shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement, make timely distributions of the GUC Trust Distributable Assets in accordance with the terms hereof and not unduly prolong the existence of the GUC Trust. The GUC Trust Administrator may incur and pay any reasonable and necessary expenses in connection with the administration of the GUC Trust, including the fees and expenses of the Trust Professionals, provided, however, that all such expenditures, solely to the extent that they are paid from the Wind-Down Budget Cash, shall be made in accordance with the Budget.

2.6. No Reversion to Debtors.

(a) In no event shall any part of the GUC Trust Assets revert to or be distributed to or for the benefit of any Debtor. Except as otherwise provided in this Trust Agreement, all GUC Trust Distributable Assets shall be applied to the satisfaction of Allowed General Unsecured Claims, including through distributions made in respect of the Units.

(b) To the extent that after satisfaction in full of all of the costs and expenses of the administration of the GUC Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the GUC Trust (including without limitation distributing the Residual Wind-Down Assets to holders of Allowed Residual Wind-Down Claims, but not including the claims of the DIP Lenders) incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement, (or to which the GUC Trust Assets are otherwise subject), and after the affairs of the GUC Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any Wind-Down Budget Cash or Residual Wind-Down Assets, the GUC Trust Administrator is authorized to and shall distribute any such remaining Wind-Down Budget Cash and Residual Wind-Down Assets to the DIP Lenders in accordance with the terms of the DIP Credit Agreement. To the extent any portion of such residue is

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not accepted by the respective DIP Lenders, the GUC Trust Administrator shall (i) be authorized to distribute up to $100,000 of such remaining Wind-Down Budget Cash or Residual Wind-Down Assets to an organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the GUC Trust, the GUC Trust Administrator Parties or the GUC Trust Monitor Parties, or (ii) with respect to amounts in excess of $100,000, request an order of the Bankruptcy Court authorizing the GUC Trust Administrator to distribute any such remaining Wind-Down Budget Cash or Residual Wind-Down Assets to such an organization, or authorizing such other disposition as recommended by the GUC Trust Administrator and approved by the Bankruptcy Court.

(c) The GUC Trust agrees that all payments of Wind-Down Budget Cash to Trust Professionals shall be subject to the annual Budget and are further subject to the Wind-Down Professional Fee Budget, each in the manner set forth below. If the billings of a Trust Professional have exceeded the amount allocated to it in the Budget (measured on an annual basis) such Trust Professional shall not be paid from the Wind-Down Budget Cash any amount greater than the amount allocated to it in the Budget for such period except with the written consent of the DIP Lenders, provided that if the DIP Lenders do not consent, the GUC Trust Administrator, in consultation with the GUC Trust Monitor may seek Bankruptcy Court approval to pay the Trust Professional from the Wind-Down Budget Cash an amount greater than the amount allocated in the Budget for such period. The GUC Trust Administrator may only request such Bankruptcy Court approval on the grounds that the DIP Lenders acted in bad faith in not consenting to authorize payment to the Trust Professional in excess of the Budget. “Bad faith” shall not include, inter alia, a failure to permit payments outside the Budget for any rational business purpose. Notwithstanding anything herein to the contrary, the Trust Administrator may utilize the Wind-Down Budget Cash to pay Trust Professionals, subject to the annual Budget as described above, without regard to the Wind-Down Professional Fee Budget, provided, however, that if the billings of all Trust Professionals, in the aggregate, exceed the aggregate Trust Professional Maximum Amount allocated to all Trust Professionals in the Wind-Down Professional Fee Budget, the Wind-Down Budget Cash shall not be used to pay any Trust Professional in excess of such aggregate Trust Professional Maximum Amount.

(d) All payments of Wind-Down Budget Cash to Trust Professionals shall be subject to a holdback of 10 percent of the amount billed for each calendar year (the “Holdback”). If the billings of the Trust Professional do not exceed the amount allocated to such Trust Professional in the Budget for such calendar year, such Trust Professional shall receive any amounts actually owed but not yet paid for the calendar year from the Wind-Down Budget Cash in the amount of its Holdback, no less than 30 days after the end of the calendar year. If the billings of the Trust Professional exceed the amount allocated to it in the Budget for any calendar year, such Trust Professional shall not receive the Holdback for such calendar year until 30 days after the earlier of (x) the termination of such Trust Professional’s engagement by the GUC Trust or (y) the dissolution of the GUC Trust pursuant to Section 4.1 of this GUC Trust Agreement (which amount shall be payable from the Wind-Down Budget Cash to the extent such funds are available at that time, and otherwise from Other GUC Trust Administrative Cash).

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(e) Any Wind-Down Budget Cash remaining upon the dissolution of the GUC Trust, including the aggregate unspent Trust Professional Maximum Amount, but excluding the Holdback, shall be returned to the DIP Lenders in accordance with Section 2.4 of the Plan. Notwithstanding the foregoing, a Trust Professional may receive payment for amounts in excess of the Budget from sources other than the Wind-Down Budget Cash in accordance with Section 6.1(d) of this Trust Agreement. For the avoidance of doubt, the Reporting and Transfer Costs shall not be set forth in the Budget and shall not be paid for with Wind-Down Budget Cash.

(f) The GUC Trust Administrator shall provide reports regarding the Residual Wind-Down Assets to the DIP Lenders as described in Section 6.2(e) of this Trust Agreement. The GUC Trust Administrator, the GUC Trust Monitor or the DIP Lenders may petition the Bankruptcy Court to resolve any disputes concerning the use of the Residual Wind-Down Assets, as contemplated herein.

(g) Notwithstanding the foregoing, any remaining unspent Other GUC Trust Administrative Cash, other than Other GUC Trust Administrative Cash received by the GUC Trust pursuant to Section 7.7(d) hereof, shall not be distributed to the DIP Lenders, but rather shall be distributed to holders of Allowed General Unsecured Claims or holders of Units, as the case may be, pursuant to Article V.

2.7. Dissolution of the Debtors. If any Residual Wind-Down Claims shall remain upon dissolution of the Debtors, which according to the Plan shall occur no later than December 15, 2011, then, on the GUC Trust Funding Date, the Debtors shall transfer to the GUC Trust (i) all remaining Residual Wind-Down Assets, free and clear of any and all liens, claims, encumbrances of all other entities to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c), and (ii) a complete list of all Residual Wind-Down Claims, both Allowed and Disputed, reflected on the claims registry as of the date of transfer, including the names and addresses of all holders of such Residual Wind-Down Claims, whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed Residual Wind-Down Claims. In such case, after such transfer, the GUC Trust Administrator shall have the exclusive right to object to any remaining Residual Wind-Down Claims, and shall administer the resolution of all Residual Wind-Down Claims, all in accordance with the terms of the Plan, the Confirmation Order and Section 8.1(c) of this Trust Agreement; provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Residual Wind-Down Assets, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Residual Wind-Down Assets except in accordance with the provisions of section 7.2 of the DIP Credit Agreement.

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ARTICLE III

GUC TRUST BENEFICIARIES; UNITS

3.1. Rights of Beneficiaries.

(a) Except as otherwise provided in this Trust Agreement, the GUC Trust Beneficiaries shall be the sole beneficiaries of the GUC Trust Distributable Assets and of the GUC Trust; the GUC Trust Administrator shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement, including those powers set forth in Articles VI and VIII hereof.

(b) The beneficial interest of a GUC Trust Beneficiary in the GUC Trust is hereby declared and shall be in all respects and for all purposes intangible personal property.

(c) Except as expressly provided herein, a GUC Trust Beneficiary shall have no title or right to, or possession, management or control of, the GUC Trust, or the GUC Trust Assets, or to any right to demand a partition or division of such assets or to require an accounting of the GUC Trust Administrator or the GUC Trust Monitor. The whole legal title to the GUC Trust Assets shall be vested in the GUC Trust as a separate legal entity under the Delaware Act or, if necessary, in the GUC Trust Administrator on behalf of the GUC Trust, and the sole beneficial interest of the GUC Trust Beneficiaries shall be as set forth in this Trust Agreement.

3.2. Limited Liability. No provision of the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement, and no mere enumeration herein of the rights or privileges of any GUC Trust Beneficiary, shall give rise to any liability of such GUC Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors or employees of any Debtor, or by any other Person. GUC Trust Beneficiaries are deemed to receive the GUC Trust Distributable Assets in accordance with the provisions of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement in exchange for their Allowed General Unsecured Claims or on account of their Units, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

3.3. Manner of Receipt of Distributions

(a) Except with respect to holders of Note Claims and Eurobond Claims, in order to receive a distribution from the GUC Trust of GUC Trust Distributable Assets or Units, holders of Allowed General Unsecured Claims must designate a direct or indirect participant in DTC with whom such holder has an account and take such other ministerial actions as the GUC Trust Administrator shall from time to time reasonably require by written communication to the holders of Allowed General Unsecured Claims. With respect to holders of Note Claims and Eurobond Claims, if the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, the GUC Trust shall issue such Units to holders of Note Claims and Eurobond Claims through the applicable Indenture Trustees and Fiscal and Paying Agents, who will in turn distribute the Units to such

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holders in accordance with the procedures of DTC and its participants. If the Units are not freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, the GUC Trust shall issue the Units, as entries on GUC Trust Administrator’s books and records in accordance with Section 3.5(a) hereof, to the applicable Indenture Trustees and Fiscal and Paying Agents for the benefit of holders of Note Claims and Eurobond Claims. Any New GM Securities distributed to the applicable Indenture Trustees and Fiscal and Paying Agents on account of such Units shall in turn be distributed by such Indenture Trustees and Fiscal and Paying Agents to the holders of Note Claims and Eurobond Claims in accordance with the procedures of DTC and its participants. Notwithstanding the foregoing, a holder of Note Claims or Eurobond Claims who holds such Claims in certificated form shall not be treated as a holder of Note Claims or Eurobond Claims for purposes of this Section 3.3.

(b) If and for so long as a holder of an Allowed General Unsecured Claim (other than the holders of Note Claims and Eurobond Claims) does not designate a direct or indirect participant in DTC and take such other actions required by Section 3.3(a), the GUC Trust Administrator, or the Debtors, as applicable, shall, except as otherwise provided by this Section 3.3, hold the GUC Trust Distributable Assets and Units such holder is otherwise entitled to receive, together with any GUC Trust Distributable Assets distributed in respect of such GUC Trust Distributable Assets and Units, until such time as such holder complies with the requirements of Section 3.3(a). At any time following the date on which a holder of an Allowed General Unsecured Claim complies in full with the requirements of Section 3.3(a), but in any event, as soon as practicable following the beginning of the calendar quarter next following such date, the GUC Trust Administrator shall distribute to such holder the GUC Trust Distributable Assets and Units and any distributions thereon to which such holder is entitled; provided, however, that if a holder has not complied with the requirements of Section 3.3(a) prior to the final Distribution Date, then (i) the Units otherwise distributable to such holder or holders shall be deemed cancelled and not outstanding, and (ii) the GUC Trust Distributable Assets otherwise distributable to such holders (other than assets which have been distributed to the External Distribution Account pursuant to Section 3.3(c) hereof), including in respect of Units otherwise distributable to such holder, shall be distributed pro rata to all holders of Units then outstanding on the final Distribution Date. For the avoidance of doubt, following entry of the Liquidation Order the New GM Securities held by the GUC Trust in accordance with this paragraph shall be liquidated pursuant to the Liquidation Order and, beginning in the quarter ended September 30, 2015, shall be held and distributed by the GUC Trust in accordance with this paragraph as GUC Trust Distributable Cash.

(c) (i) The GUC Trust Administrator is authorized to, and shall open, maintain and close an account (the “External Distribution Account”) in a name other than that of the GUC Trust, for the purposes set forth in this Section 3.3(c).

(ii) If—

(A) any GUC Trust Distributable Assets are received by the GUC Trust prior to the GUC Trust Funding Date and the holder of an Allowed General Unsecured Claim or of a Unit is entitled to a distribution of such GUC Trust Distributable Assets pursuant to Sections 5.2, 5.3 or 5.4 hereof, but for any reason whatsoever, the GUC Trust Administrator is unable to transfer the GUC Trust Distributable Assets to the account designated by such holder, or

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(B) any GUC Trust Distributable Assets are received by the GUC Trust on the GUC Trust Funding Date for distribution on the Distribution Date next following the GUC Trust Funding Date because of Claims resolved (whether Allowed or disallowed) on or prior to the GUC Trust Funding Date and the holder of an Allowed General Unsecured Claim or of a Unit is entitled to a distribution of such GUC Trust Distributable Assets pursuant to Sections 5.2, 5.3 or 5.4 hereof, but such holder has not complied in full with the requirements of Section 3.3(a) hereof, or has complied with such requirements but, for any reason whatsoever, the GUC Trust Administrator is unable to transfer the GUC Trust Distributable Assets to the account designated by such holder, then, in any such case, the GUC Trust Administrator shall distribute such GUC Trust Distributable Assets to such holder by transferring such GUC Trust Distributable Assets to the External Distribution Account, where they will be held on behalf of such holder. Following such transfer, the GUC Trust Distributable Assets so transferred shall no longer be GUC Trust Assets, but shall be held in the External Distribution Account solely for the benefit of such holder, who shall be liable for all taxes in respect thereof as if distributed to an account designated by such holder. For the avoidance of doubt, following entry of the Liquidation Order the New GM Securities held in the External Distribution Account in accordance with this paragraph shall be liquidated pursuant to the Liquidation Order and, beginning in the quarter ended September 30, 2015, shall be held in the External Distribution Account and distributed by the GUC Trust in accordance with this Section 3.3 as GUC Trust Distributable Cash.

(iii) If any GUC Trust Distributable Assets are transferred to the External Distribution Account for the benefit of a holder as provided in this Section 3.3(c), the Units issuable to such holder in connection therewith, as provided in Section 3.4(a), shall be issued to the External Distribution Account for the benefit of such holder, and thereafter any distribution of GUC Trust Distributable Assets made in respect of such Units shall similarly be transferred to the External Distribution Account for the benefit of such holder.

(iv) As soon as reasonably practicable after the holder has complied with the requirements of Section 3.3(a) hereof or the reason for the inability of the GUC Trust Administrator to transfer the GUC Trust Distributable Assets and Units held in the External Distribution Account for the benefit of such holder to the account designated by the holder ceases to exist, the GUC Trust Administrator shall arrange for the transfer of such GUC Trust Distributable Assets and Units from the External Distribution Account to the account designated by such holder.

(v) If, at the time of the final Distribution Date, any GUC Trust Distributable Assets or Units remain in the External Distribution Account, then (x) any such Units shall be deemed cancelled and shall cease to be outstanding, and (y) to the extent permitted by law, any such GUC Trust Distributable Assets shall be distributed pro rata to all holders of Units then outstanding on the final Distribution Date, and, to the extent not so permitted, shall otherwise be disposed of in accordance with applicable law.

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3.4. Issuance of Units.

(a) The GUC Trust shall issue Units to holders of Allowed General Unsecured Claims as provided in this Trust Agreement. As soon as reasonably practicable after the holders of Initial Allowed General Unsecured Claims receive their initial distribution of New GM Securities pursuant to Section 5.2 of this Trust Agreement, they shall also receive the number of Units equal to the amount of such Initial Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit (with one-half being closer to the next higher number for these purposes). Following the Effective Date, holders of Resolved Allowed General Unsecured Claims shall receive, at the time such holders receive their initial distribution of GUC Trust Distributable Assets pursuant to Section 5.3, a number of Units equal to the amount of such Resolved Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit (with one-half being closer to the next higher number for these purposes); provided that, if the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, the rounding of such Units as described in this Section 3.4 shall be subject to the procedures of DTC and its participants. Units will represent the contingent right to receive, on a pro rata basis as provided in the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement, GUC Trust Distributable Assets that are not required for satisfaction of Resolved Allowed General Unsecured Claims. The Units shall be issued subject to all the terms and conditions of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement. References in this Trust Agreement to holders of Units shall be to the record holders of such Units or to the beneficial holders of the Units, as the context requires.

(b) With respect to the claims of beneficial holders of debt securities arising out of or relating to the Note Claims and Eurobond Claims, the GUC Trust shall issue additional Units to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each such beneficial holder with a number of Units equal to the number of Units such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder.

(c) As provided in Section 7.5 hereof, the GUC Trust Administrator may also hold back and retain Units otherwise issuable pursuant to this section with respect to Allowed General Unsecured Claims that are subject to tax withholding, and the GUC Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such tax withholding obligations.

(d) Following the final Distribution Date, all outstanding Units shall be deemed cancelled and shall cease to be outstanding.

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3.5. Evidence of Units.

(a) Provided the Units are not freely negotiable or transferable pursuant to Section 3.6 of this Trust Agreement, the Units shall be issued and evidenced by appropriate notation on the books and records of the GUC Trust Administrator. The Units shall not be certificated and shall not be transferable, assignable, pledged, or hypothecated in whole or in part, except by applicable laws of descent or distribution (in the case of a deceased individual GUC Trust Beneficiary); by operation of law; in accordance with applicable bankruptcy law; or as otherwise approved by the Bankruptcy Court. The GUC Trust Administrator shall not be required to recognize any equitable or other claims to such interest by the transferee thereof, and the named GUC Trust Beneficiary shall remain as such for all purposes hereunder.

(b) Provided the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement;

(i) Except pursuant to sub-section 3.5(b)(ii) below, Units will be issued in global form (the “Global Unit Certificate”) only, registered in the name of DTC or its nominee (or the successor of either of them), and interests in the Global Unit Certificate will be held only through participants (including securities brokers and dealers, banks, trust companies, clearing corporations and other financial organizations) of DTC, as depositary. The Global Unit Certificate shall bear such legend as may be required by DTC. The aggregate number of Units issued hereunder may from time to time be increased by adjustments made on the records of the GUC Trust and a corresponding increase in the number of Units evidenced by such Global Unit Certificate (as shall be specified in the schedule included as part of the Global Unit Certificate or the issuance of further Global Unit Certificates in respect of such additional Units). Units will not be issued in definitive form, except in the limited circumstances described in Section 3.5(b)(ii) below. For so long as DTC serves as depositary for the Units, the GUC Trust Administrator may rely on the information and records of DTC to make distributions and send communications to the holders of Units and, in so doing, the GUC Trust Administrator shall be fully protected and incur no liability to any holder of Units, any transferee (or purported transferee) of Units, or any other person or entity.

(ii) If DTC is unwilling or unable to continue as a depositary for the Units, or if the GUC Trust Administrator with the approval of the GUC Trust Monitor otherwise determines to do so, the GUC Trust Administrator shall exchange the Units represented by Global Unit Certificate(s) for definitive certificates.

(c) Notwithstanding anything to the contrary in the Plan, the Confirmation Order or this Trust Agreement, the GUC Trust shall not issue any Units unless and until (i) the GUC Trust receives a favorable ruling from the Division of Corporation Finance of the SEC, in a form acceptable to the GUC Trust Administrator in its sole discretion, which provides that, among other matters, the Division of Corporation Finance of the SEC would not recommend enforcement action if such Units are not registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) in addition to such favorable ruling from the Division of Corporation Finance of the SEC, the Divisions of Investment Management and Trading and Markets of the SEC formally or informally communicate that they have no objection to the issuance of the Units and the establishment of the GUC Trust; provided, however, that in the case of each of clauses (i) and (ii) above; if, and only if the Units are not transferable except by operation of law, the GUC Trust Administrator may waive the requirement of such a ruling or “no objection” communication, as applicable, in its sole discretion.

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3.6. Transfers of Units. Units shall be freely negotiable and transferable to the extent that the transferability thereof would not require the GUC Trust to register the Units under Section 12(g) of the Securities Exchange Act of 1934, as amended, and otherwise shall not be transferable except as provided herein. To the extent transferability of the Units would not require the GUC Trust to register the Units under Section 12(g) of the Securities Exchange Act of 1934, as amended, and for so long as DTC continues to serve as depositary for the Units, the transferability of the Units shall also be subject to the requirements of DTC’s electronic book-entry system. In no event, however, shall the GUC Trust Administrator or anyone acting on its behalf, directly or indirectly, engage in any activity designed to facilitate or promote trading in the Units including by engaging in activities prohibited pursuant to Section 8.2; provided that no activity undertaken by the GUC Trust Administrator in compliance with the terms of the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement shall be deemed to facilitate or promote trading in the Units for these purposes.

3.7. Conflicting Claims to Units. If the GUC Trust Administrator has actual knowledge of any conflicting claims or demands that have been made or asserted with respect to a Unit, or a beneficial interest therein, the GUC Trust Administrator shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the GUC Trust Administrator may elect to make no payment or distribution with respect to the Unit subject to the claims or demands involved, or any part thereof, and the GUC Trust Administrator shall be entitled to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive and continuing jurisdiction over resolution of such conflicting claims or demands. The GUC Trust Administrator shall not be or become liable to any party for either (i) its election to continue making distributions pursuant to its books and records and/or the books and records of DTC, as applicable, without regard to the conflicting claims or demands; or (ii) its election to cease payments or distributions with respect to the subject Unit or Units. In the event that the GUC Trust Administrator elects to cease payments, it shall be entitled to refuse to act until either (x) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (y) all differences have been resolved by a written agreement among all of such parties and the GUC Trust Administrator, which agreement shall include a complete release of the GUC Trust, the GUC Trust Administrator Parties and the GUC Trust Monitor Parties in form and substance reasonably satisfactory to the GUC Trust Administrator and the GUC Trust Monitor (the occurrence of either (x) or (y), a “Claim Conflict Resolution”). Until a Claim Conflict Resolution is reached with respect to such conflicting claims or demands, the GUC Trust Administrator shall hold in a segregated account any payments or distributions from the GUC Trust to be made with respect to the Unit or Units at issue. Promptly after a Claim Conflict Resolution is reached, the GUC Trust Administrator shall transfer the payments and distributions, if any, held in the segregated account, together with any interest and income earned thereon, if any, in accordance with the terms of such Claim Conflict Resolution.

ARTICLE IV

DURATION AND TERMINATION OF THE GUC TRUST

4.1. Duration. The GUC Trust shall become effective upon the Effective Date, the execution of this Trust Agreement and the filing of the Certificate of Trust with the Secretary of State, and shall remain and continue in full force and effect until (x) the

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earlier of (i) the date on which (A) all of the GUC Trust Distributable Assets have been distributed by the GUC Trust Administrator in accordance with this Trust Agreement, the Plan, the Liquidation Order and the Confirmation Order, and (B) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator has completed the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, and (ii) the third anniversary of the Effective Date, or (y) such shorter or longer period authorized by the Bankruptcy Court upon application of the GUC Trust Administrator with the approval of the GUC Trust Monitor (I) in order to resolve all Disputed General Unsecured Claims, the Term Loan Avoidance Action and other Avoidance Actions, and (II) to complete the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets.

4.2. Dissolution of the GUC Trust. Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the GUC Trust Administrator unduly prolong the duration of the GUC Trust, and the GUC Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all GUC Trust Beneficiaries, at all times endeavor to terminate the GUC Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan. Upon final dissolution and wind-up of the GUC Trust, the GUC Trust Administrator shall file a certificate of cancellation for the GUC Trust with the Secretary of State.

4.3. Continuance of GUC Trust for Purposes of Winding Up. After the dissolution of the GUC Trust and solely for the purpose of liquidating and winding up its affairs, the GUC Trust Administrator shall continue to act in such capacity until its duties hereunder have been fully performed. The GUC Trust Administrator shall retain the books, records and files that shall have been delivered to or created by the GUC Trust Administrator until distribution of all the GUC Trust Assets and the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets. At the GUC Trust Administrator’s discretion, all of such records and documents may be destroyed at any time following the later of (x) final distribution of the GUC Trust Assets and completion of the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, if applicable, unless such records and documents are necessary to fulfill the GUC Trust Administrator’s obligations pursuant to Articles VI and VIII hereof and subject to any joint prosecution and common interests agreement(s) to which the GUC Trust Administrator may be party, and (y) the date until which the GUC Trust Administrator is required by applicable law to retain such records and documents.

ARTICLE V

CLAIMS RESOLUTION; DISTRIBUTIONS

5.1. Resolution of Claims.

(a) Except as otherwise provided in this Trust Agreement, as of the Effective Date, objections to, and requests for estimation of Disputed General Unsecured Claims against the Debtors may be interposed and prosecuted only by the GUC Trust Administrator. Such objections and requests for estimation, to the extent not already pending, shall be served on the respective claimant and filed with the Bankruptcy Court on

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or before the 180th day following the Effective Date (with the exception of Unliquidated Litigation Claims); provided, that the GUC Trust Administrator may seek extension of such date by ex parte application to the Bankruptcy Court, provided further that the GUC Trust Administrator shall provide the U.S. Treasury with five business days notice prior to its application to the Bankruptcy Court.

(b) Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim unless and until such Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim.

(c) To the extent that a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim, distributions (if any) shall be made to the holder of such Allowed General Unsecured Claim in accordance with the provisions of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement.

(d) From and after the Effective Date, the GUC Trust Administrator shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Disputed General Unsecured Claims against the Debtors, subject to the consent of the GUC Trust Monitor, as may be required pursuant to the terms of Section 11.3 hereof.

(e) The GUC Trust Administrator may at any time request that the Bankruptcy Court estimate any contingent claim, unliquidated claim or Disputed General Unsecured Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or any other Person previously objected to such General Unsecured Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any General Unsecured Claim at any time during litigation concerning any objection to any General Unsecured Claim, including, without limitation, during the pendency of any appeal relating to any such objection, provided that the GUC Trust Administrator shall not object to, or seek estimation of, any General Unsecured Claim that would be allowed pursuant to a settlement signed by the Debtors prior to the Effective Date, unless such settlement requires approval by the Bankruptcy Court and that approval is denied. In the event that the Bankruptcy Court estimates any contingent claim, unliquidated claim or Disputed General Unsecured Claim, the amount so estimated shall constitute either the Allowed amount of such General Unsecured Claim or a maximum limitation on such General Unsecured Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such General Unsecured Claim, the GUC Trust Administrator may pursue supplementary proceedings to object to the allowance of such General Unsecured Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. General Unsecured Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. This Section 5.1(e) shall not apply to Nova Scotia Guarantee Claims or the Nova Scotia Wind-Up Claim.

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(f) Notwithstanding anything to the contrary contained in this Section 5.1 or elsewhere in this Trust Agreement, holders of Unliquidated Litigation Claims (other than (i) the United States, including its agencies and instrumentalities, and (ii) state, local and tribal governments with respect to any Claims concerning alleged environmental liabilities) shall be subject to the ADR Procedures. The GUC Trust Administrator shall, at all times and in all cases, comply with and implement the ADR Procedures with respect to holders of Unliquidated Litigation Claims. As set forth in the Plan, if the GUC Trust Administrator terminates the ADR Procedures with respect to an Unliquidated Litigation Claim, the GUC Trust Administrator shall have one hundred eighty (180) days from the date of termination of the ADR Procedures to file and serve an objection to such Unliquidated Litigation Claim. If the GUC Trust Administrator terminates the ADR Procedures with respect to an Unliquidated Litigation Claim and such Unliquidated Litigation Claim is litigated in a court other than the Bankruptcy Court, the GUC Trust Administrator shall have ninety (90) days from the date of entry of a Final Order adjudicating such Claim to file and serve an objection to such Claim solely for purposes of determining the treatment of such Claim under the Plan unless such time is extended by order of the Bankruptcy Court for cause.

5.2. Distributions to Holders of Initial Allowed General Unsecured Claims.

(a) As promptly as practicable following the Effective Date (but no earlier than the first Business Day of the full calendar month next following the Effective Date), the GUC Trust Administrator shall deliver to each holder of an Initial Allowed General Unsecured Claim, subject to Section 3.3 hereof, a distribution consisting of:

(i) the amount of GUC Trust Distributable Assets then available for distribution pro rata in accordance with the following formula:

Where—

DI	is the initial distribution that the holder of an Initial Allowed General Unsecured Claim will be entitled to receive (rounded in the case of New GM Common Stock and each series of New GM Warrants in accordance with Section 5.6(a) hereof);
AI	is the amount of the Initial Allowed General Unsecured Claim;
CI	is the Current Total Amount as of the Initial Distribution Record Date; and
S GI	is all amounts of all assets, by respective asset type, available for distribution as of the Effective Date, net of deductions
GI	is the amount of the respective asset type available for distribution as of the Effective Date, net of deductions;

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Go	is all amounts of all assets, by respective asset type, available for distribution (whether by the GUC Trust Administrator or directly by the Debtors) as of the Effective Date (consisting of a total of 150 million shares of New GM Common Stock and 136,363,635 New GM Warrants in each of the two series); and
Ho	is the sum of the Protective Holdback, the Additional Holdback, the Reporting Transfer Holdback and the Taxes on Distribution Holdback, each allocated to the respective asset type, and the amount of GUC Trust Distributable Assets of the respective asset type sold or to be sold by the Debtors pursuant to Section 2.3(e) hereof as of the Initial Distribution Record Date;

(ii) a number of Units as provided in Section 3.4;

provided, however, that the initial distribution of GUC Trust Distributable Assets on account of the Asbestos Trust Claim shall be made directly by the Debtors, in an amount determined in accordance with Section 5.2(a)(i), in consultation with the GUC Trust Administrator and GUC Trust Monitor as necessary to determine such amount. For the avoidance of doubt, the distribution of Units distributable on account of the Asbestos Trust Claim shall be made by the GUC Trust Administrator in the manner prescribed in Section 3.5 at the direction of the Debtors.

(b) With respect to the claims of beneficial holders of debt securities arising out of or relating to the Note Claims and the Eurobond Claims, the GUC Trust shall issue additional GUC Trust Distributable Assets to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each such beneficial holder with a number of GUC Trust Distributable Assets equal to the amount of GUC Trust Distributable Assets such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder.

5.3. Distributions to Holders of Resolved Allowed General Unsecured Claims.

(a) As promptly as practicable following the beginning of each calendar quarter, beginning with the second calendar quarter, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, shall deliver to each holder, if any, of a Disputed General Unsecured Claim or other Claim that has become a Resolved Allowed General Unsecured Claim during the prior calendar quarter (or, in the case of the second calendar quarter, since the Initial Distribution Record Date) a distribution consisting of:

(i) the pro rata amount of GUC Trust Distributable Assets that the holder of such Resolved Allowed General Unsecured Claim would have received had such Resolved Allowed General Unsecured Claim been an Initial Allowed General Unsecured Claim, including the aggregate amount of Excess GUC Trust Distributable Assets that the holder would have received had it been the holder of Units referred to in clause (ii) below on each Excess Distribution Record Date for any calendar quarter prior to the date of such distribution; provided that a holder of a Resolved Allowed General Unsecured Claim shall not receive pursuant to this clause (i) an amount of Excess GUC Trust Distributable Assets distributed in respect of any prior Excess Distribution Record Date to the extent that it will be receiving such Excess GUC Trust Distributable Assets as a distribution on the Units to be received by such holder pursuant to clause (ii) below; and provided further that beginning in the quarter ended

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September 30, 2015, each holder of a newly Resolved Allowed General Unsecured Claim (or a holder of a previously allowed Resolved General Unsecured Claim that has failed to comply with the requirements of section 3.3(a) hereof, but subsequently complies with such provision) shall receive its pro rata amount of GUC Trust Distributable Assets (other than Additional Shares, which will be distributed in the manner set forth in section 5.4(b)(iii) below) solely in the form of GUC Trust Distributable Cash, calculated as follows:

(A) A holder of a Resolved General Unsecured Claim’s entitlement to a particular number of New GM Warrants shall be converted into an entitlement to receive the number of shares of New GM Common Stock into which such New GM Warrants have been exercised pursuant to the Liquidation Order (taking into account the use of a portion of such New GM Warrants to fund the strike price); and

(B) A holder of a Resolved General Unsecured Claim’s entitlement to a particular number of shares of New GM Common Stock (including the exercised New GM Warrants as set forth in the immediately preceding paragraph, but excluding the Additional Shares), shall be converted into an entitlement to receive an amount of GUC Trust Distributable Cash equal to the weighted average sales price (net of any applicable costs, fees, expenses and taxes payable in respect thereof) of all of the New GM Common Stock sold pursuant to the Liquidation Order, multiplied by the number shares of New GM Common Stock to which such holder of a Resolved General Unsecured Claim would otherwise be entitled (including the exercised New GM Warrants as set forth in the immediately preceding paragraph, but excluding the Additional Shares); and

(ii) a number of Units as provided in Section 3.4;

(b) For the avoidance of doubt, it is intended that the distributions to be made to holders of Resolved Allowed General Unsecured Claims in accordance with this Section 5.3 shall provide such holders, as nearly as possible, with the exact same amount of distributions of each asset type, or (following entry of the Liquidation Order) with the amount of GUC Trust Distributable Cash into which the New GM Securities were converted, as if such holders had been holders of Initial Allowed General Unsecured Claims.

(c) On any Distribution Date where the GUC Trust, or the Debtors, as applicable, does not hold sufficient GUC Trust Distributable Assets to satisfy all Disputed General Unsecured Claims or other Claims, in each case, that became Resolved Allowed General Unsecured Claims during the prior calendar quarter (or, in the case of a Distribution Date during the second calendar quarter, since the Initial Distribution Record Date), the GUC Trust Administrator shall (following the reservation of the Additional Holdback, the Reporting and Transfer Holdback, the Protective Holdback and the Taxes on Distribution Holdback in accordance with Sections 6.1(b), (c), (d) and (e) of this Trust Agreement, the sale by the Debtors of any GUC Trust Distributable Assets remaining to be sold pursuant to Section 2.3(e) hereof, and/or the sale or pledge of any GUC Trust Distributable Assets to the extent necessary and approved by the GUC Trust Monitor and/or the Bankruptcy Court, as applicable) distribute all GUC Trust Distributable Assets that remain in the GUC Trust, or with the Debtors, as applicable, to the holders of such

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Resolved Allowed General Unsecured Claims pro rata by Claim amount. Following such distribution, any remaining unsatisfied portion of such Resolved Allowed General Unsecured Claims, together with all remaining Disputed General Unsecured Claims and other Claims (including, without limitation, the Term Loan Avoidance Action Claims and the Other Avoidance Action Claims) shall be discharged and forever barred from assertion against the GUC Trust.

5.4. Distribution of Excess GUC Trust Distributable Assets.

(a) Beginning with the first calendar quarter, the GUC Trust Administrator shall determine the Excess GUC Trust Distributable Assets, if any, as of the last date of such calendar quarter, taking account of the extent to which Disputed General Unsecured Claims are disallowed or the Term Loan Avoidance Action or other Avoidance Actions are resolved in favor of the defendants therein.

(b)

(i) Beginning with the second calendar quarter and ending with the fourth calendar quarter, the GUC Trust Administrator shall, as promptly as practicable following the beginning of such calendar quarter, distribute, subject to Section 5.4(c), the Excess GUC Trust Distributable Assets, in each case determined as of the last date of the prior calendar quarter, to the holders of Units outstanding on the Excess Distribution Record Date for the current calendar quarter (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(a)(ii) on such Distribution Date), pro rata according to the following formulas:

Where—

DU	is the distribution of Excess GUC Trust Distributable Assets that a holder of Units will be entitled to receive (with Cash payable in lieu of fractional shares of New GM Common Stock and fractional New GM Warrants in accordance with Section 5.6(b) hereof);
UH	is the number of Units held by the holder;
UO	is the total number of Units outstanding (including Units distributed, or to be distributed to holders of Resolved Allowed General Unsecured Claims during the current calendar quarter);

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S GX	is all amounts, by asset type, of the Excess GUC Trust Distributable Assets as of the last day of the prior calendar quarter;
GX	is the amount of the Excess GUC Trust Distributable Assets for each asset type, respectively, as of the last day of the prior calendar quarter;
GE	is the amount of the respective asset type available for distribution (whether by the GUC Trust Administrator or directly by the Debtors) as of the Effective Date (consisting of a total of 150 million shares of New GM Common Stock and 136,363,635 New GM Warrants in each of the two series) plus, in the case of New GM Common Stock, the amount of Additional Shares received by the Debtors or the GUC Trust, as applicable, as of the prior Excess Distribution Record Date;
T	is the Total Allowed Amount as of the last day of the prior calendar quarter;
C	is the Current Total Amount as of the last day of the prior calendar quarter;
S	is the number of Additional Shares received by the Debtors or the GUC Trust, as applicable, since the prior Excess Distribution Record Date;
L	is the aggregate amount of all (i) Disputed General Unsecured Claims disallowed during the preceding calendar quarter (or, in the case of a calculation taking place during the second calendar quarter, since the Initial Distribution Record Date), (ii) Unresolved Term Loan Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants during the preceding calendar quarter (or, in the case of a calculation taking place during the second calendar quarter, since the Initial Distribution Record Date); and (iii) all Unresolved Other Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants during the preceding calendar quarter (or, in the case of a calculation taking place during the second calendar quarter, since the Initial Distribution Record Date); and
H	is the sum of the Protective Holdback, the Additional Holdback, the Reporting Transfer Holdback and the Taxes on Distribution Holdback, each allocated to the respective asset type, the amount of GUC Trust Distributable Assets of the respective asset type sold or to be sold by the Debtors pursuant to Section 2.3(e) hereof, and the amount of any GUC Trust Distributable Assets of the respective asset type sold or pledged pursuant to Section 6.1 as of the last day of the preceding calendar quarter.

(ii) Beginning with the fifth calendar quarter and ending with the calendar quarter ended June 30, 2015, the GUC Trust Administrator shall, as promptly as practicable following the beginning of such calendar quarter, distribute, subject to Section 5.4(c), the Excess GUC Trust Distributable Assets in each case determined as of the last date of the prior calendar quarter, to the holders of Units outstanding on the Excess Distribution Record Date for the current calendar quarter (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(a)(ii) on such Distribution Date), pro rata according to the following formulas:

and

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Where—

DU	is the distribution of Excess GUC Trust Distributable Assets that a holder of Units will be entitled to receive (with fractional shares of New GM Common Stock and fractional New GM Warrants treated in accordance with Section 5.6(b) hereof);
UH	is the number of Units held by the holder;
UO	is the total number of Units outstanding (including Units distributed, or to be distributed to holders of Resolved Allowed General Unsecured Claims during the current calendar quarter);
GX	is the amount of Excess GUC Trust Distributable Assets for each asset type, respectively, as of the last day of the prior calendar quarter;
Ge	is the amount of the respective asset type available for distribution (whether by the GUC Trust Administrator or directly by the Debtors) as of the Effective Date (consisting of a total of 150 million shares of New GM Common Stock and 136,363,635 New GM Warrants in each of the two series);
T	is the Total Allowed Amount as of the last day of the prior calendar quarter;
C	is the Current Total Amount as of the last day of the prior calendar quarter;
S	is the number of Additional Shares received by the Debtors or the GUC Trust, as applicable, since the prior Excess Distribution Record Date;
H	is the sum of the Protective Holdback; the Additional Holdback; the Reporting Transfer Holdback and the Taxes on Distribution Holdback, each allocated to the respective asset type, the amount of GUC Trust Distributable Assets of the respective asset type sold or to be sold by the Debtors pursuant to Section 2.3(e) hereof, and the amount of any GUC Trust Distributable Assets of the respective asset type sold or pledged pursuant to Section 6.1 as of the last day of the preceding calendar quarter;
R	is the cumulative amount, by each asset type, distributed or to be distributed to holders of Allowed General Unsecured Claims and holders of Units cumulatively through the previous Distribution Record Date expressed as a rate per the Total Allowed Amount (T); and
D	is the amounts, by each asset type, distributed or to be distributed to holders of Allowed General Unsecured Claims and holders of Units as of each respective distribution record date through the previous Distribution Record Date.

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(iii) Beginning with the calendar quarter ended September 30, 2015, the GUC Trust Administrator shall, as promptly as practicable following the beginning of such calendar quarter, distribute, subject to Section 5.4(c), the Excess GUC Trust Distributable Assets in each case determined as of the last date of the prior calendar quarter, to the holders of Units outstanding on the Excess Distribution Record Date for the current calendar quarter (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(a)(ii) on such Distribution Date), pro rata according to the following formulas:

Where-

DU	is the distribution of Excess GUC Trust Distributable Assets that a holder of Units will be entitled to receive;
UH	is the number of Units held by the holder;
UO	is the total number of Units outstanding (including Units distributed, or to be distributed to holders of Resolved Allowed General Unsecured Claims during the current calendar quarter);
GX	is the amount of Excess GUC Trust Distributable Assets for each asset type (GUC Trust Distributable Cash and Additional Shares), as of the last day of the prior calendar quarter;
GE	is the aggregate Converted Amount of the respective asset types available for distribution (whether by the GUC Trust Administrator or directly by the Debtors) as of the Effective Date (consisting of the Converted Amount of 150 million shares of New GM Common Stock and the Converted Amount of 136,363,635 New GM Warrants in each of the two series);
T	is the Total Allowed Amount as of the last day of the prior calendar quarter;

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C	is the Current Total Amount as of the last day of the prior calendar quarter;
H	is the sum of the Converted Amounts of (i) the Protective Holdback, the Additional Holdback, the Reporting Transfer Holdback and the Taxes on Distribution Holdback (ii) the GUC Trust Distributable Assets of the respective asset type sold by the Debtors pursuant to Section 2.3(e) hereof, and (iii) any GUC Trust Distributable Assets of the respective asset type sold, pledged or used pursuant to Section 6.1, each as of the last day of the preceding calendar quarter;
R	is the cumulative Converted Amount, by each asset type, distributed or to be distributed to holders of Allowed General Unsecured Claims and holders of Units cumulatively through the previous Distribution Record Date expressed as a rate per the Total Allowed Amount (T); and
D	is the Converted Amounts, by each asset type, distributed or to be distributed to holders of Allowed General Unsecured Claims and holders of Units as of each respective distribution record date through the previous Distribution Record Date.

Provided, however, that for purposes of distributions of Additional Shares, the GUC Trust Administrator shall distribute such Additional Shares on a pro rata basis pursuant to supplemental procedures to be filed with the Bankruptcy Court in the event that any Additional Shares are received by the GUC Trust;

(c) Anything to the contrary herein notwithstanding, the GUC Trust Administrator shall not, during any calendar quarter, make a distribution of any Excess GUC Trust Distributable Assets of a particular asset type for which the amount of Excess GUC Trust Distributable Assets of such asset type, determined as of the last date of the prior calendar quarter, does not exceed the relevant Distribution Threshold. In such case, any Excess GUC Trust Distributable Assets of such asset type then available for distribution shall be held by the GUC Trust, or the Debtors, as applicable, until the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets of such asset type available for distribution exceeds the relevant Distribution Threshold.

(d) Notwithstanding the foregoing, the GUC Trust Administrator, may, with the consent of the GUC Trust Monitor, withhold distribution of Excess GUC Trust Distributable Assets to the holders of Units if the GUC Trust Administrator becomes aware of previously unknown potential Allowed General Unsecured Claims, in an amount that the GUC Trust Administrator, with the approval of the GUC Trust Monitor, estimates to be the maximum amount reasonably distributable on account of such Claims.

(e) For the avoidance of doubt, for purposes of any distribution pursuant to this Section 5.4, the total number of Units outstanding shall be deemed to include Units which would be issuable to holders of Allowed General Unsecured Claims as of the time of such distribution, but have not yet been distributed and will not be distributed to such holders prior to or on the current Distribution Date due to such holders’ failure to comply with the requirements of Section 3.3(a).

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5.5. Retention of GUC Trust Assets. Notwithstanding anything in this Trust Agreement to the contrary, the GUC Trust Administrator, or the Debtors (pursuant to Section 2.3(a) of this Trust Agreement), as applicable, shall at all times, subject to the provisions of Sections 5.3(c) and 6.1, retain:

(a) sufficient GUC Trust Distributable Assets as the GUC Trust Administrator shall determine, with the approval of the GUC Trust Monitor, as would be distributable (I) to all holders of Disputed General Unsecured Claims at the time outstanding as if all Disputed General Unsecured Claims were allowed at the Maximum Amount, but only until such Disputed General Unsecured Claims are resolved, (II) to the holders of all Resolved Allowed General Unsecured Claims at the time outstanding, to the extent not previously distributed, (III) in respect of the Unresolved Term Loan Avoidance Action Claims, at the Maximum Amount thereof but only until the Term Loan Avoidance Action is dismissed by Final Order or the Unresolved Term Loan Avoidance Action Claims become Resolved Allowed General Unsecured Claims, (IV) in respect of Unresolved Other Avoidance Action Claims at the Maximum Amount thereof but only until such claims become Resolved Allowed General Unsecured Claims or the related other Avoidance Actions are dismissed by Final Order, and (V) in respect of the Protective Holdback, the Additional Holdback, the Reporting and Transfer Holdback and the Taxes on Distribution Holdback;

(b) sufficient GUC Trust Administrative Cash as the GUC Trust Administrator shall determine, with the approval of the GUC Trust Monitor, to be necessary (x) to pay reasonable incurred or anticipated fees and expenses (including any taxes imposed on the GUC Trust or in respect of the GUC Trust Assets) of the GUC Trust and (y) to satisfy other liabilities incurred by the GUC Trust or anticipated by the GUC Trust Administrator in accordance with the Plan, the Confirmation Order and this Trust Agreement; and

(c) the amount, if any, of GUC Trust Distributable Assets as the GUC Trust Administrator shall determine, with the approval of the GUC Trust Monitor, remaining to be sold pursuant to Section 2.3(e) hereof.

5.6. Minimum Distributions and Fractional Shares.

(a) The provisions of this Section 5.6(a) shall apply with respect to distributions made in respect of Allowed General Unsecured Claims (but not to distributions in respect of Units):

(i) prior to entry of the Liquidation Order and subject to the following sentence, (A) no cash payment in an amount less than $25 shall be made by the GUC Trust Administrator to any holder of an Allowed General Unsecured Claim, and (B) no fractional shares of New GM Common Stock or fractional New GM Warrants shall be distributed by the GUC Trust hereunder to any holder of an Allowed General Unsecured Claim. Any fractional shares of New GM Common Stock or fractional New GM Warrants shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next higher whole number for these purposes); provided that for the purposes of determining the number of shares of New GM Common Stock or the number of New GM Warrants that any holder of an Allowed General Unsecured Claim shall be entitled to receive on any Distribution

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Date, the GUC Trust Administrator shall aggregate the GUC Trust Distributable Assets that such holder of an Allowed General Unsecured Claim is entitled to receive in respect of all Allowed General Unsecured Claims held by such holder as of the Initial Distribution Record Date, in the case of distributions pursuant to Section 5.2 of this Trust Agreement, or as of the last day of the calendar quarter next preceding the relevant Distribution Date, in the case of distributions pursuant to Section 5.3 of this Trust Agreement.

(ii) following entry of the Liquidation Order and subject to the following sentence, no fractional shares of Additional Shares shall be distributed by the GUC Trust hereunder to any holder of an Allowed General Unsecured Claim. Any fractional shares of Additional Shares shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next higher whole number for these purposes); provided that for the purposes of determining the number of shares of Additional Shares that any holder of an Allowed General Unsecured Claim shall be entitled to receive on any Distribution Date, the GUC Trust Administrator shall aggregate the Additional Shares that such holder of an Allowed General Unsecured Claim is entitled to receive in respect of all Allowed General Unsecured Claims held by such holder as of the last day of the calendar quarter next preceding the relevant Distribution Date.

(b) The provisions of this Section 5.6(b) shall apply with respect to distributions made in respect of Units (but not to distributions in respect of Allowed General Unsecured Claims):

(i) prior to entry of the Liquidation Order and subject to the following sentence, no fractional shares of New GM Common Stock or fractional New GM Warrants shall be distributed by the GUC Trust hereunder to any holder of a Unit. All fractional shares of New GM Common Stock and all fractional New GM Warrants that would otherwise have been distributable on the relevant Distribution Date but for the provisions of this Section 5.6(b)(i) shall be aggregated and sold for Cash in reliance on Section 1145(b)(2) of the Bankruptcy Code, provided that (A) for the purposes of determining the number of shares of New GM Common Stock or the number of New GM Warrants that any holder of Units shall be entitled to receive on any Distribution Date, there shall be aggregated the GUC Trust Distributable Assets that such holder of a Unit is entitled to receive in respect of all Units at the time held by such holder, (B) if the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, any treatment of fractional shares of New GM Common Stock and fractional New GM Warrants described in this Section 5.6(b)(i) shall be subject to the procedures of DTC and its participants, and (C) if the Units are not freely negotiable or transferable pursuant to Section 3.6 of this Trust Agreement, or if the applicable distribution is made in respect of Units held by the GUC Trust pursuant to Section 3.3(b) or 3.3(c) hereof, no cash payment in an amount less than $25 shall be made by the GUC Trust Administrator to any holder of a Unit. The net Cash proceeds of the sale of such New GM Common Stock and the New GM Warrants, after deduction of brokerage commissions and other expenses of sale, shall be distributed to holders of Units pro rata based upon the fractional shares of New GM Common Stock or fractional New GM Warrants that they would have otherwise been entitled to receive. If there shall exist at the time a public market for the New GM Common Stock or the New GM Warrants, all sales of the New GM Common Stock or the New GM Warrants, as the case may be, shall be in the public market.

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(ii) following entry of the Liquidation Order and subject to the following sentence, no fractional shares of Additional Shares shall be distributed by the GUC Trust hereunder to any holder of a Unit. All fractional shares of Additional Shares that would otherwise have been distributable on the relevant Distribution Date but for the provisions of this Section 5.6(b)(ii) shall be aggregated and sold for Cash in reliance on Section 1145(b)(2) of the Bankruptcy Code, provided that (A) for the purposes of determining the number of shares of Additional Shares that any holder of Units shall be entitled to receive on any Distribution Date, there shall be aggregated the Additional Shares that such holder of a Unit is entitled to receive in respect of all Units at the time held by such holder, (B) if the Units are freely negotiable and transferable pursuant to Section 3.6 of this Trust Agreement, any treatment of fractional shares of Additional Shares described in this Section 5.6(b)(ii) shall be subject to the procedures of DTC and its participants. The net Cash proceeds of the sale of such Additional Shares, after deduction of brokerage commissions and other expenses of sale, shall be distributed to holders of Units pro rata based upon the fractional shares of Additional Shares that they would have otherwise been entitled to receive. If there shall exist at the time a public market for the New GM Common Stock, all sales of the Additional Shares shall be in the public market.

5.7. [Reserved].

5.8. Distributions Not in Compliance with this Article. Subject to Section 5.3(b), in the event that the GUC Trust Administrator determines in good faith that it is necessary or desirable in order to carry out the intent and purposes of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement to receive any assets or make any distribution in a manner that is not in technical compliance with this Trust Agreement, the GUC Trust Administrator shall be permitted to receive assets or make, or cause to be made, distributions in such manner, but only with the approval of the GUC Trust Monitor; provided, however, that no such distribution shall result in any holder of an Allowed General Unsecured Claim receiving a distribution in excess of the distribution that such holder would have received had such claim been an Initial Allowed General Unsecured Claim or shall unfairly discriminate among the holders of Units. Except as aforesaid or as otherwise provided in the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement, no payment or distribution out of the GUC Trust Assets shall be made to, or on behalf of, a GUC Trust Beneficiary or any other person except in strict accordance with the terms of this Trust Agreement, the Plan, the Liquidation Order and the Confirmation Order, unless such payment or distribution shall have been approved by the Bankruptcy Court.

5.9. Approval. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, nothing shall require the GUC Trust Administrator to file any accounting or seek approval of any court with respect to the administration of the GUC Trust or as a condition for making any payment or distribution out of the GUC Trust Assets or as a condition to the sale of fractional New GM Securities pursuant to Section 5.6.

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ARTICLE VI

ADMINISTRATION OF THE GUC TRUST

6.1. Payment of Costs, Expenses and Liabilities.

(a) Use of Wind-Down Budget Cash. Subject to the Budget, the GUC Trust Administrator shall use the Wind-Down Budget Cash:

(i) to pay reasonable costs and expenses of the GUC Trust that are incurred in connection with the administration thereof (including taxes imposed on the GUC Trust (other than Taxes on Distribution, which shall be paid from the proceeds of the liquidation or redesignation of the Taxes on Distribution Holdback pursuant to Section 6.1(e)), and actual reasonable fees and out-of-pocket expenses incurred by the GUC Trust Administrator, GUC Trust Monitor and the Trust Professionals retained by the GUC Trust Administrator in connection with the administration of the GUC Trust Assets and preservation of books and records);

(ii) to satisfy other obligations or other liabilities incurred or assumed by the GUC Trust (or to which the GUC Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with the protection, preservation and distribution of the GUC Trust Assets and the costs of investigating, defending against and resolving any Disputed General Unsecured Claims and the costs and fees of the Indenture Trustees and Fiscal and Paying Agents out of the Indenture Trustee/Fiscal and Paying Agent Reserve Cash pursuant to the Plan; and

(iii) to satisfy any other obligations of the GUC Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Wind-Down Budget Cash.

provided, however, for the avoidance of doubt, any Residual Wind-Down Expenses and any other fees, costs and expenses of the GUC Trust incurred in connection with the wind-down of the Debtors’ affairs shall be paid in accordance with Section 6.13.

(b) Reservation and Sale or Redesignation of GUC Trust Distributable Assets. (i) If, at any time, the GUC Trust Administrator determines that the Wind-Down Budget Cash is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses of the GUC Trust (including, without limitation, the fees, costs or expenses related to the wind-down of the Debtors’ affairs and any indemnification expenses incurred or anticipated to be incurred pursuant to Section 6.11(b), 9.6 and 11.4 hereof) other than (w) Residual Wind-Down Expenses, (x) Taxes on Distribution, which are addressed in subsection (e) below, (y) fees, costs and expenses relating to the Reporting and Transfer Costs, which are addressed in subsection (c) below, and (z) the Trust Professional fees and expenses, which are addressed in subsection (d) below, or, if, at any time, the GUC Trust Administrator determines that the Residual Wind-Down Assets are not reasonably likely to be adequate to satisfy current and projected Residual Wind-Down Expenses, then, the GUC Trust Administrator may, with the approval of the GUC Trust Monitor, reserve an amount, or increase the amount previously reserved, of GUC Trust Distributable Assets that would be sufficient to satisfy such fees, costs and expenses (the “Additional Holdback”).

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(ii) If at any time, the GUC Trust Administrator determines (which such determination shall be made no more frequently than once per calendar quarter) that the value of the assets which make up the Additional Holdback is materially greater than the amount of the current and projected future fees, costs and expenses on account of which the assets of the Additional Holdback have been reserved pursuant to Section 6.1(b)(i), the GUC Trust Administrator shall, with the approval of the GUC Trust Monitor, but without the need to seek or obtain approval of the Bankruptcy Court, release from the Additional Holdback an amount of GUC Trust Distributable Assets whose value would be equal to the size of such excess.

(iii) To the extent necessary to satisfy in full the fees, costs and expenses on account of which the Additional Holdback may be reserved pursuant to this Section 6.1(b), the GUC Trust Administrator may, in consultation with the GUC Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(b)(iv), redesignate (if cash) or liquidate and designate (if New GM Securities), or request that the Debtors liquidate (in accordance with Section 2.3(f) hereof), all or a portion of the Additional Holdback to satisfy the applicable fees, costs and expenses for which the Additional Holdback may be reserved pursuant to this Section 6.1.

(iv) The application of the GUC Trust Administrator seeking Bankruptcy Court approval to sell, borrow, pledge or redesignate GUC Trust Distributable Assets shall include the position of the GUC Trust Monitor in respect thereof. The GUC Trust Administrator shall provide at least twenty days notice to the GUC Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to use, sell and/or borrow against the GUC Trust Distributable Assets. An order of the Bankruptcy Court authorizing the GUC Trust Administrator to borrow against the GUC Trust Distributable Assets may also authorize the GUC Trust Administrator to sell or use GUC Trust Distributable Assets to repay the amount borrowed without further order of the Bankruptcy Court.

(c) Reporting and Transfer Holdback. (i) If at any time, the GUC Trust Administrator determines that the amount of unspent Other GUC Trust Administrative Cash designated for the satisfaction of Reporting and Transfer Costs is insufficient to satisfy current and projected future Reporting and Transfer Costs, the GUC Trust Administrator may, with the approval of the GUC Trust Monitor, reserve an amount, or increase the amount previously reserved, of GUC Trust Distributable Assets that would be sufficient to satisfy such Reporting and Transfer Costs (the “Reporting and Transfer Holdback”).

(ii) If at any time, the GUC Trust Administrator determines (which such determination shall be made no more frequently than once per calendar quarter) that the value of the assets which make up the Reporting and Transfer Holdback, together with the Other GUC Trust Administrative Cash designated for Reporting and Transfer Costs is materially greater than the amount which will be reasonably necessary to satisfy current and projected Reporting and Transfer Costs of the GUC Trust, the GUC Trust Administrator shall,

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with the approval of the GUC Trust Monitor, but without the need to seek or obtain approval of the Bankruptcy Court release from the Reporting and Transfer Holdback an amount of GUC Trust Distributable Assets whose value would be equal to the size of such excess.

(iii) To the extent necessary to satisfy in full the current and projected future Reporting and Transfer Costs, the GUC Trust Administrator may, in consultation with the GUC Trust Monitor and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(b)(iv), redesignate (if cash) or liquidate and designate (if New GM Securities), or request that the Debtors liquidate (in accordance with Section 2.3(f) hereof), all or a portion of the Reporting and Transfer Holdback to satisfy current or projected future Reporting and Transfer Costs.

(d) Protective Holdback. (i) If at any time one or more Trust Professional’s fees and expenses (other than Residual Wind-Down Expenses) are in excess of its Budget and (except for the Holdback) such Trust Professional(s) are not paid such amounts pursuant to Section 2.6, then, with the approval of the GUC Trust Monitor, the GUC Trust Administrator may reserve an amount, or increase the amount previously reserved, of GUC Trust Distributable Assets that would be sufficient to satisfy the aggregate reasonable fees and expenses of such Trust Professional(s) that have been approved by the GUC Trust Administrator and GUC Trust Monitor but have not been paid (the “Protective Holdback”).

(ii) If at any time, the GUC Trust Administrator determines (which such determination shall be made no more frequently than once per calendar quarter) that the value of the assets which make up the Protective Holdback is materially greater than the amount of the unpaid fees and expenses of the Trust Professionals on account of which the assets of the Protective Holdback have been reserved pursuant to Section 6.1(d)(i), the GUC Trust Administrator shall, with the approval of the GUC Trust Monitor, but without the need to seek or obtain approval of the Bankruptcy Court, release from the Protective Holdback an amount of GUC Trust Distributable Assets whose value would be equal to the size of such excess.

(iii) To the extent necessary to satisfy in full the fees and expenses of the Trust Professionals, the GUC Trust Administrator may, in consultation with the GUC Trust Monitor and upon approval by the Bankruptcy Court, redesignate (if cash) or liquidate and designate (if New GM Securities), or request that the Debtors liquidate (in accordance with Section 2.3(f) hereof), all or a portion of the Protective Holdback to satisfy the applicable unpaid fees and expenses of the GUC Trust. The GUC Trust Administrator shall not liquidate or redesignate the Protective Holdback, in whole or in part, except in accordance with the provisions of Section 6.1(b)(iv); provided that the GUC Trust Administrator shall not seek Bankruptcy Court approval for such liquidation or redesignation more frequently than on a semi-annual basis.

(e) Taxes on Distribution Holdback. (i) At any time and from time to time, the GUC Trust Administrator may, with the approval of the GUC Trust Monitor, reserve an amount, or increase the amount previously reserved, of GUC Trust Distributable Assets whose value would be sufficient to satisfy current and projected Taxes on Distribution (the “Taxes on Distribution Holdback”).

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(ii) If at any time the GUC Trust Administrator determines (which such determination shall be made no more frequently than once per calendar quarter) that the value of the assets which make up the Taxes on Distribution Holdback is materially greater than the amount which will be reasonably necessary to satisfy current and projected Taxes on Distribution, the GUC Trust Administrator shall, with the approval of the GUC Trust Monitor, but without the need to seek or obtain approval of the Bankruptcy court, release from the Taxes on Distribution Holdback an amount of GUC Trust Distributable Assets whose value would be equal to the size of such excess.

(iii) To the extent necessary to satisfy in full current and projected Taxes on Distribution, the GUC Trust Administrator may, with the approval of the GUC Trust Monitor, but without the need to seek or obtain approval of the Bankruptcy court, redesignate (if cash) or liquidate and designate (if New GM Securities), or request that the Debtors liquidate (in accordance with Section 2.3(f) hereof), all or a portion of the Taxes on Distribution Holdback to satisfy current and future Taxes on Distribution.

(f) General. (i) If the GUC Trust Administrator shall sell, use or pledge any GUC Trust Distributable Assets pursuant to this Section 6.1 or shall reserve or release from a reserve any GUC Trust Distributable Assets in respect of the Additional Holdback, Reporting and Transfer Holdback, Protective Holdback or Taxes on Distribution Holdback, the sale, use pledge, reservation or release shall be made, to the extent practicable, from the assets of each type then held by the GUC Trust in a proportion to the total amount of such asset type then held by the GUC Trust that shall be the same as nearly as possible for each asset type.

(ii) For the purposes of this Section 6.1 and Sections 2.3(f), 5.2, 5.3 and 5.4, (x) Cash dividends received in respect of GUC Trust Common Stock Assets shall be deemed a separate type of asset; (y) the liquidation (if applicable) of any of the Additional Holdback, Reporting and Transfer Holdback, Protective Holdback or Taxes on Distribution Holdback refers to the sale or pledge of the GUC Trust Distributable Assets contained therein, in whole or in part, as the case may be.

(iii) Any Cash either redesignated from GUC Trust Distributable Cash or deriving from the sale or pledge of GUC Trust Distributable Assets pursuant to this Section 6.1, shall be designated as Other GUC Trust Administrative Cash, and shall be used to satisfy the fees, costs and expenses of the GUC Trust for which they were sold without any order or further order of the Bankruptcy Court.

(iv) Any sale of GUC Trust Securities Assets in accordance with this Section 6.1 shall be made in compliance with an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any equivalent securities law provisions under state law (it being understood that Section 1145 of the Bankruptcy Code is not available for such purposes).

(g) Continuing Satisfaction of Claims. Notwithstanding that as a result of the utilization, sale or pledge of GUC Trust Distributable Assets the amount of GUC Trust Distributable Assets shall or may be less than the assets required to satisfy,

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pursuant to Section 5.3(a)(i), Claims in the amount of the Current Total Amount, after taking into account the amount of GUC Trust Distributable Assets, if any, remaining to be sold pursuant to Section 2.3(e) hereof and the Additional Holdback the Reporting and Transfer Holdback, the Protective Holdback and the Taxes on Distribution Holdback and, if any then outstanding, the GUC Trust Administrator shall continue to satisfy Disputed General Unsecured Claims, the Unresolved Term Loan Avoidance Action Claims and the Unresolved Other Avoidance Action Claims that become Allowed General Unsecured Claims in the order they are resolved as otherwise provided in this Trust Agreement.

6.2. GUC Trust Reports.

(a) The GUC Trust Administrator shall prepare quarterly GUC Trust Reports as provided in this Section 6.2, beginning for the first fiscal quarter. The GUC Trust Reports shall be filed with the Bankruptcy Court and provided to the GUC Trust Monitor and DIP Lenders no later than forty-five days following the end of each fiscal quarter, except that the GUC Trust Report for the end of any fiscal year may be filed, provided and posted no later than ninety days following the end of the fiscal year. The GUC Trust Administrator shall arrange to have each GUC Trust Report posted to a generally accessible website at the time it is filed with the Bankruptcy Court and shall take reasonable steps to inform the Registered holders of Units of the existence of the website and the availability of the GUC Trust Reports thereon.

(b) The GUC Trust Reports shall include financial statements consisting of:

(i) a statement of net assets as of the end of the fiscal quarter or fiscal year for which the report is made and for the comparable period of the next preceding fiscal year;

(ii) a statement of changes in net assets for the fiscal quarter or fiscal year for which the report is made and for the comparable period of the next preceding fiscal year; and

(iii) a statement of cash flows for the fiscal quarter or fiscal year for which the report is made and for the comparable period of the next preceding fiscal year.

The financial statements shall be prepared in accordance with generally accepted accounting principles except as may be indicated in the notes thereto, and need not be audited except for the fiscal year financial statements.

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(c) (i) The GUC Trust Reports shall also disclose each of the following amounts outstanding at the time or times, or for the period or periods, as applicable, and/or the changes thereto, as indicated below:

	Amounts	Reporting Times or Periods
A.	Number of Units Outstanding	As of the end of (i) the relevant fiscal quarter or fiscal year; (ii) the next preceding fiscal quarter (or, in the case of a report for the first fiscal quarter, the Effective Date) and (iii) the comparable period of the next preceding fiscal year.

B.	GUC Trust Common Stock Assets GUC Trust Warrant Assets GUC Trust Dividend Assets other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	As of the end of (i) the relevant fiscal quarter or fiscal year; (ii) the next preceding fiscal quarter (or, in the case of a report for the first fiscal quarter, the Effective Date) and (iii) the comparable period of the next preceding fiscal year.

C.

Total Allowed Amount

Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)

Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)

Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)

Aggregate Maximum Amount

Current Total Amount

As of the end of (i) the relevant fiscal quarter or fiscal year; (ii) the next preceding fiscal quarter (or, in the case of a report for the first fiscal quarter, the Effective Date) and (iii) the comparable period of the next preceding fiscal year.

D.	Protective Holdback Additional Holdback Reporting and Transfer Holdback Taxes on Distribution Holdback	As of the end of (i) the relevant fiscal quarter or fiscal year; (ii) the next preceding fiscal quarter (or, in the case of a report for the first fiscal quarter, the Effective Date) and (iii) the comparable period of the next preceding fiscal year.

E.

Resolved Allowed General Unsecured Claims allowed

Disputed General Unsecured Claims disallowed

Unresolved Term Loan Avoidance Action Claims resolved (including by way of settlement) in favor of the respective defendants

Other Avoidance Action Claims, resolved (including by way of settlement) in favor of the respective defendants

During (i) the relevant fiscal quarter or fiscal year; and (ii) the period beginning on the Initial Distribution Record Date and ending on the last day of the relevant fiscal quarter or fiscal year.

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F.	Distributions of in respect of Resolved Allowed General Unsecured Claims of— GUC Common Stock Assets GUC Trust Warrant Assets GUC Trust Dividend Assets other GUC Trust Distributable Cash	During (i) the relevant fiscal quarter or fiscal year; and (ii) the period beginning on the Effective Date and ending on the last day of the relevant fiscal quarter or fiscal year.

G.	Distributions in respect of Units of— GUC Common Stock Assets GUC Trust Warrant Assets GUC Trust Dividend Assets other GUC Trust Distributable Cash	During (i) the relevant fiscal quarter or fiscal year; and (ii) the period beginning on the Effective Date and ending on the last day of the relevant fiscal quarter or fiscal year.

H.

Excess GUC Trust Distributable Assets reserved for distribution to holders of Units (but not yet distributed or withheld from distribution) of—

GUC Common Stock Assets

GUC Trust Warrant Assets

GUC Trust Dividend Assets

other GUC Trust Distributable Cash

(whether held by MLC or the GUC Trust)

As of the end the relevant fiscal quarter or fiscal year.

I.	Additional Shares received (whether held by MLC or the GUC Trust)	During (i) the relevant fiscal quarter or fiscal year; and (ii) the period beginning on the Effective Date and ending on the last day of the relevant fiscal quarter or fiscal year.

(ii) The GUC Trust Reports shall also disclose such other information as the GUC Trust Administrator, in consultation with the Trust Professionals deems advisable or as the GUC Trust Monitor or DIP Lenders may reasonably request from time to time or as may be required by the Bankruptcy Court.

(d) The GUC Trust Administrator shall also timely prepare and file and/or distribute such additional statements, reports and submissions as may be necessary to cause the GUC Trust and the GUC Trust Administrator to be in compliance with applicable law, and shall prepare and deliver to the GUC Trust Monitor such statements, reports and other information as may be otherwise reasonably requested from time to time by the GUC Trust Monitor.

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(e) The GUC Trust Administrator shall also provide quarterly reports to the DIP Lenders specifying the balance of the Residual Wind-Down Assets as of the last day of such quarter and as of the last day of the prior quarter.

6.3. SEC Reporting. The GUC Trust will file such reports as shall be required by the rules and regulations of the SEC, including pursuant to any no-action guidance issued to the GUC Trust by the staff of the SEC.

6.4. Budget. The GUC Trust Administrator shall prepare and submit to the GUC Trust Monitor and DIP Lenders for approval a reasonably detailed annual plan and budget (the “Budget”) at least thirty (30) days prior to the commencement of each calendar year; provided, however, that the first such Budget shall be agreed to as of the Effective Date. Such annual plan and Budget shall set forth (on a quarterly basis) in reasonable detail: (A) the GUC Trust Administrator’s anticipated actions to administer the GUC Trust Assets; and (B) the anticipated fees and expenses, including professional fees, associated with the administration of the GUC Trust, a separate amount representing the anticipated fees and expenses of the GUC Trust Monitor and detail as to how the GUC Trust will budget and spend the Wind-Down Budget Cash. Such Budget shall be updated and submitted to the GUC Trust Monitor and DIP Lenders for review on a quarterly basis, and each such quarterly update shall reflect the variances (with explanations) between (x) the Budget, (y) any updated Budget, and (z) the actual results for the same period. For the avoidance of doubt, the DIP Lenders may object in the Bankruptcy Court with respect to any quarterly update that materially changes the Budget and the Bankruptcy Court shall resolve such dispute. All actions by the GUC Trust Administrator shall be consistent with the Budget, (as updated). The GUC Trust Administrator may obtain any required approval of the Budget on reasonable negative notice (which shall be not less than 15 days after receipt of the Budget) and approval of the Budget shall not be unreasonably withheld. In the event of any dispute concerning the Budget (or the taking of actions consistent with the Budget), the GUC Trust Administrator, the GUC Trust Monitor or the DIP Lenders may petition the Bankruptcy Court to resolve such dispute. For the avoidance of doubt, the Reporting and Transfer Costs shall not be set forth in the Budget and shall not be paid for with the Wind-Down Budget Cash.

6.5. Setoff. The GUC Trust Administrator may, but shall not be required to, setoff against or recoup from any payments to be made pursuant to the Plan in respect of any Allowed General Unsecured Claim, including in respect of any Units, any claims of any nature whatsoever that the GUC Trust, as successor to the Debtors, may have against the claimant, but neither the failure to do so nor the allowance of any General Unsecured Claim hereunder shall constitute a waiver or release by the Debtors or the GUC Trust Administrator of any such claim they may have against such claimant.

6.6. Compliance with Laws. Any and all distributions of GUC Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

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6.7. Fiscal Year. Except for the first and last years of the GUC Trust, the fiscal year of the GUC Trust shall commence on April 1 and end on March 31 of the succeeding year. The first year of the GUC Trust shall commence on March 31, 2011 and end on March 31, 2012. For the last year of the GUC Trust, the fiscal year of the GUC Trust shall be such portion of the calendar year that the GUC Trust is in existence.

6.8. Books and Records.

(a) The GUC Trust Administrator shall maintain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the GUC Trust Administrator.

(b) The GUC Trust Administrator shall maintain books and records relating to the assets, liabilities, income and expense of the GUC Trust, all distributions made by the GUC Trust and the payment of fees and expenses of, and satisfaction of claims against or assumed by, the GUC Trust and the GUC Trust Administrator, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and otherwise to comply with applicable provisions of law, including tax law.

6.9. Cash Payments. All distributions of GUC Trust Cash required to be made by the GUC Trust Administrator may be made in Cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the GUC Trust Administrator or, at the option of the GUC Trust Administrator, by wire transfer from a United States domestic bank selected by the GUC Trust Administrator or as otherwise required or provided in applicable agreements; provided, however, that cash payments to foreign persons may be made, at the option of the GUC Trust Administrator, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

6.10. Insurance. The GUC Trust shall maintain customary insurance coverage for the protection of the GUC Trust Administrator, the GUC Trust Monitor and any such other persons serving as administrators and overseers of the GUC Trust on and after the Effective Date, in all cases in accordance with the Budget. The GUC Trust Administrator may also obtain such insurance coverage as it deems necessary and appropriate with respect to real and personal property which may become GUC Trust Assets, if any, in accordance with such Budget.

6.11. Cooperation with and Indemnification of the Administrator of the Avoidance Action Trust.

(a) The GUC Trust Administrator shall timely provide the Avoidance Action Trust Administrator with such information as the Avoidance Action Trust Administrator shall reasonably request. Without limiting the foregoing, the GUC Trust Administrator shall provide to the Avoidance Action Trust Administrator copies of the GUC Trust Reports as soon as they become available, under appropriate arrangements of confidentiality to the extent the reports have at the time not yet been publicly disclosed. The GUC Trust Administrator will also from time to time, upon reasonable request of the Avoidance Action Trust Administrator, provide the Avoidance Action Trust Administrator

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with the GUC Trust Administrator’s most recent determination of all Resolved Allowed General Unsecured Claims, the Disputed General Unsecured Claims, the Maximum Amounts, the Aggregate Maximum Amount and the Current Total Amount, and any other information within the custody and control of the GUC Trust Administrator as the Avoidance Action Trust Administrator shall reasonably request to make any calculation or determination or otherwise to fulfill its responsibilities under the agreement governing the Avoidance Action Trust. The provision of any such information shall be made under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed. In addition, neither the GUC Trust Administrator nor the GUC Trust Monitor shall be required to provide access to or disclose any information where such access or disclosure would give rise to a material risk of waiving any attorney-client privilege. In the event that the GUC Trust Administrator or the GUC Trust Monitor does not provide access or information to the Avoidance Action Trust Administrator in reliance on the preceding sentence, the GUC Trust Administrator and/or the GUC Trust Monitor shall use its reasonable best efforts to communicate the applicable information to the Avoidance Action Trust Administrator in a way that would not violate such privilege.

(b) The GUC Trust shall indemnify and provide advances to the Trust Administrator Parties (as defined in the Avoidance Action Trust Agreement) and the Trust Monitor Parties (as defined in the Avoidance Action Trust Agreement) as provided in Sections 9.6(b) and 11.4 of the Avoidance Action Trust Agreement and shall satisfy any such indemnification expenses from the GUC Trust Administrative Cash or the GUC Trust Distributable Assets as provided in 9.6(b) and 11.4 of the Avoidance Action Trust Agreement.

(c) The GUC Trust Administrator shall cooperate with the Avoidance Action Trust Administrator regarding the transfer of funds pursuant to Section 2.3(e)(ii) hereof.

6.12. Cooperation of the Debtors and the GUC Trust. In addition to taking any actions necessary to effect the transfer of GUC Trust Distributable Assets or Other GUC Trust Administrative Cash to the GUC Trust or the Avoidance Action Trust pursuant to the provisions Section 2.3 of this Trust Agreement, the Debtors shall (i) if the Debtors shall be entitled to the issuance of any Additional Shares, determined as provided in Section 2.3(d) of this Trust Agreement, request such Additional Shares from New GM in accordance with the MSPA and (ii) timely provide the GUC Trust Administrator with such information as the GUC Trust Administrator shall reasonably request. The provision of any such information shall be made under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed. In addition, the Debtors shall not be required to provide access to or disclose any information where such access or disclosure would give rise to a material risk of waiving any attorney-client privilege. In the event that the Debtors do not provide access or information to the GUC Trust Administrator in reliance on the preceding sentence, the Debtors shall use their reasonable best efforts to communicate the applicable information to the GUC Trust Administrator in a way that would not violate such privilege.

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6.13. Funding in Respect of the Wind-Down of the Debtors’ Affairs. Notwithstanding anything to the contrary in this Trust Agreement, any expenses, costs, liabilities, obligations or fees, to the extent related to or incurred in connection with the resolution or satisfaction of the Residual Wind-Down Claims or the distribution of the Residual Wind-Down Assets, or to the extent otherwise related to the Residual Wind-Down Assets (the “Residual Wind-Down Expenses”) shall, to the extent incurred by the GUC Trust pursuant to the terms of this Trust Agreement, the Plan or the Confirmation Order, be satisfied (i) first from the Residual Wind-Down Assets (ii) second from the applicable portion of the Other GUC Trust Administrative Cash, and (iii) third from the GUC Trust Distributable Assets as provided in Section 6.1(b). Any other expenses, costs, liabilities, obligations or fees incurred by the GUC Trust pursuant to the terms of this Trust Agreement, the Plan or the Confirmation Order and in connection with the wind-down of the Debtors’ affairs (including without limitation the indemnification obligations of the GUC Trust under Sections 6.11(b) 9.6 and 11.4 hereof) shall be satisfied (i) first from the Wind-Down Budget Cash, to the extent provided for in the Budget, (ii) second from the applicable portion of the Other GUC Trust Administrative Cash, and (iii) third from the GUC Trust Distributable Assets as provided in Section 6.1(b).

6.14. Excess Residual Wind-Down Assets. At least thirty (30) days prior to the commencement of each calendar year, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, shall determine whether the Residual Wind-Down Assets exceed the amounts necessary to pay and to fund the resolution of the remaining Residual Wind-Down Claims (assuming all such Claims were Allowed and payable), and to the extent the Residual Wind-Down Assets exceed the amounts necessary to pay and to fund resolution of the foregoing Residual Wind-Down Claims, the GUC Trust Administrator is authorized to and shall distribute such excess Residual Wind-Down Assets to the DIP Lenders in accordance with the terms of the DIP Credit Agreement.

ARTICLE VII

TAX MATTERS

7.1. Tax Treatment. For all U.S. federal income tax purposes, all parties (including the GUC Trust Beneficiaries) will treat the GUC Trust on and after the GUC Trust Funding Date as a “disputed ownership fund” within the meaning of Treasury Regulations section 1.468B-9, which is taxable as a “qualified settlement fund,” within the meaning of Treasury Regulations section 1.468B-2, except to the extent otherwise provided by Treasury Regulations section 1.468B-9 or in a private letter ruling issued by the IRS, or as determined by a court of competent jurisdiction. The “administrator” of the GUC Trust, within the meaning of Treasury Regulations section 1.468B-9, shall be the GUC Trust Administrator. Upon the request of the Creditors’ Committee on behalf of the GUC Trust Beneficiaries and the holders of General Unsecured Claims, the GUC Trust Administrator shall cooperate in seeking a private letter ruling from the IRS regarding the tax treatment of the GUC Trust and the GUC Trust Beneficiaries with respect to the distribution of New GM Securities by the GUC Trust (including by providing funding for the costs, fees and expenses of the Creditors’ Committee and of tax professionals in respect of, and by participating in the request). For all U.S. federal income tax purposes, all parties (including the GUC Trust Beneficiaries) will treat the GUC Trust before the GUC Trust Funding Date as an agent of the Debtors. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

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7.2. Valuation of Assets. As soon as practicable after, and in no event later than 60 days following (i) each transfer of New GM Securities to the GUC Trust by the Debtors as a result of a request by the GUC Trust Administrator pursuant to Section 2.3(a) hereof, and (ii) the transfer of GUC Trust Assets to the GUC Trust on the GUC Trust Funding Date, the GUC Trust Administrator shall make a good-faith valuation of the GUC Trust Assets then transferred (using the Fair Market Value of any New GM Securities contained therein), and such valuation shall be made available from time to time to the extent relevant for tax reporting purposes, and shall be used consistently by all parties (including the Debtors, the GUC Trust Administrator and the GUC Trust Beneficiaries) for all U.S. federal and applicable state and local income tax purposes.

7.3. Payment of Taxes. The GUC Trust Administrator shall be responsible for payment, out of the GUC Trust Assets or the Residual Wind-Down Assets, as applicable, of any taxes imposed on the GUC Trust or the GUC Trust Assets, including without limitation, any U.S. federal, state, or local income tax liability incurred by the GUC Trust with respect to the distribution of GUC Trust Assets (the “Taxes on Distribution”). For the avoidance of doubt, no Taxes on Distribution incurred by the GUC Trust shall be paid from the Wind-Down Budget Cash, and the Taxes on Distribution shall instead be paid from the Taxes on Distribution Holdback in accordance with Section 6.1(e).

7.4. Tax Reporting. The GUC Trust Administrator shall prepare and timely file (or cause to be prepared and timely filed) Tax Returns for the GUC Trust treating the GUC Trust as a qualified settlement fund pursuant to Treasury Regulations section 1.468B-9(c)(1)(ii), except to the extent provided otherwise in a private letter ruling issued by the IRS or as determined by a court of competent jurisdiction. The GUC Trust Administrator shall also prepare and timely file (or cause to be prepared and timely filed), and/or provide to GUC Trust Beneficiaries, any other statements, returns or disclosures relating to the GUC Trust that are required by any governmental unit.

7.5. Tax Withholdings. The GUC Trust Administrator shall withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, Treasury Regulations or other applicable requirements, including any provision of any foreign, state or local tax law, with respect to any payment or distribution to the holders of Allowed General Unsecured Claims and/or Units. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such holders of Allowed General Unsecured Claims and/or Units for all purposes of this Trust Agreement. The GUC Trust Administrator shall be authorized to collect such tax information from the holders of Allowed General Unsecured Claims and/or Units (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Trust Agreement, or to comply with any applicable withholding or reporting requirement. The GUC Trust Administrator may refuse to make a distribution to any holder of an Allowed General Unsecured Claim and/or Units that fails to furnish such information in a timely fashion, until such information is furnished; provided, however, that upon the holder of an

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Allowed General Unsecured Claim and/or Units furnishing such information, the GUC Trust Administrator shall make such distribution to which such holder is entitled, without interest. The GUC Trust Administrator may also hold back and retain Units otherwise issuable pursuant to Section 3.4 hereof with respect to Allowed General Unsecured Claims that are subject to withholding, and the GUC Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such withholding obligations.

7.6. Expedited Determination of Taxes. The GUC Trust Administrator may request an expedited determination of taxes of the GUC Trust or the Debtors under Section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the GUC Trust or the Debtors for any or all taxable periods (or part thereof) through the dissolution of the GUC Trust.

7.7. Debtor Tax Matters.

(a) Following the filing of a certificate of cancellation or dissolution for MLC, subject to Section 6.16(a) of the MSPA, the GUC Trust Administrator shall prepare and timely file (or cause to be prepared and timely filed), on behalf of the Debtors, the Tax Returns required to be filed or that the GUC Trust Administrator otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds, for all taxable periods ending on, prior to, or after the Effective Date.

(b) Each of the Debtors and the GUC Trust Administrator shall cooperate fully with each other regarding the implementation of this Section 7.7 (including the execution of appropriate powers of attorney) and shall make available to the other as reasonably requested all information, records, and documents relating to taxes governed by this Section 7.7 until the expiration of the applicable statute of limitations or extension thereof or the conclusion of all audits, appeals, or litigation with respect to such taxes. Without limiting the generality of the foregoing, the Debtors shall execute on or prior to the filing of a certificate of cancellation or dissolution for MLC a power of attorney authorizing the GUC Trust Administrator to correspond, sign, collect, negotiate, settle, and administer tax payments and Tax Returns for the taxable periods described in Section 7.7(a) hereof.

(c) Following the filing of a certificate of cancellation or dissolution for MLC, subject to Sections 6.16(a) and (d) of the MSPA, the GUC Trust Administrator shall have the sole right, at the expense of the GUC Trust, to control, conduct, compromise and settle any tax contest, audit, or administrative or court proceeding relating to any liability for taxes of the Debtors and shall be authorized to respond to any tax inquiries relating to the Debtors (except with respect to any property and ad valorem taxes relating to the Environmental Response Trust Assets); provided, however, for the avoidance of doubt, such expenses shall be satisfied in accordance with Section 6.13.

(d) Following the filing of a certificate of cancellation or dissolution for MLC, subject to the MSPA, the GUC Trust Administrator shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes of any Debtors, including for any taxable period ending on, prior to, or after the Effective Date (except with respect to any property and ad valorem taxes relating to the Environmental Response Trust Assets), and such refunds and credits shall be deemed Other GUC Trust Administrative Cash.

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(e) In the event of any conflict between this Trust Agreement and the MSPA relating to the allocation of rights and responsibilities with respect to the Debtors’ tax matters, or in the event the MSPA addresses any such matter that is not addressed in this Trust Agreement, the provisions of the MSPA shall control; provided, however, that the provisions of the MSPA applicable to the Debtors shall apply, mutatis mutandis, to the GUC Trust Administrator following the filing of a certificate of cancellation or dissolution for MLC.

7.8. Delivery of Statement of Transfers. Following the funding of the GUC Trust (and in no event later than February 15th of the calendar year following the funding of the GUC Trust), MLC shall provide a “§ 1.468B-9 Statement” to the GUC Trust Administrator in accordance with Treasury Regulations section 1.468B-9(g).

7.9. Allocation of Distributions Between Principal and Interest. All distributions in respect of any Allowed General Unsecured Claim shall be allocated first to the principal amount of such Allowed General Unsecured Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed General Unsecured Claim, if any.

ARTICLE VIII

POWERS OF AND LIMITATIONS ON THE GUC TRUST ADMINISTRATOR

8.1. Powers of the GUC Trust Administrator.

(a) Pursuant to the terms of the Plan, the Liquidation Order and the Confirmation Order, the GUC Trust Administrator shall have various powers, duties and responsibilities concerning the prosecution of claims, the disposition of assets, the resolution of claims, and other obligations relating to maximizing the property of the GUC Trust Assets and the administration of the GUC Trust. In addition, the GUC Trust Administrator shall coordinate with the Avoidance Action Trust Administrator to maximize efficiency in distributions to general unsecured creditors in any situation where such coordination would be beneficial.

(b) The GUC Trust Administrator shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement and as otherwise provided by applicable law. Subject to the Plan, the Confirmation Order, the Liquidation Order and other provisions herein, including the provisions relating to approvals of the GUC Trust Monitor and the DIP Lenders, the GUC Trust Administrator shall be expressly authorized to undertake the following actions, in the GUC Trust Administrator’s good faith judgment, in the best interests of the GUC Trust Beneficiaries and in furtherance of the purpose of the GUC Trust:

(i) hold legal title to any and all rights of the GUC Trust Beneficiaries in, to or arising from the GUC Trust Assets, for the benefit of the GUC Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether their General Unsecured Claims are Allowed on or after the Effective Date and whether they are the original holders of Units or the transferees of such holders;

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(ii) manage and supervise the GUC Trust Assets;

(iii) execute all agreements, instruments and other documents, and effect all other actions necessary or appropriate to dispose of the GUC Trust Assets;

(iv) in the GUC Trust Administrator’s reasonable business judgment, object to and/or withdraw objections to Disputed General Unsecured Claims, and manage, control, prosecute and/or settle on behalf of the GUC Trust, (x) objections to Disputed General Unsecured Claims on account of which the GUC Trust Administrator (as a disbursing agent) will be responsible (if Allowed) for making distributions under the Plan and pursuant to this Trust Agreement, and (y) subject to obtaining any applicable consent from the Debtors and any necessary approval of the Bankruptcy Court, any claims for equitable subordination and recharacterization in connection with such objections subject to the consent of the GUC Trust Monitor, if applicable, in accordance with Section 11.3 hereof;

(v) monitor and enforce the implementation of the Plan insofar as relating to this Trust Agreement, the GUC Trust Assets or the GUC Trust;

(vi) calculate and implement distributions of the GUC Trust Distributable Assets obtained through the exercise of its power and authority as contemplated by the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement and in accordance with the interests of the holders of Allowed General Unsecured Claims;

(vii) retain, pay, oversee and direct the services of, and terminate Trust Professionals in accordance with Section 8.3 hereof to carry out its duties and obligations hereunder, provided, however, that all such expenditures, solely to the extent that they are paid from the Wind-Down Budget Cash, shall be made in accordance with the Budget;

(viii) pay the reasonable fees and expenses of the GUC Trust Administrator and GUC Trust Monitor, provided, however, that all such expenditures, solely to the extent that they are paid from the Wind-Down Budget Cash, shall be made in accordance with the Budget;

(ix) pay the reasonable fees and expenses of the Indenture Trustees and Fiscal and Paying Agents out of the Indenture Trustee/Fiscal and Paying Agent Reserve Cash;

(x) incur and pay all reasonable expenses, satisfy ordinary course liabilities and make all other payments reasonable and necessary to administer and dispose of the GUC Trust Assets, provided, however, that all such expenditures, solely to the extent they are paid from the Wind-Down Budget Cash shall be made in accordance with the Budget;

(xi) invest monies received by the GUC Trust, the GUC Trust Administrator or otherwise held by the GUC Trust or the GUC Trust Administrator in accordance with Section 8.4 hereof;

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(xii) protect and enforce the rights to the GUC Trust Assets vested in the GUC Trust Administrator by this Trust Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(xiii) vote any claim or interest held by the GUC Trust in a case under the Bankruptcy Code and receive any distribution therefrom for the benefit of the GUC Trust;

(xiv) to the extent required, vote or make elections with respect to the GUC Trust Securities, provided that, in the event a vote or election is required, the GUC Trust Administrator, unless otherwise directed by the GUC Trust Monitor or the Bankruptcy Court, shall vote or make elections with respect to the GUC Trust Securities held in the GUC Trust on the record date for such vote or election in the same manner and proportion as all other relevant securities of the same class(es) are voted or with respect to which elections are made by holders other than the GUC Trust;

(xv) make all necessary filings in accordance with any applicable law, statute or regulation;

(xvi) purchase customary insurance coverage in accordance with Section 6.10 hereof;

(xvii) pay out of the GUC Trust Administrative Cash any fees to the U.S. Trustee, to the extent required in respect of this Trust Agreement, the GUC Trust Assets or the GUC Trust;

(xviii) assert and/or waive any applicable privileges (legal or otherwise) on behalf of the GUC Trust, or with respect to the GUC Trust Assets held by the Debtors at any time (prepetition or postpetition);

(xix) maintain the books and records of the GUC Trust;

(xx) furnish information to the Avoidance Action Trust Administrator, as provided in Section 6.11;

(xxi) request that the Debtors provide New GM Securities to the GUC Trust, as and when needed, pursuant to Section 2.3(a) of this Trust Agreement;

(xxii) sell GUC Trust Securities Assets in accordance with Section 6.1 of this Trust Agreement, redesignate GUC Trust Distributable Cash in accordance with Section 6.1 of the Trust Agreement, and/or request that the Debtors sell GUC Trust Securities Assets in accordance with Section 2.3 of this Trust Agreement;

(xxiii) sell GUC Trust Securities Assets in accordance with the Liquidation Order;

(xxiv) open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the GUC Trust Assets; and

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(xxv) perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, the Liquidation Order, this Trust Agreement or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to dispose of the GUC Trust Assets.

(c) Without limiting the powers and responsibilities set forth in Section 8.1(b), the GUC Trust Administrator shall also be expressly authorized to undertake the following actions, in the GUC Trust Administrator’s good faith judgment, in furtherance of the wind-down of the Debtors’ affairs:

(i) If the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator shall be responsible for the administration and distribution of the Residual Wind-Down Assets, in accordance with the Plan, the Confirmation Order and this Trust Agreement, and shall have the authority to object to and satisfy the Residual Wind-Down Claims in accordance with Section 6.13 of this Trust Agreement; provided, however, that in such event, and to the extent that the GUC Trust Administrator, in consultation with the GUC Trust Monitor, deems it necessary and advisable, the GUC Trust Administrator may petition the Bankruptcy Court for authorization to implement supplementary procedures (which shall not be contrary to the Plan, the Confirmation Order and this Trust Agreement) for the orderly resolution of Residual Wind-Down Claims and the administration and distribution of the Residual Wind-Down Assets.

(ii) monitor and enforce the implementation of the Plan insofar as relating to the wind-down of the Debtors’ affairs;

(iii) subject to Section 7.7 and the MSPA, file, if necessary, any and all tax and regulatory forms, returns, reports and other documents with respect to the Debtors and pay taxes properly payable by the Debtors insofar as relating to the wind-down of the Debtors’ affairs;

(iv) take all actions, file any pleadings with the Bankruptcy Court, and create any documents necessary to wind up the affairs of the Debtors and their Affiliates, implement the Plan, and close the bankruptcy cases;

(v) execute all agreements, instruments and other documents, and effect all other actions necessary or appropriate to dispose of the Residual Wind-Down Assets and to wind-down the Debtors’ affairs;

(vi) vote any claim or interest included in the Residual Wind-Down Assets;

(vii) make all necessary filings in accordance with any applicable law, statute or regulation insofar as relating to the wind-down of the Debtors’ affairs;

(viii) purchase customary insurance coverage in accordance with Section 6.10 hereof insofar as relating to the wind-down of the Debtors’ affairs;

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(ix) act as a signatory on behalf of the Debtors for all purposes, including those associated with the novation of contracts and the wind-down of the Debtors’ affairs;

(x) cause the reduction, reinstatement or discharge of any intercompany claim and any claim held against any non-Debtor subsidiary or Affiliate by any Debtor or by any other non-Debtor subsidiary or Affiliate;

(xi) pay any fees to the U.S. Trustee, to the extent required in respect of the wind-down of the Debtors’ affairs;

(xii) pay the reasonable fees and expenses incurred in connection with the wind-down of the Debtors’ affairs and the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets;

(xiii) open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the Residual Wind-Down Assets; and

(xiv) perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, this Trust Agreement or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to effectuate the wind-down of the Debtors’ affairs, obtain an order closing the Chapter 11 Cases, and exercise the GUC Trust Administrator’s powers granted herein in respect thereof.

(d) In all circumstances other than with respect to the matters addressed in Section 8.1(c), the GUC Trust Administrator shall act in the best interests of all GUC Trust Beneficiaries and in furtherance of the purpose of the GUC Trust in a manner consistent with the Budget, and, with respect to the matters addressed in Section 8.1(c), in a manner not inconsistent with the best interests of the GUC Trust Beneficiaries. The GUC Trust Administrator shall not take any action inconsistent with the purpose of the GUC Trust, or take (or fail to take) any action that would cause the GUC Trust to fail to qualify as a “disputed ownership fund” within the meaning of Treasury Regulations section 1.468B-9.

(e) Notwithstanding any provision herein to the contrary, the GUC Trust Administrator shall not serve on the board of directors, management committee or any similar governing body of any non-Debtor subsidiary of MLC, where the charter, limited liability company agreement, partnership agreement or other similar constituent document of such subsidiary does not provide for a liquidating purpose for such subsidiary. Except as otherwise provided in this Trust Agreement, the GUC Trust Administrator will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder. Notwithstanding the foregoing, where the GUC Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the GUC Trust Administrator will have the right to submit to the Bankruptcy Court or any

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other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the GUC Trust Administrator with respect to this Trust Agreement, the GUC Trust, or the GUC Trust Assets, including the administration and distribution of the GUC Trust Assets and the termination of the GUC Trust. Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the GUC Trust Administrator.

8.2. Limitations on the GUC Trust Administrator. The GUC Trust Administrator shall not be authorized to engage, in its capacity as GUC Trust Administrator, in any trade or business with respect to the GUC Trust Assets or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the purpose of the GUC Trust. The GUC Trust Administrator shall take such actions consistent with the prompt orderly disposition of the GUC Trust Assets as required by applicable law and consistent with the treatment of the GUC Trust as a disputed ownership fund under Treasury Regulations section 1.468B-9, to the extent such actions are permitted by this Trust Agreement. The GUC Trust Administrator shall, in its capacity as GUC Trust Administrator and on behalf of the GUC Trust, hold the GUC Trust out as a trust in the process of liquidation and not as an investment company. The GUC Trust Administrator shall not, and shall not cause the GUC Trust to, become, engage or encourage the services of a market-maker for the Units, list the Units on a national securities exchange or a quotation service or system, place any advertisements in the media promoting investment into the Units, collect or publish information about prices at which Units have been or may be transferred or otherwise take actions intended to facilitate or encourage the development of an active trading market in the Units. For the avoidance of doubt, any actions permitted, required or contemplated by the Plan, the Confirmation Order, the Liquidation Order, this Trust Agreement (including the posting of information to a public website as contemplated by Section 6.2 herein) or applicable law (including required reporting to the SEC) shall not be considered actions that facilitate or encourage the development of an active trading market. The GUC Trust Administrator shall, in its capacity as GUC Trust Administrator, be restricted to the liquidation of the GUC Trust on behalf, and for the benefit, of the GUC Trust Beneficiaries and the distribution and application of GUC Trust Assets for the purposes set forth in, and the conservation and protection of the GUC Trust Assets and the administration thereof, and to the matters addressed in Section 8.1(c), in each case in accordance with, the provisions of the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement.

8.3. Agents and Professionals.

(a) The GUC Trust Administrator on behalf of the GUC Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain Trust Professionals, on such terms as the GUC Trust Administrator deems appropriate in accordance with Section 8.1 hereof and in accordance with the Budget. None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the GUC Trust Administrator solely on account of their service as a professional for such parties-in-interest prior to the Effective Date. Notwithstanding anything herein to the contrary, if the Trust Professionals will be paid

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from the Wind-Down Budget Cash, prior to such retention, the GUC Trust Administrator shall identify the Trust Professionals to the DIP Lenders. The DIP Lenders shall not object to the retention of Trust Professionals so long as the payment structure for such Trust Professionals is consistent with the Budget, the provisions of the Plan including section 6.2(m) thereof, the Confirmation order and this Trust Agreement.

(b) After the Effective Date, Trust Professionals and any other persons that may be entitled to receive payment from the GUC Trust other than the GUC Trust Administrator and GUC Trust Monitor shall be required to submit reasonably detailed invoices on a monthly basis to the GUC Trust Administrator, the GUC Trust Monitor and the DIP Lenders, including in such invoices a description of the work performed, the individuals who performed such work, and, if billing on an hourly basis, the hourly rate of such person, plus an itemized statement of expenses. Subject to withholding the applicable Holdback for each Trust Professional, the GUC Trust Administrator shall timely pay all such invoices that are not disputed by the GUC Trust Administrator and as to which the GUC Trust Monitor or the DIP Lenders do not object within fifteen days after their receipt thereof, and shall not require approval of the Bankruptcy Court in order to do so; provided that the GUC Trust Administrator shall not pay any amounts that are not in compliance with Section 2.6(c) of this Trust Agreement, unless such Trust Professionals shall be paid from amounts other than the Wind-Down Budget Cash. In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals or any other persons that may be entitled to receive payment from the GUC Trust as aforesaid, either the GUC Trust Administrator or the other party to the dispute may petition the Bankruptcy Court to resolve the dispute.

(c) All payments to Trust Professionals shall be paid out of the GUC Trust Administrative Cash or the Residual Wind-Down Assets, as applicable.

(d) The GUC Trust Administrator shall pay the respective Holdback amounts to the applicable Trust Professionals, in accordance with Section 2.6(d) of this Trust Agreement.

8.4. Investment of GUC Trust Cash.

(a) The GUC Trust Administrator shall set up segregated accounts for the GUC Trust Cash as follows: (i) GUC Trust Distributable Cash which shall be held in trust for the benefit of GUC Trust Beneficiaries; (ii) Other GUC Trust Administrative Cash which shall be used to first pay the administrative expenses of the GUC Trust as provided in Section 6.1, and to the extent not required for such payment, shall be held in trust for the benefit of GUC Trust Beneficiaries; (iii) Wind-Down Budget Cash (other than the Indenture Trustee/Fiscal and Paying Agent Reserve Cash) which shall be used to pay the administrative expenses of the GUC Trust, and over which the DIP Lenders have a lien; (iv) Indenture Trustee/Fiscal and Paying Agent Reserve Cash, which shall be used to pay or reimburse the Indenture Trustees and the Fiscal and Paying Agents for administering distributions to holders of Note Claims and Eurobond Claims pursuant to the Plan; and (v) Residual Wind-Down Assets, which shall be used to satisfy the Residual Wind-Down Expenses, and over which the DIP Lenders have a lien.

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(b) The GUC Trust Administrator shall invest the GUC Trust Cash (including any earnings thereon or proceeds thereof) in the manner set forth in this Section 8.4, but shall otherwise be under no liability for interest or income on any monies received by the GUC Trust hereunder and held for distribution or payment to the GUC Trust Beneficiaries, except as such interest shall actually be received. Investment of any GUC Trust Cash shall be administered in accordance with the general duties and obligations hereunder. The right and power of the GUC Trust Administrator to invest the GUC Trust Cash and the proceeds thereof, or any income earned by the GUC Trust, shall be limited to investing such GUC Trust Cash (pending distribution or disbursement in accordance with the Plan or this Trust Agreement) in Permissible Investments; provided, however, that such Permissible Investments shall be limited to include only those investments that a disputed ownership fund, within the meaning of Treasury Regulations section 1.468B-9, may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(c) For the avoidance of doubt, the GUC Trust is not, and will not hold itself out as, an “investment company” as such term is understood under the Investment Company Act of 1940, and is prohibited from investing, reinvesting or trading in securities (other than making any Permissible Investments or holding, administering and liquidating the GUC Trust Securities Assets as contemplated by the Plan, the Confirmation Order, the Liquidation Order and this Trust Agreement) or conducting any trade or business other than implementing the Plan, distributing GUC Trust Distributable Assets under the Plan and this Trust Agreement and effectuating the wind-up of the affairs of MLC and the other Debtors.

8.5. Termination. The duties, responsibilities and powers of the GUC Trust Administrator will terminate when the GUC Trust is dissolved and terminated pursuant to Article IV hereof and the GUC Trust Administrator has performed all of its obligations under Section 4.3, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ cases before the Bankruptcy Court; provided, however, that Sections 9.4, 9.5 and 9.6 hereof shall survive such termination, dissolution and entry.

ARTICLE IX

ADDITIONAL MATTERS CONCERNING THE GUC TRUST ADMINISTRATOR

9.1. Reliance by GUC Trust Administrator. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, the GUC Trust Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the GUC Trust Administrator to be genuine and to have been signed or presented by the proper party or parties.

9.2. Liability to Third Persons. To the fullest extent permitted by applicable law, the GUC Trust Administrator Parties shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the GUC Trust Administrator, to any Trust Professionals retained by the GUC Trust Administrator in accordance with this Trust Agreement) in connection with the GUC Trust Assets, the

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Residual Wind-Down Assets or the affairs of the GUC Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a Final Order of the Bankruptcy Court to be due to their respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and all such persons shall look solely to the GUC Trust Assets or Residual Wind-Down Assets, as applicable, for satisfaction of claims of any nature arising in connection with affairs of the GUC Trust.

9.3. Non-liability of GUC Trust Administrator for Acts of Others. Except as provided herein, nothing contained in the Plan, the Confirmation Order or this Trust Agreement shall be deemed to be an assumption by the GUC Trust Administrator of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the GUC Trust Administrator to assume or accept any such liability, obligation or duty. Any successor GUC Trust Administrator may accept and rely upon any accounting made by or on behalf of any predecessor GUC Trust Administrator hereunder, and any statement or representation made as to the assets comprising the GUC Trust Assets or the Residual Wind-Down Assets, or as to any other fact bearing upon the prior administration of the GUC Trust, so long as it has a good faith basis to do so. The GUC Trust Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. Neither the GUC Trust Administrator nor any successor GUC Trust Administrator shall be liable for any act or omission of any predecessor GUC Trust Administrator, nor have a duty to enforce any claims against any predecessor GUC Trust Administrator on account of any such act or omission, unless directed in good faith to do so by the GUC Trust Monitor.

9.4. Exculpation. To the fullest extent permitted by applicable law, the GUC Trust Administrator Parties shall be and hereby are exculpated by all Persons, including holders of General Unsecured Claims, Units and Residual Wind-Down Claims and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of their respective powers and duties conferred by the Plan, the Confirmation Order, the Liquidation Order, this Trust Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise (including, without limitation, any claims, causes of action and other assertions of liabilities arising out of or related to the Residual Wind-Down Expenses and the wind-down of the Debtors’ affairs), except for actions or omissions to act that are determined by Final Order of the Bankruptcy Court to have arisen out of the willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts of such GUC Trust Administrator Party. No holder of a General Unsecured Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the GUC Trust Administrator Parties or the GUC Trust, for making payments and distributions in accordance with the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement or for implementing

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the provisions thereof. Any action taken or omitted to be taken with the express approval of the Bankruptcy Court will conclusively be deemed not to constitute willful misconduct, gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty, or ultra vires acts; provided, however, that notwithstanding any provision herein to the contrary, the GUC Trust Administrator shall not be obligated to comply with a direction of the GUC Trust Monitor, whether or not express, which would result in a change to the distribution provisions of the Plan, the Confirmation Order, the Liquidation Order or this Trust Agreement.

9.5. Limitation of Liability. In no event shall the GUC Trust Administrator Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

9.6. Indemnity. To the fullest extent permitted by applicable law, the GUC Trust Administrator Parties shall be indemnified by the GUC Trust solely from the GUC Trust Assets or the Residual Wind-Down Assets, as applicable, for any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, disbursements and related expenses which the GUC Trust Administrator Parties may incur or to which the GUC Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the GUC Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the GUC Trust Administrator; provided, however, that the GUC Trust shall not be liable to indemnify any GUC Trust Administrator Party for any act or omission arising out of such GUC Trust Administrator Party’s respective actions that are determined by a Final Order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. Notwithstanding any provision herein to the contrary, the GUC Trust Administrator Parties shall be entitled to obtain advances from the GUC Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of a GUC Trust Administrator Party in its capacity as such; provided, however, that the GUC Trust Administrator Parties receiving such advances shall repay the amounts so advanced to the GUC Trust immediately upon the entry of a final, non-appealable judgment or order finding that such GUC Trust Administrator Parties were not entitled to any indemnity under the provisions of this Section 9.6. Any amounts payable to any GUC Trust Administrator Party pursuant to this Section 9.6 shall be satisfied as follows: (i) first from the Wind-Down Budget Cash, (ii) second from the Other GUC Trust Administrative Cash, and (iii) third from the GUC Trust Distributable Assets as provided in Section 6.1(b); provided, however, that the use of GUC Trust Distributable Cash or the sale and/or borrowing against GUC Trust Distributable Assets as contemplated in clause (iii) of the foregoing shall be subject to the prior approval by the Bankruptcy Court, as provided in Section 6.1(b)(iv). The foregoing indemnity in respect of any GUC Trust Administrator Party shall survive the termination of such GUC Trust Administrator Party from the capacity for which they are indemnified. For the avoidance of doubt, any claim, to the extent related to the wind-down of the Debtors’ affairs or the resolution or satisfaction of the Residual Wind-Down Claims or distribution of the Residual Wind-Down Assets, or to the extent otherwise related to the Residual Wind-Down Assets, shall be satisfied in accordance with Section 6.13.

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9.7. Compensation and Expenses. The GUC Trust Administrator shall receive fair and reasonable compensation for its services, to be paid out of the Wind-Down Budget Cash in accordance with the Budget prior to the final Distribution Date. The GUC Trust Administrator shall be entitled, without the need for approval of the Bankruptcy Court, to reimburse itself from the Wind-Down Budget Cash on a monthly basis for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Budget. In addition, to the extent the Wind-Down Budget Cash is not sufficient to provide the GUC Trust Administrator fair and reasonable compensation for its services or for reasonable out-of-pocket expenses, it shall be paid out of the Other GUC Trust Administrative Cash in accordance with Section 6.1.

9.8. No Personal Financial Liability. No provision of the Plan, Confirmation Order, Liquidation Order or this Trust Agreement shall be construed as requiring the GUC Trust Administrator to expend or risk its own funds or otherwise to incur any personal financial liability (x) in the performance of any of its duties thereunder or hereunder, including but not limited to the payment of fees and expenses of the Trust Professionals, and any situation where the GUC Trust Assets and/or the Residual Wind-Down Assets are insufficient to permit the administration of the GUC Trust or distributions as contemplated herein, or (y) in the exercise of any of its rights or powers afforded hereunder or thereunder.

ARTICLE X

SUCCESSOR GUC TRUST ADMINISTRATORS

10.1. Resignation. The GUC Trust Administrator may resign from the GUC Trust by giving at least sixty (60) days’ prior written notice thereof to the GUC Trust Monitor. Such resignation shall become effective on the later to occur of (x) the date specified in such written notice and (y) the effective date of the appointment of a successor GUC Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.2. Removal. The holders of a majority of the Units may at any time petition the Bankruptcy Court for the removal of the GUC Trust Administrator, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court, provided that such removal shall not become effective until the appointment of a successor GUC Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof. The services of the GUC Trust Administrator shall also terminate upon its bankruptcy, provided that such termination shall not become effective until the appointment of a successor GUC Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

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10.3. Effect of Resignation or Removal. The resignation, removal or bankruptcy of the GUC Trust Administrator shall not operate to terminate the GUC Trust or to revoke any existing agency created pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement or invalidate any action theretofore taken by the GUC Trust Administrator. The exculpation, indemnity and limitation of liability provisions of Article X of this Trust Agreement shall survive the resignation, removal or bankruptcy of the GUC Trust Administrator. All fees and expenses properly incurred by the GUC Trust Administrator prior to the resignation, Incompetency, removal or bankruptcy of the GUC Trust Administrator shall be paid from the GUC Trust Administrative Cash, or Residual Wind-Down Assets, as applicable, unless such fees and expenses are disputed by (x) the GUC Trust Monitor or (y) the successor GUC Trust Administrator, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor GUC Trust Administrator that are subsequently allowed by the Bankruptcy Court shall be paid from the GUC Trust Administrative Cash or Residual Wind-Down Assets, as applicable. In the event of the resignation, removal or bankruptcy of the GUC Trust Administrator, such GUC Trust Administrator shall:

(a) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor GUC Trust Administrator or directed by the Bankruptcy Court to effect the termination of such GUC Trust Administrator’s capacity under this Trust Agreement;

(b) promptly deliver to the successor GUC Trust Administrator all documents, instruments, records and other writings related to the GUC Trust as may be in the possession of such GUC Trust Administrator; and

(c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor GUC Trust Administrator.

10.4. Appointment of Successor. In the event of the resignation, removal, Incompetency or bankruptcy of the GUC Trust Administrator, the GUC Trust Monitor shall promptly appoint a successor GUC Trust Administrator, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the GUC Trust Monitor and until the successor GUC Trust Administrator shall have delivered written acceptance of its appointment as described Section 10.5 below. If a successor GUC Trust Administrator does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring GUC Trust Administrator, the Bankruptcy Court, upon its own motion or the motion of the retiring GUC Trust Administrator or any GUC Trust Beneficiary, shall appoint a successor GUC Trust Administrator.

10.5. Acceptance of Appointment by Successor GUC Trust Administrator. Any successor GUC Trust Administrator appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the GUC Trust Monitor and, in case of the GUC Trust Administrator’s resignation, to the resigning GUC Trust Administrator. Thereupon, such

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successor GUC Trust Administrator shall, without any further act, become vested with all the duties, powers, rights, obligations, title, discretion and privileges of its predecessor in the GUC Trust with like effect as if originally named GUC Trust Administrator and shall be deemed appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B); provided, however, such successor GUC Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act. The predecessor GUC Trust Administrator shall duly assign, transfer and deliver to such successor GUC Trust Administrator all GUC Trust Assets held by such predecessor GUC Trust Administrator hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor GUC Trust Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor GUC Trust Administrator upon the trusts herein expressed, all the duties, powers, rights, obligations, title, discretion and privileges of the predecessor GUC Trust Administrator.

10.6. Successor Entity to GUC Trust Administrator. Any business entity into which the GUC Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the GUC Trust Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the GUC Trust Administrator, shall be the successor of the GUC Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor GUC Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.

ARTICLE XI

GUC TRUST MONITOR

11.1. General.

(a) The GUC Trust Monitor shall oversee the activities of the GUC Trust Administrator as set forth in this Trust Agreement. In all circumstances, the GUC Trust Monitor shall act in the best interests of all GUC Trust Beneficiaries, in furtherance of the purpose of the GUC Trust, and in accordance with this Trust Agreement.

(b) In furtherance of its rights and responsibilities under this Trust Agreement, the GUC Trust Monitor shall have access, on reasonable advance notice and during regular business hours, to all such books and records of the GUC Trust, and the GUC Trust Administrator shall have the right to consult with all such professionals engaged by the GUC Trust Administrator and shall participate in all such meetings of the GUC Trust Administrator and the Trust Professionals as the GUC Trust Monitor deems reasonably necessary or appropriate. Any documents shared between the GUC Trust Administrator and the GUC Trust Monitor shall be subject to joint privilege, and such sharing shall not be deemed to waive any attorney-client or work product privilege in respect of such documents.

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(c) Without limiting the access rights of the GUC Trust Monitor generally, for each of the first twelve calendar months following the Effective Date, the GUC Trust Administrator shall provide to the GUC Trust Monitor a monthly report containing the information set forth in Sections 6.2(b) and (c), mutatis mutandis, with respect to such month, to be delivered as follows: (i) with respect to each month, other than the last month, of each calendar quarter, reports shall be delivered within 14 days after the end of the month; (ii) with respect to the last month of each calendar quarter, reports shall be delivered within 30 days following the end of the month; and (iii) with respect to the last month of the fiscal year of the GUC Trust, the report shall be delivered within 45 days following the end of the month.

(d) Notwithstanding anything in this Section 11.1 or Section 11.2 hereof, the GUC Trust Monitor shall not take (or fail to take) any action which will cause the GUC Trust to fail to qualify as a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9 for U.S. federal or applicable state or local income tax purposes.

11.2. Appointment and Removal of the GUC Trust Monitor.

(a) Subject to Section 11.2(d), the GUC Trust Monitor shall serve until the earlier of (w) the final distribution of all GUC Trust Distributable Assets, (x) its resignation pursuant to subsection (b) of this Section 11.2, (y) its removal pursuant to subsection (c) of this Section 11.2 or (z) its bankruptcy.

(b) The GUC Trust Monitor may resign at any time by written notice of resignation to the GUC Trust Administrator, a copy of which shall also be filed by the GUC Trust Monitor with the Bankruptcy Court. Such resignation shall be effective no earlier than sixty (60) days from the date of such notice or such earlier time as a successor is appointed in accordance with the provisions of subsection (d) of this Section 11.2.

(c) The holders of a majority of the Units may at any time petition the Bankruptcy Court for the removal of the GUC Trust Monitor, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court.

(d) In the event of the resignation, removal or bankruptcy of the GUC Trust Monitor, the GUC Trust Administrator shall promptly appoint a successor GUC Trust Monitor, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the GUC Trust Administrator and until the successor GUC Trust Monitor shall have delivered written acceptance of its appointment as described in clause (e) of this Section 11.2 below; and provided further that until a new GUC Trust Monitor’s appointment is effective, the resigning GUC Trust Monitor’s appointment shall remain in effect, and the resigning GUC Trust Monitor shall fulfill all obligations and duties of the GUC Trust Monitor. If a successor GUC Trust Monitor does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring GUC Trust Monitor, the Bankruptcy Court, upon its own motion or the motion of the retiring GUC Trust Monitor or any GUC Trust Beneficiary, shall appoint a successor GUC Trust Monitor.

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(e) Any successor GUC Trust Monitor appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the GUC Trust Administrator.

(f) Immediately upon effectiveness of the appointment of a successor GUC Trust Monitor, all rights, powers, duties, authority, and privileges of the predecessor GUC Trust Monitor hereunder will be vested in and undertaken by the successor GUC Trust Monitor without any further act. The successor GUC Trust Monitor shall not be liable personally for any act or omission of the predecessor GUC Trust Monitor.

11.3. Approval of and Consultation with the GUC Trust Monitor.

(a) Notwithstanding anything in this Trust Agreement to the contrary, the GUC Trust Administrator shall submit to the GUC Trust Monitor for its review and prior approval the following matters, in addition to any other matters that expressly require the approval of the GUC Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement:

(i) Any decision to settle or otherwise resolve any objections to Disputed General Unsecured Claims against the Debtors where the amount sought to be Allowed equals or exceeds $10,000,000;

(ii) Any decision to refrain from making any distributions to the holders of Allowed General Unsecured Claims or Units, as the case may be, in accordance with the Trust Agreement, except as expressly permitted herein;

(iii) Any decision to retain and/or to terminate the retention of Trust Professionals (other than legal counsel retained to represent the GUC Trust Administrator in connection with its role as GUC Trust Administrator, which shall be in the GUC Trust Administrator’s sole discretion);

(iv) The incurrence of any cost or expense of the GUC Trust in excess of 10% of any individual line item therefor in the approved Budget, measured on a yearly basis; provided, however, that approval of the GUC Trust Monitor shall not be required in the case of any cost or expense authorized by further order of the Bankruptcy Court;

(v) The reports and Budget described in Sections 6.2 and 6.4 hereof and any changes thereto;

(vi) Any amendment of this Trust Agreement as provided in Section 13.13 hereof;

(vii) Any privately-negotiated transaction to sell the New GM Securities for the sole purpose of liquidating fractional shares pursuant to Section 5.6; and

(viii) Any distribution that is not made in accordance with the provisions of Article V as contemplated by Section 5.8; provided, however, that any deviation from the provisions of Article V other than as contemplated by Section 5.8 shall also require approval of the Bankruptcy Court.

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Notwithstanding anything herein to the contrary, the provisions of this Section 11.3 shall not supercede or modify the rights of the DIP Lenders to approve or review the expenditure of the Wind-Down Budget Cash or the Budget.

(b) In addition to any other matters that expressly require consultation with the GUC Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement, the GUC Trust Administrator shall consult with the GUC Trust Monitor in advance of an application to the Bankruptcy Court to sell, borrow against or use the GUC Trust Distributable Assets in order to satisfy the fees and expenses of the GUC Trust, as contemplated by Section 6.1(b), (c) and (d) hereof; provided that, the GUC Trust Administrator shall not be required to obtain the approval of the Bankruptcy Court or consult with or obtain the consent of the GUC Trust Monitor in connection with the sale of any New GM Securities in the public market for the sole purpose of liquidating fractional shares pursuant to Section 5.6.

(c) In the event of any disagreement between the GUC Trust Administrator and the GUC Trust Monitor regarding any matter requiring the approval or direction of the GUC Trust Monitor under this Trust Agreement, the GUC Trust Administrator and the GUC Trust Monitor shall consult and negotiate diligently and in good faith to resolve such disagreement. If despite their good faith efforts, the GUC Trust Administrator and the GUC Trust Monitor are unable to resolve any disagreement, or the GUC Trust Administrator cannot otherwise obtain approval or direction from the GUC Trust Monitor as required by this Trust Agreement, the GUC Trust Administrator may petition the Bankruptcy Court, with a copy to the GUC Trust Monitor, requesting such approval or direction.

11.4. Exculpation and Indemnification; Limitation of Liability. To the fullest extent permitted by applicable law, the GUC Trust Monitor Parties shall not be subject to personal liability, and shall be exculpated and indemnified, and shall have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the GUC Trust Administrator Parties pursuant to Section 9.2, Section 9.4, Section 9.5, Section 9.6 and Section 10.3. In no event will the GUC Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

11.5. Compensation and Expenses. The GUC Trust Monitor shall receive fair and reasonable compensation for its services, to be paid out of the Wind-Down Budget Cash, in accordance with the Budget. The GUC Trust Monitor shall be entitled, without the need for approval of the Bankruptcy Court, to direct the GUC Trust Administrator to reimburse the GUC Trust Monitor from the Wind-Down Budget Cash on a monthly basis, for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement, consistent with the Budget prepared pursuant to Section 6.4 hereof. In addition, to the extent the Wind-Down Budget Cash is not sufficient to provide the GUC Trust Monitor fair and reasonable compensation for its services or for reasonable out-of-pocket expenses, it shall be paid out of the Other GUC Trust Administrative Cash in accordance with Section 6.1.

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ARTICLE XII

ACTION BY MAJORITY OF HOLDERS OF UNITS

Holders of a majority of the Units from time to time outstanding may petition the Bankruptcy Court to remove the GUC Trust Administrator in accordance with Section 10.2 or to remove the GUC Trust Monitor in accordance with Section 11.2, but in each case only for good cause shown. In determining whether the holders of a majority of the Units have concurred in any such petition, Units held by the GUC Trust Administrator or the GUC Trust Monitor or any of their respective Affiliates shall be disregarded.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1. Actions Taken on Other Than Business Day. In the event that any payment or act under the Plan, the Confirmation Order or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.2. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of law.

13.3. Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive and continuing jurisdiction over the GUC Trust and the GUC Trust Administrator, including the administration and activities of the GUC Trust and the GUC Trust Administrator; provided, however, that notwithstanding the foregoing, the GUC Trust Administrator shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any claims or Causes of Action assigned to the GUC Trust, including the Delaware Chancery Court, the Delaware Superior Court and the Delaware Supreme Court.

13.4. Third Party Beneficiary. GUC Trust Beneficiaries are third party beneficiaries of this Trust Agreement. The GUC Trust Administrator Parties (other than the GUC Trust Administrator) are third party beneficiaries of the provisions of Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement. The GUC Trust Monitor Parties (other than the GUC Trust Monitor) are third party beneficiaries of the provisions of Section 11.4 of this Trust Agreement, and, to the extent incorporated therein, Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement. The Trust Administrator Parties (as defined in the Avoidance Action Trust Agreement) and the Trust Monitor Parties (as defined in the Avoidance Action Trust Agreement) are third party beneficiaries of the provisions of Section 6.11 of this Trust Agreement. The DIP Lenders are third party beneficiaries of this Trust Agreement to the extent of their rights of approval contained herein and their residual interests in the Wind-Down Budget Cash and the Residual Wind-Down Assets. Except as aforesaid, there are no other third party beneficiaries of this Trust Agreement.

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13.5. Severability. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.6. Notices. Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(A)	if to the GUC Trust Administrator, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-1615

Phone: (302) 636-6000

Telecopier: (302) 636-4140

Attn: Corporate Trust Administration

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Phone: (212) 351-4000

Telecopier (212) 351-4035

Attn: Matthew Williams and Keith Martorana

(B)	if to the GUC Trust Monitor, to:

FTI Consulting, Inc.

3 Times Square

11th Floor

New York, NY 10036

Attn: Conor Tully

(C)

if to any GUC Trust Beneficiary, in the case of a holder of an Allowed General Unsecured Claim, to the last known address of such GUC Trust Beneficiary according to the Debtors’ Schedules or such GUC Trust Beneficiary’s proof of claim, and, in the case of holder of Units (i) if and for so

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long as the Units are represented by Global Unit Certificate(s) held through DTC, in accordance with the practices and procedures of DTC; and otherwise (ii) to such address as appears on the books and records of the GUC Trust Administrator, or such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.6.

(D)	if to the DIP Lenders, to:

(1)	U.S. Treasury

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopier: (202) 927-9225

E-mail: OFSChiefCounselNotices@do.treas.gov

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Stephen Shimshak, Esq. and Lauren Shumejda, Esq.

E-mail: sshimshak@paulweiss.com

E-mail: lshumejda@paulweiss.com

(2)	EDC

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

Telecopy: 613-598-2514

with a copy to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Asset Management/Covenants Officer

Telecopy: 613-598-3186

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(E)	if to the U.S. Treasury, to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopier: (202) 927-9225

E-mail: OFSChiefCounselNotices@do.treas.gov

with a copy to:

United States Department of Justice

86 Chambers Street, Third Floor

New York, NY 10007

Phone: (212) 637-2739

Telecopier: (212) 637-2730

Attn: David S. Jones

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Stephen Shimshak, Esq. and Lauren Shumejda, Esq.

E-mail: sshimshak@paulweiss.com

E-mail: lshumejda@paulweiss.com

13.7. Headings. The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

13.8. Plan. The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order. To the extent that the terms of Sections 5.6 and 6.2 of the Plan are inconsistent with the terms set forth in this Trust Agreement with respect to the GUC Trust, then the terms of the Trust Agreement shall govern. All other provisions of the Plan shall supersede the provisions of this Trust Agreement, including Section 6.15 of the Plan, which provides that the restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply.

13.9. Ambiguities and Construction.

(a) This Trust Agreement is intended to create a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9 for U.S. federal and applicable state and local income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such U.S. federal and applicable state and local income tax laws, which amendments may apply retroactively.

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(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) the words “hereof,” “herein,” “hereunder” and similar words refer to this Trust Agreement as a whole and not to any particular provisions of this Trust Agreement and any subsection, Section, and Article references are to this Trust Agreement unless otherwise specified;

(v) any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(vi) “including” means including without limitation.

13.10. Entire Trust Agreement. This Trust Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

13.11. Cooperation. The Debtors shall turn over or otherwise make available to the GUC Trust Administrator at no cost to the GUC Trust or the GUC Trust Administrator, all books and records reasonably required by the GUC Trust Administrator to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the GUC Trust Administrator in carrying out its duties hereunder, subject to the obligation to preserve the confidential nature of the Debtors’ books and records, as provided in Section 13.12.

13.12. Confidentiality. The GUC Trust Administrator and the GUC Trust Monitor, and their respective employees, members, agents, professionals and advisors, including the Trust Professionals (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the GUC Trust Assets relates or which is otherwise received from the Debtors by the GUC Trust; provided, however, that such information may be disclosed if:

(i) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or

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(ii) such disclosure is required of the Confidential Parties pursuant to legal process, including subpoena or other court order or other applicable laws or regulations. In the event that any Confidential Party is requested to divulge confidential information pursuant to clause (ii), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the GUC Trust Administrator (or the GUC Trust Monitor in case the GUC Trust Administrator is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the GUC Trust Administrator (or the GUC Trust Monitor, as applicable) in making any such objection, including but not limited to appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

13.13. Amendment and Waiver.

(a) The GUC Trust Administrator, with the approval of the GUC Trust Monitor, may amend or supplement this Trust Agreement without notice to or consent of the Bankruptcy Court or any GUC Trust Beneficiary for the purpose of (x) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision; (y) evidencing and providing for the acceptance of the appointment of a successor GUC Trust Administrator or GUC Trust Monitor; or (z) making any other changes to this Trust Agreement that do not adversely affect the interests of the GUC Trust Beneficiaries or the DIP Lenders in any material respect.

(b) The GUC Trust Administrator may amend or supplement this Trust Agreement for any other purpose, but only on petition to, and with the approval of, the Bankruptcy Court; provided that (x) no amendment or supplement to this Trust Agreement shall be inconsistent with the purpose and intent of the GUC Trust to dispose of in an expeditious but orderly manner the GUC Trust Assets in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement, and (y) this Trust Agreement shall not be amended in a manner that is inconsistent with the Plan in the form confirmed by the Bankruptcy Court, subject to any post-confirmation modifications to the Plan pursuant to Section 1127 of the Bankruptcy Code, or with the Confirmation Order.

(c) Any amendment to this Trust Agreement shall be posted on the website contemplated by Section 6.2(a).

(d) The GUC Trust Administrator may not amend Sections 2.6(a), (b), (c), (d), (e) & (f), 6.4, 8.3, or 13.8 without the written consent of the DIP Lenders.

(e) The GUC Trust Administrator shall file any amendment to the Certificate of Trust with the Secretary of State as may be required or permitted by the Delaware Act.

13.14. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

[Remainder of Page Blank — Signature Pages Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

WILMINGTON TRUST COMPANY, as GUC Trust Administrator and trustee

By:	/s/ David A. Vanaskey
Name: David A. Vanaskey
Title: Vice President

- and -

FTI CONSULTING, INC., as GUC Trust Monitor

By:	/s/ Conor P. Tully
Name: Conor P. Tully
Title: Senior Managing Director

[Signature Page to Motors Liquidation Company GUC Trust Agreement]

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Exhibit A

FORM OF

CERTIFICATE OF TRUST

OF

MOTORS LIQUIDATION COMPANY GUC TRUST

THIS Certificate of Trust of Motors Liquidation Company GUC Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is Motors Liquidation Company GUC Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trust administrator and trustee

By:
Name:
Title:

A-1